Exhibit 2.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
x

ORDER CONFIRMING MODIFIED THIRD AMENDED JOINT CHAPTER 11

PLAN OF LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

Lehman Brothers Holdings Inc. and its affiliated debtors,1 (collectively, the “Debtors”), each having proposed and filed the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated August 31, 2011 (as subsequently supplemented, amended or modified, including by the Plan Supplement, the “Plan”)2 and the Disclosure Statement for the Plan, dated August 31, 2011 (as amended, the “Disclosure Statement”); and the Court having entered the Amended Order (I) Approving the Proposed Disclosure Statement and the Form and Manner of Notice of the Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling a Confirmation Hearing, and (IV) Establishing Notice and Objection Procedures for Confirmation of the Debtors’ Joint Chapter 11 Plan, dated September 1, 2011 [ECF No. 19631] (the “Disclosure Statement Order”);

[1]

The Debtors are: Lehman Brothers Holdings Inc., LB 745 LLC, PAMI Statler Arms LLC, Lehman Brothers Commodity Services Inc., Lehman Brothers Special Financing Inc., Lehman Brothers OTC Derivatives Inc., Lehman Brothers Derivatives Products Inc., Lehman Commercial Paper Inc., Lehman Brothers Commercial Corporation, Lehman Brothers Financial Products, Inc., Lehman Scottish Finance L.P., CES Aviation LLC, CES Aviation V LLC, CES Aviation IX LLC, East Dover Limited, Luxembourg Residential Properties Loan Finance S.a.r.l., BNC Mortgage LLC, Structured Asset Securities Corporation, LB Rose Ranch LLC, LB 2080 Kalakaua Owners LLC, Merit LLC, LB Somerset LLC, and LB Preferred Somerset LLC.

[2]

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A. Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is defined in title 11 of the United States Code (the “Bankruptcy Code”) or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

and the Disclosure Statement, the Plan and the Solicitation Packages (as defined below) having been distributed to holders of Claims entitled to vote on the Plan as provided in the Disclosure Statement Order; and due notice of (i) entry of the Disclosure Statement Order, (ii) the hearing on confirmation of the Plan (the “Confirmation Hearing”), and (iii) the deadline for voting on, and/or objecting to, the Plan having been provided to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules, as established by the affidavits of service, mailing, and/or publication filed with the Court; and the following documents having been filed in support of or in connection with the confirmation of the Plan:

(i) Affidavit of Solicitation Mailing [ECF No. 20882] (the “Notice Affidavit”);

(ii) Affidavits of Publication of Notice of (a) Approval of the Disclosure Statement, (b) Establishing the Record Date, (c) Hearing on Confirmation of the Plan and Procedures for Objecting to Confirmation of the Plan and (d) Procedures and Deadline for Voting on Plan [ECF No. 21695] (the “Publication Affidavits”);

(iii) Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Voting and Tabulation of Ballots Cast on Debtors’ Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated as of November 29, 2011 [ECF No. 22743] (as supplemented on December 5, 2011, the “Voting Certification”);

(iv) the Plan Supplement, dated October 25, 2011 and amendments thereto (the “Plan Supplement”) [ECF Nos. 21254, 21665, 22156, 22742, 22876, 22975 and 22980];

(v) the Debtors’ Memorandum of Law Pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure, In Support

2

of Plan Settlements, dated November 29, 2011 (the “Debtors’ Memorandum of Law In Support of the Global Settlement”) [ECF No. 22749];

(vi) the Debtors’ Memorandum of Law in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated November 29, 2011 (the “Debtors’ Memorandum of Law In Support of Confirmation”) [ECF No. 22747];

(vii) the Declaration of John K. Suckow in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated November 29, 2011 [ECF No. 22759] (the “Suckow Declaration”);

(viii) the Declaration of Daniel J. Ehrmann in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated November 29, 2011 [ECF No. 22760] (the “Ehrmann Declaration”);

(ix) the Declaration of Steven J. Cohn in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, dated November 29, 2011 [ECF No. 22761] (the “Cohn Declaration”);

(x) the Debtors’ Response to Objections to Confirmation, dated November 29, 2011 (the “Debtors’ Response”) [ECF No. 22751];

(xi) the Statement of Official Committee of Unsecured Creditors (I) In Support of Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors and (II) In Response to Objections to Such Plan, dated as of November 29, 2011 [ECF No. 22773];

(xii) the statements of numerous other Creditors in support of confirmation of the Plan; and

(xiii) objections to confirmation of the Plan by certain parties;

3

and each of the objections having been resolved, overruled, or withdrawn at or prior to the Confirmation Hearing; and the Court having held the Confirmation Hearing commencing on December 6, 2011; and after full consideration of the record of the Chapter 11 Cases, including, without limitation, motions, applications and orders in the Chapter 11 Cases, the foregoing documents, and the evidence admitted and arguments of counsel made at the Confirmation Hearing; and after due deliberation and good and sufficient cause appearing therefor, it is hereby DETERMINED, FOUND, ADJUDGED, AND DECREED:

FINDINGS OF FACT

A. Findings of Fact. The findings set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.

B. Separate Chapter 11 Plans for Each Debtor. Unless otherwise expressly contemplated herein, any statement regarding the Plan or the satisfaction of any requirements by the Plan or the Debtors, or approval of Plan, shall be deemed to apply separately to the chapter 11 plan of each of the Debtors. Unless otherwise expressly contemplated herein, any statements included herein referring to actions taken by the Debtors shall be deemed to mean actions taken by each Debtor in connection with its Plan.

C. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has exclusive jurisdiction

4

to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

D. Commencement of Chapter 11 Cases. Commencing on September 15, 2008 and periodically thereafter (as applicable, the “Commencement Date”), LBHI and certain of its Affiliates commenced with this Court voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 1015(b) of the Bankruptcy Rules. The Debtors are authorized to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

E. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and the evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases, including, but not limited to, the hearing to consider the adequacy of the Disclosure Statement.

F. Burden of Proof. The Debtors have met their burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

G. Transmittal and Mailing of Materials; Notice. On, September 1, 2011, the Court entered the Disclosure Statement Order, which, among others things, approved the Disclosure Statement, finding the Disclosure Statement contained “adequate information” under section 1125 of the Bankruptcy Code, established the procedures for the solicitation, voting, and tabulation of votes on the Plan, and approved the form of ballots and master ballots (the “Ballots”). The Disclosure Statement, the Plan, the Ballots, the Disclosure Statement Order, the notice of the scheduling of the Confirmation Hearing (the “Confirmation Hearing Notice”), and a

5

letter from the Creditors’ Committee in support of the Plan (translated into five languages) (such documents, collectively, the “Solicitation Package”), were transmitted and served in compliance with the Disclosure Statement Order, the Bankruptcy Rules, and the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and such transmittal and service, as evidenced by the Notice Affidavit was adequate and sufficient. The Debtors’ publication of the Confirmation Hearing Notice in The New York Times, The Wall Street Journal, the Financial Times, The Times of London, the Sydney Morning Herald, the Tribune De Geneve, the DE Telegraaph, the Apple Daily, the Tages Anzeiger, the Luxembourg Wort, the Corriere Del Ticino, the Frankfurter Allgemeine Zeitung, and Yomiuri Shimbun, as set forth in the Publication Affidavits (i) complied with the Disclosure Statement Order, (ii) was adequate and sufficient under the circumstances of these Chapter 11 Cases, (iii) provided adequate notice of the deadline for objecting to confirmation of the Plan, and the date, time and location of the Confirmation Hearing, and (iv) provided due process to all parties in interest in these Chapter 11 Cases. No other or further notice is required.

H. Voting. Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As described in the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.

I. Plan Supplement. On October 25, 2011, the Debtors filed the Plan Supplement, which included certain documents and agreements contemplated by the Plan, including the forms of revised certificates of incorporation and by-laws, or similar documents, for each Debtor other than Lehman Scottish Finance L.P. and East Dover Limited; the schedules of executory contracts and unexpired leases to be assumed pursuant to the Plan; the Plan Trust

6

Agreement; the form of Debtor Allocation Agreement; copies of settlement agreements that are incorporated into the Plan pursuant to sections 6.5(b)(viii) and (j) of the Plan; an amendment to the Plan; an updated recovery and liquidation analysis for SASCO and LBCC; a schedule of Claims by Debtor-Controlled Entities against the Debtors; a reconciliation of the ownership of certain assets as between certain Debtors; and a list of Debtor-Controlled Entities that may be dissolved or merged in accordance with the Plan. The Plan Supplement was amended on October 25, 2011, November 4, 2011, November 15, 2011, November 22, 2011, November 29, 2011, December 2, 2011 and December 5, 2011. The Plan Supplement complies with the provisions of section 15.5 of the Plan.

J. Modifications to the Plan. The Plan, and documents, amendments or supplements to the Plan included in the Plan Supplement and any amendments thereto, as modified by the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors, filed on November 29, 2011 and December 5, 2011 (the “Plan Modifications”), shall constitute the Plan.

K. Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

L. Compliance with Bankruptcy Rule 3016(a). The Plan is dated and identifies the entities submitting the Plan as proponents, thereby satisfying Bankruptcy Rule 3016(a).

M. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims and Priority Tax Claims which need not be designated, the Plan designates 16 Classes of Claims against LBHI, 8 Classes of Claims against each of LCPI and LBSF, 7 Classes of Claims against each of LBCS, LBCC and LOTC and 5 Classes of Claims

7

against each of the other Debtors, and one Class of Equity Interests for each Debtor. As required by section 1122(a) of the Bankruptcy Code, the Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class.

(i) Justification for Separate Classification. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan. The classification takes into account the nature of Claims and the differing legal rights of the holders of such Claims. The nature of Claims and legal rights of the holders differ for (i) Claims asserted by Affiliates and third-party Creditors, (ii) direct Claims against a Debtor and Guarantee Claims, (iii) Claims subject to contractual or statutory subordination, and (iv) Claims entitled to be treated as senior obligations. In addition, the classification of Claims pursuant to the Plan takes into account the nature and risks of certain Claims in respect of the Plan Issues. These issues include: whether the equitable doctrine of substantive consolidation may be applied to the Debtors and their Affiliates; the characterization of the intercompany balances owed to LBHI by Subsidiary Debtors; the Allowed amounts of Affiliate Claims; the ownership and rights of various Debtors and their Affiliates with respect to certain assets; the allocation of costs and expenses of administration among the Debtors; and the post-effective date governance of the Debtors (collectively, the “Plan Issues”). The relative risks and benefits of potential litigation of the Plan Issues is a reasonable basis for the Plan to provide for separate classification of such Claims. If the Debtors and their Affiliates were substantively consolidated, generally, all Claims based on LBHI’s guarantees of the obligations of its Affiliates and all Claims of Affiliates would be disregarded. The different nature of Claims, the legal rights of the holders of Claims and the recovery entitlements of Claims in the separate Classes, are a reasonable basis for separately classifying Claims.

8

(ii) Contractual Subordination Agreements. The contractual terms of the indentures pursuant to which LBHI issued Subordinated Notes provide that upon the bankruptcy of LBHI, no payments will be made to holders of the Subordinated Notes until all obligations of LBHI designated as “senior” in the indentures have been satisfied in full. The Plan gives effect to these provisions by separately classifying Claims based on their respective priority in relation to the Subordinated Notes and the entitlement to receive amounts that would otherwise have been distributed to holders of Claims based on the Subordinated Notes.

(iii) Convenience Claims and Convenience Guarantee Claims (11 U.S.C. § 1122(b)). The definition and classification of Convenience Claims and Convenience Guarantee Claims are reasonable and necessary for administrative convenience. The inclusion of convenience Classes in the Plans of LBHI, LBCS, LBCC, LBSF, LCPI and LOTC will permit those Debtors to make a single Distribution on account of Convenience Claims and Convenience Guarantee Claims against such Debtors and avoid the administrative burden of tracking the transfers of these Claims, repeating the calculations of the Distributions to holders of such Claims, providing notices to holders of such Claims and preparing and mailing or wiring Distributions to holders of such Claims on each Distribution Date. The definitions of Convenience Claims and Convenience Guarantee Claims, including the exclusions of Claims based on public debt securities issued or guaranteed by LBHI or a Claim filed by a nominee on behalf of one or more beneficial holders of Claims, is reasonable and necessary for administrative convenience.

N. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan does not include any Classes of Claims that are unimpaired under the Plan. The Plan satisfies section 1123(a)(2) of the Bankruptcy Code.

9

O. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). All Classes of Claims are impaired under the Plan. Articles III, IV and V of the Plan specify the treatment for each Class of Claims, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

P. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

Q. Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the various documents and agreements set forth in the Exhibits to the Plan and the Plan Supplement, provide adequate and proper means for the Plan’s implementation, including (i) the appointment of a Plan Administrator with the duties and responsibilities set forth in Section 6.1(b) of the Plan to administer and maximize the value of the Debtors’ estates; (ii) the Global Settlement and Bilateral Settlements incorporated into the Plan; (iii) the provisions governing Distributions under the Plan; (iv) the procedures governing the allowance of Claims under the Plan; (v) the dissolution or wind down of a Debtor or Debtor-Controlled Entity in accordance with applicable law and consistent with the implementation of the Plan; and (vi) the liquidating trust vehicles that may be created under the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code. See Plan, Arts. VI- X.

R. Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). To the extent applicable, each Debtor’s certificate of incorporation, bylaws or limited liability company agreement, as applicable, shall be amended as of the Effective Date to contain a provision that prohibits the issuance of nonvoting equity securities prohibited by section 1123(a)(6), thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

10

S. Selection of Officers, Directors, or Trustees (11 U.S.C. § 1123(a)(7)). Sections 7.2, 7.3 and 7.4 of the Plan provide for the manner in which the boards of directors of each of the Debtors will be appointed following the Effective Date. Such provisions are consistent with the interests of Creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code. Prior to the Confirmation Hearing, the Debtors have filed with the Court a list of the persons selected to serve on the board of directors of LBHI following the Effective Date [ECF No. 22931].

T. Additional Plan Provisions (11 U.S.C. § 1123(b)). The provisions of the Plan are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

U. Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article XI of the Plan and the Plan Supplement (as amended) provide for the rejection of executory contracts and unexpired leases of the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed pursuant to an order of the Bankruptcy Court prior to the Effective Date, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iii) that is specifically designated as an executory contract or unexpired lease to be assumed in the Plan Supplement, and any amendment thereto. Pursuant to the notices sent out by the Debtors to each party to a contract proposed to be assumed by the Debtors (each a, “Cure Notice”), the Debtors provided notice of any defaults to be cured with respect to each contract to be assumed by the Debtors. Numerous parties filed objections to the assumption of their contracts; a hearing before the Court on the assumption of such contracts has been scheduled for February 14, 2012 at 10:00

11

a.m. In addition, the Debtors have agreed with certain other parties to defer without date disputes regarding whether a particular contract is executory and, if executory, whether (i) the obligations thereunder are severable and (ii) whether the contract will be assumed or rejected. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.

V. Settlement/Retention of Claims or Interests (11 U.S.C. § 1123(b)(3)). The Plan includes a settlement and compromise of the Plan Issues that is designed to achieve a fair and efficient resolution of the Chapter 11 Cases. Pursuant to Section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan constitutes a settlement of potential litigation of the Plan Issues. The terms of the Plan reflect an integrated and comprehensive settlement that resolves the various Plan Issues through (i) the Plan Adjustment; (ii) Distributions to LBHI on only 80% of the portion of its Claims against the Subsidiary Debtors relating to intercompany funding; (iii) the reallocation of the first $100 million distributed to LBHI on account of its Claims against LBSF and LCPI to holders of General Unsecured Claims in LBSF Class 4A and LCPI Class 4A; (iv) the Distribution to holders of General Unsecured Claims in LBSF Class 4A and Affiliate Claims in LBSF Class 5C of the first $70 million recovered by LBSF on account of its assets in excess of $14.156 billion; (v) the Allowed amount of Claims asserted by Designated Entities; (vi) the allowance of LBT’s intercompany Claim against LBHI in the amount of $34.548 billion; (vii) the allocation of costs and expenses incurred in the administration of the estates pursuant to the Debtor Allocation Agreement; and (viii) the principles included in the Structured Securities Valuation Methodologies (the “Global Settlement”). Each component of the Global Settlement is an integral part thereof. The Plan was accepted by Creditors holding 95.00% of voting Claims in the aggregate amount of approximately $400 billion. The Creditors supporting the Global Settlement include the

12

Creditors’ Committee, the Ad Hoc Group,3 certain of the Non-Con Plan Proponents4 and certain Foreign Affiliates (as defined below), each of which is a sophisticated party and represented by counsel that is recognized as being knowledgeable and experienced in the field of complex chapter 11 cases. The Global Settlement is a result of good faith arms’-length negotiations. The Global Settlement is consistent with section 1123(b)(3) of the Bankruptcy Code.

(i) Substantive Consolidation.

a. The Debtors and the Creditors’ Committee have conducted a thorough factual and legal analysis to determine whether the substantive consolidation of the Debtors and their Affiliates is appropriate. The facts and analysis set forth in the Disclosure Statement, the Debtors’ Memorandum of Law In Support of the Global Settlement, and the Suckow Declaration, reflect that there are facts that support and facts that militate against the substantive consolidation of the Debtors and their Affiliates based upon the law in this jurisdiction. There is a possibility that if litigated to final judgment, a court may find that the substantive consolidation of the Debtors and their affiliates, including their Foreign Affiliates, is appropriate.

b. The Global Settlement gives due consideration to the strengths and weaknesses of potential arguments that have been made for and against substantive

[3]	The Ad Hoc Group consists of California Public Employees’ Retirement System, Canyon Capital Advisors LLC, City of Costa Mesa, City of Fremont, County of San Mateo, Fiduciary Counselors Inc., Fir Tree, Inc., Gruss Asset Management, L.P., Owl Creek Asset Management, L.P., on behalf of the funds it manages or advises, Paulson & Co. Inc., Perry Capital LLC, on behalf of one or more investment funds for which it or an affiliate acts as investment advisor or general partner, Taconic Capital Advisors L.P. and Vallejo Sanitation and Flood Control District.
[4]	The Non-Con Plan Proponents are Angelo, Gordon & Co., L.P., Contrarian Capital Management, LLC, Credit Agricole CIB, Credit Suisse International, Cyrus Capital Partners, LP, D. E. Shaw Composite Portfolios, L.L.C., D. E. Shaw Oculus Portfolios, L.L.C., Deutsche Bank AG, Goldentree Asset Management, LP, Goldman Sachs Bank USA (successor by merger to Goldman Sachs Capital Markets, L.P.), Goldman Sachs International, Hayman Capital Management, LP, Knighthead Capital Management, LLC, Mason Capital Management LLC, Morgan Stanley & Co. International plc., Morgan Stanley Capital Services Inc., Mount Kellett Capital Management, Oaktree Capital Management, L.P., The Royal Bank of Scotland plc, Serengeti Asset Management LP, Silver Point Capital, L.P., State Street Bank and Trust Company, and York Capital Management Global Advisors, LLC.

13

consolidation. Litigation regarding substantive consolidation of the Debtors would require vast amounts of discovery and investigation into the operations of Lehman prior to the Commencement Date, would be extraordinarily complex and costly for all parties involved, and would significantly delay Distributions to all Creditors.

c. The Plan Adjustment, which is a key element of the Global Settlement, ensures that recoveries to all Creditors are within the range of possible litigated outcomes and fall between the estimated Distributions to each Class if the Participating Debtors and their affiliates were substantively consolidated or if the Participating Debtors had strict non-consolidation plans.

(ii) Characterization of Intercompany Claims.

a. Prior to the Commencement Date, the Debtors and their Affiliates entered into tens of thousands of transactions daily involving billions of dollars. The transactions were recorded on Lehman’s general ledger. The Debtors reviewed a sampling of the transactions between Debtors and considered the relevant legal standards for the recharacterization of indebtedness as equity interests. Based on the facts and analysis set forth in the Disclosure Statement, the Debtors’ Memorandum of Law In Support of the Global Settlement, and the Cohn Declaration, there is a risk that certain portions of the intercompany balances owed to LBHI by the Subsidiary Debtors could be recharacterized as equity contributions if such matter were litigated to final judgment.

b. The Global Settlement gives due consideration to the strengths and weaknesses of potential arguments for and against the recharacterization of intercompany balances. Litigation regarding characterization of a vast number of intercompany balances would be extremely time consuming and expensive, and would delay Distributions to all Creditors.

14

c. By providing that the Distribution that LBHI will receive is based only on a portion of its Claims against the Subsidiary Debtors, the Plan provides recoveries to all Creditors that are within the range of possible litigated outcomes.

(iii) Amount of Intercompany Claims/ Ownership of Assets.

a. As a result of the large number of intercompany transactions among the Debtors and their Affiliates prior to the Commencement Date, there are many intercompany receivables and payables between Debtors. The Debtors and their advisors have reviewed some of the transactions and the transfer of assets among the Debtors and determined that it is in the best interests of all Debtors and their Creditors to agree to the intercompany Claims among the parties in the amounts set forth on the books and records, subject to certain adjustments, and not to pursue any avoidance actions.

b. The Plan establishes the Allowed amount of Claims among the Debtors and Claims of the Debtor-Controlled Entities against the Debtors and provides that all other Claims or causes of action are irrevocably released and waived. The terms of the Global Settlement give due consideration to the strengths and weaknesses of potential arguments regarding the Claims among such entities and the ownership of assets. Litigation regarding the amount or validity of thousands of intercompany balances and ownership of the Debtors’ assets would be extremely time consuming and expensive, and would delay Distributions to all Creditors.

c. The settlement of all Claims among the Debtors in the amounts set forth on the books and records, subject to certain adjustments, is within the range of possible litigated outcomes.

15

(iv) Settlements with Foreign Affiliates and Certain Third-Party Creditors Incorporated in the Plan.

a. Lehman was a worldwide enterprise prior to the Commencement Date which included affiliates organized and doing business in many international jurisdictions. Following the Commencement Date, insolvency or liquidation proceedings were commenced with respect to 80 of the Foreign Affiliates of the Debtors in 16 jurisdictions. Due to the manner in which Lehman operated prior to the Commencement Date, upon the fracturing of the Lehman enterprise, the Foreign Affiliates and the Debtors had significant Claims against each other.

b. The Debtors have entered into settlement agreements with Lehman Brothers Bankhaus AG, Lehman Brothers Treasury Co. B.V., Lehman Brothers Securities N.V., Lehman Brothers International (Europe) and the Lehman UK Entities, Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite), Lehman Brothers (Luxembourg) Equity Finance S.A. (in liquidation), the Hong Kong Lehman Entities In Liquidation, the Lehman Singapore Entities, the Lehman Japan Entities (collectively, the “Foreign Affiliates”), Deutsche Bundesbank (“Bundesbank”), Bundesverband deutscher Banken E.V. (“BdB”), Entschädigungseinrichtung deutscher Banken GmbH (“EdB”), and Deutsche Bank and certain holders of participations in Claim Nos. 59006 and 58233 (collectively, the “Bilateral Settlements”). Each of the Bilateral Settlements with the Foreign Affiliates, BdB, EdB and Bundesbank takes into account the various Plan Issues, specifically substantive consolidation, and the validity and enforceability of asserted Guarantee Claims. Many of the Foreign Affiliates asserted Guarantee Claims against LBHI based upon certain corporate resolutions, pursuant to which LBHI purportedly guaranteed the obligations of certain of its Affiliates. LBHI has reviewed such Claims and has challenged the enforceability of such Claims.

16

c. The Bilateral Settlements, other than the agreement with Deutsche Bank, take into account the fact that Claims of the affiliates and Guarantee Claims would be disregarded if the Debtors and its affiliates were substantively consolidated and the risk that certain Guarantee Claims may be unenforceable against LBHI, and, therefore, allow the Claims of the Foreign Affiliates in amounts substantially less than the asserted amounts.

d. The Bilateral Settlement with Deutsche Bank takes into account the relative strengths of the arguments regarding the classification of certain Claims and the interpretation of the applicable agreements in which such Claims were settled and Allowed.

e. The Bilateral Settlements resulted in a reduction of Claims asserted against the Debtors by more than $295 billion.

f. Each of the Bilateral Settlements was negotiated in good faith and at arms’-length.

W. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court. The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Packages and related documents and notices and in soliciting and tabulating votes on the Plan.

X. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement and the hearing thereon, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the

17

Debtors’ estates and effectuating an orderly liquidation of the Debtors. The Plan was negotiated at arms’-length among representatives of the Debtors, the Creditors’ Committee, the Ad Hoc Group, certain of the Non-Con Plan Proponents, certain holders of notes issued by LBT and guaranteed by LBHI, various Foreign Affiliates and other Creditors. More than 150 parties that asserted approximately $450 billion in Claims have entered into Plan Support Agreements in connection with the Plan.

Y. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All payments made or to be made by any of the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Court, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Z. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. Sections 7.2 and 7.3 of the Plan provide for the manner in which the board of directors of each of the Debtors will be selected. The Debtors have filed with the Court a list of the directors selected by the Director Selection Committee to serve on the board of directors of LBHI following the Effective Date. The appointment to such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. The Plan, therefore, complies with section 1129(a)(5) of the Bankruptcy Code.

AA. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate changes by the Debtors, and therefore, section 1129(a)(6) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

BB. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The Disclosure Statement, the Plan Supplement, the

18

Cohn Declaration and the other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest in each Debtor will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the applicable Debtor were hypothetically liquidated under chapter 7 of the Bankruptcy Code on such date. The assumptions and estimates in the liquidation analysis that are set forth in Exhibit 5 to the Disclosure Statement are reasonable in the context of these Chapter 11 Cases, including the assumption that the compromises and settlements incorporated in the Plan would also be consummated in a hypothetical chapter 7 liquidation. Conversion of the Chapter 11 Cases to chapter 7 would result in substantial additional delay and expense, as well as diminished asset value.

CC. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Other than classes of Claims identified in the Voting Certification for which no votes were cast (the “Non-Voting Classes”), at each Debtor, all Classes in which Creditors were entitled to vote have voted to accept the Plan in accordance with sections 1126(c) of the Bankruptcy Code. Under these circumstances and in light of the overwhelming support for the Plan, the Non-Voting Classes are deemed to have accepted the Plan. Claims in LBHI Class 10A, 10B, 10C and 11 (the “Deemed Rejecting Classes of Claims”), and Equity Interests in each of the Debtors are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Deemed Rejecting Classes of Claims and the Classes of Equity Interests in each Debtor, each Debtor’s Plan is confirmable because each Plan satisfies section 1129(b) of the Bankruptcy Code with respect to such Classes.

19

DD. Treatment of Administrative Expenses, Priority Non-Tax Claims, and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims and Priority Non-Tax Claims pursuant to Sections 2.1 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims pursuant to Section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Each Debtor has sufficient Cash to pay Allowed Administrative Expense Claims, Allowed Priority Non-Tax Claims, and Allowed Priority Tax Claims.

EE. Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). At least one Class of Claims against each Debtor that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

FF. Feasibility (11 U.S.C. § 1129(a)(11)). The Debtors’ Memorandum of Law in Support of Confirmation, the Disclosure Statement and the Suckow Declaration are persuasive and credible evidence that each Debtor will have sufficient funds to continue to manage its assets and make all payments required under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

GG. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Court, have been paid or will be paid pursuant to Section 15.7 of the Plan. Thus, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

HH. Benefit Plans (11 U.S.C. § 1129(a)(13)). Section 1123(a)(13) is inapplicable to the Debtors.

20

II. Inapplicable Sections of Section 1129 of the Bankruptcy Code. Sections 1129(a)(14), 1129(a)(15), 1129(a)(16) and 1129(e) are inapplicable in the Debtors’ Chapter 11 Cases.

JJ. Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)). Based on the Disclosure Statement, the Debtors’ Memorandum of Law In Support of the Global Settlement, the Debtors’ Memorandum of Law In Support of Confirmation of the Plan, the Suckow Declaration, and the Debtors’ Response, the Plan (i) does not discriminate unfairly, and (ii) is fair and equitable as to LBHI Classes 10A, 10B, 10C and 11 and the Equity Interests in each Debtor, which Classes were deemed to reject the Plan, as required by section 1129(b)(1) of the Bankruptcy Code.

KK. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan being prosecuted in these Chapter 11 Cases, thereby satisfying section 1129(c) of the Bankruptcy Code. The Ad Hoc Group and certain of the Non-Con Plan Proponents that signed plan support agreements, have agreed to support the Plan and hold their plans in abeyance and not prosecute or seek confirmation of the Plan subject to certain termination rights set forth in the Stipulation and Order, dated June 30, 2011 [ECF Nos. 18306 and 18686]. Neither the Ad Hoc Group nor the Non-Con Plan Proponents have terminated the Stipulation and Order and both are supporting the confirmation of the Plan.

LL. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

MM. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, the Debtors and their directors, officers, employees, members, agents, advisors, attorneys and professionals, the Released Parties and the PSA

21

Creditors have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptance or rejection of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 13.3 of the Plan.

NN. Assumption and Rejection. Article XI of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code.

OO. Releases, Injunction and Exculpation. In the context of these unique Chapter 11 Cases, each of the releases, and the injunction and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Debtors, their estates, and their Creditors; (e) is important to the overall objectives of the Plan; and (f) is consistent with sections 105, 1123, 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law.

PP. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

QQ. Objections. All parties have had a full and fair opportunity to litigate all issues raised in the objections (excluding any timely filed objections that relate solely to assumption of any executory contract), or which might have been raised, and the objections

22

(excluding any timely filed objections that relate solely to assumption of any executory contract) have been fully and fairly litigated.

RR. Retention of Jurisdiction. The Court is authorized to retain jurisdiction over the matters set forth in Article XIV of the Plan and section 1142 of the Bankruptcy Code, as well as any motions filed prior to the Effective Date requesting authorization to use, sell, or lease assets outside the ordinary course of business pursuant to section 363 of the Bankruptcy Code.

CONCLUSIONS OF LAW

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. Confirmation. The Plan is approved and confirmed under section 1129 of the Bankruptcy Code. The documents contained in the Plan Supplement are authorized and approved. The terms of the Plan, all Exhibits thereto, and the Plan Supplement are incorporated by reference into and are an integral part of the Plan and this Confirmation Order and are all approved.

2. Objections. All objections (excluding any timely filed objections that relate solely to assumption of any executory contract) that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits for the reasons set forth in the Response, the Debtors’ Memorandum of Law In Support of Confirmation and the Debtors’ Memorandum of Law In Support of the Global Settlement.

3. Conclusions of Law. The conclusions of law set forth herein and in the record of the Confirmation Hearing constitute the Court’s conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052

23

and 9014. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

4. Modifications to the Plan. The Plan Modifications meet the requirements of sections 1127(a) and (c) of the Bankruptcy Code and do not adversely change the treatment of the Claim of any Creditor or the Equity Interest of any equity security holder within the meaning of Bankruptcy Rule 3019, and therefore, all holders of Claims against the Debtors who voted to accept the Plan are hereby deemed to have accepted the Plan, as amended by the Plan Modifications, and no further solicitation or voting is required. No holder of a Claim against the Debtors who has voted to accept the Plan shall be permitted to change its acceptance or rejection as a consequence of the Plan Modifications.

5. Solicitation and Notice. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of the Debtors’ Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. The solicitation of votes on the Plan complied with the solicitation procedures in the Disclosure Statement Order, was appropriate and satisfactory under the circumstances of the Debtors’ Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. Notice of the Plan Supplement and all related documents, was appropriate and satisfactory under the circumstances of the Debtors’ Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

6. Implementation. On and after the Effective Date, the Debtors, and the Plan Administrator are authorized to (i) execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including, without limitation, those contained in the Plan Supplement, (ii) make any and all Distributions and transfers contemplated

24

pursuant to, and as provided for in, the Plan, and (iii) take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan.

7. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ Creditors in connection with voting on the Plan (a) were set forth on the Ballots for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no way affect, the actual classification of such Claims and Equity Interests under the Plan for Distribution purposes, and (c) shall not be binding on the Debtors.

8. Binding Effect. The Plan and its provisions shall be binding on the Debtors, any entity acquiring or receiving property or a Distribution under the Plan, and any holder of a Claim against or Equity Interest in the Debtors, including all governmental entities, whether or not the Claim or Equity Interest of such holder (a) is impaired under the Plan or (b) has accepted the Plan.

The Global Settlement

9. Global Settlement Provisions. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the Global Settlement set forth in section 6.5 of the Plan, and each component of the Global Settlement, are hereby approved pursuant to Bankruptcy Rule 9019 as fair and reasonable and in the best interests of each of the Debtors, their estates and Creditors. The settlement is within the range of reasonable results if the issues were litigated and falls above the lowest point in the range of reasonableness.

25

The Bilateral Settlements

10. The Plan constitutes a motion for approval of each of the Bilateral Settlements pursuant to Bankruptcy Rule 9019. The settlement agreements were included in the Plan or the Plan Supplement, which provided adequate and sufficient notice to all Creditors.

11. Approval of Bankhaus Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and Lehman Brothers Bankhaus AG (“Bankhaus”) described in the Disclosure Statement and incorporated into the Plan pursuant to Section 6.5(b)(ii) of the Plan (the “Bankhaus Settlement Agreement”) is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the Bankhaus Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, Bankhaus shall have Allowed Claims against the Debtors in the amounts set forth in the Bankhaus Settlement Agreement.

12. Approval of LBT Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and Lehman Brothers Treasury Co. B.V. (“LBT”) described in the Disclosure Statement and incorporated into the Plan pursuant to Section 6.5(b)(iii) of the Plan (the “LBT Settlement Agreement”) is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully

26

perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the LBT Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, LBT shall have Allowed Claims against the Debtors in the amounts set forth in the LBT Settlement Agreement.

13. Approval of Hong Kong Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and the Hong Kong Lehman Entities In Liquidation described in the Disclosure Statement and incorporated into the Plan pursuant to Section 6.5(b)(v) of the Plan (the “Hong Kong Settlement Agreement”) is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the Hong Kong Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, the Hong Kong Lehman Entities shall have Allowed Claims against the Debtors in the amounts set forth in the Hong Kong Settlement Agreement

14. Approval of Singapore Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and the Lehman Singapore Entities described in the Disclosure Statement and incorporated into the Plan pursuant to 6.5(b)(vi) of the Plan (the “Singapore Settlement Agreement”) is fair and reasonable and is in the

27

best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the Singapore Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, Lehman Singapore shall have Allowed Claims against the Debtors in the amounts set forth in the Singapore Settlement Agreement.

15. Approval of Lehman UK Entities Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and the Lehman UK Entities set forth in the agreement, dated October 24, 2011 included in the Plan Supplement (the “Lehman UK Entities Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(b)(vii), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the Lehman UK Entities Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, the Lehman UK Entities shall have Allowed Claims against the Debtors in the amounts set forth in the Lehman UK Entities Settlement Agreement.

16. Approval of LBJ Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the

28

Disclosure Statement, the settlement between the Debtors and the Lehman Japan Entities set forth in the agreement, dated as of October 24, 2011, included in the Plan Supplement (the “LBJ Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(b)(vii), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the LBJ Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, the Lehman Japan Entities shall have Allowed Claims against the Debtors in the amounts set forth in the LBJ Settlement Agreement.

17. Approval of LBSN Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and the Lehman Brothers Securities N.V. (“LBSN”) set forth in the agreement, dated as of October 19, 2011, included in the Plan Supplement (the “LBSN Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(b)(vii), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the LBSN Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, LBSN shall have Allowed Claims against the Debtors in the amounts set forth in the LBSN Settlement Agreement.

29

18. Approval of LB Lux Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite) (“LB Lux”) set forth in the agreement, dated as of October 25, 2011, included in the Plan Supplement (the “LB Lux Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(b)(vii), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the LB Lux Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, LB Lux shall have Allowed Claims against the Debtors in the amounts set forth in the LB Lux Settlement Agreement.

19. Approval of BdB Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and BdB set forth in the agreement, dated as of September 30, 2011, included in the Plan Supplement (the “BdB Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(j), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the BdB Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any

30

and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, BdB shall have Allowed Claims against the Debtors in the amounts set forth in the BdB Settlement Agreement.

20. Approval of EdB Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and EdB set forth in the agreement, dated as of September 30, 2011, included in the Plan Supplement (the “EdB Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(j), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the EdB Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, EdB shall have Allowed Claims against the Debtors in the amounts set forth in the EdB Settlement Agreement.

21. Approval of Bundesbank Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the Debtors and Bundesbank set forth in the agreement, dated as of October 11, 2011, included in the Plan Supplement (the “Bundesbank Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(j), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments,

31

documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the Bundesbank Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein. Pursuant to section 502 of the Bankruptcy Code, Bundesbank shall have Allowed Claims against the Debtors in the amounts set forth in the Bundesbank Settlement Agreement.

22. Approval of Deutsche Bank Settlement. Based on the Debtors’ Memorandum of Law In Support of the Global Settlement, the Ehrmann Declaration, the Suckow Declaration, and the Disclosure Statement, the settlement between the LBHI, LCPI, Deutsche Bank AG, Monarch Alternative Capital LP, Stone Lion Portfolio L.P., Permal Stone Lion Fund Ltd., Centerbridge Credit Advisors LLC, and Anchorage Capital Group, L.L.C. set forth in the agreement, dated as of November 23, 2011, included in the Plan Supplement (the “DB Claims Settlement Agreement”) and incorporated into the Plan pursuant to Section 6.5(j), is fair and reasonable and is in the best interests of the Debtors and their Creditors and is hereby approved pursuant to Bankruptcy Rule 9019. The Debtors are duly authorized to execute, deliver, implement and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate the DB Claims Settlement Agreement, including waiving any conditions precedent to its effectiveness, and to perform any and all obligations contemplated therein.

23. Implementation of the Bilateral Settlements. The Debtors are authorized to take all actions to implement the terms of each of the Bilateral Settlements. The Debtors are authorized to direct Epiq Bankruptcy Solutions, LLC, the court-appointed claims agent (the “Claims Agent”) to modify the official claims register (the “Claims Register”) to reflect the terms of the Bilateral Settlements.

32

24. Debtors’ Claims Schedule. Pursuant to the Bar Date Order, the Debtors were not required to file Claims against each other. Pursuant to Section 6.5(b)(i) of the Plan, Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Affiliate Claims of a Debtor against another Debtor are Allowed in the applicable Classes in the net amounts set forth on pages 1 and 2 of the Debtors’ Claims Schedule. Other than any Claims that arise out of the Debtor Allocation Agreement, the amounts included on the Debtors’ Claims Schedule shall be the only prepetition Claims of the Debtors against each other that are Allowed. The Claims Agent is authorized to take all actions to reflect the Claims set forth in the Debtor Claims Schedule on the Claims Register.

25. Schedule of Claims of Debtor-Controlled Entities. Pursuant to the Bar Date Order, the Debtor-Controlled Entities were not required to file proofs of Claim against the Debtors prior to the Bar Date. The Schedule of Claims of Debtor-Controlled Entities included in the Plan Supplement sets forth the prepetition Claims of the Debtor-Controlled Entities against each of the Debtors that will be Allowed pursuant to the Plan upon the occurrence of the Effective Date. The Claims will be Allowed as Senior Affiliate Claims (LBHI Class 4A), Senior Affiliate Guarantee Claims (LBHI Class 4B) and Affiliate Claims (LBHI Class 8) against LBHI as set forth in the Schedule of Claims of Debtor-Controlled Entities and against each of the Subsidiary Debtors in the Class of Claims of Affiliates Other Than Participating Debtors. Except for Claims that may arise between the Debtors and the Debtor-Controlled Entities in accordance with the Debtor Allocation Agreement or Claims for which a proof of Claim was timely filed, (i) the amounts included on the Schedule of Claims of Debtor-Controlled Entities shall be the only prepetition Claims of the Debtor-Controlled Entities that are Allowed against the Debtors and (ii) to the extent any Debtor-Controlled Entity is not included on the Schedule of Claims of Debtor-Controlled Entities, such Debtor-Controlled Entity shall not have any Allowed

33

prepetition Claims against the Debtors. Notwithstanding the foregoing, the Schedule of Claims of Debtor-Controlled Entities provides that LB Re Financing No. 2 Limited shall have an Allowed Claim against LBHI in LBHI Class 4A in the amount of $6,761,074,231, which amount shall supersede in all respects the Claim filed by LB Re Financing No. 2 Limited against LBHI (Claim No. 23568), which proof of Claim shall be disregarded for all purposes. In addition, the Debtor-Controlled Entities Claims Schedule provides that LB Offshore Partners Ltd. shall have an Allowed Claim against LBSF in LBSF Class 5C in the amount of $144,992. The Allowed Claims set forth on this schedule shall supersede in all respects the claim filed by LB Offshore Partners Ltd (Claim No. 27448). However, this shall not have any affect on Claim Nos. 24609 and 24611, which LB Offshore Partners Ltd. acquired from a third party. The Claims Agent is authorized to take all actions to reflect the Claims set forth in the Debtor-Controlled Entities Claims Schedule on the Claims Register.

26. Debtor Allocation Agreement. The Debtor Allocation Agreement, which provides for the manner in which (a) expenses of the administration of the assets and liabilities of the Debtors and certain of their affiliates, (b) the costs and benefits of Jointly Owned Litigation Claims, (c) tax liabilities, refunds or readjustments for periods prior to, during and after the Effective Date, will be allocated among the Debtors, is approved. Pursuant to the Debtor Allocation Agreement, LBSF shall have an Allowed Administrative Expense Claim against LBHI in the amount of $300 million to be satisfied in accordance with Section 6.3 of the Plan. The Debtors and the Plan Administrator are authorized to take all actions necessary to allocate such costs and expenses in accordance with the Debtor Allocation Agreement.

27. Resolution of Inter-Debtor Issues. In order to “close” the various inter-company repurchase transactions, remove encumbrances, and to simplify the accounting for the estates, the Debtors are authorized to make the transfers set forth in the Exhibit 10 of the Plan

34

Supplement. Except as set forth in the preceding sentence, all Claims and disputes among the Debtors or a Debtor and any Debtor-Controlled Entity regarding the title or beneficial ownership of assets are hereby resolved in favor of the Debtor or Debtor-Controlled Entity whom the Debtors have determined have beneficial ownership of these assets. All Avoidance Actions of any Debtor against another Debtor or Debtor-Controlled Entity are fully and irrevocably released. All reservations of rights of any of the Debtors or affiliates of the Debtors or their respective Creditors, to assert any arguments or challenge any transaction entered into by any other Debtors contained in any order entered by this Court prior the date hereof or agreement entered into by any Debtor or affiliate of any Debtor are fully and finally extinguished.

28. Plan Trust Agreement. The Plan Trust Agreement, which provides that the Plan Trust will hold the Plan Trust Stock, is approved. The members of the Director Selection Committee who are serving in such capacity as of the Effective Date, or their replacements designated in accordance with the Court’s Order Pursuant to Sections 105(a), 363(b), and 1142(b) of the Bankruptcy Code, Appointing the Director Selection Committee, Approving Retention of Korn/Ferry International, and Authorizing Certain Related Relief [ECF No. 22871], shall serve as the Plan Trustees and shall have the rights and obligations set forth in section 7.4 of the Plan and the Plan Trust Agreement.

Executory Contracts and Unexpired Leases

29. Pursuant to Section 11.1 of the Plan, all prepetition executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed to be rejected pursuant to section 365 of the Bankruptcy Code, except for any executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (c) that is

35

specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor.

30. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, the assumption of each executory contract and unexpired lease designated in the Plan Supplement other than any executory contracts set forth on Schedules 1 and 2 hereto, or that are the subject of the objections listed on Schedules 1 and 2 hereto, is approved. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision is hereby limited or unenforceable to the full extent provided in section 365(f) of the Bankruptcy Code. The hearing regarding the Debtors’ ability to assume, or assume and assign, any executory contract or unexpired lease set forth on Schedule 1 hereto or that is the subject of the objections listed on Schedule 1 hereto (the “February 14 Contracts”) shall be held by the Court on February 14, 2011 at 10:00 a.m. The inclusion on the Plan Supplement of the executory contracts set forth on Schedule 2 hereto (the “Deferred Contracts”) constitutes a motion for assumption of the executory contract or unexpired lease, which has been adjourned without date and shall be scheduled by the Debtors, with leave from the Court, on a date to be determined with at least 30 days notice to the counterparty, or as otherwise agreed. All of the Debtors’ rights with respect to the February 14 Contracts and the Deferred Contracts are reserved.

31. If the Court determines either before or after the Effective Date that the cure amount or requirements for adequate assurance for any Deferred Contract is in excess of the amount asserted by the Debtors, or if the Debtors determine not to proceed to assume any Deferred Contract, the Debtors rights are fully preserved to amend Exhibit 2 to the Plan Supplement to remove the applicable contract(s), and upon such removal the applicable

36

contract(s) shall be deemed rejected as of the Effective Date in accordance with Section 11.1 of the Plan.

32. The filing and service of the Plan and the Plan Supplement, the service of a notice of the cure amount, and the publication of the Confirmation Order is adequate notice of the assumption of executory contracts and unexpired leases that are assumed pursuant to this Order and the Plan (the “Assumed Contracts”).

33. Except as may otherwise be agreed to by the parties to a particular contract, within thirty (30) days after the Effective Date, the applicable Debtor shall cure any and all payment defaults under its respective Assumed Contracts in accordance with section 365(b) of the Bankruptcy Code, by payment of the amount specified by the applicable Debtor in the Cure Notice sent by the Debtor with respect to such Assumed Contract. With respect to February 14 Contracts and Deferred Contracts, disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties. Notwithstanding any requirement in the Bankruptcy Code that executory contracts be assumed or rejected on or prior to the Confirmation Date, the Debtors shall (i) be entitled to assume any executory contract that the Court determines the Debtors are entitled to assume, or (ii) reject any executory contract that either the Court determines the Debtors are not entitled to assume, or that the Debtors elect to reject at any time prior to the hearing on February 14, 2011, in which case, such assumption or rejection shall be effective as of the Effective Date.

34. All counterparties to Assumed Contracts have been provided with adequate assurance of future performance pursuant to section 365(f) of the Bankruptcy Code.

35. The assumption of a prepetition executory contract shall not enhance any contractual rights of a counterparty that were otherwise unenforceable under the Bankruptcy

37

Code immediately prior to the assumption or rejection of such contract; provided, however, that the rights of all counterparties to assert that a contractual right was enforceable under the Bankruptcy Code immediately prior to assumption or rejection and the Debtors’ rights to dispute any such assertions are fully preserved.

36. With respect to the Assumed Contracts, any defaults on the part of the Debtors that may arise because of a condition of the kind specified in section 365(b)(2) of the Bankruptcy Code (“Ipso Facto Defaults”) are not subject to the requirements under section 365(b)(1) of the Bankruptcy Code and no party shall be permitted to declare a default, terminate, cease payment, delivery or any other performance under any executory contract, or any agreement relating thereto, or otherwise modify any such executory contract, assert any Claim or right to termination payment, or impose any penalty or otherwise take action against a Debtor as a result of an Ipso Facto Default.

37. Bar Date for Rejection Damage Claims. Pursuant to Section 11.4 of the Plan, if the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 11.1 of the Plan results in damages to the other party or parties to such contract or lease, if not evidenced by a previously filed proof of Claim, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, or any property to be distributed under the Plan, unless a proof of Claim is filed with the Court and served upon the Debtors, on or before the date that is forty-five (45) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and occurrence of the Effective Date, and (c) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. All Claims filed against the Debtors as a result of the rejection of an executory contract or unexpired lease must be filed in accordance with the procedures for the filing of Claims set forth in the Bar Date Order,

38

including the requirements to complete the Derivatives Questionnaire and/or the Guarantee Questionnaire, as applicable. Service of the Confirmation Notice shall be sufficient notice to the applicable counterparties to executory contracts and unexpired leases of the rejection of their executory contracts and unexpired leases pursuant to the Plan and the deadlines and procedures for filing and Claims against the Debtors resulting from such rejection.

38. Insurance Contracts. To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan.

Title to Assets

39. Vesting of Assets. Pursuant to Section 13.1 of the Plan, except as otherwise provided in the Plan, all property of each of the Debtor’s estates shall vest in that Debtor free and clear of all Claims, liens, encumbrances, charges and other interests. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether or not in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided in the Plan.

39

Distributions and Reserves

40. Initial Distributions. If the Debtors make the initial Distribution after January 31 but before March 30, 2012, then notwithstanding the provisions of Section 8.3 of the Plan, the Debtors shall not be required to make a Distribution on March 30, 2012 and the second Distribution will be made on September 30, 2012. All subsequent Distributions shall be made on the semi-annual dates set forth in Section 8.3 of the Plan.

41. Effective Date Payments and Transfers by the Debtors. Pursuant to Section 2.1 of the Plan, and subject to Sections 8.3 and 8.4 of the Plan, on the Effective Date, or as soon thereafter as is practicable, the Debtors shall remit to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims Cash in an amount equal to the Allowed amount of such Claims.

42. Reserve Requirements. Pursuant to Section 8.4 of the Plan, the Debtors shall reserve an aggregate amount equal to the Pro Rata Share of the Distributions that would have been made to each holder of a Disputed Claim if such Disputed Claim were an Allowed Claim against such Debtor in an amount equal to the least of (a) the filed amount of such Disputed Claim as set forth on the Claims Register maintained by the Claims Agent, (b) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Court for purposes of fixing the amount to be retained for such Disputed Claim, and (c) such other amount as may have been agreed upon by the holder of such Disputed Claim and the Debtors or may be agreed upon by the holder of such Disputed Claim and the Plan Administrator.

43. No Reserve for Disallowed or Expunged Claims. None of the Debtors shall be required to establish reserves for Claims that have been disallowed or expunged by order

40

of the Court in the absence of an order of the Court expressly directing the Debtor to establish a reserve.

44. Distributions to Holders of Allowed Convenience Claims and Allowed Convenience Guarantee Claims. A single Distribution to holders of Convenience Claims and Convenience Guarantee Claims in the amounts set forth in the Plan shall satisfy such Claims in full. Such Creditors shall not have any further right to a Distribution from any Debtor in respect of their Convenience Claims or Convenience Guarantee Claims. Holders of Convenience Claims subject to the Order Pursuant to Sections 105(a) and 502(b) of the Bankruptcy Code and Bankruptcy Rule 9019 Approving Procedures for the Determination of the Allowed Amount of Claims Filed Based on Structured Securities Issued or Guaranteed by Lehman Brothers Holdings Inc. [ECF No. 19120] (the “Structured Securities Procedures Order”) shall be bound by this paragraph even if the Debtors determine subsequent to the date hereof that the value of a structured security is greater than the amount previously proposed by the Debtors pursuant to the Structured Securities Valuation Methodologies and Structured Securities Procedures Order.

45. Setoffs and Recoupment. Except as otherwise agreed by a Debtor, including in the Plan, any Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant; provided, however, that the claimant shall be served with written notice of the proposed setoff or recoupment at least twenty-eight (28) days prior to exercising any asserted setoff or recoupment right, and, if such claimant serves a written objection to such asserted setoff or recoupment on or before twenty-eight (28) days of receipt of such written notice, (i) the objection shall be deemed to initiate a contested matter governed by, inter alia, Bankruptcy Rule 9014 and Local Rules 9014-1 and 9014-2, (ii) nothing herein shall affect the respective burden of each party in connection with

41

such contested matter, and (iii) the Debtor shall not proceed with the asserted setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but the Debtor may withhold such payment pending resolution of such objection; provided, further, that neither the failure to setoff against or recoup from any Claim nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such Claim the Debtor may have against such claimant.

Post-Effective Date Management of the Debtors

46. Boards of Directors. Following the Effective Date, the board of directors of LBHI shall be: Frederick Arnold, Robert S. Gifford, Thomas A. Knott, Sean O. Mahoney, David Pauker, Ronald K. Tanemura and Owen D. Thomas.

47. Following the Effective Date, the board of directors of LBSF and LCPI shall each consist of three (3) individuals as follows: (i) an individual who is a concurrently serving member of the LBHI board of directors who is selected by the LBHI board of directors; (ii) an individual who is a concurrently serving member of the LBHI board of directors who is selected by the LBHI board of directors and acceptable to the Opco Plan Proponents who are PSA Creditors; and (iii) an individual who is selected by the individuals appointed pursuant to (i) and (ii) of this section and who is independent from LBHI, the members of the Director Selection Committee and, in the case of LBSF, LBSF, or in the case of LCPI, LCPI. Pursuant to the Plan, the boards of directors of each of the Subsidiary Debtors, other than LBSF and LCPI, shall consist of one (1) director which shall be a member of the LBHI board of directors. With respect to a Subsidiary Debtor incorporated or formed under the laws of a jurisdiction outside of the United States, if the laws of such foreign jurisdiction require the appointment of more than one (1) director or manager to the board of directors or managers of such Subsidiary Debtor or of a director or manager that is not an individual concurrently serving as a member of the LBHI

42

board of directors, such additional or alternative directors or managers shall be appointed by the LBHI board of directors

48. Post Effective Date Role of Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan; (ii) defending any appeals from this Confirmation Order until final disposition of such appeals; and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and which shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors shall pay the reasonable fees and expenses of the professionals retained by and shall reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the

43

earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iii) the Closing Date.

49. Post-Effective Date Role of Fee Committee. The fee committee appointed in the Chapter 11 Cases shall continue to exist after the Effective Date to perform its duties under the Amended Fee Protocol approved by the Court [ECF No. 15998] in connection with all applications for approval of professional fees incurred prior to the Effective Date, and all related proceedings, including hearings on final fee applications. The Debtors shall pay the reasonable fees and expenses of the independent member and counsel retained by the fee committee in connection with the foregoing from and after the Effective Date.

50. Post Effective Date Reporting. Beginning the first month-end and first quarter-end following the Effective Date and until the Closing Date, the Plan Administrator shall file with the Court reports consistent with the obligations set forth in section 15.6 of the Plan.

51. General Authorizations. The Plan Administrator on behalf of the Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan and any securities issued pursuant to the Plan. The Debtors and their directors, officers, members, agents, and attorneys are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement and the Exhibits to the Plan, as modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, including merger of any of the Debtors and the dissolution of each of the Debtors, and any release, amendment, or restatement

44

of any bylaws, certificates of incorporation, or other organizational documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

Releases, Discharge and Injunction

52. Releases, Exculpations, and Injunctions. The release, exculpation, and injunction provisions contained in the Plan are fair and equitable, are given for valuable consideration, and are in the best interests of the Debtors and their estates, and such provisions shall be effective and binding on all persons and entities.

53. Release and Exculpation. On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released (a) the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreements or any contract, instrument, document or other agreement related thereto and (b) the PSA Creditors from, and none of the PSA Creditors shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the negotiation,

45

formulation, dissemination or confirmation, consummation or administration of the Plan, or any other act or omission in connection with the Plan, the Disclosure Statement, the Plan Support Agreements, including the filing of any alternative chapter 11 plan and any determination to not pursue solicitation or confirmation of such alternative plan, or any contract, instrument, document or other agreement related thereto; provided, however, that (i) other than as may be otherwise provided in any releases included in settlement agreements between the Debtors and the Foreign Affiliates, BdB, EdB and Bundesbank that are incorporated into the Plan, in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party or PSA Creditor for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, (ii) nothing herein or in the Plan shall affect or release any obligation of the Debtors under the Plan, and (iii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors, the Creditors’ Committee or the PSA Creditors to their respective clients pursuant to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.

54. Term of Injunctions and Automatic Stay. Pursuant to Section 13.7 of the Plan, unless otherwise expressly provided herein or in the Plan or in a Final Order of the Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Closing Date.

55. Injunction. Pursuant to Section 13.5 of the Plan, except as expressly provided in the Plan, herein, or a separate order of the Court or as agreed to by a Creditor and the Plan Administrator (on behalf of a Debtor), all entities who have held, hold or may hold Claims

46

against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not) and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims and Causes of Action that will be or are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or Allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan

56. Discharge. Pursuant to Section 13.4 of the Plan, except as expressly provided therein, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b)

47

all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

57. No Waiver of Rights and Defenses. Except as otherwise agreed, the provisions of the Plan and this Confirmation Order shall not enjoin, impair, prejudice, have any preclusive effect upon, or otherwise affect (A) the rights of any Creditor to (x) effectuate a recoupment pursuant to common law or setoff pursuant to common law or otherwise in accordance with (a) section 553 and (b) sections 362(b)(6), 362(b)(7), 362(b)(17), 362(b)(27), 555, 556, 559, 560 or 561 of the Bankruptcy Code (subject to the Debtors’ rights to contest the validity of such asserted right of setoff or recoupment or the applicability of any of the foregoing sections of the Bankruptcy Code) or (y) continue to assert the validity of a setoff previously taken by such Creditor or to seek authority from the Bankruptcy Court to exercise a right of setoff or recoupment (subject in each case to the Debtors’ right to contest the validity of any such setoff or recoupment), or (B) any legal or equitable defense, including any defensive right of setoff or recoupment, that has been, or may be, asserted by any entity in response to a Litigation Claim, Avoidance Action of a Debtor or objections to Claims against a Debtor.

58. Indemnification Obligations. The obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (a) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (b) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed

48

obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan. Any such obligations owed in connection with an event occurring before the Commencement Date shall be treated as pre-petition Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

59. Special Provisions for United States Government.

a. As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall: (i) discharge, release or otherwise preclude (A) any liability of the Debtors arising on or after the Confirmation Date (defined for purposes of this section as the date the Confirmation Order becomes final and non appealable), (B) with respect to the Debtors, any liability that is not a Claim against a Debtor, (C) any valid right of setoff or recoupment, or (D) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns or operates after the Confirmation Date (defined for purposes of this section as the date the Confirmation Order becomes final and non-appealable); or (ii) limit or expand the scope of the discharge to which the Debtors are entitled under the Bankruptcy Code. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

b. Nothing in the Plan, Plan Trust Agreement, or this Confirmation Order shall provide to any person or entity (other than a Debtor) any exculpation, release, discharge, preclusion of, or injunction against (i) any liability or other obligation owed by such person or entity to the United States, its agencies or departments, or (ii) or any Claim, Cause of Action, or other right held by the United States, its agencies or departments.

49

c. Nothing contained in the Plan or this Confirmation Order shall be deemed to have determined, or to bind the United States with respect to the determination of, the federal tax treatment of any item, distribution, person or entity, or the tax liability of any person or entity, including but not limited to the Debtors and the Liquidating Trust; provided, however, that the foregoing shall not affect the rights, claims, defenses and obligations of the United States or the Debtors under the Plan or otherwise with respect to the allowance, disallowance or treatment of Claims of the United States (including, without limitation, under the Bar Date Order and any stipulations between the Internal Revenue Service or United States and the Debtors), nor shall it affect any right of any Debtor or successor to a Debtor to request a determination of tax liability pursuant to section 505(b) of the Bankruptcy Code, or any defenses or objections of the United States with respect to a request for a determination of taxes by any person or entity pursuant to section 505(b) of the Bankruptcy Code.

Miscellaneous

60. Resolution of Potential Plan Objections. Each of the (i) Stipulation Among Debtors and Fidelity National Title Insurance Company Resolving Disputes in Connection with the Plan; and (ii) Stipulation and Agreement By and Among Fannie Mae, Freddie Mac and the Debtors Regarding the Debtors’ Third Amended Plan, are approved.

61. Agreement with LBF With Respect to Section 8.15. The Debtors and the Plan Administrator shall not withhold pursuant to Section 8.15 of the Plan any Distribution to any Non-Controlled Affiliate on the basis that the Non-Controlled Affiliate may use such Distribution to satisfy a Claim of LBF against such Non-Controlled Affiliate. The Debtors or the Plan Administrator also shall not withhold pursuant to Section 8.15 of the Plan any Distributions

50

to LBF on account of any Allowed Claims of LBF on the basis that LBF may use such Distribution to satisfy a claim of another Non-Controlled Affiliate against LBF.

62. Certain Pending Securities Litigations.

a. Nothing in the Plan or this Confirmation Order shall affect the rights and obligations of the Debtors and of any party in interest as set forth in the Order Discharging Examiner And Granting Related Relief [ECF No. 10169].

b. Nothing in the Plan or in this Confirmation Order shall preclude any of (i) the Alameda County Employees’ Retirement Association, Government of Guam Retirement Fund, Northern Ireland Local Government Officers’ Superannuation Committee, City of Edinburgh Council as Administering Authority of the Lothian Pension Fund and Operating Engineers Local 3 Trust Fund, the court-appointed lead plaintiffs (collectively, the “Securities Action Lead Plaintiffs”) or (ii) The Local 302 and 612 of the International Union of Operating Engineers–Employers Construction Industry Retirement Trust (the “MBS Action Lead Plaintiffs,” and together with the Securities Action Lead Plaintiffs, the “Lead Plaintiffs”), lead plaintiffs in In re Lehman Brothers Equity/Debt Securities Litigation, Case No. 08-05523 (LAK), and In re Lehman Brothers Mortgage Backed Securities Litigation, Case No. 08-6762 (LAK) (the “Securities Litigation”), respectively, from seeking relief from the Court to pursue their Claims against the Debtors solely to collect from any available insurance proceeds. All rights of the Debtors to object or respond to requests for such relief or assert any defenses are fully preserved.

c. In the event that the pending settlements involving the Lead Plaintiffs in the Securities Litigation are not approved by final order or judgment of the United States District Court, Southern District of New York and do not become effective by their terms, nothing in the Plan or this Confirmation Order shall preclude the Lead Plaintiffs from seeking

51

discovery from any of the Debtors, the Plan Administrator or the Liquidating Trustee in accordance with the Federal Rules of Civil Procedure following the Effective Date. All rights of the Debtors, the Plan Administrator or the Liquidating Trustee under the Federal Rules of Civil Procedure to object or respond to requests or assert any defenses are fully preserved.

63. Alternative Dispute Resolution Procedures. The following Court Orders shall continue to apply and be binding on all parties following the Effective Date through the Closing Date: (a) Order Pursuant to Section 105 of the Bankruptcy Code, Bankruptcy Rule 9014, and General Order M-390 Authorizing the Debtors to Implement Claims Hearing Procedures and Alternative Dispute Resolution Procedures for Claims Against Debtors [ECF No. 8474]; (b) Alternative Dispute Resolution Procedures Order for Affirmative Claims of Debtors Under Derivatives Contracts [ECF No. 5207]; (c) Tier 2 Alternative Dispute Resolution Procedures Order for Affirmative Claims of Debtors Under Derivatives Contracts for Amounts Not More than $1 Million [ECF No. 11649]; and (d) Alternative Dispute Resolution Procedures Order for Affirmative Claims of the Debtors Under Derivatives Transactions with Special Purpose Vehicle Counterparties [ECF No. 14789].

64. Claims Settlement Procedures. The following Court orders permitting the Debtors to compromise and settle Claims against the Debtors shall continue to apply and be binding on all parties following the Effective Date through the Closing Date: (a) Order Pursuant to Sections 105 and 365 of the Bankruptcy Code to Establish Procedures for the Settlement or Assumption and Assignment of Prepetition Derivative Contracts [ECF No. 2257], and all supplements to such order and (b) Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rules 3007 and 9019(b) Approving Settlement Procedures [ECF No. 7936].

65. Debtors’ Right Under Bankruptcy Rule 2004. The Debtors’ shall retain following the Effective Date the same rights they had prior to the Effective Date under

52

Bankruptcy Rule 2004 and this Court’s Order Granting the Debtors Authority to Issue Subpoenas for the Production of Documents and Authorizing the Examination of Persons and Entities [ECF No. 5910], shall remain in full force and effect following the Effective Date until the Closing Date.

66. Issuance of New Securities. The Plan Administrator, each Debtor or Debtor Controlled-Entity is authorized to (a) form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entities and, (b) issue New Securities for Distribution under the Plan. In the event that the Plan Administrator issues New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan.

67. Exemption from Securities Laws. The offering, issuance, or distribution of the New Securities in accordance with the Plan is exempt from the provisions of Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer, issuance, or distribution of a security by reason of section 1145(a) of the Bankruptcy Code.

68. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition or acquisition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in

53

connection with any disposition or acquisition of assets contemplated by the Plan (including by a Liquidating Trust) in each case whether as a result of sale, assignment, foreclosure or deed-in-lieu of foreclosure, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax to which the exemption under section 1146 of the Bankruptcy Code applies.

69. Governmental Approvals Not Required. Except as otherwise expressly provided in this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

70. Each federal, state, commonwealth, local, foreign, or other governmental agency is directed and authorized to accept the validity of (a) any and all documents, trust agreements, mortgages, and instruments and (b) all actions of the Plan Administrator and those acting on its behalf, that are necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, this Confirmation Order, and the agreements created or contemplated by the Plan, without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law.

71. Structured Securities. As provided in the Structured Securities Procedures Order, the Debtors are determining the Allowed amount of each Claim based on a Structured Security in accordance with the Structured Securities Valuation Methodologies. In accordance with the Structured Securities Procedures Order, the Debtors sent notices of a proposed Allowed Claim amount (“Structured Securities Notices”) to each holder of a Claim based on a Structured Security. To the extent that holders of such Claims agreed with the proposed amount or did not

54

respond by the established deadline (as such may have been extended by the Debtors), such Claim will be Allowed in the amount set forth on the Structured Securities Notice, subject to the Debtors’ right to object to Claims based on Structured Securities on the grounds that such claims do not include a blocking number or include an invalid blocking number, are duplicative of other claims, have been amended and superseded, or otherwise do not comply with the provisions of the Bar Date Order is fully preserved; provided that, the Allowed amount of such Claims may be increased to the extent that in connection with the resolution of a disputed Structured Securities Notice, the Debtors determine that the value of a structured security is greater than the amount previously proposed by the Debtors. As indicated in paragraph 44 hereof, holders of Convenience Claims or Convenience Guarantee Claims shall not be entitled to any increase in the Allowed amount of their Claims.

72. Final Fee Applications. Pursuant to Section 2.2 of the Plan, all entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is one hundred twenty (120) days after the Effective Date, and (ii) shall be paid in full in such amounts as are Allowed by the Court (A) on the date on which the order relating to any such application is entered, or as soon thereafter as practicable, or (B) upon such other terms as may be mutually agreed upon between the claimant and the Debtors.

73. The Debtors are authorized to pay, in the ordinary course of business and without the need for Court approval, the reasonable fees and expenses, incurred after the

55

Effective Date, of the professional persons employed by the Debtors and the Creditors’ Committee.

74. Fees and Expenses of Indenture Trustees and Creditors’ Committee Members. The reasonable fees and expenses, including attorneys’ fees, of (i) the indenture trustees for the Senior Notes and the Subordinated Notes issued by LBHI and the (ii) individual members of the Creditors’ Committee shall be paid in accordance with Section 6.7 of the Plan upon application to, and subject to approval of, the Bankruptcy Court, after reasonable notice to and with opportunity to object for the United States Trustee and all parties in interest; provided, that nothing in the Plan or this Confirmation Order shall affect any party in interest’s right to object to or defend any such application. All objections to any such application are expressly reserved, including, without limitation, any objections regarding the appropriate legal standard for such applications, and any objections that payment of such fees is unauthorized under the Bankruptcy Code and Bankruptcy Rules.

75. Definition of Equity Interests. The definition of Equity Interest included in the Plan is without prejudice to the Debtors’ rights to object to, or seek to subordinate, any Claim, and any Creditor’s rights to defend against such action.

76. Retention of Litigation Claims. Except as expressly provided in the Plan, nothing contained in the Plan or herein shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under

56

any tax sharing agreement among the Debtors and their Affiliates, (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense and remedies. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

77. Retention of Jurisdiction. This Court may properly and, upon the Effective Date shall, consistent with Article XIV of the Plan, retain exclusive jurisdiction over all matters arising under or related to, the Chapter 11 Cases, including, without limitation, the matters set forth in Article XIV of the Plan.

78. Debtors’ Rights of Subrogation.

a. Except as otherwise agreed by the Debtors, to the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor, including on account of any Distributions received by holders of Allowed Guarantee Claims that are satisfied in full in accordance with Section 8.13(a) of the Plan, (i) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (ii) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

b. Except as otherwise agreed by the Debtors, the Debtors’ rights to assert or prosecute Litigation Claims for reimbursement, indemnification, recoupment or any similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of

57

Distribution made to the holders of Allowed Claims or Allowed Guarantee Claims, shall be fully preserved to the fullest extent permitted by applicable law.

79. The Debtors’ rights to assert or prosecute Litigation Claims for reimbursement, indemnification, recoupment or any other similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of Distributions made to the holders of Allowed Claims or Allowed Guarantee Claims, shall be fully preserved to the fullest extent permitted by applicable law.

80. Trading Restrictions. The restrictions imposed by the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [ECF No. 1386], as the same may be amended from time to time, shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

81. Equity Interests in LBHI. On the Effective Date, the LBHI Stock shall be cancelled and one new share of LBHI common stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan.

82. Equity Interests in Subsidiary Debtors. On the Effective Date, the Equity Interests in each of the Subsidiary Debtors shall be unaffected by the Plan, in which case the Debtor holding such Equity Interests shall continue to hold such Equity Interests.

83. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (a) the Plan, (b) the assumption or rejection of executory contracts or unexpired leases pursuant to the Plan, (c) any document or agreement executed pursuant to the

58

Plan, and (d) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any order in aid of consummation of the Plan shall be deemed null and void; provided that this paragraph shall not have any affect on any provisions of the Bilateral Settlement agreements, if any, that survive the termination of such agreements. In such event, nothing contained in this Confirmation Order, any order relating to consummation of the Plan, or the Plan, and no acts taken in preparation for consummation of the Plan shall be (i) deemed to constitute a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or entities, to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors or otherwise, or to constitute an admission of any sort by the Debtors or any other persons or entities as to any issue, or (ii) construed as a finding of fact or conclusion of law in respect thereof.

84. Notice of Entry of Confirmation Order. On or before the thirtieth (30th) Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order (which, in the Debtors’ discretion, may be combined with the Notice of the Effective Date) pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all Creditors and interest holders, the United States Trustee, and other parties in interest, by causing notice of entry of the Confirmation Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances, and no other or further notice is necessary. The Debtors also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Confirmation Order once in each of the Financial Times, The Wall Street Journal (Global Edition – North America, Europe, and Asia), and The New York Times (National).

59

85. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Plan Administrator shall file the notice of the occurrence of the Effective Date and shall serve a copy of same on the Master Service List, as defined in the Second Amended Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rules 1015(c) and 9007 Implementing Certain Notice and Case Management Procedures [ECF No. 9635].

86. No Amendments to Proofs of Claim. After the Effective Date, other than a proof of Claim relating to an executory contract or unexpired lease that is rejected pursuant to the Plan, a proof of Claim relating to a prepetition Claim may not be filed or amended without the authority of the Court.

87. Barclays Sale Order. Nothing contained in the Plan, the Disclosure Statement or the Confirmation Order constitutes or shall be construed as any modification or amendment to the Barclays Sale Order and the rights and defenses of each of the Debtors, the SIPA Trustee (on behalf of LBI), Barclays Bank PLC and Barclays Capital Inc., with respect to any litigation, adversary proceeding, contested matter, claims adjudication, appeal or other dispute against the other are fully preserved, including, without limitation, any rights, defenses, counterclaims and/or cross-claims asserted in connection with or related to the Sale Order.

88. Payment of Statutory Fees. On the Effective Date and thereafter, the Plan Administrator and any Liquidating Trustee thereafter appointed, shall pay all fees incurred pursuant to Section 1930 of title 28, United States Code, together with interest, if any, pursuant to Section 3717 of title 31, United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under Chapter 7 of the Bankruptcy Code or a Final Order dismissing such Debtor’s case is entered.

60

89. Effectiveness of Plan Provisions. Each term and provision of the Plan, as it may have been altered or interpreted by the Bankruptcy Code in accordance with section 15.13, is valid and enforceable pursuant to its terms.

90. Immediate Effectiveness. Any stay of this Order provided by any Bankruptcy Rule, including Bankruptcy Rule 3020(e) is hereby waived, and the terms and provisions of this Order shall be immediately effective and enforceable upon its entry.

91. Conflicts Between Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and provisions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of the Court.

Dated:	New York, York
December 6, 2011

/S/ JAMES M. PECK
HONORABLE JAMES M. PECK UNITED STATES BANKRUPTCY JUDGE

61

Exhibit A

Modified Third Amended Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:	Chapter 11 Case No.
:
LEHMAN BROTHERS HOLDINGS INC., et al.,	:	08-13555 (JMP)
:
Debtors.	:	(Jointly Administered)
:
x

MODIFIED THIRD AMENDED JOINT CHAPTER 11 PLAN OF

LEHMAN BROTHERS HOLDINGS INC. AND ITS AFFILIATED DEBTORS

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007

Attorneys for Debtors and
Debtors in Possession

Dated:	New York, New York December 5, 2011

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

(continued)

(continued)

(continued)

x

(continued)

Schedules

Plan Adjustment Percentages	Schedule 1

Debtors’ Claims Schedule	Schedule 2

Bankhaus Settlement Agreement	Schedule 3

PSA Creditors	Schedule 4

Hong Kong Settlement Agreement	Schedule 5

LBT Settlement Agreement	Schedule 6

Singapore Settlement Agreement	Schedule 7

ARTICLE I

Definitions and Construction of Terms

Definitions. As used in the Plan, the following terms shall have the respective meanings specified below:

1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, any actual and necessary expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business from and after the Commencement Date, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code.

1.2 Affiliate shall have the meaning assigned to such term in section 101(2) of the Bankruptcy Code, excluding a Designated Entity.

1.3 Affiliate Claim means (a) in the case of LBHI, any Claim asserted by an Affiliate of LBHI, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Affiliate Claim or a Senior Affiliate Guarantee Claim, or (b) in the case of a Subsidiary Debtor, any Claim asserted by an Affiliate of that Subsidiary Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim or a Secured Claim.

1.4 Allowed means, with reference to any Claim against the Debtors, (a) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim that is not Disputed, (d) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Debtors pursuant to a Final Order of the Bankruptcy Court, including, without limitation, the Derivatives Procedures Order, or under Section 9.4 of the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date. For purposes of a Foreign Proceeding, an Allowed Claim includes a Claim that has been accepted or allowed in a Foreign Proceeding by settlement with a Foreign Administrator or Final Order of a court of competent jurisdiction.

1.5 Available Cash means (a) all Cash of a Debtor realized from its business operations, the sale or other disposition of its assets, the interest earned on its invested funds, recoveries from Litigation Claims or from any other source or otherwise less (b) the amount of Cash (i) necessary to pay holders of Allowed Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims and Convenience Guarantee Claims against such Debtor in accordance with the Plan, and (ii) estimated and reserved by such Debtor to (A) adequately fund the reasonable and necessary projected costs to carry out the provisions of the Plan with respect to such Debtor on and after the Effective Date, (B) pay all fees payable under section 1930 of chapter 123 of title 28 of the United States Code and (C) fund and maintain any postpetition reserve requirements in connection with any agreements or otherwise. Available Cash shall include the applicable portions of (i) excess amounts retained for Disputed Claims that become available in accordance with Section 8.4 of the Plan, (ii) amounts represented by undeliverable Distributions in accordance with Section 8.7, or (iii) amounts attributable to voided checks in accordance with Section 8.9 of the Plan.

1.6 Avoidance Actions means any actions commenced or that may be commenced before or after the Effective Date pursuant to sections 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

1.7 Ballot means the form distributed to each holder of an impaired Claim that is entitled to vote to accept or reject the Plan.

1.8 Bankhaus Settlement Agreement means that certain Amended and Restated Settlement Agreement, dated March 1, 2011, among the Debtors and certain Debtor-Controlled Entities and the LBB Administrator, as amended by that certain Amendment #1, dated March 18, 2011, to the Amended and Restated Settlement Agreement, which are annexed hereto as Schedule 3.

1.9 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.10 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

1.11 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2072 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

1.12 Barclays Sale Order means the Order Under 11 U.S.C. § § 105(a), 363, and 365 and Federal Rules of Bankruptcy Procedure 2002, 6004 and 6006 Authorizing and Approving (A) the Sale of Purchased Assets Free and Clear of Liens and Other Interests and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases, entered by the Bankruptcy Court on September 20, 2008 in the Chapter 11 Cases [Docket No. 258] and the concurrent order entered in the LBI Proceeding on September 19, 2008 [Case No. 08-1420; Docket No. 3].

1.13 Bar Date Order means the Order Pursuant to Section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3003(c)(3) Establishing the Deadline for Filing Proofs of Claim, Approving the Form and Manner of Notice thereof and Approving the Proof of Claim Form approved and entered by the Bankruptcy Court on July 2, 2009 [Docket No. 4271], as the same may be amended from time to time.

1.14 BNC means BNC Mortgage LLC.

1.15 Business Day means any day other than a Saturday, a Sunday, and any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.16 Cash means legal tender of the United States of America.

1.17 Causes of Action means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date.

1.18 CES means CES Aviation LLC.

1.19 CES V means CES Aviation V LLC.

1.20 CES IX means CES Aviation IX LLC.

1.21 Chapter 11 Cases means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered and are currently pending before the Bankruptcy Court, styled In re Lehman Brothers Holdings Inc., et al., Chapter 11 Case No. 08-13555 (JMP).

1.22 Claim shall have the meaning assigned to such term in section 101(5) of the Bankruptcy Code.

1.23 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.24 Class 10A Subordinated Notes means, collectively, (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 issued pursuant to the Eighth Supplemental Indenture, dated as of August 19, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (b) the Fixed/Floating Rate Subordinated Notes due 2016 Series 5065, issued pursuant to a final term sheet dated as of September 26, 2006 under the Euro Medium-Term Note Program; (c) the Floating Rate Subordinated Notes due 2037 Series EB17, issued pursuant to a final term sheet dated as of January 23, 2007 under the Euro Medium-Term Note Program; (d) the Fixed/Floating Rate Subordinated Notes due 2019 Series 6222, issued pursuant to the final term sheet dated as of February 14, 2007 under the Euro Medium-Term Note Program; and (e) the Floating Rate Subordinated Notes due 2037 Series EB 18, issued pursuant to a final term sheet, dated as of May 30, 2007, under the Euro Medium-Term Note Program.

1.25 Class 10B Subordinated Notes means, collectively, (a) the 6.375% Subordinated Deferrable Interest Debentures due 2052, issued pursuant to the Fourth Supplemental Indenture, dated as of March 17, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (b) the 6.375% Subordinated Deferrable Interest Debentures due October 2052, issued pursuant to the Fifth Supplemental Indenture, dated as of October 31, 2003, between LBHI and JPMorgan Chase Bank, as trustee; (c) the 6.00% Subordinated Deferrable Interest Debentures due 2053, issued pursuant to the Sixth Supplemental Indenture, dated as of April 22, 2004, between LBHI and JPMorgan Chase Bank, as trustee; (d) the 6.24% Subordinated Deferrable Interest Debentures due 2054, issued pursuant to the Seventh Supplemental Indenture, dated as of January 18, 2005, between LBHI and JPMorgan Chase Bank, as trustee; (e) the 5.75% Subordinated Notes due 2017, issued pursuant to the Ninth Supplemental Indenture, dated as of October 24, 2006, between LBHI and JPMorgan Chase Bank, as trustee; (f) the Fixed and Floating Rate Subordinated Notes Due 2032, issued pursuant to the Tenth Supplemental Indenture, dated as of May 1, 2007, between LBHI and JPMorgan Chase Bank, as trustee; (g) the 6.50% Subordinated Notes Due 2017, issued pursuant to the Thirteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (h) the 6.875% Subordinated Notes Due 2037, issued pursuant to the Fourteenth Supplemental Indenture, dated as of July 19, 2007, between LBHI and The Bank of New York, as trustee; (i) the 6.75% Subordinated Notes Due 2017, issued pursuant to the Fifteenth Supplemental Indenture, dated as of December 21, 2007, between LBHI and The Bank of New York, as trustee; and (j) the 7.50% Subordinated Notes Due 2038, issued pursuant to the Sixteenth Supplemental Indenture, dated as of May 9, 2008, between LBHI and The Bank of New York, as trustee.

1.26 Class 10C Subordinated Notes means, collectively, (a) the 5.707% Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Eleventh Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee; and (b) the Floating Rate Remarketable Junior Subordinated Debentures due 2043, issued pursuant to the Twelfth Supplemental Indenture, dated as of May 17, 2007, between LBHI and U.S. Bank National Association, as trustee.

1.27 Closing Date means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section 6.6 of the Plan.

1.28 Collateral means any property or interest in Property of the Estates of the Debtors subject to a Lien to secure the payment of a Claim, which Lien is not subject to avoidance or otherwise invalid and unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

1.29 Commencement Date means (a) September 15, 2008 with respect to LBHI, (b) September 16, 2008 with respect to LB 745, (c) September 23, 2008 with respect to PAMI Statler, (d) October 3, 2008 with respect to LBCS, LBSF and LOTC, (d) October 5, 2008 with respect to LBDP, LCPI, LBCC, LBFP, CES, CES V, CES IX, East Dover and LS Finance, (e) January 7, 2009 with respect to LUXCO, (f) January 9, 2009 with respect to BNC, (g) February 9, 2009 with respect to SASCO and LB Rose Ranch, (h) April 23, 2009 with respect to LB 2080, (i) December 14, 2009 with respect to Merit, and (j) December 22, 2009 with respect to Somerset and Preferred Somerset.

1.30 Confirmation Date means the date upon which the Bankruptcy Court enters a Confirmation Order on the docket of the Chapter 11 Cases as applicable to each Debtor.

1.31 Confirmation Hearing means the hearing held by the Bankruptcy Court, as the same may be continued from time to time, to consider confirmation of the Plan.

1.32 Confirmation Order means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code as applicable to each Debtor.

1.33 Contributing Class means each of LBHI Class 5, LBHI Class 9A, LCPI Class 4A, LCPI Class 4B, LCPI Class 5B, LCPI Class 5C, LBCS Class 4, LBCS Class 5B, LBCS Class 5C, LBSF Class 4A, LBSF Class 5B, LBSF Class 5C, LOTC Class 4, LOTC Class 5B, LOTC Class 5C, LBCC Class 4, LBCC Class 5B and LBCC Class 5C.

1.34 Convenience Claim means any Senior Unsecured Claim or General Unsecured Claim other than a Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however that (1) any Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Claim, (2) Claims in the same Class held by a Creditor shall be aggregated for purposes of determining whether such Claims are eligible to be Convenience Claims, (3) Claims acquired after the Commencement Date shall not be aggregated unless such Claims are in the same Classes, are held by a Creditor and were originally held by one Creditor, and (4) Claims held by a Creditor prior to the Commencement Date shall not be aggregated with Claims acquired by such Creditor after the Commencement Date.

1.35 Convenience Guarantee Claim means any Senior Third-Party Guarantee Claim or Third-Party Guarantee Claim other than a Claim on account of a public debt security issued by LBHI, a Claim asserted by a nominee on behalf of one or more beneficial holders of such Claim or a Claim of a Designated Entity that is (a) Allowed in an amount of fifty thousand dollars ($50,000) or less or (b) Allowed in an amount greater than fifty thousand dollars ($50,000) but which is reduced to fifty thousand dollars ($50,000) (i) by an irrevocable written election by the holder of such Allowed Claim made on a properly delivered Ballot or (ii) pursuant to a settlement agreement between the applicable Debtor and holder of such Claim entered into after the Voting Deadline; provided, however that (1) any Claim that was Allowed in excess of fifty thousand dollars ($50,000) may not be subdivided into multiple Claims of fifty thousand dollars ($50,000) or less for purposes of receiving treatment as a Convenience Guarantee Claim, (2) Claims in the same Class held by a Creditor shall be aggregated for purposes of determining whether such Claims are eligible to be Convenience Guarantee Claims, (3) Claims acquired after the Commencement Date shall not be aggregated unless such Claims are in the same Classes, are held by a Creditor and were originally held by one Creditor, and (4) Claims held by a Creditor prior to the Commencement Date shall not be aggregated with Claims acquired by such Creditor after the Commencement Date.

1.36 Creditor shall have the meaning assigned to such term in section 101(10) of the Bankruptcy Code.

1.37 Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.38 Debtor means BNC, CES, CES V, CES IX, East Dover, LB 745, LB 2080, LB Rose Ranch, LBCC, LBCS, LBDP, LBFP, LBHI, LBSF, LCPI, LOTC, LS Finance, LUXCO, Merit, PAMI Statler, Preferred Somerset, SASCO and Somerset, each in its individual capacity as debtor and debtor in possession in its Chapter 11 Case pursuant to sections 101(13), 1107(a) and 1108 of the Bankruptcy Code.

1.39 Debtor Allocation Agreement means the agreement contained in the Plan Supplement among two or more of the Debtors that identifies, allocates and sets forth other agreed rights and obligations with respect to (a) the costs and benefits of Jointly Owned Litigation Claims, (b) commonly held tax benefits and obligations, (c) expenses of administration of the Chapter 11 Cases, and (d) certain other inter-Debtor related issues.

1.40 Debtors’ Claims Schedule means the schedule attached hereto as Schedule 2 setting forth the amounts of Senior Affiliate Claims, Senior Affiliate Guarantee Claims or Affiliate Claims, as applicable, of a Debtor against another Debtor.

1.41 Debtor-Controlled Entity means a non-Debtor Affiliate of the Debtors that is managed and controlled by a Debtor as of the Effective Date.

1.42 Designated Entity means each of the Racers Trusts and the holder of the Fenway Claims.

1.43 Derivatives Procedures Order means the Order Pursuant to Sections 105 and 365 of the Bankruptcy Code to Establish Procedures for the Settlement or Assumption or Assignment of Prepetition Derivatives Contracts, approved and entered by the Bankruptcy Court on December 16, 2008 [Docket No. 2257], as amended or may be amended from time to time.

1.44 Director Selection Committee means the committee established pursuant to Section 7.2(b) of the Plan, the members of which are identified in the Plan Supplement.

1.45 Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.46 Disputed means, with reference to any Claim, (a) any Claim proof of which was timely and properly filed that is (i) disputed in whole or in part under the Plan, including, without limitation, any Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim that is not Allowed in accordance with Section 6.5(b) of the Plan, or (ii) as to which a timely objection and/or request for estimation has been interposed, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by the Bar Date Order or another Final Order of the Bankruptcy Court in a form and manner proscribed in such order, but as to which a proof of Claim was not timely or properly filed.

1.47 Distribution means any initial or subsequent payment or transfer made under the Plan.

1.48 Distribution Date means any date on which a Distribution is made upon at least thirty (30) Business Days written notice filed on the docket of the Chapter 11 Cases or otherwise communicated to holders of Allowed Claims.

1.49 East Dover means East Dover Limited.

1.50 Effective Date means the first Business Day on which the conditions to effectiveness of the Plan set forth in Article XII have been satisfied or waived and on which the Plan shall become effective with respect to a Debtor.

1.51 Equity Interest means (a) shares of common stock, preferred stock, other forms of ownership interest, or any other equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor that was in existence immediately prior to or on the Commencement Date for such Debtor, and (b) Allowed Claims against LBHI arising out of, relating to, or in connection with any of the foregoing that are subject to section 510(b) of the Bankruptcy Code.

1.52 Excess LBSF Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(f) of the Plan to holders of Allowed Claims in LBSF Class 5A in the event holders of Allowed Claims in LBSF Class 4A are satisfied in full.

1.53 Excess LCPI Settlement Amount means the Distributions, if any, made in accordance with the last sentence of Section 6.5(e) of the Plan to holders of Allowed Claims in LCPI Class 5A in the event holders of Allowed Claims in LCPI Class 4A are satisfied in full.

1.54 Excess Plan Adjustment means the Distributions (including the Plan Adjustment), if any, made in accordance with the last sentence of Section 6.5(a) of the Plan in the event that holders of Allowed Claims in an LBHI Class 3 or LBHI Class 7 are satisfied in full to Participating Debtors for the exclusive benefit of (i) holders of Allowed Claims in such Participating Debtors’ Contributing Classes and, in addition to the foregoing, (ii) (A) in the case of LBHI, LBHI Class 9B or (B) in the case of LBSF, LBSF Class 4B.

1.55 Excess Plan Adjustment Portion means, with respect to each Contributing Class and LBHI Class 9B and LBSF Class 4B, (a) if the Excess Plan Adjustment is equal to the Plan Adjustment, the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B and (b) if the Excess Plan Adjustment is less than the Plan Adjustment, the portion of the Excess Plan Adjustment that bears the same relationship to the Excess Plan Adjustment as the portion of the Plan Adjustment contributed by such Contributing Class, LBHI Class 9B or LBSF Class 4B bears to the Plan Adjustment, contributed by all Contributing Classes and LBHI Class 9B and LBSF Class 4B.

1.56 Fenway Claim means the Claim asserted by LBHI in connection with the Fenway transaction, which shall be Allowed in accordance with Section 6.5(h) of the Plan.

1.57 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable law, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.58 Foreign Administrator means each of the persons or entities that is managing the affairs and representing the insolvency estate of a Non-Controlled Affiliate that is subject to a Foreign Proceeding.

1.59 Foreign Proceeding means an insolvency, administration, liquidation, rehabilitation, receivership or like proceeding commenced by or initiated against a Non-Controlled Affiliate in a jurisdiction outside of the United States.

1.60 General Unsecured Claim means, (a) in the case of LBHI, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, a Senior Unsecured Claim, a Senior Affiliate Claim, a Senior Affiliate Guarantee Claim, a Senior Third-Party Guarantee Claim, an Affiliate Claim, a Third-Party Guarantee Claim, a Subordinated Claim or a Section 510(b) Claim, or (b) in the case of each Subsidiary Debtor, any Claim other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim or an Affiliate Claim.

1.61 Governmental Unit shall have the meaning assigned to such term in section 101(27) of the Bankruptcy Code.

1.62 Guarantee Claim means a Claim asserted against LBHI on the basis of a guarantee, promise, pledge, indemnity or similar agreement by LBHI (a) to satisfy an obligation or liability of another entity or (b) with respect to asset values, collection or net worth of another entity.

1.63 Hong Kong Lehman Entities In Liquidation shall have the meaning assigned to such term in the Hong Kong Settlement Agreement.

1.64 Hong Kong Settlement Agreement means that certain Settlement and Plan Support Agreement, dated July 31, 2011, among the Debtors and the Hong Kong Lehman Entities In Liquidation, which is annexed hereto as Schedule 5.

1.65 Independent Directors means Michael L. Ainslie, John F. Akers, Roger S. Berlind, Thomas H. Cruikshank, Marsha Johnson Evans, Sir Christopher Gent, Jerry A. Grundhofer, Roland A. Hernandez, Henry Kaufman and John D. Macomber.

1.66 Intercompany Funding Balance means that portion of LBHI’s Claim against a Subsidiary Debtor, in the amount reflected on page 3 of the Debtors’ Claims Schedule, that relates to the funding of operations of such Subsidiary Debtor but does not relate to specific transactions, such as derivative contracts or repurchase agreements.

1.67 IRS means the Internal Revenue Service.

1.68 Jointly Owned Litigation Claims means any Litigation Claims that may be, are or are asserted to be owned, either jointly or individually, by one or more of the Debtors.

1.69 LAMCO means LAMCO Holdings LLC and its subsidiary Affiliates.

1.70 LB 745 means LB 745 LLC.

1.71 LB 2080 means LB 2080 Kalakaua Owners LLC.

1.72 LBB means Lehman Brothers Bankhaus AG (in Insolvenz).

1.73 LBB Administrator means Dr. Michael C. Frege in his capacity as insolvency administrator (Insolvenzverwalter) of LBB.

1.74 LBCC means Lehman Brothers Commercial Corporation.

1.75 LBCS means Lehman Brothers Commodities Services Inc.

1.76 LBDP means Lehman Brothers Derivative Products Inc.

1.77 LBFP means Lehman Brothers Financial Products Inc.

1.78 LBHI means Lehman Brothers Holdings Inc.

1.79 LBHI Stock means the common or preferred stock of LBHI outstanding on the Effective Date.

1.80 LBI means Lehman Brothers Inc.

1.81 LBI Proceeding means the proceeding commenced under the Securities Investor Protection Act of 1970, as amended, with respect to LBI.

1.82 LB Rose Ranch means LB Rose Ranch LLC.

1.83 LBSF means Lehman Brothers Special Financing Inc.

1.84 LBSF Additional Settlement Amount means the first $70 million that is recovered by LBSF in respect of “Total Assets” in excess of $14,156,000,000, the amount of “Total Assets” of LBSF estimated in Exhibit 4 to the Disclosure Statement, dated June 29, 2011, which shall be distributed to only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C in accordance with Section 6.5(d) of the Plan.

1.85 LBSF Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LBSF that shall be automatically redistributed in accordance with Section 6.5(f) of the Plan.

1.86 LBSN means Lehman Brothers Securities N.V.

1.87 LBT means Lehman Brothers Treasury Co. B.V.

1.88 LBT Trustees means Rutger J. Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (curatoren) for LBT.

1.89 LBT Settlement Agreement that certain Settlement Agreement, dated August 30, 2011, among the Debtors and the LBT Trustees, which is annexed hereto as Schedule 6.

1.90 LCPI means Lehman Commercial Paper Inc.

1.91 LCPI Settlement Amount means the first $100 million of Distributions made to LBHI on account of its Allowed Affiliate Claim against LCPI that shall be automatically redistributed in accordance with Section 6.5(e) of the Plan.

1.92 Lehman means LBHI together with all of its direct and indirect Affiliates existing on or after the LBHI Commencement Date.

1.93 Lehman ALI means Lehman ALI Inc.

1.94 Lehman Singapore Entities means the Lehman Singapore Liquidation Companies and the Lehman Singapore Non-Liquidation Companies as such terms are defined in the Singapore Settlement Agreement.

1.95 Lien shall have the meaning assigned to such term in section 101(37) of the Bankruptcy Code.

1.96 Liquidating Trust means a trust that may be created after the Effective Date in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement for the benefit of holders of Allowed Claims or Equity Interests and as determined by the Plan Administrator consistent with the purposes of any such Liquidating Trust pursuant to Section 10.2 of the Plan.

1.97 Liquidating Trust Agreement means an agreement evidencing the terms and provisions governing a Liquidating Trust that shall be entered into prior to the establishment of such Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer Liquidating Trust Assets.

1.98 Liquidating Trust Assets means the assets of a Debtor or Debtor-Controlled Entity to be transferred to a Liquidating Trust as may be determined by the Plan Administrator, which shall be described in a Liquidating Trust Agreement.

1.99 Liquidating Trust Beneficiaries means those holders of Allowed Claims against or Equity Interests in a Debtor to the extent such holders receive Liquidating Trust Interests.

1.100 Liquidating Trustee means the person or entity appointed by the Plan Administrator prior to the creation of a Liquidating Trust to administer such Liquidating Trust in accordance with the provisions of Article X of the Plan and a Liquidating Trust Agreement; provided, however, that under no circumstance shall a Liquidating Trustee be a director or officer with respect to any entity over which the Liquidating Trust has control.

1.101 Liquidating Trust Interests means the non-certificated beneficial interests of a Liquidating Trust allocable to holders of Allowed Claims and/or Equity Interests in accordance with the terms and conditions of a Liquidating Trust Agreement, which may or may not be transferable.

1.102 Litigation Claims means any and all Causes of Action held by a Debtor.

1.103 LOTC means Lehman Brothers OTC Derivatives Inc.

1.104 LS Finance means Lehman Scottish Finance L.P.

1.105 LUXCO means Luxembourg Residential Properties Loan Finance S.a.r.l.

1.106 Merit means Merit, LLC.

1.107 New Securities means the securities that may be distributed by a Debtor or Debtor-Controlled Entity after the Effective Date to the holders of Allowed Claims against or Equity Interests in such Debtor representing an interest in an existing or newly formed entity of a Debtor or Debtor-Controlled Entity pursuant to and in a manner consistent with Section 15.2 of the Plan.

1.108 Non-Controlled Affiliate means an Affiliate of the Debtors that is not currently managed and controlled by a Debtor as of the Effective Date, including, without limitation, all Affiliates that are subject to a Foreign Proceeding and LBI.

1.109 Opco Plan Proponents means those entities that are “Non-Consolidation Plan Proponents,” as identified in Schedule A to the Joint Chapter 11 Plan For Lehman Brothers Holdings Inc. and Its Affiliated Debtors Other Than Merit, LLC, LB Somerset, LLC and LB Preferred Somerset LLC Proposed by Non-Consolidation Plan Proponents, filed on April 25, 2011 [Docket No. 16229], that have Claims against LBSF and LCPI.

1.110 Ordinary Course Professional Order means the Amended Order Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code Authorizing the Debtors to Employ Professionals Utilized in the Ordinary Course of Business, approved and entered by the Bankruptcy Court on March 25, 2010 [Docket No. 7822], as the same may be amended from time to time.

1.111 PAMI Statler means PAMI Statler Arms LLC.

1.112 Participating Debtors means LBHI together with each of the Participating Subsidiary Debtors.

1.113 Participating Subsidiary Debtor means LCPI, LBSF, LOTC, LBCC or LBCS.

1.114 Plan means, collectively, the chapter 11 plans of each of the Debtors, and (where specified herein) individually, the chapter 11 plan of each Debtor, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as each of the foregoing may be altered, amended or modified from time to time.

1.115 Plan Administrator means LBHI pursuant to the authority granted in Section 6.1 of the Plan.

1.116 Plan Adjustment means the sum of (a) the Racers Adjustment and (b) the sum of (i) each of the Distributions (excluding Distributions on account of the LBSF Settlement Amount, the LBSF Additional Settlement Amount and the LCPI Settlement Amount) made to holders of Allowed Claims in each Contributing Class, multiplied by (ii) the Plan Adjustment Percentage applicable to each such Contributing Class, that shall be redistributed in accordance with Section 6.5(a) of the Plan.

1.117 Plan Adjustment Percentage means the percentage applicable to a Contributing Class of a Participating Debtor as set forth on Schedule 1 hereto.

1.118 Plan Supplement means the document containing the forms of documents specified in Section 15.5 of the Plan.

1.119 Plan Support Agreement means an agreement to support the Plan that has been or will be executed by a PSA Creditor.

1.120 Plan Trust means the trust established under New York law to hold the Plan Trust Stock on and after the Effective Date.

1.121 Plan Trust Agreement means the agreement contained in the Plan Supplement creating and setting forth the terms and conditions that shall govern the Plan Trust.

1.122 Plan Trust Stock means one new share of LBHI common stock to be issued to the Plan Trust upon cancellation of the LBHI Stock in accordance with Section 4.17(b) of the Plan.

1.123 Plan Trustee means any of the persons acting as trustee of the Plan Trust pursuant to Section 7.4 of the Plan.

1.124 Preferred Somerset means LB Preferred Somerset LLC.

1.125 Primary Claim means a Claim against a Primary Obligor for which a corresponding Guarantee Claim has been asserted.

1.126 Primary Obligor means an entity other than LBHI that is purportedly obligated or liable on a Claim with respect to which a Guarantee Claim has been asserted.

1.127 Priority Non-Tax Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code or 12 U.S.C. § 4617(b)(15).

1.128 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.129 Property of the Estate means all property of a Debtor pursuant to section 541 of the Bankruptcy Code.

1.130 Pro Rata Share means with respect to an Allowed Claim or Equity Interest (a) within the same Class, the proportion that an Allowed Claim or Equity Interest bears to the sum of all Allowed Claims and Disputed Claims or Allowed Equity Interests and Disputed Equity Interests within such Class, or (b) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims and Disputed Claims; provided, however, that Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, Convenience Claims, Convenience Guarantee Claims and Section 510(b) Claims shall not be considered for purposes of “Pro Rata Share” among all Classes; provided, further, however, that only the following Claims shall be considered in the determination of “Pro Rata Share” among all Classes with respect to the following Distributions:

(i) Available Cash in the case of LBHI: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, General Unsecured Claims, Affiliate Claims, Third-Party Guarantee Claims and Subordinated Claims.

(ii) Available Cash in the case of a Subsidiary Debtor: General Unsecured Claims and Affiliate Claims.

(iii) LBSF Settlement Amount: General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts.

(iv) LBSF Additional Settlement Amount: (1) General Unsecured Claims against LBSF other than Claims of any of the Racers Trusts, and (2) Affiliate Claims against LBSF other than Claims of any of the Participating Debtors.

(v) LCPI Settlement Amount: General Unsecured Claims against LCPI other than Claims of any Designated Entity.

(vi) Plan Adjustment: Senior Unsecured Claims against LBHI and General Unsecured Claims against LBHI.

(vii) Subordinated Class 10A Distribution: Senior Unsecured Claims and Senior Affiliate Claims.

(viii) Subordinated Class 10B Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Senior Third-Party Guarantee Claims.

(ix) Subordinated Class 10C Distribution: Senior Unsecured Claims, Senior Affiliate Claims, Senior Affiliate Guarantee Claims, Senior Third-Party Guarantee Claims, Subordinated Class 10A Claims and Subordinated Class 10B Claims.

1.131 PSA Creditor means any Creditor identified on Schedule 4 (as the same may be amended from time to time) that is a party to a Plan Support Agreement with the Debtors that has not been terminated, and the Ad Hoc Group of Lehman Brothers Creditors, and each former, current and future member thereof that executes a Plan Support Agreement prior to the hearing to consider approval of the Disclosure Statement, and each of its officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.132 Racers 2007-A Trust means the Restructured Assets with Enhanced Returns Series 2007-A Trust.

1.133 Racers Adjustment means the Distributions made to the Racers 2007-A Trust on account of (a) in the case of LBSF, $1 billion of its Allowed Claim against LBSF or (b) in the case of LBHI, $1 billion of its Allowed Guarantee Claim against LBHI.

1.134 Racers MM Trust means the Restructured Assets with Enhanced Returns 2007-7-MM Trust.

1.135 Racers Trusts means the Racers 2007-A Trust and the Racers MM Trust.

1.136 Released Parties means, collectively, and in each case, solely in such capacity, the Debtors, the Independent Directors, the Plan Administrator, the Creditors’ Committee, each current and former member of the Creditors’ Committee and, with respect to each of the foregoing, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, representatives or other professionals serving during the pendency of the Chapter 11 Cases).

1.137 SASCO means Structured Asset Securities Corporation.

1.138 Schedules means the schedules of assets and liabilities, schedules of current income and current expenditures and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any supplements or amendments thereto through the Confirmation Date.

1.139 Secured Claim means any Claim (a) to the extent reflected in the Schedules or upon a proof of Claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the

Bankruptcy Code or (b) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.140 Section 510(b) Claim means any Claim against LBHI that is subject to section 510(b) of the Bankruptcy Code other than any Claim arising out of, relating to, or in connection with Equity Interests in LBHI.

1.141 Senior Affiliate Claim means any Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Guarantee Claim.

1.142 Senior Affiliate Guarantee Claim means any Guarantee Claim asserted by an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.143 Senior Notes means, collectively, the various notes issued by LBHI as to which Wilmington Trust Co. serves as indenture trustee.

1.144 Senior Third-Party Guarantee Claim means any Guarantee Claim asserted by a third-party that is not an Affiliate of LBHI that is entitled to a contractual right of priority in payment to Subordinated Class 10B Claims and Subordinated Class 10C Claims, but not Subordinated Class 10A Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes).

1.145 Senior Unsecured Claim means any Claim against LBHI that is entitled to a contractual right of priority in payment to all Subordinated Claims (excluding an “Other Financial Obligation” as defined in the Class 10B Subordinated Notes or Class 10C Subordinated Notes), other than a Senior Affiliate Claim, Senior Affiliate Guarantee Claim and Senior Third-Party Guarantee Claim.

1.146 Singapore Settlement Agreement means that certain Settlement Agreement, dated August 24, 2011, among the Debtors, certain Debtor-Controlled Entities and the Lehman Singapore Entities, which is annexed hereto as Schedule 7.

1.147 SIPA Trustee means James W. Giddens as trustee appointed under the Securities Investor Protection Act of 1970 to administer LBI’s estate.

1.148 Somerset means LB Somerset LLC.

1.149 Stock Trading Restrictions Order means the Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates and Establishing Notification Procedures Relating Thereto [Docket No. 1386], as the same may be amended from time to time.

1.150 Structured Securities Claims means the Claims against LBHI arising out of structured securities issued or guaranteed by LBHI, which Claims are listed in Exhibit A to the Structured Securities Motion.

1.151 Structured Securities Motion means the Motion Pursuant to Sections 105(a) and 502(b) of the Bankruptcy Code and Bankruptcy Rule 9019 for Approval of Procedures for Determining the Allowed Amount of Claims Filed Based on Structured Securities Issued or Guaranteed by Lehman Brothers Holdings Inc., filed substantially contemporaneously with the Plan.

1.152 Structured Securities Order means an order of the Bankruptcy Court granting the Structured Securities Motion and approving the procedures for the allowance of Structured Securities Claims pursuant to the Structured Securities Valuation Methodologies.

1.153 Structured Securities Valuation Methodologies means the methodologies annexed as Exhibit 11 to the Disclosure Statement for the valuation of Structured Securities Claims.

1.154 Subordinated Class 10A Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10A Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.155 Subordinated Class 10B Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10B Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.156 Subordinated Class 10C Distribution means the total Distribution that would have been made to holders of Allowed Subordinated Class 10C Claims but for the reallocation of such Distribution pursuant to Section 6.4 of the Plan.

1.157 Subordinated Claim means any Subordinated Class 10A Claim, Subordinated Class 10B Claim or Subordinated Class 10C Claim.

1.158 Subordinated Class 10A Claim means any Claim against LBHI arising under the Class 10A Subordinated Notes.

1.159 Subordinated Class 10B Claim means any Claim against LBHI arising under the Class 10B Subordinated Notes.

1.160 Subordinated Class 10C Claim means any Claim against LBHI arising under the Class 10C Subordinated Notes.

1.161 Subordinated Notes means, collectively, the Class 10A Subordinated Notes, Class 10B Subordinated Notes and Class 10C Subordinated Notes.

1.162 Subsidiary Debtor means each of the Debtors other than LBHI.

1.163 Third-Party Guarantee Claim means any Guarantee Claim asserted by an entity that is not an Affiliate of LBHI other than a Senior Third-Party Guarantee Claim.

1.164 Voting Deadline means the date fixed by the Bankruptcy Court as the last date upon which holders of Claims may vote to accept or reject the Plan

Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II

Treatment of Administrative

Expense Claims and Priority Tax Claims

2.1 Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim has been paid by a Debtor prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash from the Debtor obligated for the payment of such Allowed Administrative Expense Claim in an amount equal to the Allowed amount of such Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by a Debtor or other obligations incurred by such Debtor shall be paid in full and performed by such Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2 Professional Compensation and Reimbursement Claims. Other than a professional retained by the Debtors pursuant to the Ordinary Course Professional Order, any entity seeking an award of the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred on behalf of the Debtors and the Creditors’ Committee through and including the Effective Date under section 105(a), 363(b), 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file its final application for allowance of such compensation and/or reimbursement by no later than the date that is 120 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and (b) be paid by or on behalf of the Debtor in full and in Cash in the amounts Allowed upon (i) the date the order granting such award becomes a Final Order, or as soon thereafter as practicable, or (ii) such other terms as may be mutually agreed upon by the claimant and the Debtor obligated for the payment of such Allowed Claim. The Debtors are authorized to pay compensation for professional services rendered and reimburse expenses incurred on behalf of the Debtors and the Creditors’ Committee after the Effective Date in the ordinary course and without Bankruptcy Court approval.

2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive from one or more of the Debtors obligated for the payment of such Allowed Priority Tax Claim, and at the sole option of such Debtor(s), (i) Cash in an amount equal to the Allowed amount of such Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal Cash payments to be made initially on the Effective Date or as soon thereafter as practicable and semi-annually thereafter in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate determined under applicable non-bankruptcy law, over a period from the Effective Date through the fifth (5th) anniversary after the Commencement Date; provided, however, that such election shall be without prejudice to the Debtor’s right to prepay such Allowed Priority Tax Claim in full or in part without penalty.

ARTICLE III

Classification Of Claims And Equity Interests

Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes (unless otherwise specified), including voting and Distribution pursuant to the Plan, as follows:

3.1 LBHI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Senior Unsecured Claims	Impaired	Yes

4A	Senior Affiliate Claims	Impaired	Yes

4B	Senior Affiliate Guarantee Claims	Impaired	Yes

5	Senior Third-Party Guarantee Claims	Impaired	Yes

6A	Convenience Claims	Impaired	Yes

6B	Convenience Guarantee Claims	Impaired	Yes

7	General Unsecured Claims	Impaired	Yes

8	Affiliate Claims	Impaired	Yes

9A	Third-Party Guarantee Claims other than of the Racers Trusts	Impaired	Yes

9B	Third-Party Guarantee Claims of the Racers Trusts	Impaired	Yes

10A	Subordinated Class 10A Claims	Impaired	No (deemed to reject)

10B	Subordinated Class 10B Claims	Impaired	No (deemed to reject)

10C	Subordinated Class 10C Claims	Impaired	No (deemed to reject)

11	Section 510(b) Claims	Impaired	No (deemed to reject)

12	Equity Interests	Impaired	No (deemed to reject)

3.2 LCPI

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of Designated Entities	Impaired	Yes

4B	General Unsecured Claims of Designated Entities	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.3 LBCS

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.4 LBSF

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4A	General Unsecured Claims other than those of the Racers Trusts	Impaired	Yes

4B	General Unsecured Claims of the Racers Trusts	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

Class	Designation	Impairment	Entitlement to Vote

6	Equity Interests	Impaired	No (deemed to reject)

3.5 LOTC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.6 LBCC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	Convenience Claims	Impaired	Yes

4	General Unsecured Claims	Impaired	Yes

5A	Affiliate Claims of LBHI	Impaired	Yes

5B	Affiliate Claims of Participating Subsidiary Debtors	Impaired	Yes

5C	Affiliate Claims other than those of Participating Debtors	Impaired	Yes

6	Equity Interests	Impaired	No (deemed to reject)

3.7 LBDP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.8 LBFP

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.9 LB 745

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.10 PAMI Statler

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.11 CES

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.12 CES V

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.13 CES IX

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.14 East Dover

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.15 LS Finance

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.16 LUXCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.17 BNC

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.18 LB Rose Ranch

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.19 SASCO

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.20 LB 2080

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.21 Merit

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.22 Preferred Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

3.23 Somerset

Class	Designation	Impairment	Entitlement to Vote

1	Priority Non-Tax Claims	Impaired	Yes

2	Secured Claims	Impaired	Yes

3	General Unsecured Claims	Impaired	Yes

4A	Affiliate Claims of LBHI	Impaired	Yes

4B	Affiliate Claims other than those of LBHI	Impaired	Yes

5	Equity Interests	Impaired	No (deemed to reject)

ARTICLE IV

Treatment of Claims Against and Equity Interests in LBHI

4.1 LBHI Class 1 – Priority Non-Tax Claims against LBHI.

(a) Impairment and Voting. LBHI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBHI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBHI Class 1 shall be paid by LBHI in Cash in full.

4.2 LBHI Class 2 – Secured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBHI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBHI Class 2 shall be satisfied by, at the option of LBHI: (i) payment in Cash by LBHI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBHI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

4.3 LBHI Class 3 – Senior Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 3 shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution, (iv) Subordinated Class 10C Distribution and (v) the Plan Adjustment.

4.4 LBHI Class 4A – Senior Affiliate Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4A is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4A shall receive its Pro Rata Share of (i) Available Cash from

LBHI, (ii) Subordinated Class 10A Distribution, (iii) Subordinated Class 10B Distribution and (iv) Subordinated Class 10C Distribution.

4.5 LBHI Class 4B – Senior Affiliate Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 4B shall receive its Pro Rata Share of (i) Available Cash from LBHI, (ii) Subordinated Class 10B Distribution and (iii) Subordinated Class 10C Distribution.

4.6 LBHI Class 5 – Senior Third-Party Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 5 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 5 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 5 shall receive its Pro Rata Share of (i) (A) Available Cash from LBHI, (B) Subordinated Class 10B Distribution and (C) Subordinated Class 10C Distribution; provided, however, that the applicable Plan Adjustment Percentage of the Distributions set forth in clauses (A), (B) and (C) above shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 5.

4.7 LBHI Class 6A – Convenience Claims against LBHI.

(a) Impairment and Voting. LBHI Class 6A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 6A shall receive Cash from LBHI in an amount equal to .26 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

4.8 LBHI Class 6B – Convenience Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 6B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 6B is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 6B shall receive Cash from LBHI in an amount equal to .17 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

4.9 LBHI Class 7 – General Unsecured Claims against LBHI.

(a) Impairment and Voting. LBHI Class 7 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 7 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 7 shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) the Plan Adjustment.

4.10 LBHI Class 8 – Affiliate Claims against LBHI.

(a) Impairment and Voting. LBHI Class 8 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 8 is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBHI Class 8 shall receive its Pro Rata Share of Available Cash from LBHI.

4.11 LBHI Class 9A – Third-Party Guarantee Claims against LBHI.

(a) Impairment and Voting. LBHI Class 9A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBHI Class 9A shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9A.

4.12 LBHI Class 9B – Third-Party Guarantee Claims of the Racers Trusts against LBHI.

(a) Impairment and Voting. LBHI Class 9B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 9B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(g) of the Plan, each holder of an Allowed Claim in LBHI Class 9B shall receive from LBHI its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBHI Class 9B.

4.13 LBHI Class 10A – Subordinated Class 10A Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10A is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10A is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10A shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A are satisfied in full, in which case each holder of an

Allowed Claim in LBHI Class 10A shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.14 LBHI Class 10B – Subordinated Class 10B Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10B is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10B is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10B shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10B shall receive its Pro Rata Share of (i) Available Cash from LBHI and (ii) Subordinated Class 10C Distribution.

4.15 LBHI Class 10C – Subordinated Class 10C Claims against LBHI.

(a) Impairment and Voting. LBHI Class 10C is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 10C is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 10C shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 10C shall receive its Pro Rata Share of Available Cash from LBHI.

4.16 LBHI Class 11 – Section 510(b) Claims against LBHI.

(a) Impairment and Voting. LBHI Class 11 is impaired by the Plan. Each holder of an Allowed Claim in LBHI Class 11 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Holders of Allowed Claims in LBHI Class 11 shall not receive any Distributions on account of such Claims unless and until all holders of Allowed Claims against LBHI other than Claims in LBHI Class 11 are satisfied in full, in which case each holder of an Allowed Claim in LBHI Class 11 shall receive its Pro Rata Share of Available Cash from LBHI.

4.17 LBHI Class 12 – Equity Interests in LBHI.

(a) Impairment and Voting. LBHI Class 12 is impaired by the Plan. Each holder of an Equity Interest in LBHI Class 12 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Stock Exchange. On the Effective Date, all LBHI Stock shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold such share for the benefit of the holders of such former LBHI Stock consistent with their former relative priority and economic entitlements; provided, however, that the Plan Trust may not exercise any voting rights appurtenant thereto in conflict with Article VII of the Plan. On or promptly after the Effective Date, the Plan Administrator shall file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of LBHI’s publicly traded securities.

(c) Distributions. Each holder of an Equity Interest in LBHI (through their interest in the new share of LBHI common stock or otherwise) shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBHI on account of such Equity Interests; provided, however, that in the event that all Allowed Claims in LBHI Classes 1 through 11 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBHI may receive its share of any remaining assets of LBHI consistent with such holder’s rights of payment existing immediately prior to the Commencement Date. Unless otherwise determined by the Plan Administrator, on the date that LBHI’s Chapter 11 Case is closed in accordance with Section 6.6 of the Plan, the Plan Trust Stock issued pursuant to subsection (b) above shall be deemed cancelled and of no further force and effect provided that such cancellation does not adversely impact the Debtors’ estates.

(d) Non-Transferable. The continuing rights of holders of Equity Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law.

ARTICLE V

Treatment of Claims Against and Equity Interests in Subsidiary Debtors

5.1 LCPI Class 1 – Priority Non-Tax Claims against LCPI.

(a) Impairment and Voting. LCPI Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 1 agrees to less favorable treatment or has been paid by or on behalf of LCPI on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LCPI Class 1 shall be paid by LCPI in Cash in full.

5.2 LCPI Class 2 – Secured Claims against LCPI.

(a) Impairment and Voting. LCPI Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LCPI Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LCPI Class 2 shall be satisfied by, at the option of LCPI: (i) payment in Cash by LCPI in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LCPI Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.3 LCPI Class 3 – Convenience Claims against LCPI.

(a) Impairment and Voting. LCPI Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LCPI Class 3 shall receive Cash from LCPI in an amount equal to .60 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.4 LCPI Class 4A – General Unsecured Claims other than those of Designated Entities against LCPI.

(a) Impairment and Voting. LCPI Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LCPI Class 4A shall receive its Pro Rata Share (i) from LCPI of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (B) the Excess Plan Adjustment Portion with respect to LCPI Class 4A, and (ii) the LCPI Settlement Amount.

5.5 LCPI Class 4B – General Unsecured Claims of Designated Entities against LCPI.

(a) Impairment and Voting. LCPI Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(g) or 6.5(h), each holder of an Allowed Claim in LCPI Class 4B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 4B.

5.6 LCPI Class 5A – Affiliate Claims of LBHI against LCPI.

(a) Impairment and Voting. LCPI Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive from LCPI (i) its Pro Rata Share of Available Cash; provided, however, that the LCPI Settlement Amount shall be automatically redistributed pursuant to Section 6.5(e) of the Plan, and (ii) the Excess LCPI Settlement Amount.

5.7 LCPI Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5B shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5B.

5.8 LCPI Class 5C – Affiliate Claims other than those of Participating Debtors against LCPI.

(a) Impairment and Voting. LCPI Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LCPI Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LCPI Class 5C shall receive from LCPI its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LCPI Class 5C.

5.9 LCPI Class 6 – Equity Interests in LCPI.

(a) Impairment and Voting. LCPI Class 6 is impaired by the Plan. Each holder of an Equity Interest in LCPI Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LCPI shall be cancelled if and when LCPI is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LCPI shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LCPI on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LCPI have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LCPI may receive its Pro Rata Share of any remaining assets in LCPI.

5.10 LBCS Class 1 – Priority Non-Tax Claims against LBCS.

(a) Impairment and Voting. LBCS Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCS on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCS Class 1 shall be paid by LBCS in Cash in full.

5.11 LBCS Class 2 – Secured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCS Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCS Class 2 shall be satisfied by, at the option of LBCS: (i) payment in Cash by LBCS in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCS Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.12 LBCS Class 3 – Convenience Claims against LBCS.

(a) Impairment and Voting. LBCS Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCS Class 3 shall receive Cash from LBCS in an amount equal to .55 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.13 LBCS Class 4 – General Unsecured Claims against LBCS.

(a) Impairment and Voting. LBCS Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCS Class 4 shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 4.

5.14 LBCS Class 5A – Affiliate Claims of LBHI against LBCS.

(a) Impairment and Voting. LBCS Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCS.

5.15 LBCS Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5B shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5B.

5.16 LBCS Class 5C – Affiliate Claims other than those of Participating Debtors against LBCS.

(a) Impairment and Voting. LBCS Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCS Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCS Class 5C shall receive from LBCS its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCS Class 5C.

5.17 LBCS Class 6 – Equity Interests in LBCS.

(a) Impairment and Voting. LBCS Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCS Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCS shall be cancelled if and when LBCS is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCS shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCS on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCS have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCS may receive its Pro Rata Share of any remaining assets in LBCS.

5.18 LBSF Class 1 – Priority Non-Tax Claims against LBSF.

(a) Impairment and Voting. LBSF Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBSF on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBSF Class 1 shall be paid by LBSF in Cash in full.

5.19 LBSF Class 2 – Secured Claims against LBSF.

(a) Impairment and Voting. LBSF Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBSF Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBSF Class 2 shall be satisfied by, at the option of LBSF: (i) payment in Cash by LBSF in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBSF Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.20 LBSF Class 3 – Convenience Claims against LBSF.

(a) Impairment and Voting. LBSF Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBSF Class 3 shall receive Cash from LBSF in an amount equal to .32 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.21 LBSF Class 4A – General Unsecured Claims other than those of the Racers Trusts against LBSF.

(a) Impairment and Voting. LBSF Class 4A is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4A is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBSF Class 4A shall receive its Pro Rata Share (i) from LBSF of (A) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (B) the Excess Plan Adjustment Portion with respect to LBSF Class 4A, and (C) the LBSF Additional Settlement Amount, and (ii) the LBSF Settlement Amount.

5.22 LBSF Class 4B – General Unsecured Claims of the Racers Trusts against LBSF.

(a) Impairment and Voting. LBSF Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(d) and 6.5(g) of the Plan, each holder of an Allowed Claim in LBSF Class 4B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the Racers Adjustment shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 4B.

5.23 LBSF Class 5A – Affiliate Claims of LBHI against LBSF.

(a) Impairment and Voting. LBSF Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b), 6.5(c) and 6.5(d) of the Plan, LBHI shall receive from LBSF (i) its Pro Rata Share of Available Cash; provided, however, that the LBSF Settlement Amount shall be automatically redistributed pursuant to Section 6.5(f) of the Plan, and (ii) the Excess LBSF Settlement Amount.

5.24 LBSF Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(d) of the Plan, each holder of an Allowed Claim in LBSF Class 5B shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5B.

5.25 LBSF Class 5C – Affiliate Claims other than those of Participating Debtors against LBSF.

(a) Impairment and Voting. LBSF Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBSF Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBSF Class 5C shall receive from LBSF its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, (ii) the Excess Plan Adjustment Portion with respect to LBSF Class 5C and (iii) the LBSF Additional Settlement Amount.

5.26 LBSF Class 6 – Equity Interests in LBSF.

(a) Impairment and Voting. LBSF Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBSF Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBSF shall be cancelled if and when LBSF is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBSF shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBSF on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBSF have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBSF may receive its Pro Rata Share of any remaining assets in LBSF.

5.27 LOTC Class 1 – Priority Non-Tax Claims against LOTC.

(a) Impairment and Voting. LOTC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LOTC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LOTC Class 1 shall be paid by LOTC in Cash in full.

5.28 LOTC Class 2 – Secured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LOTC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LOTC Class 2 shall be satisfied by, at the option of LOTC: (i) payment in Cash by LOTC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LOTC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.29 LOTC Class 3 – Convenience Claims against LOTC.

(a) Impairment and Voting. LOTC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LOTC Class 3 shall receive Cash from LOTC in an amount equal to .34 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.30 LOTC Class 4 – General Unsecured Claims against LOTC.

(a) Impairment and Voting. LOTC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LOTC Class 4 shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 4.

5.31 LOTC Class 5A – Affiliate Claims of LBHI against LOTC.

(a) Impairment and Voting. LOTC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LOTC.

5.32 LOTC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5B shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5B.

5.33 LOTC Class 5C – Affiliate Claims other than those of Participating Debtors against LOTC.

(a) Impairment and Voting. LOTC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LOTC Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LOTC Class 5C shall receive from LOTC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LOTC Class 5C.

5.34 LOTC Class 6 – Equity Interests in LOTC.

(a) Impairment and Voting. LOTC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LOTC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LOTC shall be cancelled if and when LOTC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LOTC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LOTC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LOTC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LOTC may receive its Pro Rata Share of any remaining assets in LOTC.

5.35 LBCC Class 1 – Priority Non-Tax Claims against LBCC.

(a) Impairment and Voting. LBCC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBCC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBCC Class 1 shall be paid by LBCC in Cash in full.

5.36 LBCC Class 2 – Secured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBCC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBCC Class 2 shall be satisfied by, at the option of LBCC: (i) payment in Cash by LBCC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBCC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.37 LBCC Class 3 – Convenience Claims against LBCC.

(a) Impairment and Voting. LBCC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCC Class 3 shall receive Cash from LBCC in an amount equal to .49 multiplied by the amount of such Claim, in full and complete satisfaction of such Allowed Claim, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

5.38 LBCC Class 4 – General Unsecured Claims against LBCC.

(a) Impairment and Voting. LBCC Class 4 is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 4 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBCC Class 4 shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 4.

5.39 LBCC Class 5A – Affiliate Claims of LBHI against LBCC.

(a) Impairment and Voting. LBCC Class 5A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBCC.

5.40 LBCC Class 5B – Affiliate Claims of Participating Subsidiary Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5B is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5B shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5B.

5.41 LBCC Class 5C – Affiliate Claims other than those of Participating Debtors against LBCC.

(a) Impairment and Voting. LBCC Class 5C is impaired by the Plan. Each holder of an Allowed Claim in LBCC Class 5C is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBCC Class 5C shall receive from LBCC its Pro Rata Share of (i) Available Cash; provided, however, that the applicable Plan Adjustment Percentage of such Distribution shall be automatically redistributed pursuant to Section 6.5(a) of the Plan, and (ii) the Excess Plan Adjustment Portion with respect to LBCC Class 5C.

5.42 LBCC Class 6 – Equity Interests in LBCC.

(a) Impairment and Voting. LBCC Class 6 is impaired by the Plan. Each holder of an Equity Interest in LBCC Class 6 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBCC shall be cancelled if and when LBCC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBCC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBCC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBCC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBCC may receive its Pro Rata Share of any remaining assets in LBCC.

5.43 LBDP Class 1 – Priority Non-Tax Claims against LBDP.

(a) Impairment and Voting. LBDP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBDP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBDP Class 1 shall be paid by LBDP in Cash in full.

5.44 LBDP Class 2 – Secured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBDP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBDP Class 2 shall be satisfied by, at the option of LBDP: (i) payment in Cash by LBDP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBDP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.45 LBDP Class 3 – General Unsecured Claims against LBDP.

(a) Impairment and Voting. LBDP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBDP Class 3 shall receive its Pro Rata Share of Available Cash from LBDP.

5.46 LBDP Class 4A – Affiliate Claims of LBHI against LBDP.

(a) Impairment and Voting. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBDP.

5.47 LBDP Class 4B – Affiliate Claims other than those of LBHI against LBDP.

(a) Impairment and Voting. LBDP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBDP Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBDP Class 4B shall receive its Pro Rata Share of Available Cash from LBDP.

5.48 LBDP Class 5 – Equity Interests in LBDP.

(a) Impairment and Voting. LBDP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBDP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBDP shall be cancelled if and when LBDP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBDP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBDP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBDP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBDP may receive its Pro Rata Share of any remaining assets in LBDP.

5.49 LBFP Class 1 – Priority Non-Tax Claims against LBFP.

(a) Impairment and Voting. LBFP Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 1 agrees to less favorable treatment or has been paid by or on behalf of LBFP on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LBFP Class 1 shall be paid by LBFP in Cash in full.

5.50 LBFP Class 2 – Secured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LBFP Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LBFP Class 2 shall be satisfied by, at the option of LBFP: (i) payment in Cash by LBFP in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LBFP Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.51 LBFP Class 3 – General Unsecured Claims against LBFP.

(a) Impairment and Voting. LBFP Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LBFP Class 3 shall receive its Pro Rata Share of Available Cash from LBFP.

5.52 LBFP Class 4A – Affiliate Claims of LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LBFP.

5.53 LBFP Class 4B – Affiliate Claims other than those of LBHI against LBFP.

(a) Impairment and Voting. LBFP Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LBFP Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LBFP Class 4B shall receive its Pro Rata Share of Available Cash from LBFP.

5.54 LBFP Class 5 – Equity Interests in LBFP.

(a) Impairment and Voting. LBFP Class 5 is impaired by the Plan. Each holder of an Equity Interest in LBFP Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LBFP shall be cancelled if and when LBFP is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LBFP shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LBFP on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LBFP have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LBFP may receive its Pro Rata Share of any remaining assets in LBFP.

5.55 LB 745 Class 1 – Priority Non-Tax Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 745 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 745 Class 1 shall be paid by LB 745 in Cash in full.

5.56 LB 745 Class 2 – Secured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 745 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 745 Class 2 shall be satisfied by, at the option of LB 745: (i) payment in Cash by LB 745 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 745 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.57 LB 745 Class 3 – General Unsecured Claims against LB 745.

(a) Impairment and Voting. LB 745 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB 745 Class 3 shall receive its Pro Rata Share of Available Cash from LB 745.

5.58 LB 745 Class 4A – Affiliate Claims of LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 745.

5.59 LB 745 Class 4B – Affiliate Claims other than those of LBHI against LB 745.

(a) Impairment and Voting. LB 745 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 745 Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 745 Class 4B shall receive its Pro Rata Share of Available Cash from LB 745.

5.60 LB 745 Class 5 – Equity Interests in LB 745.

(a) Impairment and Voting. LB 745 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 745 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 745 shall be cancelled if and when LB 745 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 745 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 745 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 745 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 745 may receive its Pro Rata Share of any remaining assets in LB 745.

5.61 PAMI Statler Class 1 – Priority Non-Tax Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 1 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 1 agrees to less favorable treatment or has been paid by or on behalf of PAMI Statler on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in PAMI Statler Class 1 shall be paid by PAMI Statler in Cash in full.

5.62 PAMI Statler Class 2 – Secured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 2 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in PAMI Statler Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in PAMI Statler Class 2 shall be satisfied by, at the option of PAMI Statler: (i) payment in Cash by PAMI Statler in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in PAMI Statler Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.63 PAMI Statler Class 3 – General Unsecured Claims against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 3 is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in PAMI Statler Class 3 shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.64 PAMI Statler Class 4A – Affiliate Claims of LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.65 PAMI Statler Class 4B – Affiliate Claims other than those of LBHI against PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 4B is impaired by the Plan. Each holder of an Allowed Claim in PAMI Statler Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in PAMI Statler Class 4B shall receive its Pro Rata Share of Available Cash from PAMI Statler.

5.66 PAMI Statler Class 5 – Equity Interests in PAMI Statler.

(a) Impairment and Voting. PAMI Statler Class 5 is impaired by the Plan. Each holder of an Equity Interest in PAMI Statler Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in PAMI Statler shall be cancelled if and when PAMI Statler is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in PAMI Statler shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of PAMI Statler on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against PAMI Statler have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in PAMI Statler may receive its Pro Rata Share of any remaining assets in PAMI Statler.

5.67 CES Class 1 – Priority Non-Tax Claims against CES.

(a) Impairment and Voting. CES Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES Class 1 shall be paid by CES in Cash in full.

5.68 CES Class 2 – Secured Claims against CES.

(a) Impairment and Voting. CES Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES Class 2 shall be satisfied by, at the option of CES: (i) payment in Cash by CES in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.69 CES Class 3 – General Unsecured Claims against CES.

(a) Impairment and Voting. CES Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES Class 3 shall receive its Pro Rata Share of Available Cash from CES.

5.70 CES Class 4A – Affiliate Claims of LBHI against CES.

(a) Impairment and Voting. CES Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES.

5.71 CES Class 4B – Affiliate Claims other than those of LBHI against CES.

(a) Impairment and Voting. CES Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES Class 4B shall receive its Pro Rata Share of Available Cash from CES.

5.72 CES Class 5 – Equity Interests in CES.

(a) Impairment and Voting. CES Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES shall be cancelled if and when CES is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES may receive its Pro Rata Share of any remaining assets in CES.

5.73 CES V Class 1 – Priority Non-Tax Claims against CES V.

(a) Impairment and Voting. CES V Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES V on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES V Class 1 shall be paid by CES V in Cash in full.

5.74 CES V Class 2 – Secured Claims against CES V.

(a) Impairment and Voting. CES V Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES V Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES V Class 2 shall be satisfied by, at the option of CES V: (i) payment in Cash by CES V in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES V Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.75 CES V Class 3 – General Unsecured Claims against CES V.

(a) Impairment and Voting. CES V Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES V Class 3 shall receive its Pro Rata Share of Available Cash from CES V.

5.76 CES V Class 4A – Affiliate Claims of LBHI against CES V.

(a) Impairment and Voting. CES V Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES V.

5.77 CES V Class 4B – Affiliate Claims other than those of LBHI against CES V.

(a) Impairment and Voting. CES V Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES V Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES V Class 4B shall receive its Pro Rata Share of Available Cash from CES V.

5.78 CES V Class 5 – Equity Interests in CES V.

(a) Impairment and Voting. CES V Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES V Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES V shall be cancelled if and when CES V is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES V shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES V on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES V have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES V may receive its Pro Rata Share of any remaining assets in CES V.

5.79 CES IX Class 1 – Priority Non-Tax Claims against CES IX.

(a) Impairment and Voting. CES IX Class 1 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 1 agrees to less favorable treatment or has been paid by or on behalf of CES IX on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in CES IX Class 1 shall be paid by CES IX in Cash in full.

5.80 CES IX Class 2 – Secured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 2 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in CES IX Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in CES IX Class 2 shall be satisfied by, at the option of CES IX: (i) payment in Cash by CES IX in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in CES IX Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.81 CES IX Class 3 – General Unsecured Claims against CES IX.

(a) Impairment and Voting. CES IX Class 3 is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in CES IX Class 3 shall receive its Pro Rata Share of Available Cash from CES IX.

5.82 CES IX Class 4A – Affiliate Claims of LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from CES IX.

5.83 CES IX Class 4B – Affiliate Claims other than those of LBHI against CES IX.

(a) Impairment and Voting. CES IX Class 4B is impaired by the Plan. Each holder of an Allowed Claim in CES IX Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in CES IX Class 4B shall receive its Pro Rata Share of Available Cash from CES IX

5.84 CES IX Class 5 – Equity Interests in CES IX.

(a) Impairment and Voting. CES IX Class 5 is impaired by the Plan. Each holder of an Equity Interest in CES IX Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in CES IX shall be cancelled if and when CES IX is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in CES IX shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of CES IX on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against CES IX have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in CES IX may receive its Pro Rata Share of any remaining assets in CES IX.

5.85 East Dover Class 1 – Priority Non-Tax Claims against East Dover.

(a) Impairment and Voting. East Dover Class 1 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 1 agrees to less favorable treatment or has been paid by or on behalf of East Dover on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in East Dover Class 1 shall be paid by East Dover in Cash in full.

5.86 East Dover Class 2 – Secured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 2 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in East Dover Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in East Dover Class 2 shall be satisfied by, at the option of East Dover: (i) payment in Cash by East Dover in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in East Dover Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.87 East Dover Class 3 – General Unsecured Claims against East Dover.

(a) Impairment and Voting. East Dover Class 3 is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in East Dover Class 3 shall receive its Pro Rata Share of Available Cash from East Dover.

5.88 East Dover Class 4A – Affiliate Claims of LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from East Dover.

5.89 East Dover Class 4B – Affiliate Claims other than those of LBHI against East Dover.

(a) Impairment and Voting. East Dover Class 4B is impaired by the Plan. Each holder of an Allowed Claim in East Dover Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in East Dover Class 4B shall receive its Pro Rata Share of Available Cash from East Dover.

5.90 East Dover Class 5 – Equity Interests in East Dover.

(a) Impairment and Voting. East Dover Class 5 is impaired by the Plan. Each holder of an Equity Interest in East Dover Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in East Dover shall be cancelled if and when East Dover is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in East Dover shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of East Dover on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against East Dover have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in East Dover may receive its Pro Rata Share of any remaining assets in East Dover.

5.91 LS Finance Class 1 – Priority Non-Tax Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 1 agrees to less favorable treatment or has been paid by or on behalf of LS Finance on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LS Finance Class 1 shall be paid by LS Finance in Cash in full.

5.92 LS Finance Class 2 – Secured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LS Finance Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LS Finance Class 2 shall be satisfied by, at the option of LS Finance: (i) payment in Cash by LS Finance in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LS Finance Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.93 LS Finance Class 3 – General Unsecured Claims against LS Finance.

(a) Impairment and Voting. LS Finance Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LS Finance Class 3 shall receive its Pro Rata Share of Available Cash from LS Finance.

5.94 LS Finance Class 4A – Affiliate Claims of LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LS Finance.

5.95 LS Finance Class 4B – Affiliate Claims other than those of LBHI against LS Finance.

(a) Impairment and Voting. LS Finance Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LS Finance Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LS Finance Class 4B shall receive its Pro Rata Share of Available Cash from LS Finance.

5.96 LS Finance Class 5 – Equity Interests in LS Finance.

(a) Impairment and Voting. LS Finance Class 5 is impaired by the Plan. Each holder of an Equity Interest in LS Finance Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LS Finance shall be cancelled if and when LS Finance is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LS Finance shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LS Finance on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LS Finance have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LS Finance may receive its Pro Rata Share of any remaining assets in LS Finance.

5.97 LUXCO Class 1 – Priority Non-Tax Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of LUXCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LUXCO Class 1 shall be paid by LUXCO in Cash in full.

5.98 LUXCO Class 2 – Secured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LUXCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LUXCO Class 2 shall be satisfied by, at the option of LUXCO: (i) payment in Cash by LUXCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LUXCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.99 LUXCO Class 3 – General Unsecured Claims against LUXCO.

(a) Impairment and Voting. LUXCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LUXCO Class 3 shall receive its Pro Rata Share of Available Cash from LUXCO.

5.100 LUXCO Class 4A – Affiliate Claims of LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LUXCO.

5.101 LUXCO Class 4B – Affiliate Claims other than those of LBHI against LUXCO.

(a) Impairment and Voting. LUXCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LUXCO Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LUXCO Class 4B shall receive its Pro Rata Share of Available Cash from. LUXCO.

5.102 LUXCO Class 5 – Equity Interests in LUXCO.

(a) Impairment and Voting. LUXCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in LUXCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LUXCO shall be cancelled if and when LUXCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LUXCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LUXCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LUXCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LUXCO may receive its Pro Rata Share of any remaining assets in LUXCO.

5.103 BNC Class 1 – Priority Non-Tax Claims against BNC.

(a) Impairment and Voting. BNC Class 1 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 1 agrees to less favorable treatment or has been paid by or on behalf of BNC on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in BNC Class 1 shall be paid by BNC in Cash in full.

5.104 BNC Class 2 – Secured Claims against BNC.

(a) Impairment and Voting. BNC Class 2 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in BNC Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in BNC Class 2 shall be satisfied by, at the option of BNC: (i) payment in Cash by BNC in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in BNC Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.105 BNC Class 3 – General Unsecured Claims against BNC.

(a) Impairment and Voting. BNC Class 3 is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in BNC Class 3 shall receive its Pro Rata Share of Available Cash from BNC.

5.106 BNC Class 4A – Affiliate Claims of LBHI against BNC.

(a) Impairment and Voting. BNC Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from BNC.

5.107 BNC Class 4B – Affiliate Claims other than those of LBHI against BNC.

(a) Impairment and Voting. BNC Class 4B is impaired by the Plan. Each holder of an Allowed Claim in BNC Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in BNC Class 4B shall receive its Pro Rata Share of Available Cash from BNC.

5.108 BNC Class 5 – Equity Interests in BNC.

(a) Impairment and Voting. BNC Class 5 is impaired by the Plan. Each holder of an Equity Interest in BNC Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in BNC shall be cancelled if and when BNC is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in BNC shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of BNC on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against BNC have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in BNC may receive its Pro Rata Share of any remaining assets in BNC.

5.109 LB Rose Ranch Class 1 – Priority Non-Tax Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB Rose Ranch on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB Rose Ranch Class 1 shall be paid by LB Rose Ranch in Cash in full.

5.110 LB Rose Ranch Class 2 – Secured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB Rose Ranch Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB Rose Ranch Class 2 shall be satisfied by, at the option of LB Rose Ranch: (i) payment in Cash by LB Rose Ranch in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB Rose Ranch Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.111 LB Rose Ranch Class 3 – General Unsecured Claims against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB Rose Ranch Class 3 shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.112 LB Rose Ranch 4A – Affiliate Claims of LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.113 LB Rose Ranch Class 4B – Affiliate Claims other than those of LBHI against LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB Rose Ranch Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB Rose Ranch Class 4B shall receive its Pro Rata Share of Available Cash from LB Rose Ranch.

5.114 LB Rose Ranch Class 5 – Equity Interests in LB Rose Ranch.

(a) Impairment and Voting. LB Rose Ranch Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB Rose Ranch Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB Rose Ranch shall be cancelled if and when LB Rose Ranch is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB Rose Ranch shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB Rose Ranch on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB Rose Ranch have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB Rose Ranch may receive its Pro Rata Share of any remaining assets in LB Rose Ranch.

5.115 SASCO Class 1 – Priority Non-Tax Claims against SASCO.

(a) Impairment and Voting. SASCO Class 1 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 1 agrees to less favorable treatment or has been paid by or on behalf of SASCO on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in SASCO Class 1 shall be paid by SASCO in Cash in full.

5.116 SASCO Class 2 – Secured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 2 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in SASCO Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in SASCO Class 2 shall be satisfied by, at the option of SASCO: (i) payment in Cash by SASCO in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in SASCO Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.117 SASCO Class 3 – General Unsecured Claims against SASCO.

(a) Impairment and Voting. SASCO Class 3 is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in SASCO Class 3 shall receive its Pro Rata Share of Available Cash from SASCO.

5.118 SASCO Class 4A – Affiliate Claims of LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from SASCO.

5.119 SASCO Class 4B – Affiliate Claims other than those of LBHI against SASCO.

(a) Impairment and Voting. SASCO Class 4B is impaired by the Plan. Each holder of an Allowed Claim in SASCO Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in SASCO Class 4B shall receive its Pro Rata Share of Available Cash from SASCO.

5.120 SASCO Class 5 – Equity Interests in SASCO.

(a) Impairment and Voting. SASCO Class 5 is impaired by the Plan. Each holder of an Equity Interest in SASCO Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in SASCO shall be cancelled if and when SASCO is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in SASCO shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of SASCO on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against SASCO have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in SASCO may receive its Pro Rata Share of any remaining assets in SASCO.

5.121 LB 2080 Class 1 – Priority Non-Tax Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 1 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 1 agrees to less favorable treatment or has been paid by or on behalf of LB 2080 on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in LB 2080 Class 1 shall be paid by LB 2080 in Cash in full.

5.122 LB 2080 Class 2 – Secured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 2 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in LB 2080 Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in LB 2080 Class 2 shall be satisfied by, at the option of LB 2080: (i) payment in Cash by LB 2080 in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in LB 2080 Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.123 LB 2080 Class 3 – General Unsecured Claims against LB 2080.

(a) Impairment and Voting. LB 2080 Class 3 is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in LB 2080 Class 3 shall receive its Pro Rata Share of Available Cash from LB 2080.

5.124 LB 2080 Class 4A – Affiliate Claims of LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from LB 2080.

5.125 LB 2080 Class 4B – Affiliate Claims other than those of LBHI against LB 2080.

(a) Impairment and Voting. LB 2080 Class 4B is impaired by the Plan. Each holder of an Allowed Claim in LB 2080 Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in LB 2080 Class 4B shall receive its Pro Rata Share of Available Cash from LB 2080.

5.126 LB 2080 Class 5 – Equity Interests in LB 2080.

(a) Impairment and Voting. LB 2080 Class 5 is impaired by the Plan. Each holder of an Equity Interest in LB 2080 Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in LB 2080 shall be cancelled if and when LB 2080 is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in LB 2080 shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of LB 2080 on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against LB 2080 have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in LB 2080 may receive its Pro Rata Share of any remaining assets in LB 2080.

5.127 Merit Class 1 – Priority Non-Tax Claims against Merit.

(a) Impairment and Voting. Merit Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 1 agrees to less favorable treatment or has been paid by or on behalf of Merit on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Merit Class 1 shall be paid by Merit in Cash in full.

5.128 Merit Class 2 – Secured Claims against Merit.

(a) Impairment and Voting. Merit Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Merit Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Merit Class 2 shall be satisfied by, at the option of Merit: (i) payment in Cash by Merit in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Merit Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.129 Merit Class 3 – General Unsecured Claims against Merit.

(a) Impairment and Voting. Merit Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Merit Class 3 shall receive its Pro Rata Share of Available Cash from Merit.

5.130 Merit Class 4A – Affiliate Claims of LBHI against Merit.

(a) Impairment and Voting. Merit Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Merit.

5.131 Merit Class 4B – Affiliate Claims other than those of LBHI against Merit.

(a) Impairment and Voting. Merit Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Merit Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Merit Class 4B shall receive its Pro Rata Share of Available Cash from Merit.

5.132 Merit Class 5 – Equity Interests in Merit.

(a) Impairment and Voting. Merit Class 5 is impaired by the Plan. Each holder of an Equity Interest in Merit Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Merit shall be cancelled if and when Merit is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Merit shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Merit on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Merit have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Merit may receive its Pro Rata Share of any remaining assets in Merit.

5.133 Preferred Somerset Class 1 – Priority Non-Tax Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Preferred Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Preferred Somerset Class 1 shall be paid by Preferred Somerset in Cash in full.

5.134 Preferred Somerset Class 2 – Secured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Preferred Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Preferred Somerset Class 2 shall be satisfied by, at the option of Preferred Somerset: (i) payment in Cash by Preferred Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Preferred Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.135 Preferred Somerset Class 3 – General Unsecured Claims against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Preferred Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.136 Preferred Somerset Class 4A – Affiliate Claims of LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.137 Preferred Somerset Class 4B – Affiliate Claims other than those of LBHI against Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Preferred Somerset Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Preferred Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Preferred Somerset.

5.138 Preferred Somerset Class 5 – Equity Interests in Preferred Somerset.

(a) Impairment and Voting. Preferred Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Preferred Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Preferred Somerset shall be cancelled if and when Preferred Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Preferred Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Preferred Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Preferred Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Preferred Somerset may receive its Pro Rata Share of any remaining assets in Preferred Somerset.

5.139 Somerset Class 1 – Priority Non-Tax Claims against Somerset.

(a) Impairment and Voting. Somerset Class 1 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 1 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 1 agrees to less favorable treatment or has been paid by or on behalf of Somerset on account of such Claim prior to the Effective Date, on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable, each holder of an Allowed Claim in Somerset Class 1 shall be paid by Somerset in Cash in full.

5.140 Somerset Class 2 – Secured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 2 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 2 is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that the holder of an Allowed Claim in Somerset Class 2 agrees to less favorable treatment, each holder of an Allowed Claim in Somerset Class 2 shall be satisfied by, at the option of Somerset: (i) payment in Cash by

Somerset in full on the later of the Effective Date and the date such Claim becomes Allowed, or as soon thereafter as is practicable; (ii) the sale or disposition proceeds of the Collateral securing such Allowed Claim to the extent of the value of the Collateral securing such Allowed Claim; (iii) surrender to the holder of such Allowed Claim of the Collateral securing such Allowed Claim; or (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of the Allowed Claim is entitled. In the event an Allowed Claim in Somerset Class 2 is treated under clause (i) or (ii) above, the Liens securing such Claim shall be deemed released and extinguished without further order of the Bankruptcy Court.

5.141 Somerset Class 3 – General Unsecured Claims against Somerset.

(a) Impairment and Voting. Somerset Class 3 is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 3 is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Claim in Somerset Class 3 shall receive its Pro Rata Share of Available Cash from Somerset.

5.142 Somerset Class 4A – Affiliate Claims of LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4A is impaired by the Plan. LBHI is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Sections 6.5(b) and 6.5(c) of the Plan, LBHI shall receive its Pro Rata Share of Available Cash from Somerset.

5.143 Somerset Class 4B – Affiliate Claims other than those of LBHI against Somerset.

(a) Impairment and Voting. Somerset Class 4B is impaired by the Plan. Each holder of an Allowed Claim in Somerset Class 4B is entitled to vote to accept or reject the Plan.

(b) Distributions. Subject to Section 6.5(b) of the Plan, each holder of an Allowed Claim in Somerset Class 4B shall receive its Pro Rata Share of Available Cash from Somerset.

5.144 Somerset Class 5 – Equity Interests in Somerset.

(a) Impairment and Voting. Somerset Class 5 is impaired by the Plan. Each holder of an Equity Interest in Somerset Class 5 is not entitled to vote to accept or reject the Plan and is conclusively deemed to have rejected the Plan.

(b) Distributions. Equity Interests in Somerset shall be cancelled if and when Somerset is dissolved in accordance with Section 7.4 of the Plan. Each holder of an Equity Interest in Somerset shall neither receive nor retain any Property of the Estate or direct interest in Property of the Estate of Somerset on account of such Equity Interests thereafter; provided, however, that in the event that all Allowed Claims against Somerset have been satisfied in full in accordance with the Bankruptcy Code and the Plan, each holder of an Equity Interest in Somerset may receive its Pro Rata Share of any remaining assets in Somerset.

ARTICLE VI

Implementation of the Plan

6.1 Plan Administrator.

(a) Appointment. LBHI shall serve as Plan Administrator for each of the Debtors.

(b) Authority. Subject to Section 7.2(c) of the Plan, the Plan Administrator shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to:

(i) except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors subject to Bankruptcy Court approval; provided, however, that where the Debtors have authorization to compromise or settle any Claims against the Debtors under a Final Order, including, without limitation, the Derivatives Procedures Order, the Plan Administrator shall be authorized to compromise or settle such Claims after the Effective Date in accordance with and subject to such Final Order;

(ii) make Distributions to holders of Allowed Claims in accordance with the Plan;

(iii) exercise its reasonable business judgment to direct and control the wind down, liquidation, sale and/or abandoning of the assets of the Debtors and/or Debtor-Controlled Entities under the Plan and in accordance with applicable law as necessary to maximize Distributions to holders of Allowed Claims;

(iv) prosecute all Litigation Claims, including, without limitation, Avoidance Actions, on behalf of the Debtors, and to elect not to pursue any Litigation Claims and whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Litigation Claims, as the Plan Administrator may determine is in the best interests of the Debtors;

(v) make payments to existing professionals who will continue to perform in their current capacities;

(vi) retain professionals to assist in performing its duties under the Plan;

(vii) maintain the books and records and accounts of the Debtors;

(viii) invest Cash of the Debtors, including any Cash proceeds realized from the liquidation of any assets of the Debtors, including any Litigation Claims, and any income earned thereon;

(ix) incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of professionals retained by the Plan Administrator;

(x) administer each Debtor’s tax obligations, including (i) filing tax returns and paying tax obligations, (ii) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Commencement Date through the liquidation of such Debtor as determined under applicable tax laws and (iii) represent the interest and account of each Debtor or its estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit;

(xi) prepare and file any and all informational returns, reports, statements, returns or disclosures relating to the Debtors that are required hereunder, by any Governmental Unit or applicable law;

(xii) determine whether to create a Liquidating Trust for the assets of a Debtor or Debtor-Controlled Entity pursuant to Section 10.1 of the Plan and which assets to transfer to such Liquidating Trust or to issue New Securities in accordance with Section 15.2 of the Plan;

(xiii) pay statutory fees in accordance with Section 15.7 of the Plan; and

(xiv) perform other duties and functions that are consistent with the implementation of the Plan.

(c) Indemnification of Plan Administrator. Each of the Debtors shall indemnify and hold harmless LBHI solely in its capacity as the Plan Administrator for any losses incurred in such capacity, except to the extent such losses were the result of the Plan Administrator’s gross negligence, willful misconduct or criminal conduct.

6.2 LAMCO. At the discretion of the board of directors of LBHI following the Effective Date and subject to existing agreements, LAMCO may serve as asset manager for certain assets of each of the Debtors under the Plan. Ownership and ultimate decision making authority with respect to each of the Debtor’s assets after the Effective Date will be vested in the applicable Debtor.

6.3 Debtor Allocation Agreement. The Debtor Allocation Agreement shall become effective on the Effective Date. The Debtor Allocation Agreement shall, among other things, provide for an Allowed Administrative Expense Claim of LBSF against LBHI in the amount of $300 million as an allocation of administrative costs. Such Claim shall be satisfied by (a) first, setoff against LBHI’s Allowed Administrative Expense Claim against LBSF as of the Effective Date, (b) second, setoff against LBHI’s claims arising after the Effective Date for reimbursement by LBSF for post-Effective Date administration costs after reconciliation on a quarterly basis and, if necessary, (c) third, payment of the balance in Cash up to $300 million.

6.4 Redistribution of Subordinated Claims Recoveries. To give effect to agreements of holders of Subordinated Claims, all Distributions under the Plan made by LBHI shall be calculated as if each holder of an Allowed Claim in LBHI Class 10A, LBHI Class 10B and LBHI Class 10C were to receive its Pro Rata Share of Available Cash from LBHI, and, in the case of each holder of an Allowed Claim in LBHI Class 10A and LBHI Class 10B, its Pro Rata Share of the Subordinated Class 10C Distribution; provided, however, that:

(a) the Subordinated Class 10A Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Sections 4.3(b) and 4.4(b) of the Plan, respectively, until all such Claims are satisfied in full;

(b) the Subordinated Class 10B Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B and LBHI Class 5 pursuant to Sections 4.3(b), 4.4(b), 4.5(b) and 4.6(b) of the Plan, respectively, until all such Claims are satisfied in full;

(c) the Subordinated Class 10C Distribution shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, LBHI Class 5, LBHI Class 10A and LBHI Class 10B pursuant to Sections 4.3(b), 4.4(b), 4.5(b), 4.6(b), 4.13(b) and 4.14(b) of the Plan, respectively, until all such Claims are satisfied in full; provided, however, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10A shall be automatically distributed to holders of Allowed Claims in LBHI Class 3 and LBHI Class 4A pursuant to Section 6.4(a) of the Plan until all such Claims are satisfied in full; provided, further, that any portion of the Subordinated Class 10C Distribution payable to holders of Allowed Claims in LBHI Class 10B shall be automatically distributed to holders of Allowed Claims in LBHI Class 3, LBHI Class 4A, LBHI Class 4B, and LBHI Class 5 pursuant to Section 6.4(b) of the Plan until all such Claims are satisfied in full.

6.5 Plan Settlement. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of numerous inter-Debtor, Debtor-Creditor and inter-Creditor issues designed to achieve an economic settlement of Claims against all of the Debtors and an efficient resolution of the Chapter 11 Cases. The Plan constitutes a settlement of potential litigation of issues, including, without limitation, the potential substantive consolidation of the Lehman enterprise, the validity and enforceability of certain Affiliate Guarantee Claims, the allowance of certain Affiliate Claims, including Intercompany Funding Balances owed to LBHI by Subsidiary Debtors, the potential equitable, contractual or statutory subordination of certain Claims and the ownership and rights of various Debtors and their Affiliates with respect to certain assets. The Plan settlement will be implemented as follows:

(a) Each holder of an Allowed Claim in an LBHI Class 3 or LBHI Class 7 shall be entitled to receive its Pro Rata Share of the Plan Adjustment until such Allowed Claims are satisfied in full in accordance with Sections 4.3(b) and 4.9(b) of the Plan, as applicable. In the event that holders of Allowed Claims in LBHI Class 3 or LBHI Class 7 are satisfied in full, Distributions (including the Plan Adjustment), if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to each Participating Debtor for the exclusive benefit of holders of Allowed Claims in such

Participating Debtor’s Contributing Classes and, in the case of LBHI, LBHI Class 9A or, in the case of LBSF, LBSF Class 4B, in proportion to, and only to the extent of, its Plan Adjustment contribution.

(b) Each holder of a Senior Affiliate Claim, Senior Affiliate Guarantee Claim or Affiliate Claim against a Debtor shall have an Allowed Claim, as applicable, against that Debtor in an amount that is agreed to by the applicable Debtor and an Affiliate or otherwise determined by the Bankruptcy Court.

(i) The Debtors’ Claims Schedule is incorporated in the Plan and shall become effective on the Effective Date. Senior Affiliate Claims, Senior Affiliate Guarantee Claims and Affiliate Claims of a Debtor against another Debtor shall be allowed in the net amounts set forth on pages 1 and 2 of the Debtors’ Claims Schedule.

(ii) The Bankhaus Settlement Agreement is incorporated in the Plan and shall become effective on the Effective Date. The Bankhaus Settlement Agreement provides for the allowance of certain Claims asserted by LBB against certain of the Debtors, the exchange of releases between the Debtors and certain Debtor-Controlled Entities that are parties to the Bankhaus Settlement Agreement and LBB and other material terms and conditions, all as more fully set forth and provided for in the Bankhaus Settlement Agreement.

(iii) The LBT Settlement Agreement is incorporated in the Plan. The LBT Settlement Agreement provides for the allowance of certain claims of LBT, including, without limitation, an Allowed Senior Affiliate Claim of LBT against LBHI in LBHI Class 4A in the amount of $34,548,000,000, the allowance of certain Claims asserted by certain Debtors against LBT, the exchange of mutual releases between the Debtors and LBT and other material terms and conditions, all as more fully set forth in the LBT Settlement Agreement. Additionally, pursuant to the LBT Settlement Agreement, Sections 8.10, 8.14, 8.15 and 13.8 of the Plan shall not apply to LBT or the Allowed Senior Affiliate Claim of LBT and holders of Allowed Guarantee Claims for which LBT is the Primary Obligor shall not be subject to Section 8.13(e) of the Plan.

(iv) LBSN shall not be subject to Sections 8.10, 8.14 and 8.15 of the Plan.

(v) The Hong Kong Settlement Agreement is incorporated in the Plan. The Hong Kong Settlement Agreement provides for the allowance of certain Claims asserted by certain Hong Kong Lehman Entities In Liquidation against certain of the Debtors, the allowance of certain Claims asserted by the Debtors against certain Hong Kong Lehman Entities In Liquidation, the exchange of mutual releases between the Debtors and the Hong Kong Lehman Entities In Liquidation and other material terms and conditions, all as more fully set forth and provided for in the Hong Kong Settlement Agreement.

(vi) The Singapore Settlement Agreement is incorporated in the Plan. The Singapore Settlement Agreement provides for the allowance of certain Claims asserted by the Lehman Singapore Entities against certain of the Debtors and certain Debtor-Controlled Entities, the allowance of certain Claims asserted by the Debtors and the Debtor-Controlled

Entities against certain Lehman Singapore Entities, the exchange of mutual releases between the Debtors and the Debtor-Controlled Entities and the Lehman Singapore Entities and other material terms and conditions, all as more fully set forth and provided for in the Singapore Settlement Agreement.

(vii) Any settlement agreement entered into among any of the Debtors and any Non-Controlled Affiliate that is contained in the Plan Supplement is incorporated in the Plan and shall become effective in accordance with its terms.

(c) For purposes of the calculation of the Distributions to be made to LBHI from a Subsidiary Debtor, including with respect to setoff of a Subsidiary Debtor’s Allowed Claim against LBHI, only 80% of the Intercompany Funding Balance due to LBHI from a Subsidiary Debtor shall be included in such calculation, as reflected of the Debtors’ Claims Schedule, and LBHI shall participate in Distributions against a Subsidiary Debtor in the amounts and to the extent set forth on page 4 of the Debtors’ Claims Schedule.

(d) Only holders of Allowed Claims in LBSF Class 4A and LBSF Class 5C shall be entitled to receive the LBSF Additional Settlement Amount in accordance with Sections 5.21(b) and 5.25(b), respectively. Each of the other Participating Debtors and each Racers Trust acknowledges and agrees that it is not a holder in LBSF Class 4A and LBSF Class 5C and it shall not receive a Distribution in respect of the LBSF Additional Settlement Amount.

(e) The LCPI Settlement Amount shall be automatically distributed to holders of Allowed Claims in LCPI Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.4(b) of the Plan. In the event holders of Allowed Claims in LCPI Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LCPI Class 5A.

(f) The LBSF Settlement Amount shall be automatically distributed to holders of Allowed Claims in LBSF Class 4A until such Allowed Claims are satisfied in full in accordance with Section 5.21(b) of the Plan. In the event holders of Allowed Claims in LBSF Class 4A are satisfied in full, Distributions, if any, shall continue to be made on account of such Claims as if they had not been satisfied in full, provided that such Distributions shall be made to LBSF Class 5A.

(g) The Racers 2007-A Trust shall have (A) an Allowed General Unsecured Claim against LCPI in LCPI Class 4B, subject to the Plan Adjustment, in the amount $5.0 billion, (B) an Allowed General Unsecured Claim against LBSF in LBSF Class 4B, subject to the Racers Adjustment, in the amount of $1,947,735,000 and (C) an Allowed Third-Party Guarantee Claim against LBHI in LBHI Class 9B, subject to the Racers Adjustment, in the amount of $1,947,735,000. The Racers 2007-A Trust shall not receive aggregate Distributions on account of all such Allowed Claims in excess of the Allowed amount of its General Unsecured Claim against LCPI; provided that, to the extent the Allowed Claims of the Racers 2007-A Trust are satisfied in full in accordance with the foregoing and Section 8.13 of the Plan, LCPI or LBHI, as applicable, shall be subrogated to the Allowed Claim of the Racers 2007-A Trust against LBSF pursuant to Section 8.14 of the Plan. All other Claims of the Racers 2007-A

Trust and all Claims of the Racers MM Trust against the Debtors shall be disallowed and subject to Sections 13.4 and 13.5 of the Plan.

(h) The Fenway Claim shall be Allowed against LCPI as General Unsecured Claims in LCPI Class 4B, subject to the Plan Adjustment, in the aggregate net amount of $230 million.

(i) The Debtors shall apply the Structured Securities Valuation Methodologies to all Structured Securities Claims held by any PSA Creditor in determining the Allowed amount of such Claims.

(j) Any settlement agreement entered into among any of the Debtors and any Creditor that is contained in the Plan Supplement is incorporated in the Plan and shall become effective in accordance with its terms.

6.6 Closing of Chapter 11 Case. After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

6.7 Indenture Trustee and Creditors’ Committee Members Fees. Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of (a) the indenture trustee for the Senior Notes and the Subordinated Notes and (b) the individual members of the Creditors’ Committee, in each case, incurred in their capacities as indenture trustee or members of the Creditors’ Committee, respectively, shall, (i) to the extent incurred and unpaid by a Debtor prior to the Effective Date, be Allowed as Administrative Expense Claims and paid by the Debtors in accordance with the Debtor Allocation Agreement upon application to and subject to approval of the Bankruptcy Court, and (ii) to the extent incurred after the Effective Date, be Allowed as Administrative Expense Claims and paid by the Debtors on a monthly basis upon the submission of fee statements without further order of the Bankruptcy Court.

ARTICLE VII

Corporate Governance

7.1 Corporate Form. On the Effective Date, each of the Debtors shall maintain its current corporate form.

7.2 LBHI Board of Directors and Officers.

(a) Following the Effective Date, the board of directors of LBHI shall consist of seven (7) persons. The initial board of directors of LBHI shall be selected by the Director Selection Committee. Each of the initial directors of LBHI shall have initial and, if reelected, subsequent terms of one year. A director of LBHI may be removed from office by the Plan Trust with cause. Subject to death, incapacity, resignation or removal for cause and reelection by the Plan Trust in accordance with the Plan Trust Agreement, the initial directors shall serve as the board of directors of LBHI through the Closing Date. Upon expiration of the term of a director of LBHI or his or her resignation, death or removal for cause, the election of such director or a replacement director shall be determined by action of the Plan Trust as sole shareholder of LBHI.

(b) The Director Selection Committee shall be comprised of the following nine (9) members:

(i) Rutger Schimmelpenninck (in his capacity as co-bankruptcy trustee (curatoren) for LBT).

(ii) the LBB Administrator;

(iii) the Debtors;

(iv) each of the co-chairs of the Creditors’ Committee (each of whom shall exercise his or her independent business judgment in the selection of directors and not act at the direction of the Creditors’ Committee);

(v) an individual chosen by the Opco Plan Proponents who are PSA Creditors;

(vi) an individual chosen by the members of the group of creditors commonly referred to as the Ad Hoc Group of Lehman Brothers Creditors that are PSA Creditors; and

(vii) two individuals chosen collectively by the following PSA Creditors: Carval Investors UK Limited, Davidson Kempner Capital Management LLC, Elliott Management Corporation, King Street Capital Management LP, Och-Ziff Capital Management Group LLC, The Baupost Group LLC and Varde Partners LP.

(c) Following the Effective Date, the board of directors of LBHI shall, in addition to its other duties, be responsible for (i) instructing and supervising the Debtors and the Plan Administrator with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims; and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Plan Administrator and their retained professionals. In its discretion, following the Effective Date, the board of directors of LBHI may also delegate any duties assigned to the Plan Administrator to any other committee, entity or individual.

7.3 Subsidiary Debtor Post-Effective Date Management.

(a) Following the Effective Date, the board of directors of LBSF and LCPI shall each consist of three (3) individuals as follows:

(i) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors;

(ii) an individual who is a concurrently serving member of the LBHI board of directors that is selected by the LBHI board of directors and, in the case of LBSF or LCPI, acceptable to the Opco Plan Proponents who are PSA Creditors; and

(iii) an individual who is selected by the individuals appointed pursuant to (i) and (ii) of this section and who is independent from LBHI, the members of the Director Selection Committee and, in the case of LBSF, LBSF, or in the case of LCPI, LCPI.

Each of the initial directors of LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. A director of LBSF and LCPI may be removed from office by Lehman ALI (as directed by LBHI) only for cause. Upon the resignation, death, incapacity or removal for cause of a director of LBSF or LCPI, the election of a replacement director shall be determined by action of Lehman ALI (as directed by LBHI); provided that at all times the LBSF and LCPI boards of directors must be comprised of individuals that satisfy the requirements of Section 7.3(a) hereof.

(b) Following the Effective Date, the respective boards of directors or managers, as applicable, of the Subsidiary Debtors other than LBSF and LCPI shall consist of one (1) individual who shall be a concurrently serving member of the LBHI board of directors. With respect to a Subsidiary Debtor incorporated or formed under the laws of a jurisdiction outside of the United States, if the laws of such foreign jurisdiction require the appointment of more than one (1) director or manager to the board of directors or managers of such Subsidiary Debtor or of a director or manager that is not an individual concurrently serving as a member of the LBHI board of directors, such additional or alternative directors or managers shall be appointed by the LBHI board of directors. Each of the initial directors or managers of the Subsidiary Debtors other than LBSF and LCPI shall have initial and, if reelected, subsequent terms of one year. Thereafter, LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall elect successors of the then-serving members of the boards or managers for such Subsidiary Debtor at each annual meeting or upon the removal or resignation of such individuals. LBHI or the Subsidiary Debtor or Debtor-Controlled Entity that is the sole shareholder of the relevant Subsidiary Debtor shall also have the power to act by written consent to remove any director or manager of such Subsidiary Debtor at any time with or without cause. Notwithstanding the foregoing, any Subsidiary Debtor that is a limited partnership shall continue to be managed by its general partner.

7.4 Plan Trust.

(a) The Plan Trust shall be established on the Effective Date and shall continue in existence until the Closing Date. The Plan Trustees shall be the members of the Director Selection Committee. Each of the Plan Trustees shall continue in such capacity until he or she ceases to be a Plan Trustee in accordance with the terms and conditions set forth in the Plan Trust Agreement. In the event of a vacancy in the office of Plan Trustee, the remaining Plan Trustees shall by majority vote of the remaining Plan Trustees fill the vacancy if in their discretion the circumstances of the Plan Trust warrant doing so. The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of the Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Section 4.17(b). The Plan Trust shall be governed, in accordance with the Plan Trust Agreement, by the Plan Trustees. Any distribution from assets of LBHI that is made to the Plan Trust as holder of such share shall be for the benefit of the holders of Equity Interests in accordance with Section 4.17(b).

(b) The Plan Trust Agreement shall provide that (i) at such time as a vacancy on the board of directors of LBHI is to be filled or there is a vote on the election of a director upon the expiration of a director’s term of office, the Plan Trust shall fill such vacancy by majority vote of the Plan Trustees and (ii) at all other times, the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with cause.

7.5 Corporate Existence. After the Effective Date, the Plan Administrator may decide to (a) maintain each Debtor as a corporation in good standing until such time as all aspects of the Plan pertaining to such Debtor have been completed, or (b) at such time as the Plan Administrator considers appropriate and consistent with the implementation of the Plan pertaining to such Debtor, dissolve such Debtor and complete the winding up of such Debtor without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its shareholder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article X of the Plan), or (c) dissolve any Debtor-Controlled Entity and complete the winding up of such Debtor-Controlled Entity in accordance with applicable law; provided, however, that the foregoing does not limit the Plan Administrator’s ability to otherwise abandon an interest in a Debtor-Controlled Entity.

7.6 Wind-Down. After the Effective Date, pursuant to the Plan, the Plan Administrator shall wind-down, sell and otherwise liquidate assets of the Debtors and/or Debtor-Controlled Entities in accordance with Section 6.1(b)(iii) of the Plan. The wind-down, sale and liquidation of each such Debtor’s assets (as determined for federal income tax purposes) shall occur over a period of three years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of such Debtor to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receive a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes.

7.7 Certificate of Incorporation and By-Laws. As of the Effective Date, the certificate of incorporation and by-laws of each Debtor shall be amended to the extent necessary to carry out the provisions of the Plan. The amended certificate and by-laws of such Debtor (if any) shall be contained in the Plan Supplement.

7.8 Stock Trading Restrictions. The restrictions imposed by the Stock Trading Restrictions Order shall remain effective and binding through the closing of LBHI’s Chapter 11 Case.

ARTICLE VIII

Provisions Regarding Voting and Distributions Under the Plan

8.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III, Article IV and Article V of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in an order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

8.2 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.6 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Code confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

8.3 Distributions of Available Cash. On the Effective Date, or as soon thereafter as practicable, after the satisfaction in full of (or the establishment of reserves sufficient for the satisfaction in full of) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Secured Claims (to the extent the Debtor determines to pay such Allowed Secured Claim in Cash) against a Debtor, each Debtor shall make a Distribution of its Available Cash in accordance with the provisions of the Plan to holders of Allowed Claims against such Debtor. After the initial Distribution, each Debtor shall make Distributions of Available Cash in accordance with the Plan to holders of Allowed Claims against such Debtor semi-annually on March 30 and September 30 of each year, provided that each such Distribution in the aggregate is not less than $10,000,000 of such Debtor’s Available Cash. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (a) to make a Distribution that is less than $10,000,000 in the aggregate of a Debtor’s Available Cash, or (b) not to make a Distribution to the holder of an Allowed Claim (other than a Claim that has become Allowed pursuant to clauses (b), (d) and (e) of Section 1.4 of the Plan) on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under the Plan until the Plan Administrator determines (i) not to object to such Claim (or the time to object to Claims expires), (ii) agrees with the holder of such Claim to allow such Claim in an agreed upon amount or (iii) objects to such Claim and such Claim is Allowed by a Final Order. To the extent that a Liquidating Trust is established for a Debtor in accordance with Article X of the Plan, any Distributions to be made to holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such holders as holders of Liquidating Trust Interests in accordance with the provisions of the Plan. Distributions of Cash on account of such Liquidating Trust Interests shall be made in accordance with Section 10.7 of the Plan.

8.4 Disputed Claims Holdback. From and after the Effective Date, and until such time as all Disputed Claims have been compromised and settled or determined by Final Order, the Plan Administrator shall, consistent with and subject to section 1123(a)(4) of the Bankruptcy Code, retain from Available Cash an aggregate amount equal to the Pro Rata Share of the

Distributions that would have been made to each holder of a Disputed Claim if such Disputed Claim were an Allowed Claim against such Debtor in an amount equal to the least of (a) the filed amount of such Disputed Claim, (b) the amount determined, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, by the Bankruptcy Court for purposes of fixing the amount to be retained for such Disputed Claim, and (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Plan Administrator. On the date of the first Distribution that is at least forty-five (45) days (or such fewer days as may be agreed between the applicable Debtor and the holder of the applicable Disputed Claim) after the date on which a Disputed Claim becomes an Allowed Claim against a Debtor, such Debtor shall remit to the holder of such Allowed Claim Available Cash equal to the amount that would have been distributed from the Effective Date through and including the date of such Distribution on account of such Allowed Claim had such Claim been Allowed as of the Effective Date, together with any interest earned on the lesser of (i) such amount and (ii) the amount retained with respect to such Claim pursuant to this provision, in each case, but only to the extent that such interest is attributable to the amount of the Allowed Claim; provided, that (x) such amount shall be paid first out of the Available Cash retained on account of such Allowed Claim and second out of Available Cash other than Available Cash retained on account of other Disputed Claims and (y) if the amount available for Distribution pursuant to the foregoing clause (x) is insufficient to remit all Distributions required to be made to such holder pursuant to this sentence, such holder shall receive the amount of such insufficiency on the next subsequent date(s) of Distribution before the holders of any other Claims against such Debtor receive any further Distributions out of Available Cash (other than Available Cash retained on account of other Disputed Claims) from such Debtor. To the extent that a Disputed Claim against a Debtor is disallowed by Final Order or becomes an Allowed Claim in an amount less than the amount retained with respect to such Claim pursuant to this provision, the amount that would have been distributed on account of such Disputed Claim, or the excess of the amount of Available Cash that would have been distributed on account of such Disputed Claim over the amount of Available Cash actually distributed on account of such Disputed Claim, shall become Available Cash for Distributions to the holders of Allowed Claims. Nothing in this Section 8.4 of the Plan shall preclude any holder of a Disputed Claim from seeking, on notice to the Plan Administrator, an order of the Bankruptcy Court in respect of or relating to the amount retained with respect to such holder’s Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, Available Cash retained on account of Disputed Claims shall not be used by, on behalf of or for the benefit of a Debtor for operating expenses, costs or any purpose other than as set forth in this section. If the Plan Administrator determines, in its sole discretion, that the value of a Debtor’s assets (other than such Debtor’s Available Cash) exceeds the amount of Available Cash necessary to be retained pursuant to this section on account of Disputed Claims against such Debtor, the Plan Administrator may, subject to Bankruptcy Court approval, on proper notice to all holders of Disputed Claims against such Debtor, release such Available Cash for Distribution to holders of Allowed Claims and retain, in lieu thereof, such Debtor’s non-Cash assets to satisfy its Disputed Claims if such Claims become Allowed Claims.

8.5 Minimum Distribution and Manner of Payment. Other than with respect to a Convenience Claim or Convenience Guarantee Claim, no payment of Cash of less than $500 shall be made by any Debtor to any holder of an Allowed Claim against such Debtor unless a request therefor is made in writing to the Plan Administrator. Any payment of Cash made pursuant to the Plan may be made at the option of the Plan Administrator either by check or by wire transfer.

8.6 Distributions Free and Clear. Except as otherwise provided herein, any Distributions under the Plan shall be free and clear of any Liens, Claims and encumbrances, and no other entity, including the Debtors or the Plan Administrator shall have any interest, legal, beneficial or otherwise, in assets transferred pursuant to the Plan.

8.7 Delivery of Distributions and Undeliverable Distributions. Distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by a new address as set forth (a) on a proof of Claim filed by a holder of an Allowed Claim, (b) in another writing notifying the Plan Administrator (at the addresses set forth in Section 15.12) or the Court appointed claims agent of a change of address or (c) in the notice filed with the Bankruptcy Court in accordance with Bankruptcy Rule 3001(e) to the extent a Claim has been transferred. If any holder’s Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Plan Administrator is notified of such holder’s then-current address, at which time all missed Distributions shall be made to such holder at its then-current address, without interest. All demands for undeliverable Distributions shall be made on or before six (6) months after the date such undeliverable Distribution was initially made. Thereafter, the amount represented by such undeliverable Distribution shall irrevocably revert to the applicable Debtor as Available Cash for Distributions to the holders of Allowed Claims, and any Claim in respect of such undeliverable Distribution shall be discharged and forever barred from assertion against such Debtor or its respective property.

8.8 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Distributions shall be subject to any such withholding or reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as distributed to such holders. Notwithstanding the above, each holder of an Allowed Claim or Liquidating Trust Interest that is to receive a Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable), has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable), may require, as a condition to receipt of a Distribution, that the holder of an Allowed Claim or Liquidating Trust Interest provide a completed Form W-8, W-9 and/or other tax information deemed necessary in the sole discretion of the Plan Administrator or Liquidating Trustee, as applicable to each such holder, provided that if the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against such Debtor, Liquidating Trust, or its respective property.

8.9 Time Bar to Cash Payment Rights. Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made on or before 90 days after the expiration of the 90 day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Debtor and any Claim in respect of such voided check shall be discharged and forever barred from assertion against such Debtor and its property.

8.10 Setoffs and Recoupment. Except as otherwise agreed by a Debtor, any Debtor may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtor may have against the claimant; provided, however, that the claimant shall be served with written notice of the proposed setoff or recoupment at least twenty-eight (28) days prior to exercising any asserted setoff or recoupment right, and, if such claimant serves a written objection to such asserted setoff or recoupment on or before twenty-eight (28) days of receipt of such written notice, (i) the objection shall be deemed to initiate a contested matter governed by, inter alia, Bankruptcy Rule 9014 and Local Rules 9014-1 and 9014-2, (ii) nothing herein shall affect the respective burden of each party in connection with such contested matter, and (iii) the Debtor shall not proceed with the asserted setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but the Debtor may withhold such payment pending resolution of such objection; provided, further, that neither the failure to setoff against or recoup from any Claim nor the allowance of any Claim hereunder shall constitute a waiver or release by such Debtor of any such Claim the Debtor may have against such claimant.

8.11 Claims Register. The register of Claims maintained by the Debtors shall remain open after the Effective Date and the Debtors and Plan Administrator shall recognize any transfer of Claims at any time thereafter, provided that for purposes of each Distribution, the Debtors and the Plan Administrator will not recognize any transfer during the period commencing thirty (30) calendar days prior to a Distribution Date. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Commencement Date.

8.12 Allocation of Distributions. Distributions to any holder of an Allowed Claim shall be allocated first to the principal portion of any such Allowed Claim (as determined for federal income tax purposes), and, only after the principal portion of any such Allowed Claim is satisfied in full, to any portion of such Allowed Claim comprising interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

8.13 Maximum Distribution.

(a) An (i) Allowed Claim that receives Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in the Allowed amount of such Claim or (ii) Allowed Guarantee Claim that receives Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding Distributions contributed to the Plan Adjustment on account of such Primary Claim) equal the Allowed amount of such Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors) shall, in each case, be deemed satisfied in full as to such Allowed Claim or Allowed Guarantee Claim against the applicable Debtor. To the extent that an Allowed Guarantee Claim is deemed satisfied in full, LBHI shall be entitled to receive future Distributions or consideration on account of the corresponding Primary Claim as subrogee pursuant to Section 8.14(a) of the Plan to the extent of LBHI’s Distribution on account of such Guarantee Claim less any amounts received by LBHI by way of disgorgement thereof. Except as specifically provided with respect to LBHI’s rights of subrogation set forth above, nothing contained herein shall in any way affect the rights of the holder of a Guarantee Claim with respect to a corresponding Primary Claim against a Primary Obligor that is not a Debtor.

(b) In no event shall (i) an Allowed Claim receive Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Claim) in excess of the Allowed amount of such Claim or (ii) an Allowed Guarantee Claim receive Distributions (excluding Distributions contributed to the Plan Adjustment on account of such Allowed Guarantee Claim) that combined with Distributions or other consideration provided on the corresponding Primary Claim (excluding Distributions contributed to the Plan Adjustment on account of such Primary Claim) are in excess of the Allowed amount of the Guarantee Claim (or such amount as may be agreed to by a holder and the Debtors).

(c) To the extent that any Debtor has Available Cash after all Allowed Claims against that Debtor have been satisfied in full in accordance with Section 8.13(a) of the Plan, each holder of each such Allowed Claim shall receive its Pro Rata Share of further Distributions, if any, to the fullest extent permissible under the Bankruptcy Code in satisfaction of postpetition interest on the Allowed amount of such Claims at the rate applicable in the contract or contracts on which such Allowed Claim is based (or, absent such contractual rate, at the statutory rate) until such time as all postpetition interest on all such Allowed Claims has been paid in full.

(d) For purposes of determining whether an Allowed Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, all Distributions or other consideration provided by a Primary Obligor in a currency other than the U.S. Dollar shall be converted to the U.S. Dollar applying the existing exchange rate derived from Reuters existing at approximately 3:00 p.m. GMT on the Confirmation Date. Nothing contained in this provision shall affect the applicable exchange rate for determining the Allowed amount of any Claim under section 502(b) of the Bankruptcy Code.

(e) The Plan Administrator may, in its sole discretion, request that a holder of an Allowed Guarantee Claim, except holders of Allowed Guarantee Claims for which a Subsidiary Debtor is the Primary Obligor, certify in writing and provide evidence reasonably satisfactory to the Plan Administrator to confirm whether: (i) the Primary Claim has been Allowed or disallowed against the Primary Obligor, and, if Allowed, the amount of such Allowed Primary Claim, (ii) the Primary Claim is disputed or subject to objection by a Foreign Administrator or other party, (iii) the consideration, if any, received to date on account of such

Allowed Primary Claim from the Primary Obligor, (iv) such holder has been notified by or on behalf of the Primary Obligor of any future distributions or payment anticipated or estimated to be made on account of such Primary Claim from the Primary Obligor; or (v) the holder (A) has sufficient assets to satisfy an order or judgment to disgorge any Distributions received with respect to such Allowed Guarantee Claim if it is ultimately determined that such holder is required to disgorge all or a portion of such Distributions and (B) will submit to the jurisdiction of the Bankruptcy Court for purposes of such order or judgment and will not contest the enforcement of such order or judgment in any foreign jurisdiction. If the holder does not also certify, in addition to the foregoing, that the holder has sufficient assets in the United States of America to satisfy an order to disgorge any Distributions with respect to such Allowed Guarantee Claim, unless the Bankruptcy Court orders otherwise, the Plan Administrator may require that the holder post security for any obligation to disgorge Distributions made to such holder on account of such Allowed Guarantee Claim as a condition to the receipt of future Distributions on such Claim if the Plan Administrator reasonably determines that such security is necessary to ensure the recovery of any amount of Distributions made by LBHI to such holder that is ordered to be disgorged. If (i) the Plan Administrator determines, based on the foregoing, that an Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, then unless the Bankruptcy Court orders otherwise, no Distributions shall thereafter be made on account of such Allowed Guarantee Claim, or (ii) a holder of an Allowed Guarantee Claim does not comply with this section, then unless the Bankruptcy Court orders otherwise, the Plan Administrator shall not be required to make Distributions on account of such Allowed Guarantee Claim, provided that nothing herein shall preclude a holder of an Allowed Guarantee Claim from challenging the determination of the Plan Administrator in the Bankruptcy Court; provided, further, that the Plan Administrator shall reserve Distributions with respect to such Allowed Guarantee Claim and, unless such Allowed Guarantee Claim has been satisfied in full in accordance with Section 8.13(a) of the Plan, promptly after compliance with this section the Plan Administrator shall remit to the holder of such Allowed Guarantee Claim the lesser of (x) the amount reserved pursuant to this section on account of such Allowed Guarantee Claim or (y) the amount necessary to satisfy such Allowed Guarantee Claim in full in accordance with Section 8.13(a) of the Plan.

(f) Any portion of any Distribution made by LBHI to the holder of an Allowed Guarantee Claim that is recovered pursuant to Section 8.13 or 8.14 of the Plan, whether by way of subrogation, disgorgement or otherwise, shall be treated as Available Cash of LBHI and distributed accordingly.

8.14 Rights of Reimbursement.

(a) Except as otherwise agreed by the Debtors, to the extent that a Debtor now has or becomes legally entitled to be subrogated to the rights of any Creditor, including on account of any Distributions received by holders of Allowed Guarantee Claims that are satisfied in full in accordance with Section 8.13(a) of the Plan, (i) such Creditor shall be deemed to have consented to the subrogation of its right against any third-party, including, without limitation, a Primary Obligor, that may be obligated to reimburse or indemnify the Debtor for all or a portion of such Distribution, or (ii) the Debtor shall have all rights, title and power as subrogee of the Creditor against any such third-party, including, without limitation, a Primary Obligor, to the fullest extent permitted by applicable law.

(b) Except as otherwise agreed by the Debtors, the Debtors’ rights to assert or prosecute Litigation Claims for reimbursement, indemnification, recoupment or any other similar right, including, without limitation, any right to setoff with respect to any of the foregoing, against any entity, including, without limitation, a Primary Obligor, on account of Distributions made to the holders of Allowed Claims or Allowed Guarantee Claims, shall be fully preserved to the fullest extent permitted by applicable law.

8.15 Distributions to Non-Controlled Affiliates. Except as otherwise agreed by the Debtors and a Non-Controlled Affiliate or with respect to LBT or LBSN, the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a Distribution to a Non-Controlled Affiliate if such Distribution would be distributed by such Non-Controlled Affiliate to satisfy a Claim of a different Non-Controlled Affiliate against which a Debtor has a Claim but the latter Non-Controlled Affiliate has refused to honor such Claim of a Debtor without subordination, reduction or offset unless (a) otherwise agreed to by the Plan Administrator or (b) the priority and amount of a Debtor’s Claim against the latter Non-Controlled Affiliate has been determined by Final Order.

ARTICLE IX

Procedures for Treating Disputed Claims

9.1 Objections. The Debtors’ rights to object to, oppose and defend against all Claims on any basis are fully preserved. Notwithstanding that a Primary Claim is Allowed against a Primary Obligor, the Debtors reserve the right to object to, oppose and defend against all Guarantee Claims. As of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor regarding the same. Objections to and requests for estimation of Claims shall be filed with the Court and served on the claimant on or before the later of (a) the date that is 2 years after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court for cause shown.

9.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof and unless otherwise agreed, if any portion of a Claim is a Disputed Claim, no Distribution shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

9.3 Estimation of Claims. The Plan Administrator may at any time request on behalf of any Debtor that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim, to the extent permitted by the Bankruptcy Code and Bankruptcy Rules, regardless of whether such Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain exclusive jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated may constitute (i) the Allowed amount of such Claim, (ii) a maximum limitation on such Claim, (iii) the amount to be reserved in respect of Claim, or (iv) the amount of such Claim for voting purposes, all as determined by the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules. If the estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently disallowed, reduced, compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

9.4 Resolution of Disputed Claims. On and after the Effective Date, the Plan Administrator shall have the authority to compromise, settle or otherwise resolve or withdraw any objections to Claims and to compromise, settle or otherwise resolve any Disputed Claims in accordance with Section 6.1(b)(i) of the Plan.

ARTICLE X

Liquidating Trust

10.1 Execution of Liquidating Trust Agreement. After the Effective Date, and only if the Plan Administrator determines that one or more Liquidating Trusts are in the best interests of one or more Debtors and holders of Allowed Claims against and Equity Interests in such Debtors, the Plan Administrator and a Liquidating Trustee shall execute a Liquidating Trust Agreement, and shall take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which shall be for the benefit of Liquidating Trust Beneficiaries. In the event of any conflict between the terms of this Section 10.1 and the terms of a Liquidating Trust Agreement as such conflict relates to the establishment of a Liquidating Trust, the terms of this Section 10.1 shall govern. A Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of a Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

10.2 Purpose of the Liquidating Trust. Each Liquidating Trust shall be established for the sole purpose of liquidating and distributing the assets of the Debtor contributed to such Liquidating Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

10.3 Liquidating Trust Assets. Each Liquidating Trust shall consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to Section 10.1 of the Plan, the Plan Administrator shall transfer all of the Liquidating Trust Assets to a Liquidating Trust. Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting or other similar tax to which the exemption under section 1146 of the Bankruptcy Code applies.

10.4 Administration of the Liquidating Trust. Each Liquidating Trust shall be administered by a Liquidating Trustee pursuant to a Liquidating Trust Agreement and the Plan. In the event of an inconsistency between the Plan and a Liquidating Trust Agreement as such conflict relates to anything other than the establishment of a Liquidating Trust, the Liquidating Trust Agreement shall control.

10.5 Liquidating Trustee’s Tax Power for Debtors. A Liquidating Trustee shall have the same authority in respect of all taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtor.

10.6 Cash Investments. A Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

10.7 Distribution of Liquidating Trust Interests. A Liquidating Trustee is required to distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Debtors and treating any permissible investment as Cash for purposes of this Section 10.7), less such amounts that may be reasonably necessary to (a) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (b) pay reasonable incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Debtors or Liquidating Trust or in respect of the Liquidating Trust Assets), or (c) satisfy other liabilities incurred or anticipated by such Liquidating Trust in accordance with the Plan or Liquidating Trust Agreement; provided, however, that such Liquidating Trustee shall not be required to make a Distribution pursuant to this Section 10.7 of the Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

10.8 Federal Income Tax Treatment of Liquidating Trust. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), for all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and Liquidating Trust Beneficiaries) shall treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (1) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, except in the event of contrary definitive guidance, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. For the purpose of this Section 10.8, the terms “party” and “Liquidating Trust Beneficiary” shall not include the United States or any agency or department thereof, or any officer or employee thereof acting in such capacity.

10.9 Tax Reporting.

(a) A Liquidating Trustee shall file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section 10.9(a). A Liquidating Trustee also shall annually send to each holder of a

Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(b) Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from a Liquidating Trust. Similarly, taxable loss of a Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(c) As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee shall make a good faith valuation of Liquidating Trust Assets. Such valuation shall be made available from time to time to all parties to the Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

(d) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), such Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including such Liquidating Trustee, the Debtors and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(e) A Liquidating Trustee shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on a Liquidating Trust or its assets.

(f) A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Liquidating Trust was established, under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust.

10.10 Dissolution.

(a) A Liquidating Trustee and Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under the Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event shall a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to Section 10.1 of the Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

(b) If at any time a Liquidating Trustee determines, in reliance upon such professionals as a Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, such Liquidating Trust, and any insider of such Liquidating Trustee, and (iii) dissolve such Liquidating Trust.

ARTICLE XI

Treatment of Executory Contracts and Unexpired Leases

11.1 Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all prepetition executory contracts and unexpired leases that exist between a Debtor and any person or entity shall be deemed rejected by such Debtor, as of the Effective Date, except for any prepetition executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed prior to the Confirmation Date, or (c) that is specifically designated in the Plan Supplement as a contract or lease to be assumed by the Debtor; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend the Plan Supplement to remove any prepetition executory contract or unexpired lease therefrom or add any prepetition executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall, as of the Effective Date, be deemed to be, respectively, rejected or assumed. The Debtors shall provide notice of any amendments to the Plan Supplement to the parties to the executory contracts and unexpired leases affected thereby. The listing of or failure to list a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is or is not an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

11.2 Approval of Assumption and Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to the Plan and (b) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan. To the extent any provision of an executory contract or unexpired lease to be assumed by any of the Debtors under the Plan limits such Debtor’s ability to assign such executory contract or unexpired lease, the effectiveness of such provision shall be limited or nullified to the full extent provided in section 365(f) of the Bankruptcy Code.

11.3 Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to the Plan, in accordance with section 365(b) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

11.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the relevant Debtor no later than forty-five (45) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and occurrence of the Effective Date, and (c) notice of an amendment to the Plan Supplement relating to such executory contract or unexpired lease. Except as set forth in the preceding sentence, all such Claims must otherwise comply with the provisions of the Bar Date Order. All such Claims not filed in accordance with the foregoing will be forever barred from assertion against the Debtors and their estates. Any Claim arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan shall be classified as a General Unsecured Claim or Convenience Claim, as applicable, against the Debtor that is a party to such executory contract or unexpired lease.

11.5 Insurance Policies. To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute executory contracts, such contracts shall be deemed assumed under the Plan. Nothing contained herein shall constitute or be deemed a waiver of any Litigation Claims that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

11.6 Indemnification Obligations. Subject to the occurrence of the Effective Date, the obligations of each Debtor to indemnify, defend, reimburse or limit the liability of (a) directors, officers and any other employee who is held responsible for obligations of the Debtor incurred after the Commencement Date who are directors, officers or employees of such Debtor or a Debtor-Controlled Entity on or after the Commencement Date and (b) Released Parties, respectively, against any Claims or Causes of Action as provided in the Debtor’s articles of organization, certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, shall be assumed by such Debtor and will remain in effect after the Effective Date. Any such assumed obligations owed in connection with an event occurring after the Commencement Date shall be paid as an Administrative Expense Claim under the Plan. Any such obligations owed in connection with an event occurring before the Commencement Date shall be treated as pre-petition Claims under the Plan. Nothing in the Plan shall in any way limit, modify, alter or amend the Debtor’s limitation of liability of the Independent Directors set forth in Section 10.1 of the Restated Certificate of Incorporation of LBHI.

ARTICLE XII

Effectiveness of the Plan

12.1 Conditions Precedent to the Confirmation of the Plan. The following are conditions precedent to the confirmation of the Plan with respect to each Debtor:

(a) The Bankruptcy Court shall have entered the Structured Securities Order in form and substance satisfactory to the Debtors and the Creditors’ Committee; and

(b) The Bankruptcy Court shall have entered a Confirmation Order with respect to the Plan for all of the Participating Debtors in form and substance satisfactory to the respective Debtor and the Creditors’ Committee.

12.2 Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to the Effective Date of the Plan with respect to each Debtor:

(a) The Confirmation Order, in form and substance acceptable to the Debtors and the Creditors’ Committee, shall have been entered;

(b) All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors;

(c) All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

(d) The certificate of incorporation and by-laws of the Debtors shall have been amended to the extent necessary to effectuate the Plan.

12.3 Waiver of Conditions. Notwithstanding the foregoing, each Debtor reserves its right, upon obtaining the consent of the Creditors’ Committee, to waive the occurrence of the conditions precedent to the (a) Confirmation of its Plan set forth in Section 12.1 and (b) Effective

Date set forth in Section 12.2 of the Plan other than Section 12.2(a) of the Plan. Any such waiver may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If any of the Debtors decide, with the consent of the Creditors’ Committee, that one of the conditions precedent to the Effective Date of its Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtor shall file a notice of the inability to satisfy such condition prior to the Effective Date with the Bankruptcy Court.

ARTICLE XIII

Effects of Confirmation

13.1 Vesting of Assets. Upon the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Property of the Estate of a Debtor shall vest in that Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein. From and after the Effective Date, the Debtors, acting through the Plan Administrator, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of property, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

13.2 Binding Effect. On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

13.3 Release and Exculpation. On and after the Effective Date, the Debtors and all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not), along with their respective present or former employees, agents, officers, directors or principals, shall be deemed to have released (a) the Released Parties from, and none of the Released Parties shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken during the Chapter 11 Cases in connection with, or arising out of, the Chapter 11 Cases, the negotiation, formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan, the Disclosure Statement, the Plan Support Agreements or any contract, instrument, document or other agreement related thereto and (b) the PSA Creditors from, and none of the PSA Creditors shall have or incur any liability for, any Claim for, Cause of Action for or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the negotiation, formulation, dissemination or confirmation, consummation or administration of the Plan, or any other act or omission in connection with the Plan, the Disclosure Statement, the Plan Support Agreements, including the filing of any alternative chapter 11 plan and any determination to not pursue solicitation or confirmation of such alternative plan, or any contract, instrument, document or other agreement related thereto; provided, however, that (i) in no event shall any Litigation Claim, Cause of Action or other Claim or assertion of liability against any Released Party or PSA Creditor for any act taken or omitted to be taken prior to the Commencement Date be released by the Plan, (ii) nothing herein shall affect or release any obligation of the Debtors under the Plan, and (iii) nothing herein shall affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence; provided, further, that nothing in this Plan shall limit the liability of the professionals of the Debtors, the Creditors’ Committee or the PSA Creditors to their respective clients pursuant to Rule 1.8(h)(1) of the New York Rules of Professional Conduct.

13.4 Discharge. Except as expressly provided in the Plan, upon the date that all Distributions under the Plan have been made, (a) each holder (as well as any trustees and agents on behalf of each holder) of a Claim against or Equity Interest in a Debtor shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date and (b) all such holders shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against or terminated Equity Interest in the Debtors.

13.5 Injunction. Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by a Creditor and the Plan Administrator (on behalf of a Debtor), all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors (whether proof of such Claims or Equity Interests has been filed or not) and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims and Causes of Action that will be or are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) taking any actions to interfere with the implementation or consummation of the Plan.

13.6 United States Government.

(a) As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall: (i) discharge, release or otherwise preclude (A) any liability of the Debtors arising on or after the Confirmation Date (defined for purposes of this section as the date the Confirmation Order becomes final and non-appealable), (B) with respect to the Debtors, any liability that is not a Claim against a Debtor, (C) any valid right of setoff or recoupment, or (D) any liability of the Debtors arising under environmental or criminal laws as the owner or operator of property that such Debtor owns or operates after the Confirmation Date (defined for purposes of this section as the date the Confirmation Order becomes final and non-appealable); or (ii) limit or expand the scope of the discharge to which the Debtors are entitled under the Bankruptcy Code. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Effective Date, pursuing any police or regulatory action.

(b) Nothing in the Plan, Plan Trust Agreement, or Confirmation Order shall provide to any person or entity (other than a Debtor) any exculpation, release, discharge, preclusion of, or injunction against (i) any liability or other obligation owed by such person or entity to the United States, its agencies or departments (ii) or any Claim, Cause of Action, or other right held by the United States, its agencies or departments.

(c) Nothing contained in the Plan or Confirmation Order shall be deemed to have determined, or to bind the United States with respect to the determination of, the federal tax treatment of any item, distribution, person or entity, or the tax liability of any person or entity, including but not limited to the Debtors and the Liquidating Trust; provided, however, that the foregoing shall not affect the rights, claims, defenses and obligations of the United States or the Debtors under the Plan or otherwise with respect to the allowance, disallowance or treatment of Claims of the United States (including, without limitation, under the Bar Date Order and any stipulations between the Internal Revenue Service or United States and the Debtors), nor shall it affect any right of any Debtor or successor to a Debtor to request a determination of tax liability pursuant to section 505(b) of the Bankruptcy Code, or any defenses or objections of the United States with respect to a request for a determination of taxes by any person or entity pursuant to section 505(b) of the Bankruptcy Code.

13.7 Terms of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of all of the Chapter 11 Cases.

13.8 Retention of Litigation Claims and Reservation of Rights. Except as expressly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, defenses or Litigation Claims that the Debtors may have or choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law that the Debtors had prior to the Effective Date, including, without limitation, (a) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, their officers, directors, or representatives, (b) any and all Claims or rights arising under any tax sharing agreement among the Debtors and their Affiliates (including the tax sharing agreement among the Debtors and LBI based on their regular and consistent course of conduct over many years), (c) any and all Claims for reimbursement of costs incurred for the benefit of any Affiliate, including in connection with the disposition of an Affiliate’s assets; (d) any and all Avoidance Actions, and (e) any right of setoff or other legal or equitable defense and remedies. The Debtors shall have, retain, reserve, and may assert all such rights, defenses or Litigation Claims after the Effective Date fully as if the Chapter 11 Cases had not been commenced.

13.9 Barclays Sale Order. Nothing contained in the Plan, the Disclosure Statement or the Confirmation Order constitutes or shall be construed as any modification or amendment to the Barclays Sale Order and the rights and defenses of each of the Debtors, the SIPA Trustee (on behalf of LBI), Barclays Bank PLC and Barclays Capital Inc., with respect to any litigation, adversary proceeding, contested matter, claims adjudication, appeal or other dispute against the other are fully preserved, including, without limitation, any rights, defenses, counterclaims and/or cross-claims asserted in connection with or related to the Sale Order.

13.10 No Waiver of Rights and Defenses. Except as otherwise agreed, the provisions of the Plan shall not enjoin, impair, prejudice, have any preclusive effect upon, or otherwise affect (A) the rights of any Creditor to (x) effectuate a recoupment pursuant to common law or setoff pursuant to common law or otherwise in accordance with (a) section 553 and (b) sections 362(b)(6), 362(b)(7), 362(b)(17), 362(b)(27), 555, 556, 559, 560 or 561 of the Bankruptcy Code (subject to the Debtors’ rights to contest the validity of such asserted right of setoff or recoupment or the applicability of any of the foregoing sections of the Bankruptcy Code) or (y) continue to assert the validity of a setoff or recoupment previously taken by such Creditor or to seek authority from the Bankruptcy Court to exercise a right of setoff or recoupment (subject in each case to the Debtors’ right to contest the validity of any such setoff or recoupment), or (B) any legal or equitable defense, including any defensive right of setoff or recoupment, that has been, or may be asserted, by any entity in response to a Litigation Claim, Avoidance Action of a Debtor or objections to Claims against a Debtor.

ARTICLE XIV

Retention of Jurisdiction

14.1 Retention of Jurisdiction. The Bankruptcy Court shall retain exclusive jurisdiction of all matters arising under, arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a) To hear and determine any motions for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases and the allowance of any Claims resulting therefrom;

(b) To determine any and all adversary proceedings, applications and contested matters relating to the Chapter 11 Cases, in each case in accordance with applicable law;

(c) To hear and determine any objection to or motion to estimate Claims;

(d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e) To issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code;

(f) To consider any modifications of the Plan, to cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and any agreements or documents incorporated in or contemplated by the Plan, including, without limitation, Sections 6.4, 6.5, 13.3, 13.4 and 13.5 of the Plan;

(i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to enforce or to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j) To hear and determine any actions brought against the Plan Administrator in connection with the Plan, including, without limitation, any action relating to Distributions under the Plan;

(k) To hear and determine any actions brought to recover all assets of the Debtors and property of the estates, wherever located or to determine or declare entitlement to such assets and property, including through actions of interpleader or in the nature of interpleader involving the same; provided, however, that this provision shall not limit the jurisdiction of a foreign court or tribunal overseeing a Foreign Proceeding;

(l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code filed, or to be filed, with respect to tax returns of the Debtors and of any Liquidating Trusts for any and all taxable periods ending after the Commencement Date through the Closing Date;

(m) To hear all matters relating to Article XIII of the Plan, including, without limitation, all matters relating to the releases, exculpation, and injunction granted thereunder.

(n) To hear all matters relating to the Plan Trust;

(o) To hear any other matter consistent with the provisions of the Bankruptcy Code; and

(p) To enter a final decree closing the Chapter 11 Cases.

ARTICLE XV

Miscellaneous Provisions

15.1 Post-Effective Date Role of Creditors’ Committee and Fee Committee.

(a) On the Effective Date, the Creditors’ Committee shall be dissolved for all purposes other than (i) implementation of the Plan through the date of the initial Distribution in accordance with Section 8.3 of the Plan, (ii) defending any appeals from the Confirmation Order to final disposition of such appeals, and (iii) all matters relating to professional fees and the fee committee appointed in the Chapter 11 Cases for the period prior to the Effective Date. Following the Effective Date, the litigation and derivatives subcommittees of the Creditors’ Committee may continue functioning for the limited purposes of (i) resolving pending litigation and (ii) subject to approval of the post-Effective Date board of directors of LBHI, other litigation and derivatives matters as to which, currently, the subcommittees are involved, and shall be recommended by the applicable subcommittee and the Plan Administrator. Other than with respect to the foregoing, the members of the Creditors’ Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents shall terminate. The Debtors shall pay the reasonable fees and expenses of the professionals retained by and shall reimburse the members of the remaining subcommittees for reasonable disbursements incurred, including the reasonable fees of counsel, in connection with the foregoing from and after the Effective Date. If a member of a subcommittee becomes unable to serve on a subcommittee or resigns after the Effective Date, the remaining members may replace such member, continue to discharge the subcommittee’s roles, or dissolve by a majority vote of the remaining members. Each of the subcommittees shall be deemed dissolved upon the earliest to occur of (i) voluntary agreement of the members of the subcommittee, (ii) the completion of the subcommittee’s responsibilities, and (iv) the Closing Date.

(b) The fee committee appointed in the Chapter 11 Cases will continue to exist after the Effective Date to perform its duties under the amended fee protocol in connection with all applications for approval of professional fees incurred prior to the Effective Date, and all related proceedings, including hearings on final fee applications. The Debtors shall pay the reasonable fees and expenses of the independent member and counsel retained by the fee committee in connection with the foregoing from and after the Effective Date.

15.2 Issuance of New Securities. In the discretion of the Plan Administrator, each Debtor or Debtor Controlled-Entity (a) may form and transfer certain assets of the Debtors and/or Debtor Controlled Entities to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain real estate or other assets of the Debtors and/or Debtor-Controlled Entities and, (b) may, in connection therewith, issue New Securities for Distribution under the Plan. In the event that the Plan Administrator determines to issue New Securities, each holder of Allowed Claims or Equity Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with the Plan. The New Securities shall be valued as of the date of the issuance and the holders of Allowed Claims or Equity Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

15.3 Exemption from Securities Laws. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

15.4 Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of or surrender of any lease or sublease, or (d) the making of or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements, agreements of restructuring, disposition, liquidation or dissolution, any deeds, bills of sale, transfers of tangible property, or assignments executed in connection with any disposition or acquisition of assets contemplated by the Plan (including by a Liquidating Trust), in each case whether as a result of sale, assignment, foreclosure or deed in lieu of foreclosure, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax to which the exemption under Section 1146 of the Bankruptcy Code applies.

15.5 Plan Supplement. The Debtor Allocation Agreement, the amended certificate and by-laws of the Debtors (if any) in accordance with Section 7.7, the Plan Trust Agreement, a list of any contracts or leases to be assumed or assumed and assigned by the Debtors in accordance with Section 11.1, any settlement agreement among any of the Debtors and a Non-Controlled Affiliate in accordance with Section 6.5(b)(vii) and any settlement agreement among any of the Debtors and a Creditor in accordance with Section 6.5(j) shall be contained in the Plan Supplement that is filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Voting Deadline. Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Debtors’ independent website at www.lehman-docket.com or by request to the Debtors in accordance with Section 15.12 of the Plan.

15.6 Post-Effective Date Reporting. Beginning the first month-end and first quarter-end following the Effective Date and until the Closing Date, the Plan Administrator shall file with the Bankruptcy Court:

(a) within thirty (30) days after the end of each month, a monthly operating report for such month presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for the “Schedule of Cash Receipts and Disbursements” and “Schedule of Professional Fee and Expense Disbursements”;

(b) within one-hundred-twenty (120) days after the end of each quarter, a quarterly report for such quarter presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Monthly Operating Report Balance Sheets” that (i) contains the following schedules in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases: “Real Estate Owned and Unencumbered by Product Type” (such schedule to also include cost and unpaid principal balance information), “Commercial Real Estate Owned and Unencumbered by Property Type and Region,” “Private Equity/Principal Investments Owned and Unencumbered by Legal Entity and Product Type” (such schedule to also include cost and unpaid principal information), “Derivatives Assets and Liabilities” (such schedule to also include special purpose vehicle receivable information), “Loan Portfolio Summary (Funded and Unencumbered)” (schedule to also include unpaid principal balance information), and “Unfunded Lending and Private Equity/Principal Investments Commitments”; and (ii) includes a section titled “Management’s Discussion and Analysis” and supplemental data that will include:

(A) a discussion of any known trends, events, material changes in market values or reserves, demands, commitments and uncertainties that have, or are reasonably likely to have, a material effect on the Debtors’ financial condition or on the forecasted undiscounted cash flow principal amounts estimated as of a designated date;

(B) a description (including asset name, type and material terms) of any new investments in any asset or permitted expenditures to preserve existing assets (in each case, in a single transaction or a series of related transactions on a cumulative basis after the Effective Date in excess of $25 million);

(C) a description (including asset name, type and material terms) of any restructurings, settlements, sales (including disclosure of any gains or losses relative to the market value reported in the prior period balance sheet, and relative to forecasted undiscounted cash flow estimates as of a designated date for principal amounts), wind-downs or liquidations of the Debtors’ existing assets, in each case, solely with respect to any asset that has a forecasted undiscounted cash flow principal amount estimate of greater than $50 million for derivatives, loan, or private equity or principal investments assets or $75 million for real estate assets;

(D) an update of the claims reconciliation and resolution process, including a description of any claim settlements providing for the allowance in excess of $250 million of a Disputed Claim against the Debtors;

(E) a description of the Debtors’ affirmative litigation actions against third-parties that are pending, including the damages sought by the Debtors; and

(F) a discussion of post-Effective Date material costs and expenses incurred by the Debtors; and

(c) on an annual basis for two (2) years and thereafter on a semiannual basis within one-hundred twenty (120) days after the end of such period, a report reconciling cash flow estimates presented in a format and containing information similar to that used by the Debtors during the Chapter 11 Cases for “Reconciliation of Cash Flow Estimates” reports and also a description of collections by the Debtors and a comparison of performance relative to forecasted collections and estimates of future costs and expenses of administration.

Notwithstanding the foregoing, the Plan Administrator or the board of directors or manager for a Debtor may in its sole discretion modify or include less information in any of the foregoing reports than listed above if the Plan Administrator or the board of directors or manager for a Debtor determines in its reasonable discretion that disclosing any such information would be unduly burdensome, such information is or has become immaterial or no longer meaningful as the activities of the Debtor(s) evolve, such disclosure could place the Debtor(s) in a competitive or negotiation disadvantage, or such disclosure is precluded by confidentiality limitations.

15.7 Payment of Statutory Fees. On the Effective Date and thereafter, the Plan Administrator and any Liquidating Trustee thereafter appointed, shall pay all fees incurred pursuant to Section 1930 of title 28, United States Code, together with interest, if any, pursuant to Section 3717 of title 31, United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under Chapter 7 of the Bankruptcy Code or a Final Order dismissing such Debtor’s case is entered.

15.8 Amendment or Modification of Plan. Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to propose alterations, amendments, or modifications of or to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of section 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to the terms and conditions of the Plan Support Agreements, the Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, modified or amended, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments of modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, to the extent, and subject to the conditions, set forth in Bankruptcy Rule 3019.

15.9 Withdrawal or Revocation of the Plan. Subject to the terms and conditions of the Plan Support Agreements, the Debtors reserve the right to withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

15.10 Courts of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

15.11 Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, any transactions or other actions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

15.12 Notices. Any notices to or requests of the Debtors by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to any Debtor:

c/o Lehman Brothers Holdings Inc.

1271 Avenue of the Americas

New York, New York 10020

Attention: Bryan Marsal and John K. Suckow

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Harvey R. Miller and Lori R. Fife

Re:	Lehman Brothers

15.13 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision of the Plan is invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

15.14 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

15.15 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

15.16 Exhibits. All exhibits and schedules to the Plan as well as the Plan Supplement and any exhibits or schedules thereto are incorporated into and are a part of the Plan as if set forth in full herein.

15.17 Successors and Assigns. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Dated:	New York, New York December 5, 2011

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 745 LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

PAMI STATLER ARMS LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS COMMODITY SERVICES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS SPECIAL FINANCING INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS OTC DERIVATIVES INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS DERIVATIVE PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS COMMERCIAL CORP.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Vice-President

CES AVIATION LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION V LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

CES AVIATION IX LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

EAST DOVER LIMITED

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Duly Authorized Officer

LEHMAN SCOTTISH FINANCE L.P., by its general partner Property Asset Management Inc.

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L.

By:	/s/ Daniel Ehrmann
Name: Daniel Ehrmann
Title: Manager

BNC MORTGAGE LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

LB ROSE RANCH LLC

By:	/s/ John Suckow
Name: John Suckow
Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

LB 2080 KALAKAUA OWNERS LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
Name: John Suckow
Title: President and Chief Operating Officer

MERIT, LLC, by its Manager
LEHMAN COMMERCIAL PAPER INC.

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

LB PREFERRED SOMERSET LLC, by its managing member PAMI LLC

By:	/s/ John Suckow
	Name:	John Suckow
	Title:	President and Chief Operating Officer

Counsel:

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attorneys for Debtors and

Debtors in Possession

Schedule 1

(Plan Adjustment Percentages)

LBHI

Class	Claims	Plan Adjustment Percentage

5	Senior Third-Party Guarantee Claims	20%

9A	Third-Party Guarantee Claims other than those of the Racers Trusts	20%

LCPI

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of Designated Entities against LCPI	14%

4B	General Unsecured Claims of Designated Entities against LCPI	20%

5B	Affiliate Claims of Participating Subsidiary Debtors against LCPI	20%

5C	Affiliate Claims other than those of Participating Debtors against LCPI	14%

LBCS

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCS	14%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCS	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCS	14%

LBSF

Class	Claims	Plan Adjustment Percentage

4A	General Unsecured Claims other than those of the Racers Trusts against LBSF	6%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBSF	20%

5C	Affiliate Claims other than those of Participating Debtors	6%

LOTC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LOTC	8%

5B	Affiliate Claims of Participating Subsidiary Debtors against LOTC	20%

5C	Affiliate Claims other than those of Participating Debtors against LOTC	8%

LBCC

Class	Claims	Plan Adjustment Percentage

4	General Unsecured Claims against LBCC	10%

5B	Affiliate Claims of Participating Subsidiary Debtors against LBCC	20%

5C	Affiliate Claims other than those of Participating Debtors against LBCC	10%

2

Schedule 2

(Debtors’ Claims Schedule)

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commodity Services Inc.	East Dover Limited	Structured Asset Securities Corporation	Lehman Scottish Finance LP	Luxembourg Residential Properties Loan Finance	Lehman Brothers Financial Products Inc.
Lehman Brothers Holdings Inc.
Class 4A	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$-	$-	$22	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$18,320	$114	$0	$-	$-	$407	$1	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$1,515	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$133	$434	$134	$-	$-	$3	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$17,857	$-	$-	$-	$-	$5	$100	$613	$-	$0	$-
Lehman Brothers OTC Derivatives Inc.	$194	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$1	$-	$202	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$113	$-	$-	$-	$-	$-	$-	$-	$0
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$46	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$22	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation V LLC	$8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$9	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$588	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$3	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$0	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$238	$-	$-	$-	$-	$-	$-	$-	$-	$-

1

LEHMAN BROTHERS HOLDINGS INC. and SUBSIDIARY DEBTORS

Debtors’ Claims Schedule

Net Allowed Claims

(Unaudited)

$ in Millions	Receivable Entity (Claimant)
Payable Entity (Claim Obligor)	Lehman Brothers Derivative Products Inc.	Merit LLC	CES Aviation LLC	LB 745 LLC	BNC Mortgage LLC	CES Aviation V LLC	CES Aviation IX LLC	LB 2080 Kalakaua Owners LLC	LB Somerset LLC	LB Preferred Somerset LLC	PAMI Statler Arms LLC	LB Rose Ranch LLC
Lehman Brothers Holdings Inc.
Class 4A	$2	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class 4B	$-	$21	$-	$-	$2	$-	$-	$-	$-	$-	$-	$-
Class 8	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Special Financing Inc.	$-	$21	$-	$8	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commodity Services Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Commercial Corporation	$-	$-	$-	$0	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Commercial Paper Inc.	$-	$-	$-	$25	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers OTC Derivatives Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Financial Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Brothers Derivative Products Inc.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LUXCO	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 745 LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation LLC	$-	$-	$-	$-	$-	$-	$0	$-	$-	$-	$-	$-
CES Aviation V LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
CES Aviation IX LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Structured Asset Securities Corporation	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
East Dover Limited	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lehman Scottish Finance LP	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Rose Ranch LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB 2080 Kalakaua Owners LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
BNC Mortgage LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
LB Preferred Somerset LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
PAMI Statler Arms LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Merit LLC	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

2

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Funding Balances

(Unaudited)

$ in Millions Debtors	LBHI Intercompany Receivables - Intercompany Funding Balances
Lehman Commercial Paper Inc.	$20,624
Lehman Brothers Special Financing Inc.	14,895
Lehman Brothers Commercial Corporation	775
Lehman Brothers OTC Derivatives Inc.	194
Lehman Brothers Commodity Services Inc.	2,512
East Dover Limited	4
Structured Asset Securities Corporation	588
Lehman Scottish Finance LP	-
Luxembourg Residential Properties Loan Finance S.a.r.l.	-
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
Merit LLC	6
CES Aviation LLC	22
LB 745 LLC	48
BNC Mortgage LLC	1
CES Aviation V LLC	8
CES Aviation IX LLC	9
LB 2080 Kalakaua Owners LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	-
LB Rose Ranch LLC	-

Total Intercompany Funding Balance	$39,686

3

LEHMAN BROTHERS HOLDINGS INC.

Intercompany Receivables from Debtors

Adjusted Claims for Distribution

(Unaudited)

$ in Millions
Debtors
Lehman Brothers Special Financing Inc.	$15,341
Lehman Brothers Commodity Services Inc.	1,013
Lehman Brothers Commercial Corporation	-
Lehman Commercial Paper Inc.	13,733
Lehman Brothers OTC Derivatives Inc.	155
Lehman Brothers Financial Products Inc.	1
Lehman Brothers Derivative Products Inc.	-
LUXCO	-
LB 745 LLC	36
CES Aviation LLC	17
CES Aviation V LLC	6
CES Aviation IX LLC	7
Structured Asset Securities Corporation	471
East Dover Limited	3
Lehman Scottish Finance LP	-
LB Rose Ranch LLC	-
LB 2080 Kalakaua Owners LLC	-
BNC Mortgage LLC	-
LB Somerset LLC	-
LB Preferred Somerset LLC	-
PAMI Statler Arms LLC	0
Merit LLC	-

4

Schedule 3

(Bankhaus Settlement Agreement)

EXECUTION COPY

AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of March 1, 2011 (the “Execution Date”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, on November 12, 2008, the German banking regulator filed insolvency proceedings against Bankhaus (the “Bankhaus Proceeding”), and on November 13, 2008, the local court (Amtsgericht) of Frankfurt am Main (the “German Insolvency Court”) opened insolvency proceedings and appointed Dr. Michael C. Frege as the LBB InsAdmin;

WHEREAS, on April 29, 2009, the LBB InsAdmin on behalf of Bankhaus filed his Verified Petition Under Chapter 15 of the Bankruptcy Code for Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. Section 1521 [Docket No. 2], In re Lehman Brothers Bankhaus AG (in Insolvenz), Case No.09-12704 (JMP) (Bankr. S.D.N.Y.) (the “Bankhaus Chapter 15 Case”), and on May 22, 2009, the Bankruptcy Court entered an Order Granting Recognition of Foreign Representative and Foreign Main Proceeding and for Additional Relief Under 11 U.S.C. § 1521 [Docket No. 25] in the Bankhaus Chapter 15 Case;

WHEREAS, Bankhaus has filed or is the owner of the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”);

WHEREAS, Lehman US has filed the claims listed on Schedules B-1 and B-2 attached hereto against Bankhaus (the “Liquidation Claims”);

1             As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2             As used herein, “Non-Debtor Affiliates” means LB3 GmbH, Lehman Brothers Europe Inc., LB I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park, and Property Asset Management Inc.

WHEREAS, the Parties have entered into that certain amended tolling agreement with respect to the US Avoidance Actions and German Avoidance Actions, dated as of September 24, 2010 (the “Tolling Agreement”); and

WHEREAS, pursuant to an order of the Bankruptcy Court entered on January 14, 2010 [Docket No. 6665], authorizing and approving that certain settlement agreement with the LBB InsAdmin dated December 15, 2009 (the “Initial Bankhaus Settlement”), which order was supplemented by a stipulation so ordered by the Bankruptcy Court on August 5, 2010 [Docket No. 10642], a portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, was allowed in the amount of $1,380,900,000 (subject to certain adjustments) (the “Initially Allowed LBHI SCA Claim”), and a portion of the LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, was allowed in the amount of $1,015,500,000 (the “Initially Allowed LCPI SCA Claim”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on January 25, 2011, the Debtors filed the First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [Docket No. 14150] (the “Plan”) and the Debtors’ Disclosure Statement for First Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [Docket No. 14151] (the “Disclosure Statement”); and

WHEREAS, the Debtors will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said plan and any amendments, modifications, and supplements thereto, the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.            Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Allowed Bankhaus Claims” has the meaning ascribed to it in section 2.1(e).

“Allowed US Claims” has the meaning ascribed to it in section 2.1(e).

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Asset Sale” means the sale to LBHI of (i) Spruce and Verano for the Spruce-Verano Purchase Price; and (ii) SASCO for the SASCO Purchase Price.

“Assigned BH Interest” has the meaning ascribed to it in section 3.5(b).

“Assigned US Interest” has the meaning ascribed to it in section 4.4(b).

“Bankhaus Chapter 15 Case” has the meaning ascribed to it in the Recitals.

2

“Bankhaus Creditor Groups” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Assembly” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Creditors Committee” has the meaning ascribed to it in section 2.3(b)(2)

“Bankhaus Proceeding” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“BH Claim Transferee” has the meaning ascribed to it in section 3.5(b).

“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Chapter 15 Order” means an order of the Bankruptcy Court entered in the Bankhaus Chapter 15 Case (i) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (ii) authorizing the LBB InsAdmin to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan or an Other Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Effective Date” means the date that the Amended Plan or an Other Plan becomes effective as provided for therein.

“German Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 129, et seq., of the German Insolvency Code (Insolvenzordnung).

“German Insolvency Court” has the meaning ascribed to it in the Recitals.

“Initial Bankhaus Settlement” has the meaning ascribed to it in the Recitals.

“Initially Allowed LBHI SCA Claim” has the meaning ascribed to it in the Recitals.

“Initially Allowed LCPI SCA Claim” has the meaning ascribed to it in the Recitals.

“Insolvency Plan” has the meaning ascribed to it in section 2.3(c).

“LB Banque Claim” has the meaning ascribed to it in section 2.2(a)(1).

“LBCCA ISDA Claim” has the meaning ascribed to it in section 2.1 (a)(4).

“LCPI 7th Avenue Claim” has the meaning ascribed to it in 2.1 (c).

3

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“LPS Claim” has the meaning ascribed to it in 2.1(a)(3).

“Other Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors, that incorporate the settlements provided for in this Agreement.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Remaining LBHI SCA Claim” has the meaning ascribed to it in section 2.1(a)(2).

“SASCO” means the security with ISIN 78403WAA6.

“SASCO Purchase Price” means an amount equal to $625,000,000 subject to a payment of an additional $100,000,000 in the event that the Confirmation Order is not entered on or before December 31, 2012; provided, however, that such additional payment shall not be required to be paid (i) in the event that the LBB InsAdmin terminates this Agreement pursuant to sections 11.3(a) or 11.3(d), or (ii) in the event that Lehman US terminates this Agreement pursuant to section 11.2(c); provided, further, that in the event that Lehman US terminates this Agreement pursuant to section 11.2(d), such additional payment shall be reduced by an amount equal to the difference between the actual recoveries realized in the Bankhaus Proceeding in respect of the Allowed US Claims and the recoveries that would have been realized in the Bankhaus Proceeding in respect of the Allowed US Claims if the LBB InsAdmin did not allow and provide for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

“Secured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Secured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Series 3 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Series 4 Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Spruce” means the securities with ISIN 852079AA0.

“Spruce-Verano Purchase Price” means an amount equal to $332,000,000.

“Swap Collateral Proceeds” has the meaning ascribed to it in section 2.1(b).

“Tolling Agreement” has the meaning ascribed to it in the Recitals.

“Total 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

“Total 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Claims” has the meaning ascribed to it in section 2.1(b).

“Unsecured 7th Avenue Series 3 Claim” has the meaning ascribed to it in section 2.1(b).

4

“Unsecured 7th Avenue Series 4 Claim” has the meaning ascribed to it in section 2.1(b).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“US Claim Transferee” has the meaning ascribed to it in section 4.4(b).

“Verano” means the securities with ISIN 92336PAB2.

2.            Settlement of Claims.

2.1.            The LBB InsAdmin’s Claims Against the Debtors.

(a)            Claim Against LBHI.

(1)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to intercompany foreign exchange swap trades will be allowed and accepted as a non-priority, non-senior, unsecured claim in an aggregate amount of $7,867,140.

(2)            The balance of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, that relates to the Security & Collateral Agreement, net of the amount of the Initially Allowed LBHI SCA Claim, will be allowed in an aggregate amount of $6,425,000,000 (the “Remaining LBHI SCA Claim”) as a non-priority, unsecured claim.

(3)            The LBB InsAdmin’s claim against LBHI, Claim No. 0000058241, that is based in whole or in part on LBHI’s guarantee of Lehman Programs Securities (the “LPS Claim”) will be allowed as a non-priority, unsecured claim in an aggregate amount of $19,191,840.

(4)            That portion of the LBB InsAdmin’s claim against LBHI, Claim No. 0000058233, on account of any and all claims arising under that certain ISDA Master Agreement & Credit Support Annex with Lehman Brothers Commercial Corporation Asia Ltd. (the “LBCCA ISDA Claim”) will be allowed as a non-priority, non-senior unsecured claim in an aggregate amount of $16,256,461.

(b)            7th Avenue Claims Against LBSF;    The LBB InsAdmin’s claim against LBSF, Claim No. 0000027947, on account of that certain Multi-Structure Note Programs for 7th Avenue and Master Trust Deed, dated September 12, 2002, will be allowed (A) in an aggregate amount of $200,000,000 (the “Total 7th Avenue Series 3 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 3 Claim”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C1 hereto (the “Series 3 Swap Collateral Proceeds”), and to the extent that the Series 3 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 3 Claim, (ii) as a non-priority, non-senior unsecured claim against LBSF in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 3 Claim”); and (B) in an aggregate amount of $1,000,000,000 (the “Total 7th Avenue Series 4 Claim”) as follows: (i) as a secured claim against LBSF (the “Secured 7th Avenue Series 4 Claim” and, together with the Secured 7th Avenue Series 3 Claim, the “Secured 7th Avenue Claims”), in an amount equal to the net proceeds realized (less reasonable expenses incurred in connection with the collection of such proceeds) from the swap agreements listed on Schedule C2 hereto (the “Series 4 Swap Collateral Proceeds” and, together with the Series 3 Swap Collateral Proceeds, the “Swap Collateral Proceeds”), and to the extent that the Series 4 Swap Collateral Proceeds do not fully satisfy the Total 7th Avenue Series 4 Claim, (ii) as a non-

5

priority, non-senior unsecured claim against LBSF in an amount equal to (x) the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds (the “Unsecured 7th Avenue Series 4 Claim” and, together with the Unsecured 7th Avenue Series 3 Claim, the “Unsecured 7th Avenue Claims”) less (y) the $320,904,908 representing the amount of LBSF’s allowed claims against Bankhaus referred to in section 2.2(b) below.

(1)            As soon as practicable following the Effective Date, but no later than 30 days following the Effective Date, LBSF shall make a distribution to LBB InsAdmin of the Swap Collateral Proceeds collected and held by LBSF as of the Confirmation Date, with periodic distributions six months after the Effective Date, and every six months thereafter, of received and collected Swap Collateral Proceeds, if any, provided that a distribution will be made as promptly as possible if at any time after the Effective Date, (i) the amount of Swap Collateral Proceeds received and collected, but not yet distributed, either is equal to or greater than $1,000,000, or (ii) represents the final amount of the collected Swap Collateral Proceeds. To the extent that either the Secured 7th Avenue Series 3 Claim or the Secured 7th Avenue Series 4 Claim is satisfied in full from the Series 3 Swap Collateral Proceeds or the Series 4 Swap Collateral Proceeds, respectively, all liens of the LBB InsAdmin in respect of any proceeds securing such fully satisfied claim or claims shall be deemed released and discharged.

(2)            For the purpose of establishing distribution reserves, as of the Confirmation Date, (i) the Unsecured 7th Avenue Series 3 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 3 Claim less the Series 3 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date, and (ii) the Unsecured 7th Avenue Series 4 Claim shall be estimated in an amount equal to the Total 7th Avenue Series 4 Claim less the Series 4 Swap Collateral Proceeds received and collected by LBSF as of the Confirmation Date. That estimate shall be reduced as and when additional amounts of the Swap Collateral Proceeds are distributed to LBB InsAdmin. The amounts of the Unsecured 7th Avenue Series 3 Claim and Unsecured 7th Avenue Series 4 Claim shall be determined and fixed in amount and allowed in that amount, and thereafter, LBSF will make a distribution to LBB InsAdmin in accordance with the terms of the Amended Plan as to each such finally allowed claim when, with respect to the Unsecured 7th Avenue Series 3 Claim, all Series 3 Swap Collateral Proceeds have been distributed to LBB InsAdmin and, with respect to the Unsecured 7th Avenue Series 4 Claim, all Series 4 Swap Collateral Proceeds have been distributed to LBB InsAdmin, or the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and Unsecured 7th Avenue Claims, based upon total collections and the LBB InsAdmin’s waiver in respect of its liens on any unpaid balances. LBSF currently estimates that the ultimate aggregate amount of the Series 3 Swap Collateral Proceeds may total at least $209,000,000, and the ultimate aggregate amount of the Series 4 Swap Collateral Proceeds may total $479,000,000, it being understood that this estimate is not Lehman US’s guarantee of such amount nor a commitment of any kind whatsoever. The Debtors will provide the LBB InsAdmin with periodic, and in any event, on the 15th of January and June of each year, information on the amounts of collected Swap Collateral Proceeds and unpaid balances on an ongoing basis.

(c)            7th Avenue Claim Against LCPI:    The LBB InsAdmin’s claim against LCPI, Claim No. 0000059006, on account of that certain master repurchase agreement dated October 16, 1998, as amended from time to time, between, inter alia, Bankhaus and LCPI will be allowed as a non-priority unsecured claim in an amount equal to the amount of (i) $1,279,401,572 less the Swap Collateral Proceeds and all distributions received by Bankhaus with respect to the Unsecured 7th Avenue Claims under the Amended Plan (the “LCPI 7th Avenue Claim”); less (ii) the $69,344,378, representing the amount of LCPI’s allowed claims against Bankhaus referred to in section 2.2(e) below. For the purpose of establishing distribution reserves, as of the Confirmation Date, the LCPI 7th Avenue Claim shall be estimated in an amount to be determined based on the amount of Swap Collateral Proceeds as of the date immediately preceding the Confirmation Date. That estimated amount shall be reduced as and when further distributions of the Unsecured 7th Avenue Claims are made. The amount of the LCPI 7th Avenue

6

Claim shall be finally determined and fixed in such amount and allowed in that amount, and an appropriate distribution made pursuant to the Amended Plan as to said claim, contemporaneously with all distributions made based on the allowed Unsecured 7th Avenue Claims or when the Parties have agreed on fixed amounts for the Secured 7th Avenue Claims and the Unsecured 7th Avenue Claims as provided in section 2.1(b)(2).

(d)            Other than the claims to be allowed as set forth in section 2.1(a)-(c) hereof, the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, all other claims asserted or held by Bankhaus or the LBB InsAdmin against Lehman US, including without limitation, those claims that are reflected in Schedule A annexed hereto, will be deemed expunged.

(e)            The allowed claims of the LBB InsAdmin as set forth in this section 2.1 (the “Allowed Bankhaus Claims”) shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that in the event that any party objects to any of the claims of Lehman US that are allowed pursuant to this Agreement (the “Allowed US Claims”), until such time as such Allowed US Claims are allowed by the German courts or otherwise settled in a manner acceptable to the Parties, Lehman US shall be entitled to withhold from distributions that would otherwise be made under the Amended Plan in respect of the Allowed Bankhaus Claims an amount that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection.

2.2.            Lehman US’s Claims Against Bankhaus.

(a)            LBHI

(1)            LBHI has acquired a claim against Bankhaus from Lehman Brothers Banque S.A. (the “LB Banque Claim”). LBHI acknowledges the LBB InsAdmin’s intent to treat the LB Banque Claim as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). LBHI will not challenge such treatment of the LB Banque Claim.

(2)            As provided in the Initial Bankhaus Settlement, (i) LBHI agrees that any cash collateral provided by LBHI to the LBB InsAdmin under the Security & Collateral Agreement shall remain with the LBB InsAdmin, and the LBB InsAdmin and Bankhaus shall under no circumstance be required to repay such cash collateral to LBHI, and (ii) LBHI expressly waives all of its rights with respect to such cash collateral including, but not limited to, all rights pursuant to the doctrines of set-off, recoupment, retention or any other legal or equitable theory.

(b)            LBSF: The claims asserted by LBSF (Claimant No. 432) against Bankhaus will be allowed in an aggregate amount of $320,904,908, which will be satisfied by reducing the LBB InsAdmin’s claim against LBSF by such allowed amount, as provided in section 2.1(b) hereof.

(c)            LBCC: The claims asserted by LBCC (Claimant No. 456) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $101,979,146.

(d)            LBCS: The claims asserted by LBCS (Claimaint No. 457) against Bankhaus will be allowed as non-priority, non-senior, unsecured claims (§ 38 German Insolvency Code (Insolvenzordnung)) in an aggregate amount of $149,747,293.

7

(e)            LCPI:    The claims asserted by LCPI (Claimaint No. 435) against Bankhaus will be allowed in an aggregate amount of $69,344,378, which will be satisfied by reducing the LBB IndAdmin’s claim against LCPI by such allowed amount, as provided in section 2.1(c) hereof.

(f)            Luxembourg Finance S.à.r.l.:    Luxembourg Finance S.à.r.l. acknowledges the LBB InsAdmin’s intent to treat the claim asserted by Luxembourg Finance S.à.r.l. in an amount equal to €273,546,795.05 (Claimant No. 433) (the “Lux Finance Claim”) as a subordinated claim within the meaning of § 39 German Insolvency Code (Insolvenzordnung). Luxembourg Finance S.à.r.l. will not challenge such treatment of the Lux Finance Claim.

(g)            Lehman US acknowledges the LBB InsAdmin’s intent to treat the claims set forth on Schedule B-2 as subordinated claims within the meaning of § 39 German Insolvency Code (Insolvenzordnung). All other claims asserted or held by Lehman US against Bankhaus, including without limitation those claims that are set forth in Schedule B-1 annexed hereto, will be deemed expunged.

(h)            The allowed claims of Lehman US as set forth in this section 2.2 shall not, except as otherwise specifically provided for in section 2.2(a)(1), be subject to further objections or defenses by the LBB InsAdmin, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim that would have the effect of subordinating such claims to the claims of other general unsecured creditors.

2.3.            Plan Support.

(a)            The Debtors’ Obligations.    Within a reasonable period of time following the Execution Date, the Debtors will (a) file with the Bankruptcy Court and prosecute (i) the Amended Plan, (ii) the approval of a disclosure statement with respect to the Amended Plan and establishing voting procedures, and (iii) entry of a Confirmation Order with respect to the Amended Plan, and (b) seek approval of the settlements provided for under this Agreement and defend any objections thereto.

(b)            The LBB InsAdmin’s Obligations. The LBB InsAdmin agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding the terms and conditions of section 10 below, or any other provisions of this Agreement:

(1)            The LBB InsAdmin shall not commence any proceeding or otherwise prosecute, join in, or support any objection to, or oppose or object to, the Amended Plan, and will not consent to, support, or participate in the formulation of any other chapter 11 plan in the Chapter 11 Cases, provided that entry of the Confirmation Order has not been denied with prejudice or this Agreement is otherwise terminated pursuant to section 11 of this Agreement.

(2)            The LBB InsAdmin shall promptly seek authority from the Bankhaus creditors’ committee (Gläubigerausschuss) (“Bankhaus Creditors Committee”) and the Bankhaus creditors’ assembly (Gläubigerversammlung) (“Bankhaus Creditors Assembly” and, together with the Bankhaus Creditors Committee, the “Bankhaus Creditor Groups”) to perform all of the obligations set forth in this Agreement prior to the deadline for voting on the Amended Plan.

(3)            Subject to having obtained authority only from the Bankhaus Creditor Groups, the LBB InsAdmin shall timely vote to accept the Amended Plan; provided, that he has been solicited pursuant to section 1125 of the Bankruptcy Code.

8

(4)            Subject to having obtained authority from the Bankhaus Creditor Groups, the LBB InsAdmin shall support, and use good faith diligent efforts to promote, the confirmation and consummation of the Amended Plan, and shall recommend that creditors of Bankhaus who have filed claims against the Debtors and have been solicited pursuant to section 1125 of the Bankruptcy Code timely vote to accept the Amended Plan.

(5)            The LBB InsAdmin shall not object to or contest the claims asserted against any Lehman US entity by other affiliates of the Debtors that have entered into agreements with the Debtors settling claims and receivables among such parties.

(c)            This Agreement is not and shall not be deemed to be a solicitation for consents to the Amended Plan. The acceptance of the LBB InsAdmin will not be solicited until the LBB InsAdmin has received a Disclosure Statement in respect of the Amended Plan that has been approved by the Bankruptcy Court.

(d)            Intended German Insolvency Plan.    The LBB InsAdmin may consider proposing an insolvency plan in the Bankhaus Proceeding (the “Insolvency Plan”). Provided that the Debtors are afforded an opportunity to review, at a minimum, a summary of the salient terms of the Insolvency Plan a reasonable and appropriate time, but in no event not less than 30 days prior to submission of the Insolvency Plan to the German Insolvency Court, and are reasonably satisfied that the Insolvency Plan is consistent with the terms of this Agreement and does not materially impact the Debtors’ interests and recoveries in the Bankhaus Proceeding from what it could expect in a German insolvency proceedings, and treats creditors consistent with German insolvency law, and knowing that the LBB InsAdmin will not be guaranteeing any specific recovery amount under the Insolvency Plan; the Debtors will (i) support, use good faith efforts to promote, the confirmation and consummation of the Insolvency Plan in the Bankhaus Proceeding, (ii) not commence any proceeding, otherwise prosecute, join in, support an objection to, or oppose or object to the Insolvency Plan; (iii) provided that they have been properly solicited and are entitled to a voting right, timely vote to accept the Insolvency Plan; (iv) provided that the creditors of the Debtors who are also creditors of Bankhaus have been properly solicited and are entitled to a voting right, ask that all such creditors timely vote to accept the Insolvency Plan; and (v) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the Insolvency Plan.

3.            The LBB InsAdmin’s Representations and Warranties.    In order to induce Lehman US to enter into and perform their obligations under this Agreement, the LBB InsAdmin hereby represents, warrants and acknowledges as follows:

3.1.            Authority.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein (i) the LBB InsAdmin has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by the LBB InsAdmin of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the LBB InsAdmin and no other proceedings on the part of the LBB InsAdmin are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

3.2.            Validity.    Subject to the Bankhaus Creditor Groups each having approved the execution and delivery of, and the performance of the obligations of the LBB InsAdmin under, this Agreement and the transactions contemplated herein, this Agreement has been duly executed and

9

delivered by the LBB InsAdmin and constitutes the legal, valid and binding agreement of the LBB InsAdmin, enforceable against the LBB InsAdmin in accordance with its terms.

3.3.            Authorization of Governmental Authorities and Creditors.    No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by the LBB InsAdmin pursuant to this Agreement other than as set forth in section 3.1 above.

3.4.            No Reliance.    The LBB InsAdmin (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their affiliates or any officer, employee, agent or representative thereof, and based on such information as the LBB InsAdmin has deemed appropriate, made his own analysis and decision to enter into this Agreement, except that the LBB InsAdmin has relied upon each Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, the LBB InsAdmin acknowledges that it has entered into this Agreement voluntarily and of his own choice and not under coercion or duress.

3.5.            Title; No Prior Transfer of Claims.

(a)            Other than the Initially Allowed LBHI SCA Claim and the Initially Allowed LCPI SCA Claim, which were previously sold and assigned, the LBB InsAdmin (i) owns the Proofs of Claim free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by the LBB InsAdmin, (ii) is not aware of any third party rights with respect to the Proofs of Claim as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Proofs of Claim, in whole or in part.

(b)            The LBB InsAdmin may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned BH Interest”), to any party or parties (in each case, a “BH Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides (i) that the terms and provisions of this Agreement shall be binding in all respects upon the BH Claim Transferees, and any successor transferees, and shall govern their acts, and (ii) that the LBB InsAdmin shall retain all rights with respect to the Assigned BH Interests, to vote on any chapter 11 plan proposed in the Chapter 11 Cases in his sole discretion and in a manner that is consistent with the terms of this Agreement. No such conveyance, transfer, assignment, or participation shall be valid unless (i) Lehman US receives a copy of said written agreement executed by the transferor and the transferee and (ii) Lehman US does not object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions; provided, however, that the foregoing restriction on objections shall not apply with respect to any objections premised on any orders entered in the Chapter 11 Cases relating to the trading of claims. Any such conveyance, transfer, assignment, or participation shall not relieve the LBB InsAdmin of any of his obligations under this Agreement.

4.            Lehman US’s Representations and Warranties.    In order to induce the LBB InsAdmin to enter into and perform its obligations under this Agreement, each Debtor and each Non-Debtor Affiliate hereby represents, warrants and acknowledges as follows:

10

4.1.            Authority.

(a)            Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b)            (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2.            Validity.

(a)            Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b)            This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

4.3.            Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor and each Non-Debtor Affiliate of this Agreement, other than entry of the Confirmation Order.

4.4.            Title; No Transfer of Claims.

(a)            Lehman US (i) owns the Liquidation Claims free and clear of any and all liens, claims, set-off rights, security interests, participations, or encumbrances created or incurred by Lehman US, (ii) is not aware of any third party rights with respect to the Liquidation Claims as of the Execution Date, and (iii) has not transferred or assigned to any other person any of the Liquidation Claims, in whole or in part.

(b)            Lehman US may only convey, transfer, assign, or participate any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder, in whole or in part, after the earlier of the Effective Date or December 31, 2011 (in each case, an “Assigned US Interest”), to any party or parties (in each case, a “US Claim Transferee”) provided that any such conveyance, transfer, assignment, or participation is consummated pursuant to a written agreement that provides that the terms and provisions of this Agreement shall be binding in all respects upon the US Claim Transferees, and any successor transferees, and shall govern their acts. No such conveyance, transfer, assignment, or participation shall be valid unless (i) the LBB InsAdmin receives a copy of said written agreement executed by the transferor and the transferee and (ii) the LBB InsAdmin does not

11

object to the proposed conveyance, transfer, assignment, or participation, based on the failure of said written agreement to contain the foregoing provisions. Any such conveyance, transfer, assignment, or participation shall not relieve Lehman US of any of its obligations under this Agreement.

4.5.            No Reliance.    Each Debtor and each Non-Debtor Affiliate (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and (except for the information provided to the LBB Ins Admin or Bankhaus, respectively, by LBSF and/or by or through LAMCO acting on its behalf under the Cash Segregation Stipulation with respect to (i) the amount of funds collected from 7th Avenue Series 3 and Series 4 counterparties and (ii) any factual circumstances in writing (including electronic text communication) when seeking LBB Ins Admin’s agreement to any settlements or any alternative dispute resolution results with any counterparty) without reliance upon the LBB InsAdmin, and based on such information as such Debtor or such Non-Debtor Affiliate has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Debtor or such Non-Debtor Affiliate has relied upon the LBB InsAdmin’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.            Due Diligence on Avoidance Actions.    The Parties will perform the necessary due diligence with respect to US Avoidance Actions and German Avoidance Actions and will complete such diligence prior to entry of an order by the Bankruptcy Court approving the disclosure statement related to the Amended Plan, but in no event earlier than April 30, 2011. The Parties will cooperate with each other during the due diligence period and work together in a working-group. The Parties will examine the transactions between the Parties that occurred in the period of one year prior to September 15, 2008. The contractual understanding of the Parties is that this examination takes place in an appropriate time period and on a cooperative, transparent way. Promptly upon the completion of such diligence, the Parties will either commence any Avoidance Actions or provide notice to the other Party that, subject to the effectiveness of this Agreement, such Party will not commence any Avoidance Actions against any other Party.

6.            Asset Sale.    The LBB InsAdmin will sell to LBHI (i) Spruce and Verano for the Spruce-Verano Purchase Price, and (ii) SASCO for the SASCO Purchase Price, subject to the Parties entering into definitive documentation and obtaining requisite approvals, which shall be obtained as soon as reasonably possible prior to the Effective Date. The obligation of the LBB InsAdmin to sell to LBHI and of LBHI to purchase SASCO, Spruce and Verano shall survive the termination of this Agreement.

7.            Surviving Contracts.    The contracts and any non-binding agreements listed in Schedule D shall survive the execution, consummation or termination of this Agreement. All other contracts between Lehman US and the LBB InsAdmin or Bankhaus that are not included on Schedule D shall be rejected pursuant to Section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between Lehman US and the LBB InsAdmin are deemed to be satisfied in full by the claims allowed pursuant to section 2 hereof.

8.            Cooperation.    The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of affiliates and other creditors and in order for the LBB InsAdmin to reasonably monitor the Swap Collateral Proceeds collection.

12

9.            Releases.

9.1.            Lehman US’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) Lehman US’s distribution entitlements in the Bankhaus Proceeding, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and (vii) the duties and obligations of the LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and the LBB InsAdmin’s execution of this Agreement, each Debtor and each Non-Debtor Affiliate on behalf of itself, its estate (where applicable), its successors and assigns, will fully and forever release, discharge and acquit the LBB InsAdmin, and his respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions and any claims based upon an asserted right of subrogation, including but not limited to any such subrogation claims in connection with distribution to Bankhaus’creditors based upon a guarantee or similar document by LBHI or any of its affiliates.

9.2.            LBB InsAdmin’s Releases.    Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in section 2 hereof, (ii) the LBB InsAdmin’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and (v) the agreements, promises, settlements, representations and warranties set forth in the Initial Bankhaus Settlement, and (vi) the claims, if any, arising under the surviving contracts set forth on Schedule D, and subject to the effectiveness of this Agreement in accordance with section 10 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, the LBB InsAdmin, the Bankhaus estate, and their successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity, and their respective financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) all German Avoidance Actions. The LBB InsAdmin agrees that he will not bring or assert any claims against Lehman US pursuant to sections 117 and 311 of the German Stock Corporation Act (Aktiengesetz).

10.            Effectiveness of Agreement.    This Agreement shall be effective upon the Execution Date, provided that effectiveness of this Agreement, with the exception of sections 2.3, 5, 6, and 8 above, and section 11 below, and as long as this Agreement has not been terminated pursuant to section 11 below, is subject to (i) the Effective Date having occurred, (ii) the LBB InsAdmin’s procurement of the necessary authority stated above in section 3.1 hereof, (iii) the consummation of the Asset Sale, and (iv) entry of the Chapter 15 Order, provided that entry of the Chapter 15 Order shall not be a prerequisite to the LBB InsAdmin voting in respect of the Amended Plan, so long as the requirements of section 2.3(b)(3) are satisfied; and this entire Agreement shall be null and void, and each of the Parties’ respective interests,

13

rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed, except as to this section 10, if the entry of the Confirmation Order is denied with prejudice.

11.            Termination.

11.1.            Automatic Termination.    This Agreement shall automatically terminate on any date on which (i) the Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more Debtor and Bankhaus, (ii) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice, (iii) the Amended Plan is not confirmed on or before December 31, 2012, or (iv) the LBB InsAdmin is unable, after good faith efforts, to obtain the authority necessary to perform its obligations under this Agreement prior to the deadline for submitting votes on the Amended Plan.

11.2.            Lehman US’s Right to Terminate.    Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to the LBB InsAdmin if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBB InsAdmin hereunder, taken as a whole, and the LBB InsAdmin shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) the LBB InsAdmin terminates the Tolling Agreement, (c) the LBB InsAdmin fails to obtain approval of this Agreement from the Bankhaus Creditor Groups, or (d) other than as set forth herein, the LBB InsAdmin allows and provides for materially different treatment of claims held by other creditors of Bankhaus that are factually and legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

11.3.            The LBB InsAdmin’s Right to Terminate.    The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; or (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan. The Parties have agreed to amend section 11.3(b) of this Agreement to replace the Contemplated Recoveries with the recovery estimates in the proposed disclosure statement with respect to the Amended Plan provided such recovery estimates are consistent with the Contemplated Recoveries.

11.4.            Effect of Termination.    In the event that this Agreement is terminated in accordance with its terms by any Party, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if

14

this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

12.            Venue and Choice of Law.

12.1.            Venue.    To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions shall be the exclusive jurisdiction of the German courts. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the German courts, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or the German Avoidance Actions, and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in section 13 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

12.2.            Choice of Law.    This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreements.

13.            Notices.     All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

                To any Debtor at:

                1271 Avenue of the Americas, 39th Floor

                New York, New York 10020

15

                U.S.A.

                Attn: John Suckow and Daniel J. Ehrmann

                Facsimile: (646) 834-0874

                With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP

                767 Fifth Avenue

                New York, New York 10153

                U.S.A.

                Attn: Lori R. Fife, Esq. and Richard P. Krasnow, Esq.

                Facsimile: (212) 310-8007

                To the LBB InsAdmin at:

                To LBB InsAdmin at:

                Lehman Brothers Bankhaus AG i. Ins.

                c/o CMS Hasche Sigle

                Barckhausstraße 12-16

                60325 Frankfurt a.M.

                Germany

                Attn: Dr. Michael Frege

                Facsimile: 00-49-69-717-01-40410

                With a copy (which shall not constitute notice) to:

                SNR Denton US LLP

                1221 Avenue of the Americas

                New York, New York, 10020

                U.S.A.

                Attn: D. Farrington Yates

                Facsimile: (212) 768-6800

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

14.            Expenses.    The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

15.            Intentionally deleted.

16.            Accounting.    The Parties will consider evaluation of the potential accounting treatment relating to the Security & Collateral Agreement.

17.            No Admission of Liability.    Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

16

18.            Entire Agreement.    This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19.            No Oral Modifications.    This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by the LBB InsAdmin. Any waiver of compliance with any term or provision of this Agreement on the part of the LBB InsAdmin must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20.            Construction.    This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21.            Binding Effect; Successor and Assigns.    Any declaration or statement of the LBB InsAdmin shall only be made in his capacity and function as LBB InsAdmin as Insolvency Administrator (Insolvenzverwalter) of Bankhaus, and shall in no circumstance be construed as being a declaration or statement of the LBB InsAdmin on his own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22.            Counterparts.    This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23.            Headings; Schedules and Exhibits.    The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24.            No Personal Liability.    The Parties (and solely for the purposes of this section 25, including the LBB InsAdmin also acting on his own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the LBB InsAdmin, his firm and its partners and employees, and his representatives or other professional advisors as well as members of the Bankhaus Creditors Committee, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against him, his firm and its partners and employees, and his representatives and other professional advisors and members of the Bankhaus Creditors Committee, personally. The LBB InsAdmin further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal

17

liability existed, the LBB InsAdmin explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBB InsAdmin or Bankhaus arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of Bankhaus, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

25.            Severability and Construction.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26.            Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 27 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

18

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:		By:	640
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Dr. Michael C. Frege Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Vice President

19

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzverwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

19

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

LEHMAN BROTHERS SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its general partner Property Asset Management Inc.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

20

CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Duly Authorized Officer

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Manager	Name: Title:	William J. Fox Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)		LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:		By:
Name: Title:	Daniel J. Ehrmann Vice President	Name: Title:	Daniel J. Ehrmann Authorized Signatory

21

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Vice President

LB3 GMBH

By:
Name: Daniel J. Ehrmann Title: Director

MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its Manager Lehman Commercial Paper Inc.

By:
Name: Daniel J. Ehrmann Title: Vice President

LB PREFERRED SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP), by its managing member PAMI LLC

By:
Name: Daniel J. Ehrmann Title: Vice President

PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:
Name: Daniel J. Ehrmann Title: Authorized Signatory

LEHMAN BROTHERS EUROPE INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

22

LB I GROUP INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.

By:
Name: William J. Fox Title: Director

PAMI HARBOUR PARK

By:
Name: Daniel J. Ehrmann Title: Vice President

LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

LUXEMBOURG FINANCE S.À.R.L.

By:
Name: Daniel J. Ehrmann Title: Manager

PROPERTY ASSET MANAGEMENT INC.

By:
Name: Daniel J. Ehrmann Title: Vice President

23

Schedule A

Proofs of Claim

Claim Number	Debtor Against Which Claim is Asserted	Claim Amount
0000019847	LBSF	$200,000,000 plus interest and costs
0000024293	LBSF	$1,000,000,000 plus interest and costs
0000024366	LBHI	$1,000,000,000 plus interest and costs
0000025792	LBHI	$200,000,000 plus interest and costs
0000027946	LBHI	$1,200,000,000 plus interest
0000027947	LBSF	$1,200,000,000 plus interest
0000058232	LBSF	Not less than $395,691.74
0000058233	LBHI	Not less than $3,459,204,038.33
0000058241	LBHI	$21,354,000
0000058242	LBCC	Not less than $1,136,979.22
0000059006	LCPI	Not less than $1,243,497,721.16

Schedule B-l

Liquidation Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
Lehman Brothers Commercial Corporation	456	1.00 EUR	-
Lehman Brothers Commodity Services Inc.	457	1.00 EUR	-
Lehman Brothers Holdings Inc.	445	1,697,721,757.08 EUR	-
		6,064,103.28 EUR	-
		29,069.83 EUR	-
		5,092,500.00 EUR	290,896.67 EUR
		1,456,000.00 EUR	17,298.86 EUR
		1,397,828,022.00 EUR	-
Lehman Brothers Special Financing Inc.	432	43,542,146.13 EUR	-
Lehman Commercial Paper Inc.	435	169,724,643.66 EUR	-
		10,166,476.38 EUR	-
		134,114,400.00 EUR	-
Lehman Commercial Paper Inc.	435	152,675,248.21 EUR	-
		(191,250,467.50 USD)	-
		57,991,847.58 EUR	-
		48,534,500.00 EUR	-
		(35,000,000.00 GBP)	-
Luxembourg Finance S.à r.l.	433	273,546,795.05 EUR	-

In addition to the entities listed in the table above, claims have also been filed for (i) Lehman Brothers Luxembourg Equity Finance SA in the amount of EUR 39,855.00 and (ii) Lehman Brothers Services SNC in the amount of EUR 1,063.63. Since Lehman Brothers Luxembourg Equity Finance SA is under Luxembourg insolvency administration and Lehman Brothers Services SNC is the 100% subsidiary of Lehman Brothers France which is under French liquidation, the authority to dispose of assets of these entities is with the respective administrator/liquidator. Thus, these claims cannot be waived by a Party to this settlement agreement.

Schedule B-2

Subordinated Claims

Claimant	Claimant No.	Claim Amount	Accrued Interest
LB3 GmbH	439	16,857444.00 EUR	140,064.28 EUR
Lehman Brothers Europe Inc.	442	1,371,897.34 EUR	-
Lehman Brothers I Group Inc.	447	434,492.45 EUR	-
Lehman Brothers International Services Inc.	440	16,401.47 EUR	-
Lehman Brothers Offshore Partners Ltd	436	1,261.01 EUR	-
Pami Harbour Park	438	1,158.33 EUR	-
Property Asset Management Inc.	437	6,987.52 EUR	-

Schedule C

Swap Agreements

CP/Master ID	Counterparty Name

Series 3 :
112702LBRE	LEHMAN BROTHERS REAL ESTATE PARTNERS LP
091002PH02	PHOENIX SERIES 2002-2
071802PHOE	PHOENIX SERIES 2002-1
122401LCOR	LCOR ALEXANDRIA LLC - PATENT AND TRADEMARK OFFICE PROJECT
0109032WCA	ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CO
120997AMV	ASBURY ATLANTIC INC
021398GU	GEORGETOWN UNIVERSITY
70311EKSP	EKSPORTFINANS ASA
070302VICM	ONE MADISON INVESTMENTS (CAYCO) LIMITED
090398LKC	LOUISVILLE AND JEFFERSON COUNTY METROPOLITAN SEWER DISTRICT
120803BCRA	BUCK INSTITUTE FOR AGE RESEARCH
22223MBT	MASSACHUSETTS BAY TRANSPORTATION AUTHORITY
71593CCPA	HSBC FRANCE
102596NABL	NATIONAL AUSTRALIA BANK LTD
72893SWLB	LANDESBANK BADEN-WUERTTEMBERG
122396ENIF	ENI SPA
50598DDBK	DANSKE BANK A/S
060295WLGF	WGZ-BANK WESTDEUTSCHE GENOSSENSCHAFTS-ZENTRALBANK AG
Series 4 :
051094KDBS	KOREA DEVELOPMENT BANK
021904CPER	CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM
72707SSBT	STATE STREET BANK AND TRUST COMPANY
041207LEHM	THE SERIES 2007-1 TABXSPOKE SEGREGATED PORTFOLIO
050500PIMF	PUTNAM INCOME FUND
110105PUTN	PUTNAM U.S. GOVT INCOME TR
71693CWOM	COMMONWEALTH OF MASSACHUSETTS
110493ROUC	REGENTS OF THE UNIVERSITY OF CALIFORNIA
082100UNOP	UNIVERSITY OF PITTSBURGH - OF THE COMMONWEALTH**
121800CLPU	CLARK COUNTY PUBLIC UTILITY DISTRICT #1
060607ALAB	POWERSOUTH ENERGY COOPERATIVE
110993AMHF	AMERICAN HONDA FINANCE CORPORATION
92893MTAU	METROPOLITAN TRANSPORTATION AUTHORITY
051906SAIN	SAINT JOSEPH’S UNIVERSITY
042794RMH	ROCKFORD MEMORIAL HOSPITAL
65187NCHB	THE NORINCHUKIN BANK
012395STIN	STAPLES INC.
050902GELI	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
082496KEY	KEYCORP
60394NBNC	BANK OF AMERICA NATIONAL ASSOCIATION
65994DBAG	DEUTSCHE BANK AG
71499MLCS	MERRILL LYNCH CAPITAL SERVICES INC
071700BNPP	BNP PARIBAS SA
073107GIAN	GIANTS STADIUM, LLC
50862 KRED	KREDITANSTALT FUER WIEDERAUFBAU
69836FHBA	FEDERAL HOME LOAN BANK OF ATLANTA
50111FNMA	FEDERAL NATIONAL MORTGAGE ASSOCIATION
30690HP	HEWLETT-PACKARD COMPANY
38090FUNC	WACHOVIA BANK NATIONAL ASSOCIATION
042994BBL	ING BELGIUM SA/NV
11593BLBM	BAYERISCHE LANDESBANK
61803RNBN	HSBC BANK USA, NATIONAL ASSOCIATION
35716RNPU	RABOBANK NEDERLAND
36166TORD	TORONTO-DOMINION BANK (THE)
61843SNBK	KEYBANK NATIONAL ASSOCIATION
010501PMAR	MARSH MCLENNAN CO US RET PLAN-LONG DURATION FXD IN
112598RHF	RETIREMENT HOUSING FOUNDATION
052907FINA	FSA INC A/C FSA CPT 265
040594INCM	ING CAPITAL MARKETS LLC
061799BHFU	PB CAPITAL CORPORATION
070104MGFL	MICROSOFT GLOBAL FINANCE

Schedule D

Surviving Contracts

1.

Settlement Agreement, dated as of December 15, 2009, by and among Lehman Brothers Holdings Inc., Lehman Brothers ALI, Inc., Lehman Commercial Paper Inc. and Dr. Michael C. Frege in his capacity as insolvency administrator over the assets of Lehman Brothers Bankhaus Aktiengesellschaft i. Ins.

2.	That certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated as of May 12, 2009.

3.	Any data sharing agreements entered into by the LBB InsAdmin and one or more of the Debtors subsequent to November 13, 2008.

4.

Stipulation And Order Restricting Use of Alleged Cash Collateral Pursuant To 11 U.S.C. §363(c)(2) and (4) And Bankruptcy Rule 4001(d) Between Lehman Brothers Special Financing Inc. And Dr. Michael C. Frege In His Capacity As Insolvency Administrator (Insolvenzverwalter) Over The Assets of Lehman Brothers Bankhaus Aktiengesellschaft I. Ins. [Docket No. 6824].

5.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of Spruce and Verano.

6.

Note Sale Agreement to be entered into by and between Lehman Brothers Holdings Inc. and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) over the assets of Lehman Brothers Bankhaus AG (i. Ins.), with respect to the sale of SASCO.

EXECUTION VERSION

AMENDMENT #1 TO AMENDED AND RESTATED SETTLEMENT AGREEMENT

This Amendment #1 to the Amended and Restated Settlement Agreement dated as of March 1, 2011 (the “Settlement Agreement”) is made and entered into as of March 18, 2011 (the “Amendment”), by and among the Debtors1 and certain of their Non-Debtor Affiliates2 (collectively, “Lehman US”), and Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzerwalter) (the “LBB InsAdmin”) of Lehman Brothers Bankhaus AG (in Insolvenz) (“Bankhaus”). Lehman US and Bankhaus, acting through the LBB InsAdmin, shall each be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Settlement Agreement on January 14, 2011 in order to resolve outstanding disputes and other issues between them; and

WHEREAS, the Parties now desire to amend the Settlement Agreement in certain respects;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions.     Initially capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Settlement Agreement.

2.            Amendments to Settlement Agreement.

2.1. The Recitals are amended by deleting the following tenth “WHEREAS” clauses thereof, and substituting the following “WHEREAS” clauses thereafter.

WHEREAS, each of the Debtors, either individually or jointly, will file an amended chapter 11 plan that will incorporate the terms and conditions of this Agreement (said individual or joint plan and any amendments, modifications and supplements thereto, collectively, the “Amended Plan”);

2.2 Section 1 is amended by adding the following definition: “Non-Conforming Plan” shall mean any chapter 11 plan that is not an Amended Plan or Other Plan.

1            As used herein, “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc. (“LCPI”); Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.à.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

2            As used herein, “Non-Debtor Affiliates” means LB3 GmbH. Lehman Brothers Europe Inc., Lehman Brothers I Group Inc., Lehman Brothers International Services Inc., Lehman Brothers Offshore Partners Ltd., Luxembourg Finance S.à.r.l., PAMI Harbour Park and Property Asset Management Inc.

2.3. The definition of “Other Plan” is deleted and the following is substituted therefore: “Other Plan” means a chapter 11 plan or plans proposed by parties other than the Debtors that incorporates all of the provisions of the Agreement other than section 2.3 hereof.”

2.4. The definition of “SASCO Purchase Price” is amended by adding the following sentence at the end thereof: “For the avoidance of doubt, no additional payment shall be due if, on or before December 31, 2012, the Agreement has not been terminated pursuant to Section 11; provided, however, that nothing contained herein shall limit or restrict the LBB InsAdmin’s termination rights under the Agreement with respect to the Amended Plan, an Other Plan or a Non-Conforming Plan.”

2.5 Section 11.1 (iii) is deleted and the following is substituted therefore: “(iii) the Bankruptcy Court does not enter an order confirming the Amended Plan, an Other Plan or a Non-Conforming Plan on or before December 31, 2012;”

2.6 Section 11.3 is deleted in its entirety and the following is substituted therefore:

11.3 The LBB InsAdmin’s Right to Terminate. The LBB InsAdmin shall have the right, at his election, to terminate this Agreement by written notice to Lehman US if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from the LBB InsAdmin; (b) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims or any Other Plan or Non-Conforming Plan is confirmed that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Bankhaus Claims; (c) the Amended Plan provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims or any Other Plan or Non-Conforming Plan is confirmed that provides for materially different treatment of claims held by other creditors that are factually and legally similar to the claims of the LBB InsAdmin allowed hereunder that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the LBB InsAdmin’s allowed claims; provided, however, that with respect to sections 11.3(b) and 11.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court

2

with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; (d) any Debtor terminates the Tolling Agreement; provided, further, that the termination right in section 11.3(d) must be exercised no later than ten (10) business days prior the hearing for approval of the disclosure statement with respect to the Amended Plan; or (e) a Non-Conforming Plan is confirmed which does not incorporate all of the provisions of the Agreement other than Section 2.3.

3.            Effect of Amendment.    Except as expressly amended hereby, the Settlement Agreement shall remain unmodified and in full force and effect. To the extent of any inconsistency between the terms of the Settlement Agreement and this Amendment, this Amendment shall govern and control.

4.            Further Amendments.    Any waiver, alteration, supplement, amendment or modification of this Amendment shall be valid only if made in writing and signed by each of the parties hereto.

5.            Choice of Law.    This Amendment and all claims and disputes arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy code; provided, however, that any claims and disputes arising out of the Liquidation Claims and the German Avoidance Actions shall be governed by and construed in accordance with German law except as otherwise provided in the underlying agreement.

6.            Binding Effect; Successors and Assigns.    The provisions of Section 22 of the Settlement Agreement are incorporated herein as if fully sent forth in this Amendment and are made applicable to this Amendment.

7.            Counterparts.    This Amendment may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties hereto need not appear on the same counterpart.

8.            Execution.     Signatures to this Amendment may be exchanged by facsimile transmission and/or electronic mail and shall constitute originals for all purposes.

3

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:	669
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

EXECUTION VERSION

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date hereof:

LEHMAN BROTHERS HOLDINGS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	Dr. Michael C. Frege in his capacity as Insolvency Administrator (Insolvenzverwalter) of Lehman Brothers Bankhaus AG (in Insolvenz)

By:	By:
Name: Daniel J. Ehrmann	Name: Dr. Michael C. Frege
Title: Vice President	Title: Insolvency Administrator (Insolvenzerwalter)

LEHMAN BROTHERS SPECIAL FINANCING INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN COMMERCIAL PAPER INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMERCIAL CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS FINANCIAL PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

4

LEMAN BROTHERS OTC DERIVATIVES INC., as Debtor in possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of the New York, Case No. 08-13555 (JMP)	LEHMAN BROTHERS DERIVATE PRODUCTS INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS COMMODITY SERVICES INC., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LEHMAN SCOTTISH FINANCE L.P. as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	CES AVIATION V LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

CES AVIATION IX LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	EAST DOVER LIMITED, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

BNC MORTGAGE LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: William J. Fox
Title: Manager	Title: Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	LB ROSE RANCH LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 2080 KALAKAUA OWNERS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	MERIT LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB SOMERSET LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)	LB PREFERRED SOMERSET LLC, as Debtor and Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LB 745 LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)	PAMI STATLER ARMS LLC, as Debtor and Debtor in Possession in its chapter 11 case in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-13555 (JMP)

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Authorized Signatory

LB 3 GMBH	LEHMAN BROTHERS EUROPE INC

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Director	Title: Vice President

LB I GROUP INC.	LEHMAN BROTHERS INTERNATIONAL SERVICES INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.	LUXEMBOURG FINANCE S.A.R.L.

By:	By:
Name: William J. Fox	Name: Daniel J. Ehrmann
Title: Director	Title: Manager

PAMI HARBOUR PARK	PROPERTY ASSET MANAGEMENT INC.

By:	By:
Name: Daniel J. Ehrmann	Name: Daniel J. Ehrmann
Title: Vice President	Title: Vice President

Schedule 4

(PSA Creditors)

1.	Angelo, Gordon & Co., L.P.
2.	Bank of America, N.A.
3.	Bank of America, N.A., as successor in interest to Merrill Lynch Bank USA
4.	Barclays Bank PLC
5.	Barclays Bank S.A.
6.	BNP Paribas
7.	Bundesverband deutscher Banken e.V.
8.	Canyon Capital Advisors LLC
9.	CarVal Investors UK Limited
10.	Contrarian Capital Management LLC
11.	County of San Mateo
12.	Credit Suisse AG
13.	Credit Suisse Loan Funding LLC
14.	Credit Suisse Securities (Europe) Limited
15.	Cyrus Capital Partners, L.P.
16.	Davidson Kempner Capital Management LLC
17.	DB Energy Trading LLC
18.	D. E. Shaw Claims SPV, L.L.C.
19.	D. E. Shaw Composite Portfolios, L.L.C.
20.	D. E. Shaw Laminar Portfolios, L.L.C.
21.	D. E. Shaw Oculus Portfolios, L.L.C.
22.	D. E. Shaw Valence Portfolios, L.L.C.
23.	Deutsche Bank AG
24.	Deutsche Bundesbank
25.	Elliott Associates, L.P.
26.	Elliott International, L.P.
27.	Elliott Management Corporation
28.	Entschädigungseinrichtung deutscher Banken GmbH
29.	Fir Tree, Inc.
30.	GLG Ore Hill LLC
31.	Goldentree Asset Management, LP
32.	Goldman Sachs Bank USA
33.	Goldman Sachs International
34.	Gruss Asset Management, L.P., investment advisor to Gruss Global Investors Master Fund, Ltd. and Gruss Global Investors Master Fund (Enhanced), Ltd.
35.	Hayman Capital Master Fund, L.P.
36.	Hong Kong Lehman Entities In Liquidation
37.	King Street Capital Management GP, L.L.C.
38.	Knighthead Capital Management, L.L.C.
39.	Lehman Brothers Bankhaus AG (in Insolvenz)
40.	Lehman Brothers (Luxembourg) Equity Finance S.A. (en faillite)
41.	Lehman Brothers (Luxembourg) S.A. (in liquidation)
42.	Lehman Brothers Securities N.V.
43.	Lehman Brothers Treasury Co. B.V.
44.	Lehman Japan Entities[1]

[1]

Hercules K.K., Lehman Brothers Commercial Mortgage K.K., Lehman Brothers Finance (Japan) Inc., Lehman Brothers Holdings Japan Inc., Lehman Brothers Japan Inc., Lehman Brothers Real Estate Limited, Sunrise Finance Co. Ltd.

45.	Lehman Singapore Entities
46.	Lehman UK Entities[2]
47.	Merrill Lynch Bank & Trust Co. FSB
48.	Merrill Lynch Capital Services Inc.
49.	Merrill Lynch Commodities (Europe) Ltd
50.	Merrill Lynch Commodities Inc.
51.	Merrill Lynch International
52.	Merrill Lynch International Bank Ltd.
53.	Morgan Stanley & Co. International PLC
54.	Morgan Stanley Capital Group Inc.
55.	Morgan Stanley Capital Services LLC
56.	Mount Kellett Master Fund II, L.P.
57.	Oak Tree Capital Management, L.P.
58.	Och-Ziff Capital Management Group LLC
59.	Paulson & Co. Inc.
60.	Silver Point Capital, L.P.
61.	Societe Generale
62.	Societe Generale Asset Management Banque
63.	Societe Generale Bank and Trust
64.	State of California Public Employees’ Retirement System
65.	State Street Bank and Trust Company
66.	Taconic Capital Advisors L.P.
67.	The Baupost Group, L.L.C.
68.	The Liverpool Limited Partnership
69.	The Royal Bank of Scotland plc
70.	UBS AG
71.	Vallejo Sanitation and Flood Control District
72.	Varde Partners, L.P.
73.	York Capital Management Global Advisors, LLC

[2]

Lehman Brothers International (Europe); Lehman Brothers Limited; Lehman Brothers Holdings PLC; LB UK Re Holdings Limited; Storm Funding Limited; Mable Commercial Funding Limited; Lehman Brothers Europe Limited; Lehman Brothers UK Holdings Limited; LB UK Financing Ltd; LB SF No. 1; Cherry Tree Mortgages Limited; Lehman Brothers Lease & Finance No. 1 Limited; Zestdew Limited; Monaco NPL (No. 1) Limited; Lehman Commercial Mortgage Conduit Limited; LB RE Financing No. 3 Limited; Lehman Brothers (PTG) Limited; Eldon Street Holdings Limited; LB Holdings Intermediate 2 Limited; and Thayer Properties Limited (each in administration). Eldon Street (Cube) Limited; Eldon Street (Raven) Limited; Lehman Brothers Equity (Nominees Number 7) Limited; Platform Home Mortgage Securities No. 4 Limited; Platform Commercial Mortgage Limited; Lehman Brothers (Indonesia) Limited; Grace Hotels Limited; LBO Investments Limited; LBQ Funding (UK); LB Lomond Investments (each in liquidation). Acenden Limited (f/k/a Capstone Mortgage Services Limited); Blue I Real Estate Limited; Eldon Street (Birchin) Limited; Eldon Street (Colbert Orco) Limited; Eldon Street (Fidenza) Limited; Eldon Street (Harley) Limited; Eldon Street (Jefferson) Limited; Harley Property Ventures Limited; LB Holdings Intermediate 1 Limited; LB SF Warehouse Limited; LB Yellow (No. 1) Limited; MBAM Investor Limited; Myra Sarl; Parkmetro Limited; Preferred Group Limited; Preferred Holdings Limited; Preferred Mortgages Limited; Resetfan Limited; SM Funding No. 1 Limited; Southern Pacific Funding 3 Ltd.; Southern Pacific Mortgage Ltd.; Southern Pacific Personal Loans Limited; Southern Pacific Residuals 4 Limited; Stepstone Mortgage Funding Limited; Thayer Group Limited (in liquidation); Thayer Properties (Jersey) Limited (in liquidation); Yellow Real Estate Limited.

2

Schedule 5

(Hong Kong Settlement Agreement)

EXECUTION COPY

SETTLEMENT AND PLAN SUPPORT AGREEMENT

This Settlement and Plan Support Agreement (the “Agreement”) is made and entered into as of July 31, 2011 (the “Execution Date”), by and among (i) the US Debtors and (ii) the Hong Kong Lehman Entities In Liquidation. Each US Debtor and each Hong Kong Lehman Entity In Liquidation shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the US Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, on September 17, 2008 and dates thereafter, the Hong Kong Liquidators were appointed by the Hong Kong Court as provisional liquidators for each of the Hong Kong Lehman Entities In Liquidation. In February and March, 2009, the appointment of the Hong Kong Liquidators was confirmed by the creditors of each of the Hong Kong Lehman Entities In Liquidation and the Hong Kong Court;

WHEREAS, the US Debtors and the Hong Kong Lehman Entities In Liquidation are parties to the Lehman Global Protocol which generally provides for mutual information sharing and cooperation between the parties thereto;

WHEREAS, the Hong Kong Lehman Entities In Liquidation have filed the Hong Kong Proofs Of Claim against the US Debtors, as listed on Schedule A attached hereto;

WHEREAS, certain US Debtors have submitted the US Claims against the Hong Kong Lehman Entities In Liquidation, as listed on Schedule B attached hereto;

WHEREAS, the Parties have entered into the Tolling Agreement;

WHEREAS, the Parties (i) are desirous of resolving all disputes and all issues between the US Debtors and the Hong Kong Lehman Entities in Liquidation, and (ii) have agreed to defer and undertake good faith efforts to reconcile and resolve any disputes and issues involving the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation until after the execution of this Agreement, each so as to avoid extensive, uncertain and expensive litigation;

WHEREAS, on July 1, 2011, the US Debtors filed the Plan and the Disclosure Statement;

WHEREAS, each of the US Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (such amendment, modification and/or supplement thereto, collectively, the “Amended Plan”);

WHEREAS, this Agreement provides that (i) the Hong Kong Proofs of Claim shall be allowed against the US Debtors, as agreed and listed in Schedule C; (ii) the US Claims shall be allowed against the Hong Kong Lehman Entities In Liquidation, as agreed and listed in Schedule D;

WHEREAS, LBHI has agreed that a portion of the dividend payable to it from the Relevant Hong Kong Lehman Entities In Liquidation shall be reallocated to Third Party Creditors, as set forth below;

WHEREAS, certain creditors listed on Exhibit 20 to the Disclosure Statement (as the same may be amended or supplemented) entered into plan support agreements (each, a “Supporting Creditor PSA”) with the US Debtors; and

WHEREAS, the Parties hereto intend for this Agreement to be an “Other PSA” as referred to and described in the Supporting Creditor PSAs.

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” means “Affiliate” as defined in section 101(2) of the Bankruptcy Code.

“Agreement” is defined in the Preamble.

“Allowed Hong Kong Claims” means the allowed claims of the Hong Kong Lehman Entities In Liquidation as set forth in Section 2.1(a).

“Allowed US Claims” means the allowed claims of the US Debtors as set forth in Section 2.2.

“Alternative Confirmation Order” means an order of the Bankruptcy Court confirming an Alternative Plan pursuant to section 1129 of the Bankruptcy Code.

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the US Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Applicable Hong Kong Law” means the law of the Hong Kong Special Administrative Region.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Business Day” means any day that is none of a Saturday, Sunday, United States federal holiday, a New York state holiday or a Hong Kong holiday.

“Calculation Statement” means the statement contemplated by Section 2.4.(c) which shall set forth as of each Hong Kong Distribution Date (i) the Reallocation Amount, (ii) each Third Party Creditor’s pro rata share of the Reallocation Amount, and (iii) the amount to be paid to LBHI by the Third Party Creditor Trustee in accordance with the terms of the Third Party Trust Deed. A form of Calculation Statement is set forth on Schedule F-l.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

2

“Confirmation Order” means an order of the Bankruptcy Court: (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the US Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Derivatives Claims” means as applicable (i) those Allowed Hong Kong Claims or Allowed US Claims (or any constituent element thereof, as applicable) arising in respect of a derivatives trading relationship and/or secured financing between one or more US Debtors and one or more Hong Kong Lehman Entities In Liquidation and (ii) those Allowed Hong Kong Claims arising in respect of a guarantee by LBHI of a derivatives trading relationship and/or secured financing between one or more Hong Kong Lehman Entities In Liquidation and a US Debtor, LBIE or a Lehman Affiliate, all marked with an asterisk in Schedules C and D hereto and whether or not quantified therein.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to Section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Distribution Withholding Provision” means any provision in the Amended Plan that provides that the Plan Administrator may determine, in its sole discretion, to withhold all or a portion of a distribution to an Affiliate if such Distribution would be distributed by such Affiliate to satisfy a claim of a different Affiliate against which a US Debtor has a claim but the latter Affiliate has refused to honor such claim without subordination, reduction or offset.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Failed Trade Guarantee Claims” means as applicable guarantee claims filed by a Hong Kong Lehman Entity In Liquidation against LBHI in respect of those Allowed Hong Kong Claims (or any constituent element thereof, as applicable) arising in respect of failed trades between one or more Hong Kong Lehman Entities In Liquidation and one or more parties guaranteed by LBHI in such connection, all marked with two asterisks in Schedules C and D hereto.

“Form 72 Authority” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, the Authority to Liquidator to Pay Dividends to Another Person (in Form 72 in the Appendix to the Companies (Winding-up) Rules in the Laws of Hong Kong) to be executed and delivered by LBHI pursuant to Section 2.4(b) hereof, a form of which is attached as Exhibit A hereto.

“Hong Kong Avoidance Actions” means all avoidance actions and causes of action which may be brought by a Hong Kong Lehman Entity In Liquidation against any US Debtor pursuant to Applicable Hong Kong Law, including but not limited to sections 264B, 266B, 267, 269 of the Companies Ordinance, sections 45, 49, 50, 51 and 71A of the Bankruptcy Ordinance and section 60 of the Conveyancing and Property Ordinance.

“Hong Kong Court” means the High Court of the Hong Kong Special Administrative Region.

“Hong Kong Court Approval” means the approval of, and the sanction and the granting of authority by, the Hong Kong Court for the Hong Kong Liquidators, on behalf of the Hong Kong Lehman Entities In Liquidation, to execute and deliver this Agreement and perform all obligations and comply with the terms of this Agreement.

3

“Hong Kong Distribution Date” means, in relation to each Relevant Hong Kong Lehman Entity In Liquidation, each date on which the relevant Hong Kong Liquidators pay a dividend to the creditors of such Hong Kong Lehman Entity In Liquidation.

“Hong Kong Guarantee Claims” means, with regards each Relevant Hong Kong Lehman Entity In Liquidation, the aggregate amount of its “Corporate Resolution Guarantee Claims” and “Transaction Guarantee Claims” as reflected in Schedule C and Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“Hong Kong Lehman Entities In Liquidation” means:

1.	Lehman Brothers Asia Holdings Limited (in liquidation);

2.	Lehman Brothers Asia Limited (in liquidation);

3.	Lehman Brothers Futures Asia Limited (in liquidation);

4.	Lehman Brothers Securities Asia Limited (in liquidation);

5.	LBQ Hong Kong Funding Limited (in liquidation);

6.	Lehman Brothers Nominees (H.K.) Limited (in liquidation);

7.	Lehman Brothers Asia Capital Company (in liquidation);

8.	Lehman Brothers Commercial Corporation Asia Limited (in liquidation); and

9.	Lehman Brothers Equity Finance (Cayman) Limited (in official liquidation).

“Hong Kong Lehman Entity Not In Liquidation” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by the Hong Kong Liquidators in their capacity as such.

“Hong Kong Liquidators” means the Joint and Several Liquidators, without personal liability, appointed by the Hong Kong Court to administer and liquidate the assets of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proceedings” means the respective Hong Kong Court proceedings for the liquidation of the Hong Kong Lehman Entities In Liquidation.

“Hong Kong Proofs of Claim” means, subject to Section 2.3, the timely filed proofs of claim listed on Schedule A asserted by certain Hong Kong Lehman Entities In Liquidation against certain US Debtors.

“LBAH” means Lehman Brothers Asia Holdings Limited (in liquidation).

“LBCCA” means Lehman Brothers Commercial Corporation Asia Limited (in liquidation).

“LBHI” means Lehman Brothers Holdings Inc., one of the US Debtors.

4

“LBHI Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable.

“LBHI Compromise Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims to the extent shown in Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBHI-LBAH Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LB AH, as identified in Schedule E.

“LBHI-LBCCA Claim Amount” means the amount of the claim(s) asserted and timely filed by LBHI against LBCCA, as identified in Schedule E.

“LBHI Minimum Claim Amount” means either the LBHI-LBAH Claim Amount or the LBHI-LBCCA Claim Amount, as applicable, reduced by the amount of the applicable Hong Kong Guarantee Claims in the full amount asserted as reflected on Schedule E, which amount may be adjusted with respect to Derivatives Claims and Failed Trade Guarantee Claims in accordance with section 2.5.

“LBIE” means Lehman Brothers International (Europe) (in administration).

“Lehman Affiliate” means each of Lehman Brothers Finance S.A., Lehman Brothers Japan Inc., Lehman Brothers Bankhaus AG (in Insolvenz), and Lehman Brothers Treasury Co. B.V.

“Lehman Global Protocol” means that certain Cross-Border Insolvency Protocol for the Lehman Brothers Group of Companies dated May 12, 2009.

“Other Non-Party” means any person, entity or other organization which is not a party to this Agreement.

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

“Plan Administrator” shall have the meaning ascribed to it in the Amended Plan.

“Position Statement” means a statement or spreadsheet showing all amounts previously received by each Third Party Creditor in connection with such Third Party Creditor’s claims against LBAH and LBCCA, including amounts received in the form of (i) distributions from LBAH and LBCCA, (ii) pro rata shares of Reallocation Amounts, (iii) any other distributions from LBHI, and (iv) any other payments or consideration of any kind whatsoever. A form of Position Statement is set forth on Schedule F-2.

“Pro Rata Distribution Fraction” means, with respect to each Relevant Hong Kong Lehman Entity In Liquidation, a fraction, to be calculated on each Hong Kong Distribution Date, where: (A) the numerator is equal to the amount to be distributed to its creditors; and (B) the denominator is equal to the aggregate of all claims asserted against such Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings as of such Hong Kong Distribution Date, taking into account as the LBHI Claim Amount, either (i) the LBHI Compromise Claim Amount to calculate the Third Party Creditor Distributable Amount With Compromise, or (ii) the LBHI Minimum Claim Amount to calculate the Third Party Creditor Distributable Amount Without Compromise.

“Reallocation Amount” means, as of a Hong Kong Distribution Date, an amount equal to the difference between (i) the Third Party Creditor Distributable Amount Without Compromise, and (ii) the Third Party Creditor Distributable Amount With Compromise.

5

“Relevant Hong Kong Lehman Entities In Liquidation” means LBAH and LBCCA (each a “Relevant Hong Kong Lehman Entity In Liquidation”).

“Third Party Creditor Claim Amount” means, as at each Hong Kong Distribution Date, the aggregate amount of all Third Party Creditors’ claims against LBAH or LBCCA, as applicable.

“Third Party Creditor Distributable Amount With Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Compromise Claim Amount.

“Third Party Creditor Distributable Amount Without Compromise” means an amount equal to the product of (i) the Third Party Creditor Claim Amount multiplied by (ii) the Pro Rata Distribution Fraction calculated on the basis of the LBHI Minimum Claim Amount.

“Third Party Creditors” means, in relation to a Relevant Hong Kong Lehman Entity In Liquidation, all persons or entities asserting a claim or other right to payment from a Relevant Hong Kong Lehman Entity In Liquidation in its Hong Kong Proceedings that are not, and at no time were, Affiliates of any US Debtor or Affiliates of any Hong Kong Lehman Entity In Liquidation.

“Third Party Creditor Trust” means the trust to be created pursuant to the terms of the Third Party Creditor Trust Deed.

“Third Party Creditor Trust Deed” means the trust deed to be executed by and between LBHI and the Third Party Creditor Trustee pursuant to Section 2.4 hereof, establishing the Third Party Creditor Trust.

“Third Party Creditor Trustee” means the trustee to be appointed under the Third Party Creditor Trust Deed.

“Tolling Agreement” means that certain Amended Tolling Agreement, dated as of September 9, 2010, between the Parties.

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under other applicable law.

“US Claims” means, subject to Section 2.3, the claims listed on Schedule B attached hereto which have been asserted by certain US Debtors against certain Hong Kong Lehman Entities In Liquidation.

“US Debtors” means LBHI; Lehman Brothers Special Financing Inc.; Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation; Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc.; Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

“US Non-Debtor Affiliate” means an entity that is not subject to a liquidation, bankruptcy or insolvency proceeding and that is directly or indirectly managed and controlled by a US Debtor.

“Voting Deadline” means the deadline set by the Bankruptcy Court for voting to accept or reject the Amended Plan.

6

2. Settlement of Claims.

2.1. The Allowed Hong Kong Claims

2.1.(a) The Allowed Hong Kong Claims. The claims of the Hong Kong Lehman Entities In Liquidation that are set forth on Schedule A will be allowed and accepted as non-priority, unsecured claims in the amounts set forth on Schedule C under the heading “Allowed Hong Kong Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, in full and complete satisfaction of all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors. Subject to Section 2.5, all claims of the Hong Kong Lehman Entities in Liquidation against the US Debtors that are not reflected on Schedule C shall be disallowed.

2.1.(b) Distribution Withholding Provision. To the extent that the Amended Plan contains a Distribution Withholding Provision, such Distribution Withholding Provision shall not apply to any distributions that the Plan Administrator may make to the Hong Kong Lehman Entities In Liquidation under the Amended Plan in respect of the Allowed Hong Kong Claims.

2.2. The Allowed US Claims Against the Hong Kong Lehman Entities In Liquidation. The US Claims shall be allowed as non-subordinated, general unsecured claims in the amounts listed in Schedule D under the heading “Allowed US Claims,” subject to adjustment of Derivatives Claims and Failed Trade Guarantee Claims in accordance with Section 2.5, and shall be entitled to a pro rata distribution consistent with Applicable Hong Kong Law in full and complete satisfaction of all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation, provided that the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation shall be treated as provided in Section 2.4. Subject to Section 2.5, all claims of the US Debtors against the Hong Kong Lehman Entities in Liquidation that are not reflected on Schedule D shall be disallowed.

2.3. Set Off. Subject to the occurrence of the Effective Date, where there are mutual claims between a particular US Debtor and a particular Hong Kong Lehman Entity In Liquidation, the claims shall be set off against each other and only the balance shall be payable by the applicable Party.

2.4. Treatment of the dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation

2.4.(a) LBHI shall establish the Third Party Creditor Trust by entering into the Third Party Creditor Trust Deed.

2.4.(b) LBHI shall execute and deliver to the relevant Hong Kong Liquidators a Form 72 Authority in respect of each of the Relevant Hong Kong Lehman Entities In Liquidation irrevocably and unconditionally instructing the Hong Kong Liquidators to pay to the Third Party Creditor Trustee on each Hong Kong Distribution Date following the Effective Date all dividends to which LBHI is entitled out of the estates of the Relevant Hong Kong Lehman Entities In Liquidation.

2.4.(c) The Hong Kong Liquidators may make distributions to the creditors of LBCCA or LBAH prior to the Effective Date provided that, subject to Section 4.8 below, the Parties agree that no distribution shall be made to LBHI prior to the Effective Date.

2.4.(d) Following the Effective Date and at least five (5) Business Days prior to each Hong Kong Distribution Date, the Hong Kong Liquidators and LBHI shall provide any necessary information to the Third Party Creditor Trustee for the Third Party Creditor Trustee to produce a Position Statement and a Calculation Statement pursuant to the terms of the Third Party Creditor Trust Deed. The Calculation Statement shall be documentary support for determination of the Reallocation Amount and shall show each Third Party Creditor’s pro rata share of the Reallocation Amount.

7

2.4.(e) On each Hong Kong Distribution Date following the Effective Date,

2.4.(e)(i) the Hong Kong Liquidators shall, pursuant to each Form 72 Authority, pay to the Third Party Creditor Trustee any and all dividend otherwise payable to LBHI to be held and used for the purposes of the Third Party Creditor Trust.

2.4.(e)(ii) in accordance with the Calculation Statement and the terms of the Third Party Creditor Trust Deed, the Third Party Creditor Trustee shall (and LBHI shall use reasonable endeavors to procure that the Third Party Creditor Trustee shall) distribute the Reallocation Amount among the Third Party Creditors pro rata to their respective claims and the remainder to LBHI.

2.4.(f) Notwithstanding any other provision of this Agreement, and as provided in the Third Party Creditor Trust Deed, no Third Party Creditor shall receive any distribution out of the Third Party Creditor Trust or in LBHI’s Chapter 11 Case that would result in it receiving from all sources more than 100% of its claim(s) against the Relevant Hong Kong Lehman Entities In Liquidation as adjudicated and admitted by the relevant Hong Kong Liquidators or determined by the courts of Hong Kong.

2.5. Adjustment of Derivatives Claims and Failed Trade Guarantee Claims. The amounts of all Derivatives Claims and Failed Trade Guarantee Claims shall be agreed, and if applicable, adjusted, in accordance with the procedures and other terms provided in Schedule G.

2.6. Claims Register. In order to reflect the entry into this Agreement, after this Agreement has become effective in accordance with its terms, the Parties hereto acknowledge and agree that (i) the Hong Kong Proofs of Claim and the US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Hong Kong Proofs of Claim in accordance with this Agreement.

3. Plan and Related Support.

3.1. The US Debtors’ Obligations. Within a reasonable period of time following the Execution Date, the US Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto; (ii) prosecute the Amended Plan and seek entry of a Confirmation Order; and (iii) provide the Hong Kong Lehman Entities In Liquidation any contemplated amendment, modification or supplement to the Amended Plan and/or Amended Disclosure Statement that relates to the Hong Kong Lehman Entities In Liquidation prior to filing such document with the Bankruptcy Court.

3.2. The Hong Kong Lehman Entities In Liquidation’s Obligations. The Hong Kong Lehman Entities In Liquidation agree to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date notwithstanding any other provisions of this Agreement:

3.2.(a) The Hong Kong Lehman Entities In Liquidation shall promptly seek the Hong Kong Court Approval prior to the Voting Deadline.

3.2.(b) The Hong Kong Lehman Entities In Liquidation shall (i) neither oppose nor object to the Amended Disclosure Statement, and (ii) neither join in nor support any objection to the Amended Disclosure Statement.

3.2.(c) If the Bankruptcy Court allows the US Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that the

8

Hong Kong Lehman Entities In Liquidation have been solicited pursuant to section 1125 of the Bankruptcy Code, the Hong Kong Lehman Entities In Liquidation shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Hong; Kong Proof of Claim identified thereon, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

3.2.(d) The Hong Kong Lehman Entities In Liquidation shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

3.2.(e) Subject to Section 3.2.(f) below, the Hong Kong Lehman Entities In Liquidation shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan, (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) take any action to alter, delay or impede the confirmation and consummation of the Amended Plan.

3.2.(f) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, the Hong Kong Lehman Entities In Liquidation may agree to vote and may actually vote to accept any Alternative Plan or Alternative Plans, provided that such Alternative Plan or Alternative Plans provide the Hong Kong Lehman Entities In Liquidation with an equal or greater economic recovery than the Amended Plan, and provided, further, that each Hong Kong Lehman Entity In Liquidation shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Sections 3.2.(d) and 3.2.(e) above, and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides such Hong Kong Lehman Entity In Liquidation with an equal economic recovery compared with any Alternative Plan that such Hong Kong Lehman Entity In Liquidation votes to accept. Notwithstanding anything contained in this Section 3, the Hong Kong Lehman Entities In Liquidation shall not indicate a preference on their voting ballots for any Alternative Plan.

3.3. Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

3.4. This Agreement an Other PSA. The US Debtors agree that this Agreement is an Other PSA substantially similar to the Supporting Creditor PSAs.

4. The Hong Kong Lehman Entities In Liquidation’s Representations, Warranties and Covenants. In order to induce the US Debtors to enter into and perform their obligations under this Agreement, each Hong Kong Lehman Entity In Liquidation hereby represents, warrants, acknowledges and covenants as follows:

4.1. Authority. Subject to Hong Kong Court Approval, (i) each Hong Kong Lehman Entity In Liquidation has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance of this Agreement by such Hong Kong Lehman Entity In Liquidation and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Hong Kong Lehman Entity In Liquidation and no other proceedings on the part of such Hong Kong Lehman Entity In Liquidation are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

9

4.2. Validity. Subject to Hong Kong Court Approval, this Agreement has been duly executed and delivered by each Hong Kong Lehman Entity In Liquidation and without prejudice to Section 9 constitutes the legal, valid and binding agreement of each Hong Kong Lehman Entity In Liquidation, enforceable against each Hong Kong Lehman Entity In Liquidation in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Hong Kong Lehman Entity In Liquidation pursuant to this Agreement other than as set forth in Section 4.1 above.

4.4. No Reliance. Each Hong Kong Lehman Entity In Liquidation (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any US Debtor or any of its affiliates or any officer, employee, agent or representative thereof, and based on such information as each Hong Kong Lehman Entity In Liquidation has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Hong Kong Lehman Entity In Liquidation has relied upon each US Debtor’s express representations, warranties and covenants in this Agreement, each Hong Kong Lehman Entity In Liquidation acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

4.5. Title; No Prior Transfer of Claims.

4.5.(a) As of the Execution Date each Hong Kong Lehman Entity In Liquidation owns and has good title to its respective Hong Kong Proofs of Claim, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against any Hong Kong Lehman Entity In Liquidation and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

4.5.(b) After the Effective Date, each Hong Kong Lehman Entity In Liquidation may transfer any of its Hong Kong Proofs of Claims or Allowed Hong Kong Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such Hong Kong Proofs of Claims or Allowed Hong Kong Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

4.6. Affiliates. The Hong Kong Lehman Entities In Liquidation shall cooperate with the US Debtors and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

4.7. Tolling Agreement. The Hong Kong Lehman Entities In Liquidation shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

4.8. Hong Kong Reserves. Prior to the Effective Date, pursuant to Applicable Hong Kong Law, the Hong Kong Liquidators may not make any distributions on a Hong Kong Distribution Date unless the Hong Kong Liquidators retain sufficient funds to reserve for any and all dividends payable to LBHI as of such Hong Kong Distribution Date on the full amount of the US Claims asserted by LBHI.

4.9. Other PSAs. The Hong Kong Lehman Entities In Liquidation shall not file, support or participate in any objection to the claims of any creditor that is or becomes a party to a Supporting Creditor PSA with the US Debtors that is substantially similar to this Agreement.

10

5. The US Debtors’ Representations, Warranties and Covenants. In order to induce the Hong Kong Lehman Entities In Liquidation to enter into and perform its obligations under this Agreement, each US Debtor hereby represents, warrants, acknowledges and covenants as follows:

5.1. Authority. Subject to the occurrence of the Effective Date, (i) each US Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such US Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such US Debtor and no other proceedings on the part of such US Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity. This Agreement has been duly executed and delivered by each US Debtor and, without prejudice and subject to Section 9, constitutes the legal, valid and binding agreement of each US Debtor, enforceable against each US Debtor in accordance with its terms.

5.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each US Debtor, other than entry of the Confirmation Order.

5.4. No Reliance. Each US Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the Hong Kong Lehman Entities In Liquidation and based on such information as such US Debtor has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such US Debtor has relied upon the Hong Kong Lehman Entities In Liquidation’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Transfer of Claims.

5.5.(a) As of the Execution Date each US Debtor owns and has good title to its respective US Claims, free and clear of any and all liens, security interests, participations or encumbrances created or incurred by or against such US Debtor, and has not transferred or assigned to any other person any of the claims that are the subject of this Agreement, in whole or in part.

5.5.(b) After the Effective Date, each US Debtor may transfer any of the US Claims or Allowed US Claims, or any rights or interests arising thereunder, in whole or in part; provided, however, that any transferee of such US Claims or Allowed US Claims agrees in writing that the terms of this Agreement shall be binding in all respects upon, and shall govern its acts and those of any successor transferees.

5.6. Affiliates. The US Debtors shall cooperate with the Hong Kong Lehman Entities In Liquidation and undertake good faith efforts to reconcile and resolve the allowance of claims and receivables held by or against, and any disputes and issues involving, the US Non-Debtor Affiliates and Hong Kong Lehman Entities Not In Liquidation in a manner generally consistent with the provisions of this Agreement.

5.7. Tolling Agreement. The US Debtors shall not terminate the Tolling Agreement while this Agreement remains in force and effect.

11

6. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule H attached hereto shall survive the execution and consummation of this Agreement. All other pre-petition contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation that are not included on Schedule H shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of contracts between the US Debtors and the Hong Kong Lehman Entities In Liquidation are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

7. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings pursuant to and subject to the terms of the data sharing agreement between (among others) the Parties dated March 19, 2010 and the Lehman Global Protocol in order to assist each other in resolving claims of Affiliates and other creditors.

8. Releases.

8.1. US Debtors’ Release of the Hong Kong Lehman Entities In Liquidation. Upon the occurrence of the Effective Date, and except as to (i) the claims allowed as set forth in Section 2 hereof, (ii) the US Debtors’ distribution entitlements in the Hong Kong Proceedings, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any US Debtor has in monies or assets held in trust for it by any Hong Kong Lehman Entity In Liquidation, subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the Hong Kong Lehman Entities In Liquidation’s execution of this Agreement, each US Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each Hong Kong Lehman Entity In Liquidation, the Hong Kong Liquidators, and their respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all actions, causes of actions, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under Applicable Hong Kong Law, and (z) all US Avoidance Actions. Without limiting the generality of the foregoing and notwithstanding any provision of the Amended Plan (including without limitation section 8.14 (Subrogation) therein), the release, discharge and acquittal in this Section 8.1 shall apply to all rights of subrogation against any Hong Kong Lehman Entity In Liquidation to which the US Debtors may be entitled arising from any Distribution (as defined in the Amended Plan) or any payment out of the Reallocation Amount to any Third Party Creditor or otherwise howsoever.

8.2. The Hong Kong Lehman Entities In Liquidation’s Release of the US Debtors. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims referred to in Section 2 hereof, (ii) the Hong Kong Lehman Entities In Liquidation’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, (v) the claims, if any, arising under the surviving contracts set forth on Schedule H hereto, and (vi) any interest or rights that any Hong Kong Lehman Entity In Liquidation has in monies or assets held in trust for it by any US Debtor, and subject to the effectiveness of this Agreement in accordance with Section 9 below, and in consideration of the foregoing and the US Debtors’ execution of this Agreement, each Hong Kong Lehman Entity In Liquidation on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit each US Debtor, and its respective successors, assigns, officers, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever, whether at law or in equity, whether based on contract (including,

12

without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (y) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (z) Hong Kong Avoidance Actions.

8.3. Nothing in this Agreement shall operate as a release or waiver by or against any Hong Kong Lehman Entity Not In Liquidation or any US Non-Debtor Affiliate.

9. Effectiveness of Agreement.

9.1. Sections 3, 4, 5, 9, 10 and 11 through 23 of this Agreement shall be effective upon the Execution Date.

9.2. Other than Sections 3, 4, 5, 9, 10, and 11 through 23, this Agreement shall be effective upon the first date that all of the following have occurred: (a) the due execution of the deed creating the Third Party Creditor Trust and delivery thereof to the Third Party Creditor Trustee; (b) the due execution by LBHI of a Form 72 Authority in respect of each Relevant Hong Kong Lehman Entity In Liquidation and delivery thereof to the respective Hong Kong Liquidators thereof; (c) Hong Kong Court Approval; and (d) the Effective Date.

10. Termination.

10.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the US Debtors file a chapter 11 plan that provides for the substantive consolidation of one or more US Debtor and any Hong Kong Lehman Entity In Liquidation or any Hong Kong Lehman Entity Not In Liquidation, or (ii) the Bankruptcy Court denies with prejudice the motion seeking the Confirmation Order.

10.2. The US Debtors’ Right to Terminate. The US Debtors shall collectively have the right, at their election, to terminate this Agreement by written notice to the Hong Kong Lehman Entities In Liquidation if:

10.2.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Hong Kong Lehman Entities In Liquidation hereunder, taken as a whole, and the Hong Kong Lehman Entities In Liquidation shall fail to cure such breach within ten (10) days following written notice of such breach from the US Debtors;

10.2.(b) subject to Section 3.2(f), any of the Hong Kong Lehman Entities In Liquidation join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan;

10.2.(c) the Hong Kong Lehman Entities In Liquidation terminate the Tolling Agreement;

10.2.(d) the Hong Kong Lehman Entities In Liquidation fail to obtain the Hong Kong Court Approval;

10.2.(e) other than as set forth herein, the Hong Kong Lehman Entities In Liquidation allow and provide for materially different treatment of claims held by other creditors of the Hong Kong Lehman Entities In Liquidation that are factually and legally similar to the Allowed US Claims, that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of such Allowed US Claims; or

10.2.(f) the Bankruptcy Court enters an Alternative Confirmation Order.

13

10.3. The Hong Kong Lehman Entities In Liquidation’s Right to Terminate. The Hong Kong Lehman Entities In Liquidation shall collectively have the right, at their election, to terminate this Agreement by written notice to the US Debtors if:

10.3.(a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the US Debtors hereunder, taken as a whole, and the US Debtors shall fail to cure such breach within ten (10) days following written notice of such breach from the Hong Kong Lehman Entities In Liquidation;

10.3.(b) the US Debtors terminate the Tolling Agreement;

10.3.(c) the US Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the US Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the US Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed Hong Kong Claims;

10.3.(d) the Effective Date does not occur on or before December 31, 2012, provided, that such date may be extended with the consent of the Hong Kong Lehman Entities In Liquidation which consent may be withheld at their discretion;

10.3.(e) provided, that with respect to Sections 10.3(c) and 10.3(d) above, (i) the US Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided, further, that that the termination right in Section 10.3(b) above must be exercised no later than ten (10) business days prior to the hearing for approval of the disclosure statement with respect to the Amended Plan.

10.4. Effect of Termination. In the event that this Agreement is terminated in accordance with its terms by either the US Debtors or the Hong Kong Lehman Entities In Liquidation, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed (except as to this Section 10.4) and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

11. Venue and Choice of Law.

11.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that, any actions or proceedings arising out of disputes in the amount or validity of the US Claims shall be the exclusive jurisdiction of the Hong Kong Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement

14

and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any court in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Hong Kong Court, solely relating to any actions or proceedings arising out of disputes in the amount or validity of the US Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

11.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the US Claims shall be governed by and construed in accordance with Applicable Hong Kong Law except as otherwise provided in the underlying agreements.

12. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the US Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To the Hong Kong Lehman Entities In Liquidation at:

Alexandra House, 27th Floor

18 Chater Road

Central

Hong Kong

Attn: Edward Middleton

Facsimile: +852 28697357

With a copy (which shall not constitute notice) to:

15

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn: Andrew Shaffer/Steven Miller

ashaffer@mayerbrown.com/steven.miller@mayerbrownjsm.com

Facsimile: (212) 262-1910

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

13. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, shall be paid by such Party.

14. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims some or all of which are denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

15. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein. Notwithstanding the foregoing, in case of any conflict between any provision of this Agreement and any provision of the Amended Plan applying to any Party, the provision of this Agreement shall prevail and apply.

16. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement may only be modified or amended in writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the US Debtors must be provided in writing signed by each Hong Kong Lehman Entity In Liquidation. Any waiver of compliance with any term or provision of this Agreement on the part of a Hong Kong Lehman Entity In Liquidation must be provided in writing signed by each US Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

17. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

18. Binding Effect; Successor and Assigns. Any declaration or statement of the Hong Kong Liquidators shall only be made in their capacity and function as Hong Kong Liquidators of the applicable Hong Kong Lehman Entity In Liquidation, and shall in no circumstance be construed as being a declaration or statement of the Hong Kong Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

19. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

16

20. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules and Exhibits to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule or Exhibit herein shall be to the Schedules and Exhibits attached hereto.

21. No Personal Liability. The Parties (and solely for the purposes of this Section 21, including the Hong Kong Liquidators also acting on their own and personal behalf) accept and agree that this Agreement and all actions and measures contained herein do not give rise to any personal liability on the part of the Hong Kong Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed., the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors. Each Hong Kong Lehman Entity In Liquidation further accepts and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of any US Debtor and to the extent any such personal liability existed, each Hong Kong Lehman Entity In Liquidation explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Hong Kong Liquidators or any Hong Kong Lehman Entity In Liquidation arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Hong Kong Lehman Entity In Liquidation. Any claim by a Party against any US Debtor arising under or relating to this Agreement shall only be satisfied out of the assets of such US Debtor.

22. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

23. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT

AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 23 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

17

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,		LEHMAN BROTHERS ASIA HOLDINGS LIMITED
LEHMAN COMMERCIAL PAPER INC.,		(in liquidation);
LEHMAN BROTHERS COMMODITY		LEHMAN BROTHERS ASIA LIMITED (in
SERVICES INC., LEHMAN BROTHERS		liquidation);
SPECIAL FINANCING INC., LEHMAN		LEHMAN BROTHERS FUTURES ASIA LIMITED
BROTHERS OTC DERIVATIVES INC.,		(in liquidation);
LEHMAN BROTHERS COMMERCIAL		LEHMAN BROTHERS SECURITIES ASIA LIMITED
CORPORATION, LB 745 LLC, PAMI STATLER		(in liquidation)
ARMS LLC, CES AVIATION LLC, CES		LBQ HONG KONG FUNDING LIMITED (in
AVIATION V LLC, CES AVIATION IX LLC,		liquidation);
LEHMAN SCOTTISH FINANCE L.P., BNC		LEHMAN BROTHERS NOMINEES (H.K.) LIMITED
MORTGAGE LLC, LB ROSE RANCH LLC,		(in liquidation);
STRUCTURED ASSET SECURITIES		LEHMAN BROTHERS ASIA CAPITAL COMPANY
CORPORATION, LB 2080 KALAKAUA		(in liquidation), and
OWNERS LLC, MERIT LLC, LB PREFERRED		LEHMAN BROTHERS COMMERCIAL
SOMERSET LLC, LB SOMERSET LLC, as		CORPORATION ASIA LIMITED (in liquidation)
Debtors and Debtors in Possession
By:
By:		Name:	Edward Simon Middleton
Name: Title:	John Suckow Authorized Signatory	Title:	Joint and Several Liquidator, acting without personal liability

LEHMAN BROTHERS EQUITY FINANCE
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER		(CAYMAN) LIMITED (in official liquidation)
LIMITED, LUXEMBOURG RESIDENTIAL		By:
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession
		Name:	Edward Simon Middleton
		Title:	Joint Official Liquidator, acting without personal liability

By:
Name:	Daniel J. Ehrmann
Title:	Authorized Signatory

18

SCHEDULE A

Hong Kong Proofs of Claim

SEE ATTACHED PDF

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58121	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	58122	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58123	22	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58125	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58142	37,642	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58143	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58144	161,379,496	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58145	13,975,490	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58146	1,667,657	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58147	6,562,425	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58148	2,843,984,632	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58149	22	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58150	13,000,000	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58151	477	USD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	58152	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	58153	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58154	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58155	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Holdings Limited	58156	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Holdings Limited	58157	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58158	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	58159	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58160	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58161	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58164	107,309,973	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58165	37,642	USD
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	58166	9,353,592	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58167	36,931,955	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58168	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Holdings Limited	58169	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Holdings Limited	58170	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Holdings Limited	58171	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Holdings Limited	58172	Unliquidated
East Dover Limited	Lehman Brothers Asia Holdings Limited	58173	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Holdings Limited	58174	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58175	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Holdings Limited	58176	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58177	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58178	32	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58179	3,665,614	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58180	6,632	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Holdings Limited	58181	8,594,147	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	58182	280,511,707	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	58183	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58184	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58254	1,669,011,457	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	58293	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	58462	56,027,643	USD
LB Somerset LLC	Lehman Brothers Asia Holdings Limited	66629	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Holdings Limited	66631	Unliquidated
Merit, LLC	Lehman Brothers Asia Holdings Limited	66633	3830869.04	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58194	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58195	Unliquidated
LB 745 LLC	Lehman Brothers Commercial Corporation Asia Limited	58196	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation Asia Limited	58197	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58198	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Commercial Corporation Asia Limited	58199	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58200	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Commercial Corporation Asia Limited	58201	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Commercial Corporation Asia Limited	58202	Unliquidated
CES Aviation LLC	Lehman Brothers Commercial Corporation Asia Limited	58203	Unliquidated
CES Aviation V LLC	Lehman Brothers Commercial Corporation Asia Limited	58204	Unliquidated
CES Aviation IX LLC	Lehman Brothers Commercial Corporation Asia Limited	58205	Unliquidated
East Dover Limited	Lehman Brothers Commercial Corporation Asia Limited	58206	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Commercial Corporation Asia Limited	58207	Unliquidated

Schedule A

Hong Kong Proofs of Claim

			Claim amount as
Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	asserted
BNC Mortgage LLC	Lehman Brothers Commercial Corporation Asia Limited	58208	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Commercial Corporation Asia Limited	58209	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Commercial Corporation Asia Limited	58210	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Commercial Corporation Asia Limited	58212	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58213	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58214	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58215	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58216	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58217	149,064,853	USD
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	58218	1,788,506	USD
PAMI Statler Arms LLC	Lehman Brothers Commercial Corporation Asia Limited	58219	1,612	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58220	66,219,397	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58320	1,123,487,553	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58321	112,664,270	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58322	81,217,174	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58323	149,064,853	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58324	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	58335	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58336	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	58337	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58338	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58351	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58369	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58370	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58411	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58421	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58422	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58423	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58424	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58425	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58426	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58427	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58428	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58429	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58467	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58468	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58469	66,700,199	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58470	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	58471	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66641	Unliquidated
Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	66644	81388995
LB Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66645	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Commercial Corporation Asia Limited	66646	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58126	82,324	USD
LB 745 LLC	Lehman Brothers Securities Asia Limited	58127	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Securities Asia Limited	58128	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58129	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Securities Asia Limited	58130	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Securities Asia Limited	58131	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Securities Asia Limited	58132	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58133	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Securities Asia Limited	58134	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Securities Asia Limited	58135	Unliquidated
CES Aviation LLC	Lehman Brothers Securities Asia Limited	58136	Unliquidated
CES Aviation V LLC	Lehman Brothers Securities Asia Limited	58137	Unliquidated
CES Aviation IX LLC	Lehman Brothers Securities Asia Limited	58138	Unliquidated
East Dover Limited	Lehman Brothers Securities Asia Limited	58139	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Securities Asia Limited	58140	Unliquidated
BNC Mortgage LLC	Lehman Brothers Securities Asia Limited	58141	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58185	890,750,742	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58186	87,330,654	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58187	114,482,052	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58188	398,690	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Securities Asia Limited	58189	398,690	USD
Structured Asset Securities Corporation	Lehman Brothers Securities Asia Limited	58255	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Securities Asia Limited	58256	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Securities Asia Limited	58257	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
PAMI Statler Arms LLC	Lehman Brothers Securities Asia Limited	58258	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58259	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58281	3,690	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	58282	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58291	505,773,644	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	58292	141,980,920	USD
LB Somerset LLC	Lehman Brothers Securities Asia Limited	66638	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Securities Asia Limited	66639	Unliquidated
Merit, LLC	Lehman Brothers Securities Asia Limited	66642	Unliquidated
LB 745 LLC	Lehman Brothers Asia Limited	58283	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Limited	58284	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58285	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58286	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Limited	58287	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Limited	58288	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58289	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	58290	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58294	122,559,597	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58295	5,154,613	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58296	76,829,240	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58297	114,584,322	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58314	20,388,207	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Limited	58315	43,170,206	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	58316	50,394	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58317	43,170,206	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58318	291,941,096	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	58319	120,471,436	USD
PAMI Statler Arms LLC	Lehman Brothers Asia Limited	58748	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Limited	58899	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Limited	58900	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Limited	58901	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Limited	58902	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Limited	58903	Unliquidated
East Dover Limited	Lehman Brothers Asia Limited	58904	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Limited	58905	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Limited	58906	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Limited	58907	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Asia Limited	58908	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Limited	58909	Unliquidated
Merit, LLC	Lehman Brothers Asia Limited	66647	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Limited	66648	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Limited	66649	Unliquidated
LB 745 LLC	Lehman Brothers Asia Capital Company	58325	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Asia Capital Company	58326	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58327	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	58328	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Asia Capital Company	58332	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Asia Capital Company	58333	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58334	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58352	632,116,996	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58353	20	USD
LB Rose Ranch LLC	Lehman Brothers Asia Capital Company	58354	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Asia Capital Company	58355	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Asia Capital Company	58356	Unliquidated
BNC Mortgage LLC	Lehman Brothers Asia Capital Company	58357	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Asia Capital Company	58358	Unliquidated
CES Aviation IX LLC	Lehman Brothers Asia Capital Company	58359	Unliquidated
East Dover Limited	Lehman Brothers Asia Capital Company	58360	Unliquidated
CES Aviation LLC	Lehman Brothers Asia Capital Company	58361	Unliquidated
CES Aviation V LLC	Lehman Brothers Asia Capital Company	58362	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Capital Company	58363	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58364	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58402	37,392,111	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58403	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58404	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Asia Capital Company	58405	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58417	2,015,907	USD

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58418	1,291,252	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58419	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58420	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58463	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58464	5,639,161	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58465	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	58466	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	58472	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Asia Capital Company	58473	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	58474	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Asia Capital Company	66643	Unliquidated
Merit, LLC	Lehman Brothers Asia Capital Company	66650	Unliquidated
LB Somerset LLC	Lehman Brothers Asia Capital Company	66651	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58190	2,375,284	USD
LB 745 LLC	Lehman Brothers Futures Asia Limited	58191	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Futures Asia Limited	58192	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Futures Asia Limited	58193	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Futures Asia Limited	58298	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Futures Asia Limited	58299	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Futures Asia Limited	58300	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Futures Asia Limited	58301	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Futures Asia Limited	58302	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Futures Asia Limited	58303	Unliquidated
CES Aviation LLC	Lehman Brothers Futures Asia Limited	58304	Unliquidated
CES Aviation V LLC	Lehman Brothers Futures Asia Limited	58305	Unliquidated
CES Aviation IX LLC	Lehman Brothers Futures Asia Limited	58306	Unliquidated
East Dover Limited	Lehman Brothers Futures Asia Limited	58307	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Futures Asia Limited	58308	Unliquidated
BNC Mortgage LLC	Lehman Brothers Futures Asia Limited	58309	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Futures Asia Limited	58310	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Futures Asia Limited	58311	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Futures Asia Limited	58312	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58313	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58329	30,377,684	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	58330	107,435,242	USD
PAMI Statler Arms LLC	Lehman Brothers Futures Asia Limited	58331	Unliquidated
LB Somerset LLC	Lehman Brothers Futures Asia Limited	66634	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Futures Asia Limited	66635	Unliquidated
Merit, LLC	Lehman Brothers Futures Asia Limited	66640	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20162	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20163	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20164	2,238,631	USD
Lehman Brothers Holdings Inc.	Lehman Brother’s Equity Finance (Cayman) Limited	20165	36,324,384	USD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	20166	Unliquidated
LB Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66621	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Equity Finance (Cayman) Limited	66622	Unliquidated
Merit, LLC	Lehman Brothers Equity Finance (Cayman) Limited	66624	Unliquidated
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58260	813,791
BNC Mortgage LLC	LBQ Hong Kong Funding Ltd.	58261	Unliquidated
CES Aviation IX LLC	LBQ Hong Kong Funding Ltd.	58262	Unliquidated
CES Aviation LLC	LBQ Hong Kong Funding Ltd.	58263	Unliquidated
East Dover Limited	LBQ Hong Kong Funding Ltd.	58264	Unliquidated
CES Aviation V LLC	LBQ Hong Kong Funding Ltd.	58265	Unliquidated
LB 2080 Kalakaua Owners LLC	LBQ Hong Kong Funding Ltd.	58266	Unliquidated
LB 745 LLC	LBQ Hong Kong Funding Ltd.	58267	Unliquidated
LB Rose Ranch LLC	LBQ Hong Kong Funding Ltd.	58268	Unliquidated
Lehman Brothers Commercial Corporation	LBQ Hong Kong Funding Ltd.	58269	Unliquidated
Lehman Brothers Commodity Services Inc.	LBQ Hong Kong Funding Ltd.	58270	Unliquidated
Lehman Brothers Derivative Products Inc.	LBQ Hong Kong Funding Ltd.	58271	Unliquidated
Lehman Brothers Financial Products Inc.	LBQ Hong Kong Funding Ltd.	58272	Unliquidated
Lehman Brothers OTC Derivatives Inc.	LBQ Hong Kong Funding Ltd.	58273	Unliquidated
Lehman Brothers Special Financing Inc.	LBQ Hong Kong Funding Ltd.	58274	Unliquidated
Lehman Commercial Paper Inc.	LBQ Hong Kong Funding Ltd.	58275	Unliquidated
Lehman Scottish Finance L.P.	LBQ Hong Kong Funding Ltd.	58276	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	LBQ Hong Kong Funding Ltd.	58277	Unliquidated
PAMI Statler Arms LLC	LBQ Hong Kong Funding Ltd.	58278	Unliquidated
Structured Asset Securities Corporation	LBQ Hong Kong Funding Ltd.	58279	Unliquidated

Schedule A

Hong Kong Proofs of Claim

Debtor against which Claim was filed	Hong Kong Lehman Entity, as claimant	Claim No.	Claim amount as asserted
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	58280	Unliquidated
LB Preferred Somerset LLC	LBQ Hong Kong Funding Ltd.	66627	Unliquidated
LB Somerset LLC	LBQ Hong Kong Funding Ltd.	66628	Unliquidated
Merit, LLC	LBQ Hong Kong Funding Ltd.	66630	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58412	Unliquidated
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	58439	20,604	USD
BNC Mortgage LLC	Lehman Brothers Nominees (H.K.) Limited	58440	Unliquidated
CES Aviation IX LLC	Lehman Brothers Nominees (H.K.) Limited	58441	Unliquidated
CES Aviation LLC	Lehman Brothers Nominees (H.K.) Limited	58442	Unliquidated
CES Aviation V LLC	Lehman Brothers Nominees (H.K.) Limited	58443	Unliquidated
East Dover Limited	Lehman Brothers Nominees (H.K.) Limited	58444	Unliquidated
Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Nominees (H.K.) Limited	58445	Unliquidated
Lehman Commercial Paper Inc.	Lehman Brothers Nominees (H.K.) Limited	58446	Unliquidated
LB 2080 Kalakaua Owners LLC	Lehman Brothers Nominees (H.K.) Limited	58447	Unliquidated
LB 745 LLC	Lehman Brothers Nominees (H.K.) Limited	58448	Unliquidated
LB Rose Ranch LLC	Lehman Brothers Nominees (H.K.) Limited	58449	Unliquidated
Lehman Brothers Commercial Corporation	Lehman Brothers Nominees (H.K.) Limited	58450	Unliquidated
Lehman Brothers Commodity Services Inc.	Lehman Brothers Nominees (H.K.) Limited	58451	Unliquidated
Lehman Brothers Derivative Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58452	Unliquidated
Lehman Brothers Financial Products Inc.	Lehman Brothers Nominees (H.K.) Limited	58453	Unliquidated
Lehman Brothers Special Financing Inc.	Lehman Brothers Nominees (H.K.) Limited	58454	Unliquidated
Lehman Scottish Finance L.P.	Lehman Brothers Nominees (H.K.) Limited	58455	Unliquidated
Luxembourg Residential Properties Loan Finance S.a.r.l.	Lehman Brothers Nominees (H.K.) Limited	58456	Unliquidated
PAMI Statler Arms LLC	Lehman Brothers Nominees (H.K.) Limited	58457	Unliquidated
Structured Asset Securities Corporation	Lehman Brothers Nominees (H.K.) Limited	58458	Unliquidated
LB Preferred Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66623	Unliquidated
Merit, LLC	Lehman Brothers Nominees (H.K.) Limited	66625	Unliquidated
LB Somerset LLC	Lehman Brothers Nominees (H.K.) Limited	66626	Unliquidated

SCHEDULE B

US Claims

SEE ATTACHED PDF

Schedule B

US Claims

Debtor claimant	Hong Kong Lehman Entity against which claim was filed	Claim amount as asserted
LB 745 LLC	Lehman Brothers Asia Holdings Limited	63,247	HKD
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	654	HKD
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	331	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	63,100,889,130	HKD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Holdings Limited	Unliquidated
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	266,847,564	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	943,950,636	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	11,519,719,028	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	31,121	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	2,576,735,338	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	3,106,924	HKD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	244,742	USD
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	188,234,652	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Asia Capital Company	36,509,844	USD
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	166,960,962	USD
Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Ltd.	203,874,723	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Nominees (H.K.) Limited	293,505	HKD
Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	14,778,161	USD
Lehman Brothers Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	140,888	USD

SCHEDULE C

Allowed Hong Kong Claims

SEE ATTACHED PDF

Schedule C

Allowed Hong Kong Claims

Debtor against which Claim is Allowed	Hong Kong Lehman Entity, as claimant	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Commercial Paper Inc.	Lehman Brothers Asia Holdings Limited	229,807,446	—	229,807,446
LB Special Financing Inc.	Lehman Brothers Asia Holdings Limited	34,998,186	—	34,998,186	*
LB Commodity Services Inc.	Lehman Brothers Asia Holdings Limited	9,371,872	—	9,371,872
Merit, LLC	Lehman Brothers Asia Holdings Limited	3,888,859	—	3,888,859
LB OTC Derivatives Inc.	Lehman Brothers Asia Holdings Limited	21	—	21
Structured Asset Securities Corporation	Lehman Brothers Asia Holdings Limited	10	—	10

Merit, LLC	Lehman Brothers Commercial Corporation Asia Limited	82,097,491	—	82,097,491
Lehman Commercial Paper Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,795,565	—	1,795,565

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Asia Limited	—	198,848,702	198,848,702	**

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Limited	—	182,857,141	182,857,141	**
Lehman Commercial Paper Inc.	Lehman Brothers Asia Limited	50,505	—	50,505

Lehman Brothers Holdings Inc.	Lehman Brothers Asia Capital Company	620,406,164	—	620,406,164	**

Lehman Brothers Holdings Inc.	Lehman Brothers Futures Asia Limited	391,402	84,957,748	85,349,150

SCHEDULE D

Allowed US Claims

SEE ATTACHED PDF

Schedule D

Allowed US Claims

US Debtor claimant	Hong Kong Lehman Entity against which claim is allowed	Allowed direct claim	Allowed guarantee claim	Total allowed claim
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	(1,155,442,822)	9,091,513,192	*
Lehman Brothers Commercial Corporation	Lehman Brothers Asia Holdings Limited	222,150,636	—	222,150,636	*
LB 745 LLC	Lehman Brothers Asia Holdings Limited	8,155	—	8,155
Lehman Bros. Derivative Products Inc.	Lehman Brothers Asia Holdings Limited	51	—	51
Lehman Brothers Financial Products Inc.	Lehman Brothers Asia Holdings Limited	28	—	28

Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	(5,022,717)	1,312,488,462	* **
Lehman Brothers Commercial Corporation	Lehman Brothers Commercial Corporation Asia Limited	112,759,301	—	112,759,301	*
LB Special Financing Inc.	Lehman Brothers Commercial Corporation Asia Limited	16,866,269	—	16,866,269	*

Lehman Brothers Commercial Corporation	Lehman Brothers Securities Asia Limited	21,197	—	21,197	*

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Limited	434,452	—	434,452

Lehman Brothers Commercial Corporation	Lehman Brothers Asia Capital Company	186,941,705	—	186,941,705	*
Lehman Commercial Paper Inc.	Lehman Brothers Asia Capital Company	168,061,345	—	168,061,345
LB Special Financing Inc.	Lehman Brothers Asia Capital Company	36,521,188	—	36,521,188

Lehman Brothers Holdings Inc.	Lehman Brothers Equity Finance (Cayman) Limited	2,291,662	(1,298,108)	993,554	*
LB Special Financing Inc.	Lehman Brothers Equity Finance (Cayman) Limited	134,237	—	134,237

Lehman Brothers Holdings Inc.	LBQ Hong Kong Funding Limited	18,098,415	(185,486)	17,912,929

SCHEDULE E

LBHI Compromise Claim Amount Calculation

SEE ATTACHED PDF

Schedule E

LBHI-LBAH Claim & LBHI-LBCCA Claim

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBAH Claim Amount (A)	Hong Kong Guarantee Claims (B)	Hong Kong Guarantee Claims, as allowed (C)	LBHI-LBAH Minimum Claim Amount (A) - (B)	LBHI Compromise Claim Amount (A) - (C)
Lehman Brothers Holdings Inc.	Lehman Brothers Asia Holdings Limited	10,246,956,014	4,807,198,101	1,155,442,822	5,439,757,913	9,091,513,192

US Lehman Entity	Hong Kong Lehman Entity	LBHI-LBCCA Claim Amount (D)	Hong Kong Guarantee Claims (E)	Hong Kong Guarantee Claims, as allowed (F)	LBHI-LBCCA Minimum Claim Amount (D) - (E)	LBHI Compromise Claim Amount (D) - (F)
Lehman Brothers Holdings Inc.	Lehman Brothers Commercial Corporation Asia Limited	1,317,511,179	20,927,986	5,022,717	1,296,583,193	1,312,488,462

SCHEDULE F-1

Form of Calculation Statement

SEE ATTACHED PDF

Form of Calculation Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below, (1) “Creditor(s)” refers to a Third-Party Creditor(s); (2) all amounts are in HK$; and (3) capitalized terms bear the meaning given to them in the Settlement and Plan Support Agreement dated                     , 2011, unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

	(A) Total Creditor claims, as allowed and adjudicated	(B) Amount to be distributed	(C) Pro-rata distribution fraction, assuming LBHI Minimum Claim Amount		(D) Pro-rata distribution fraction, assuming LBHI Compromise Claim Amount

	(E) Total claims, as allowed and adjudicated	(F) Distribution assuming LBHI Minimum Claim Amount (C)* (E)	(G) Distribution assuming LBHI Compromise Claim Amount (D) * (E)		(H) Reallocation Amount (F) - (G)
LBHI		N/A	—		N/A

Creditors
Name		—	—		—
Name		—	—		—
Name		—	—		—
Name		—	—		—
etc.		—	—		—

Total Reallocation Amount - aggregate of (H)			(I	)	—

Amount of dividend payable to Third-Party Creditor Trust on the Hong Kong Distribution Date - LBHI amount in (G)			(J	)	—

Amount of dividend payable to LBHI from Third-Party Creditor Trust - (J) less (I)					—

SCHEDULE F-2

Form of Position Statement

(to be prepared for each of LBAH and LBCCA)

Note: In the table below (1) “Creditor” refers to a Third Party Creditor (2) all amounts are in HK$ and (3) capitalised terms bear the meaning given to them in the Settlement and Plan Support Agreement dated July 31, 2011 unless otherwise defined or the context otherwise requires.

HONG KONG DISTRIBUTION DATE: [Insert date]

Creditor	(A) Amount of claim as adjudicated and admitted by the Hong Kong Liquidators or determined by the courts of Hong Kong	(B) Amounts previously received in respect of claim against the Relevant Hong Kong Lehman Entity In Liquidation				Balance of claim i.e. amount in column (A) minus aggregate of amounts in column (B)
		Dividend	Pro rata share of Reallocation Amount	Other amounts from LBHI	Amounts/value of consideration from other sources
[Name]

[Name]

etc.

SCHEDULE G

Procedures for Derivatives and Failed Trades Valuation

I.	Definitions

Unless otherwise specified herein or as the context may otherwise require all defined terms in the Agreement have the same meaning when used in this Schedule.

II.	Direct Relationships With US Debtors

(a)

On or before July 31, 2011, the US Debtors have delivered valuation statements to the Hong Kong Lehman Entities In Liquidation for each trading relationship that exists between a US Debtor and a Hong Kong Lehman Entity In Liquidation (the “Valuation Statements”). Each Valuation Statement sets forth, on a trade-by-trade basis, the mark-to-market valuation, missed cash flows and posted collateral (the “Trade-Level Calculations”) to calculate an aggregate net claim against either a US Debtor or a Hong Kong Lehman Entity In Liquidation, as applicable.

(b)

The Hong Kong Lehman Entities In Liquidation will conduct an analysis of the Valuation Statements during the period of up to sixty (60) days from the date of delivery of the Valuation Statements (the “Auditing Period”), to identify any differences between the US Debtors’ Trade-Level Calculations and the Hong Kong Lehman Entities In Liquidation analysis of the relevant trades (each, a “Variance”). During the Auditing Period, the US Debtors will respond in appropriate detail to any reasonable inquiries from the Hong Kong Lehman Entities In Liquidation with respect to the US Debtors’ Trade-Level Calculations and the Valuation Statements.

(c)

To the extent that (i) the Hong Kong Lehman Entities In Liquidation identify Variances with respect to any trading relationship that, in the aggregate, are greater than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, and (ii) the Hong Kong Lehman Entities In Liquidation wish to object to US Lehman’s Valuation Statement for such trading relationship, then the Hong Kong Lehman Entities In Liquidation must deliver a written notice (an “Objection Notice”) to the US Debtors in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than sixty (60) days after the date of delivery of the Valuation Statements. Any Objection Notice must set forth detailed supporting analysis and Trade-Level Calculations for each Variance identified by the Hong Kong Lehman Entities In Liquidation with respect to the trading relationship to which the Objection Notice relates.

(d)

If within fifteen (15) days after the date of delivery of an Objection Notice with respect to a trading relationship, the Parties are able to agree upon the aggregate net claim with respect to such trading relationship, then such aggregate net claim will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

(e)

If after fifteen (15) days following the timely delivery of an Objection Notice, the Parties are unable to consensually resolve such Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties.

(f)

If (i) no Objection Notice is timely delivered by the Hong Kong Lehman Entities In Liquidation with respect to a trading relationship, or (ii) the Variances identified by the Hong Kong Lehman Entities In Liquidation with respect to any trading relationship are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade-Level Calculations set forth on the Valuation Statement for such trading relationship and (y) USD 20 million, then the aggregate net claim set forth on the Valuation Statement for such trading relationship will be binding on the Parties as an Allowed US Claim or Allowed Hong Kong Claim, as applicable.

III.	Guarantee Claims Based On Derivatives And Secured Financings With Affiliates

(a)

Except as provided otherwise in this Section III, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claims filed against LBHI (other than Hong Kong Guarantee Claims) based on a trading relationship or secured financing with any party, and any such claims will be deemed disallowed in the Chapter 11 Cases.

(b)

With respect to any guarantee claims filed against LBHI based on a trading relationship between a Hong Kong Lehman Entity In Liquidation and a US Debtor, to the extent that a Hong Kong Lehman Entity In Liquidation has an allowed claim against a US Debtor pursuant to the procedures set forth in Section II (Direct Relationships with US Debtors) above, such Hong Kong Lehman Entity In Liquidation will have a non-priority, unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a trading relationship or secured financing with LBIE or, subject to Section III(j), a Lehman Affiliate, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Lehman Affiliate Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Lehman Affiliate Guarantee Notice is actually received no later than (i) in the case of any such claim where LBIE is the primary obligor, forty five (45) days after the Execution Date and (ii) in any other case, sixty (60) days after the Execution Date. Any Lehman Affiliate Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations for the asserted claim or claims (the “Lehman Affiliate Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Lehman Affiliate Guarantee Notice during the period of up to forty-five (45) days from the date of delivery of such Lehman Affiliate Guarantee Notice (the “Lehman Affiliate Auditing Period”), to identify any Variances. During the Lehman Affiliate Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Lehman Affiliate Guarantee Notices.

(e)

If no Lehman Affiliate Guarantee Notice is timely delivered to the US Debtors in respect of a particular Derivatives Claim, any such Derivatives Claim previously asserted by a Hong Kong Lehman Entity In Liquidation against LBHI will be disallowed and/or deemed withdrawn by such Hong Kong Lehman Entity In Liquidation.

(f)

To the extent that (i) the US Debtors identify Variances with respect to the Lehman Affiliate Guarantee Notice that, in aggregate are greater than the lesser of (x) 20% of the Lehman Affiliate Claim and Support amount and (y) USD 20 million and (ii) the US Debtors wish to object to any Lehman Affiliate Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Objection Notice is actually received no later than forty-five (45) days after the date of delivery of the Lehman Affiliate Guarantee Notice.

(g)	Subject to Section III(j), if (i) no Guarantee Objection Notice is timely delivered with respect to a Lehman Affiliate Guarantee Notice, or (ii) the Variances identified by the US

2

Debtors with respect to the Lehman Affiliate Claim and Support amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the aggregate Trade Level Calculations set forth in the Lehman Affiliate Guarantee Notice and (y) USD 20 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Lehman Affiliate Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

Subject to Section III(j), if within fifteen (15) days after the date of delivery of a Guarantee Objection Notice with respect to a Lehman Affiliate Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Lehman Affiliate Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

Subject to Section III(j), if after fifteen (15) days following the timely delivery of a Guarantee Objection Notice, the Parties are unable to consensually resolve such Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(j)

It is the Parties understanding and agreement that, except for trading relationships with LBIE, the Hong Kong Lehman Entities In Liquidation guarantee claims against LBHI based on a trading relationship or secured financing with a Lehman Affiliate will not exceed the amounts set forth in the chart below, it being understood that said amounts are prior to the application of a discount consistently applied to similar guarantee claims:

HK Entity	Lehman Affiliate	Maximum amount of claim prior to discount

LBCCA	Lehman Brothers Finance S.A.	USD	130,048,237

LBACC	Lehman Brothers Finance S.A.	USD	5,870,285

LBCCA	Lehman Brothers Japan Inc.	USD	38,595,562

LBCCA	Lehman Brothers Bankhaus AG (in Insolvenz)	USD	12,407,956

LBCCA	Lehman Brothers Treasury Co. B.V.	USD	261,197

IV.	Guarantee Claims Based On Failed Trades With Affiliates

(a)

Except as provided otherwise in this Section IV, the Hong Kong Lehman Entities In Liquidation will grant LBHI a full and final release with respect to any guarantee claim filed against LBHI (other than Hong Kong Guarantee Claims) based on failed trades with any party other than the Debtors, LBIE and Lehman Affiliates, and any such claims will be deemed disallowed in the Chapter 11 Cases.

3

(b)

On or before July 31, 2011, the Hong Kong Lehman Entities In Liquidation have delivered a summary of Failed Trade Guarantee Claims against the US Debtors in respect of failed trades, which specifies the Hong Kong Lehman Entity In Liquidation and counterparty who were party to the transactions the subject of the: relevant Failed Trade Guarantee Claims (“Failed Trade Guarantee Statement”).

(c)

To the extent that a Hong Kong Lehman Entity In Liquidation wishes to assert a guarantee claim against LBHI based on a failed trade, such Hong Kong Lehman Entity In Liquidation must deliver to the US Debtors a written notice (a “Failed Trade Guarantee Notice”) in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Guarantee Notice is actually received no later than thirty (30) days after the Execution Date. Any Failed Trade Guarantee Notice must set forth the Hong Kong Lehman Entity In Liquidation’s asserted claim amounts and detailed support and Trade-Level Calculations (as applicable) for the asserted claim or claims (the “Failed Trade Claim and Support”).

(d)

The US Debtors will conduct an analysis of each timely delivered Failed Trade Guarantee Notice during the period of up to forty five (45) days from the date of delivery of such Failed Trade Guarantee Notice (the “Failed Trade Auditing Period”), to identify any differences between the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the US Debtors’ analysis of the relevant trades (each, a “Failed Trade Variance”). During the Failed Trade Auditing Period, the Hong Kong Lehman Entities In Liquidation will respond in appropriate detail to any reasonable inquiries from the US Debtors with respect to the Hong Kong Lehman Entity In Liquidation’s Trade-Level Calculations and the Failed Trade Guarantee Notices.

(e)

If no Failed Trade Guarantee Notice is timely delivered to the US Debtors, any Failed Trade Guarantee Claims previously asserted by the Hong Kong Lehman Entities In Liquidation against LBHI will be disallowed and/or deemed withdrawn by the Hong Kong Lehman Entities In Liquidation.

(f)

To the extent that (i) the US Debtors identify Failed Trade Variances with respect to the Failed Trade Guarantee Statement that, in aggregate are greater than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million and (ii) the US Debtors wish to object to any Failed Trade Guarantee Notice on the grounds that the Trade-Level Calculations set forth therein are flawed or insufficient, the US Debtors must deliver a written notice (a “Failed Trade Guarantee Objection Notice”) to the Hong Kong Lehman Entities In Liquidation in accordance with the notice procedures set forth in Section 12 of the Agreement, so that such Failed Trade Objection Notice is actually received no later than forty five (45) days after the date of delivery of the Failed Trade Guarantee Notice.

(g)

If (i) no Failed Trade Guarantee Objection Notice is timely delivered with respect to a Failed Trade Guarantee Notice, or (ii) the Failed Trade Variances identified by the US Debtors with respect to the Failed Trade Guarantee Claim amount are, in the aggregate, equal to or less than the lesser of (x) 20% of the Failed Trade Guarantee Statement amount and (y) USD 5 million, then the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount asserted in such Failed Trade Guarantee Notice, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(h)

If within forty five (45) days after the date of delivery of a Failed Trade Guarantee Objection Notice with respect to a Failed Trade Guarantee Notice, the Parties are able to agree upon a claim amount with respect to such Failed Trade Guarantee Notice, such claim amount will be binding on the Parties, and the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in such

4

amount, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

(i)

If after forty five (45) days following the timely delivery of a Failed Trade Guarantee Objection Notice, the Parties are unable to consensually resolve such Failed Trade Guarantee Objection Notice, the Parties agree to submit their dispute to the final and binding determination of a mediator or arbitrator to be selected jointly in good faith by the Parties. To the extent that the mediator or arbitrator determines that a claim should be allowed in favor of a Hong Kong Lehman Entity In Liquidation, the relevant Hong Kong Lehman Entity In Liquidation will have a non-priority, non-senior unsecured claim against LBHI in the amount determined by such mediator or arbitrator, which shall then be discounted consistent with other similar guarantee claims and allowed in an amount after such discount.

5

SCHEDULE H

Surviving Contracts

1.	Signed Global Protocol	May 12, 2009

2.	Confidentiality undertaking between the US Debtors and Hong Kong Lehman Entities In Liquidation (as amended)	July 30, 2009

3.	Confidentiality Agreement between Global Protocol Members	March 19, 2010

4.	The Tolling Agreement	September 9, 2010

5.	Any other data sharing agreements entered into between the US Debtors and Hong Kong Lehman Entities In Liquidation subsequent to the date of LBHI’s filing of a voluntary petition for relief under chapter 11 the Bankruptcy Code	—

EXHIBIT A

Form 72 Authority

[Rule 142(7)]

IN THE MATTER OF

THE COMPANIES ORDINANCE (CAP. 32)

AND

IN THE MATTER OF

[LEHMAN BROTHERS COMMERCIAL

CORPORATION ASIA LIMITED (IN LIQUIDATION)]

[LEHMAN BROTHERS ASIA HOLDINGS LIMITED

(IN LIQUIDATION)]1 (the “Company”)

COMPANIES WINDING-UP NO. [441] [443]2 OF 2008

AUTHORITY TO LIQUIDATORS TO PAY DIVIDENDS TO ANOTHER PERSON

To the [Official Receiver and] Liquidators

SIRS,

We hereby authorise and request you to pay to [Third Party Creditor Trustee]

of

(a specimen of whose signature (or that of an authorised representative thereof) is given below), all dividends as they are declared in the above-mentioned matter, and which may become due and payable to us in respect of the proof[s] of debt for the [aggregate] sum of HK$             , against the above-named Company, made on our behalf.

And we further request that the cheque or cheques drawn [or other form of payment made] in respect of such dividends may be made payable to the order of the said [Third Party Creditor Trustee] whose receipt shall be sufficient authority to you for the issue of such cheque or cheques in [his][its] name [or other relevant form of payment to [him][it] in such connection].

It is understood that this authority is to remain in force until revoked by us in writing.

[1]	Delete as appropriate
[2]	Delete as appropriate

Duly authorised for and on behalf of LEHMAN BROTHERS HOLDINGS INC.

Witness to the signature of

Witness to the signature of

Date:

Specimen of signature of person appointed as above:

Witness to the signature of person appointed as above

2

Schedule 6

(LBT Settlement Agreement)

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 30, 2011 (the “Execution Date”), by and among Debtors1 and Rutger J. Schimmelpenninck and Frédéric Verhoeven, in their capacity as bankruptcy trustees (curatoren) (the “LBT Trustees”) for Lehman Brothers Treasury Co. B.V. (such estate and corporate entity, collectively, “LBT”). The Debtors and the LBT Trustees shall each be referred to individually as a “Party” and collectively as the “Parties.” For the avoidance of doubt, whenever LBT is required hereunder to take any actions or assume any obligations, the LBT Trustees shall cause LBT to take such actions or assume such obligations.

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which cases are being jointly administered under Case Number 08-13555 (JMP) (the “Chapter 11 Cases” and each a “Chapter 11 Case”);

WHEREAS, LBT was declared bankrupt (in staat van faillissement) by the Amsterdam District Court on October 8, 2008 with the appointment of Rutger J. Schimmelpenninck as bankruptcy trustee (curator) for LBT. On October 13, 2009, the Amsterdam District Court appointed Frederic Verhoeven as bankruptcy trustee (curator);

WHEREAS, the LBT Trustees have, on behalf of LBT, filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) for amounts that the LBT Trustees assert are due and owing to LBT;

WHEREAS, certain Debtors have asserted amounts due and owing to them from LBT (the “Liquidation Claims”);

WHEREAS, LBT issued notes and certificates jointly (the “LBT Notes”) pursuant to, among other issuance programs, the Euro Medium-Term Note Program;

WHEREAS, holders of LBT Notes (the “LBT Noteholders”) have filed proofs of claim against LBHI based upon an asserted guarantee that runs in favor of LBT Noteholders (the “LBT Noteholder Claims”);

WHEREAS, the Parties are desirous of resolving potential disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.a.r.l; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; PAMI Statler Arms LLC.

WHEREAS, on August 24, 2011, the Debtors filed the Revised Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 19482] (the “Plan”) and the Debtors’ Disclosure Statement for the Revised Plan [ECF No. 19484] (the “Disclosure Statement”); and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

WHEREAS, the LBT Trustees have executed this Agreement subject to the approval by the Supervisory Judge (rechter-commissaris) and to the extent applicable, hereof by a Final Order in the LBT Case (as defined below);

WHEREAS, the LBT Trustees may request LBHI to cause a transfer of the shares of LBT to the Entity (as defined below) controlled by the LBT Trustees for the purpose of advancing the administration of the LBT Case;

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreement” has the meaning ascribed to it in the Preamble.

“Allowed LBSF Claim” has the meaning ascribed to it in Section 2.2(a)(i).

“Allowed LBT Claim” has the meaning ascribed to it in Section 2.1(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a)(ii).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporate the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Assigned LBCC Claim” has the meaning ascribed to it in Section 2.1(b).

“Bankruptcy Code” has the meaning ascribed to it in the Recitals.

“Bankruptcy Court” has the meaning ascribed to it in the Recitals.

“Business Day” means any day on which commercial banks in both New York, New York and the Netherlands are open for business.

2

“Chapter 11 Case” has the meaning ascribed to it in the Recitals.

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” has the meaning ascribed to it in the Recitals.

“Disputed Portion” has the meaning ascribed to it in Section 2.2(a)(3).

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Entity” has the meaning ascribed to it in Section 3(a)(2).

“Execution Date” has the meaning ascribed to it in the Preamble.

“Final Order” means, with respect to any proceeding in either the Netherlands or the United States, an order entered in such proceeding as to which the time to appeal or seek other review has expired or which remains in full force and effect after all appeals or other review have been taken.

“LBCS ISDA Master Agreement” means that certain ISDA Master Agreement, dated as of August 8, 2006, between LBCS and LBT.

“LBSF ISDA Master Agreement” means, as amended, that certain ISDA Master Agreement, dated as of May 1 1, 1995, between LBSF and LBT.

“LBT” has the meaning ascribed to it in the Preamble.

“LBT Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to sections 42 and 47 of the Dutch Insolvency Act and 6:162 of the Dutch Civil Code.

“LBT Case” means the bankruptcy case of LBT that was commenced on October 8, 2008 by the Amsterdam District Court.

“LBT Composition Plan” means the composition plan (“akkoord”) in the LBT Case, if any, that is endorsed by the LBT Trustees.

“LBT Noteholder Claims” has the meaning ascribed to it in the Recitals.

“LBT Noteholders” has the meaning ascribed to it in the Recitals.

“LBT Notes” has the meaning ascribed to it in the Recitals.

“LBT Trustees” has the meaning ascribed to it in the Preamble.

“Lehman Tax Affiliate” means (a) any person or entity which directly or indirectly holds ten percent of the vote or value of a Debtor, or (b) any person or entity in which, directly or indirectly, a Debtor owns ten percent of the vote or value.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

3

“Parties” has the meaning ascribed to it in the Preamble.

“Party” has the meaning ascribed to it in the Preamble.

“Pending Claim Objection” means an action by a creditor in the LBT Case, as a result of which the Supervisory Judge directs or applicable law requires the LBT Trustees to withhold a distribution on all or a portion of the Allowed US Claims.

“Plan” has the meaning ascribed to it in the Recitals.

“Plan Support Agreements” shall have the meaning ascribed to it in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Reserve Amount” has the meaning ascribed to it in Section 2.2(a)(3).

“Supervisory Judge” means the judge presiding in the LBT Case.

“US Avoidance Actions” means all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Valuation” has the meaning ascribed to it in Section 6.6 of this Agreement.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The LBT Proofs of Claim.

(a) LBT Intercompany Claim Against LBHI. LBT will have an allowed, senior, non-priority, non-subordinated general unsecured claim against LBHI in an amount equal to $34,548,000,000 in respect of proof of claim number 58612 (the “Allowed LBT Claim”).

(b) LBT Claim Against LBCC. As of the Effective Date, LBT assigns to LBHI all of its rights, title and interests in, arising under or related to proof of claim number 58645 against LBCC (the “Assigned LBCC Claim”). The Assigned LBCC Claim shall be allowed as a non-priority, non-subordinated general unsecured claim against LBCC in an amount to be determined by LBHI and LBCC.

(c) Other than the Allowed LBT Claim and the Assigned LBCC Claim, all other claims or receivables asserted or held by LBT against the Debtors will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed LBT Claim as set forth in this Section 2.1 shall not be subject to any objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; and to the extent that the Debtors now have or become legally entitled to be subrogated to the rights of any creditor of LBT, the Debtors agree not to assert any right as subrogee of such creditor against LBT, to the extent such right is permitted by applicable law.

4

(e) Plan Exceptions for LBT. Sections 8.10, 8.14, 8.15, and 13.8 of the Plan shall not apply to LBT or to the Allowed LBT Claim. In addition, section 8.13(e) of the Plan shall not apply to the LBT Noteholder Claims.

2.2. The Debtors’ Liquidation Claims

(a) Claims Against LBT.

(i) LBSF will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $1,022,992,712 (the “Allowed LBSF Claim”).

(ii) LBCS will have an allowed, non-priority, non-senior, non-subordinated general unsecured claim against LBT in an amount equal to $43,507,736 (the “Allowed LBCS Claim” and together with the Allowed LBSF Claim, the “Allowed US Claims”).

(iii) If at any time when a distribution is to be made on the Allowed US Claims, there is a Pending Claim Objection to the allowance (in whole or in part) of an Allowed US Claim, then the LBT Trustees shall establish a reserve containing the distribution (the “Reserve Amount”) that would otherwise be allocated to the disputed portion of such Allowed US Claim (the “Disputed Portion”), provided that the LBT Trustees shall make distributions on any undisputed portion of the Allowed US Claims to the holders of the Allowed US Claims. Upon resolution of the Pending Claim Objection in favor of allowance of the Disputed Portion (either through withdrawal of the Pending Claim Objection, determination by the Amsterdam District Court to allow the Allowed US Claim that is the subject of the Pending Claim Objection, or agreement among the parties), then the LBT Trustees shall promptly distribute the Reserve Amount (together with any interest earned thereon unless prohibited by applicable law) to the holder of such Allowed US Claim. To the extent that all or part of the Disputed Portion is disallowed (either through determination by the Amsterdam District Court or agreement by the parties), then the LBT Trustees shall distribute the Reserve Amount attributable to the disallowed Disputed Portion of the Allowed US Claim to admitted creditors in the LBT Case, including any holder of an Allowed US Claim to the extent such holder is an admitted creditor, and any remainder to the holder of the Allowed US Claim. The LBT Trustees shall promptly inform the Debtors if there is a Pending Claim Objection to the allowance of any Allowed US Claim and shall comply with their obligations in Section 3(b)(6) of this Agreement.

(b) Other than the Allowed US Claims, all other claims or receivables asserted or held by the Debtors against LBT will be deemed fully and forever expunged, extinguished, disallowed and released.

(c) The Allowed US Claims as set forth in this Section 2.2 shall not be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; and to the extent that LBT now has or becomes legally entitled to be subrogated to the rights of any creditor of the Debtors, the LBT Trustees agree not to assert any right as subrogee of such creditor against the Debtors, to the extent such right is permitted by applicable law.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC requesting

5

that the claims register in the Chapter 11 Cases be amended to reflect (A) the allowance of proof of claim number 58612 in the amount of $34,548,000,000, (B) the assignment of proof of claim number 58645 to LBHI, and (C) the disallowance of the remaining Proofs of Claim on Schedule A of this Agreement, and (iii) to the extent necessary, they shall execute and file a notice of transfer of proof of claim number 58645 by LBT to LBHI in accordance with the Federal Rules of Bankruptcy Procedure.

3. Amended Plan and Related Support.

(a) The Debtors’ Obligations.

(1) Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan to incorporate this Agreement and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to LBT’s obligations in Section 3(b)(5) below, the Debtors agree not to object to LBT voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

(2) As may be requested by the LBT Trustees, in order to assist the LBT Trustees in the administration and resolution of the LBT Case, upon the request of the LBT Trustees, which request shall be made no later than ten days prior to the Effective Date, LBHI shall as soon as reasonably practicable after receipt of such request, but no later than one day prior to the Effective Date, cause the transfer of the shares of LBT in exchange for no consideration to an entity designated by the LBT Trustees to be incorporated under Dutch law (the “Entity”). The Entity shall not own any interest, directly or indirectly, in any Debtor or Lehman Tax Affiliate (other than LBT), nor shall any Debtor or Lehman Tax Affiliate be a direct or indirect beneficiary or owner of the Entity. The LBT Trustees shall cause the Entity to be formed prior to the date of the transfer of the LBT shares.

(3) Provided that (a) the Debtors are afforded an opportunity to review a draft of the LBT Composition Plan for a reasonable period of time, but not less than 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (b) the LBT Composition Plan is consistent with the terms of this Agreement and treats the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law, the Debtors holding Allowed US Claims shall (i) vote for the LBT Composition Plan, (ii) support approval of the LBT Composition Plan, (iii) neither join in nor support any objection to the LBT Composition Plan, and (iv) seek authority, to the extent necessary, from the Bankruptcy Court, to perform all of the foregoing prior to the deadline for the voting on the LBT Composition Plan.

(4) Notwithstanding Section 3(a)(3)(i), if there is an alternative to the LBT Composition Plan in the Netherlands that has not been proposed by or formulated with the Debtors, then LBSF or LBCS, in their capacity as creditors of LBT, may support the approval of such alternative if and only if such alternative provides LBSF or LBCS, respectively, with an equal or greater economic recovery than the LBT Composition Plan, provided that LBSF or LBCS, as applicable, shall also (i) vote to accept the LBT Composition Plan to the extent LBSF or LBCS is permitted to vote in favor of the LBT Composition Plan while supporting approval of an alternative and (ii) comply with its obligations in Sections 3(a)(3)(ii) – (iv) and Section 3(a)(5) of this Agreement.

(5) Subject to Section 6.6 of this Agreement, which the Parties agree applies to the valuation of the Allowed US Claims, the Debtors acknowledge that LBT may adopt principles for valuing claims in the LBT Case that are different from the principles adopted in the Chapter 11 Cases and the Debtors holding Allowed US Claims will not object to those principles if the principles have not been

6

objected to by LBT Noteholders holding two thirds in nominal amount and a majority in number of all LBT Notes that are subject to Plan Support Agreements that have not been terminated.

(6) The Debtors acknowledge and agree that Rutger J. Schimmelpenninck may refuse to serve as a member of the Director Selection Committee (as defined in the Amended Plan) or as a trustee of the Plan Trust (as defined in the Amended Plan), or may resign from either position at any time, for any reason or for no reason, and in his sole and absolute discretion, and no provision of this Agreement, the Plan Trust Agreement (as defined in the Amended Plan) or the Amended Plan shall limit his right to do so or shall condition any treatment of LBT or LBT Noteholders upon his refusal or resignation.

(b) LBT’s Obligations. LBT agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective as set forth in Section 11 below:

(1) LBT shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that LBT has been solicited pursuant to section 1125 of the Bankruptcy Code, LBT shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) LBT shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection to the Amended Plan or the solicitation of the Amended Plan.

(4) LBT shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 3(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Amended Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Amended Plan. The foregoing does not prohibit the LBT Trustees from responding to inquiries of creditors of LBT regarding an Alternative Plan, provided that such discussions are neither solicited nor initiated by the LBT Trustees.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, LBT may vote to accept any Alternative Plan or Alternative Plans, only if such Alternative Plan or Alternative Plans provide LBT with an equal or greater economic recovery than the Amended Plan, provided, however, that LBT shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 3(b)(3) and 3(b)(4) above except to the extent 3(b)(4)(iii) is subject to this 3(b)(5), and (ii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides LBT and its creditors with an equal or greater economic recovery compared with any Alternative Plan that LBT votes to accept. Notwithstanding anything contained in this section, LBT shall not indicate a preference on its voting ballots for any Alternative Plan.

7

(6) The LBT Trustees shall take reasonable actions consistent with Dutch law to support (i) the allowance of the Allowed US Claims in the LBT Case, including, without limitation, by supporting the applicable holder of the Allowed US Claim in its defense of any Pending Claim Objection, and (ii) the payment of distributions on the Allowed US Claims from LBT, including under the LBT Composition Plan, in each case, so long as the Debtors are not in breach of their representations and warranties in Section 6.6 of this Agreement.

(7) If LBT submits a LBT Composition Plan, (i) the LBT Trustees will provide the Debtors an opportunity to review a draft LBT Composition Plan at least 30 days prior to publication of a draft LBT Composition Plan to LBT’s creditors and (ii) the LBT Composition Plan will be consistent with the terms of this Agreement and treat the Allowed US Claims the same as other similar claims to the extent permitted by Dutch law.

(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 3 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Amended Disclosure Statement and related ballots, and such Amended Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

4. The LBT Trustees’ Representations and Warranties. In order to induce the Debtors to enter into and perform their obligations under this Agreement, the LBT Trustees hereby represent, warrant and acknowledge as follows:

4.1. Authority. (i) Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the LBT Trustees have the power and authority to execute, deliver and perform their obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, the execution, delivery and performance by the LBT Trustees of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of LBT and no other proceedings on the part of LBT are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

4.2. Validity. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, this Agreement has been duly executed and delivered by the LBT Trustees and constitutes the legal, valid and binding agreement of the LBT Trustees, enforceable against the LBT estate in accordance with its terms.

4.3. Authorization of Governmental Authorities and Creditors. Subject to the approval by the Supervisory Judge, and, to the extent applicable, obtaining a Final Order, no action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by LBT pursuant to this Agreement.

4.4. No Reliance. The LBT Trustees (i) are in their capacity as bankruptcy trustees sophisticated parties with respect to the subject matter of this Agreement, (ii) have been represented and advised by legal counsel in connection with this Agreement, (iii) have adequate information concerning the matters that are the subject of this Agreement, and (iv) have independently and without reliance upon any Debtor or any of the Debtors’ Affiliates, or any officer, employee, agent or representative thereof, and based on such information as LBT has deemed appropriate, made their own analysis and decision to enter

8

into this Agreement, except that the LBT Trustees have relied upon each Debtor’s express representations, warranties and covenants in this Agreement, and the LBT Trustees acknowledge that they have entered into this Agreement voluntarily and of their own choice and not under coercion or duress.

4.5. Title. Subject to the effectiveness of this Agreement, LBT owns and has good title to its Proofs of Claim, free and clear of any and all liens, claims (other than on account of claims against the assets of LBT), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against LBT as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.

4.6. Transactions covered by Valuation. The LBT Trustees have no knowledge that the Transactions (as defined in the applicable ISDA Master Agreement) covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008.

5. No Transfer of Claims. LBT may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date; provided, however, that LBT may pledge or otherwise encumber up to $500 million of the Allowed LBT Claim to obtain financing in connection with the LBT Case so long as the secured party agrees in writing that in the event that such secured party ever forecloses the Allowed LBT Claim up to the aforementioned maximum amount of $500 million or otherwise becomes the holder of the Allowed LBT Claim, such secured party and its successors or assigns shall be bound by Sections 3(b)(l)-(4) hereto.

6. The Debtors’ Representations and Warranties. In order to induce LBT and the LBT Trustees to enter into and perform its obligations under this Agreement, each Debtor hereby represents, warrants and acknowledges as follows:

6.1. Authority. Subject to Bankruptcy Court approval to the extent necessary, (i) each Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity. Subject to Bankruptcy Court approval to the extent necessary, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Debtor of this Agreement, other than entry of the Confirmation Order.

6.4. No Reliance. Each Debtor (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon the LBT Trustees, and based on such information as such Debtor has deemed appropriate, made its own analysis and

9

decision to enter into this Agreement, except that such Debtor has relied upon the LBT Trustees’ express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title. Each Debtor owns and has good title to its respective Liquidation Claims, free and clear of any and all liens, claims (other than on account of claims against the assets of such Debtor), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Debtor as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

6.6. Amount of Allowed US Claims. The amounts of the Allowed LBSF Claim and Allowed LBCS Claim have been determined by LBSF and LBCS respectively in good faith and in a commercially reasonable manner pursuant to section 6(e)(i)(4) of the LBSF ISDA Master Agreement and of the LBCS ISDA Master Agreement respectively as of December 12, 2008 (the “Valuation”), and further that:

(a) The Valuation has been conducted on a Transaction (as defined in the applicable ISDA Master Agreement) by Transaction basis using valuation models and techniques generally accepted in the financial community.

(b) The amount of the Allowed US Claims is based on LBSF’s and LBCS’s respective commercially reasonable and good faith determinations of each such Transaction’s fair market value as of December 12, 2008 adjusted to take into account unperformed obligations (assuming the satisfaction of applicable conditions precedent) on or before December 12, 2008 and based on mid-market valuation parameters. The Valuation does not take into account (i) any cost of funding, (ii) any loss or cost incurred as a result of terminating, liquidating, obtaining or reestablishing any hedge or related trading position, and/or (iii) any bid-ask or bid-offer spread or allowance, and no adjustment has been made to the Valuation to account for the applicable parties’ credit standing. No additional loss or damages (including, without limitation, any special, incidental, indirect or consequential loss or damages) has been factored into the amount of the Allowed US Claims. The Valuation also does not include any of LBSF’s or LBCS’s respective fees, costs or expenses in connection with the termination of the applicable ISDA Master Agreement.

(c) LBSF and LBCS have no knowledge that (i) the Transactions covered by the Valuation do not constitute all valid, binding and enforceable Transactions by and between LBT, on the one hand, and LBSF and LBCS, on the other hand, outstanding as of September 12, 2008 or (ii) any collateral was posted by any party with respect to any Transaction covered by the Valuation.

7. No Transfer of Claims. Each Debtor entity may not transfer any of the Liquidation Claims, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

8. Surviving Contracts. The contracts and any non-binding agreements listed in Schedule B shall survive the execution and consummation of this Agreement. All executory contracts between the Debtors and LBT that are not included on Schedule B shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Amended Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and LBT are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

10

9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data-sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Debtors’ Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) the Debtors’ distribution entitlements in the LBT Case, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, provided that the foregoing exception shall not apply to the personal liability of the LBT Trustees, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and the LBT Trustees’ execution of this Agreement, each Debtor on behalf of itself, its estate, and its successors and assigns, will fully and forever release, discharge and acquit LBT, the LBT estate and the LBT Trustees (in their personal and professional capacities), and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, all US Avoidance Actions.

10.2. LBT’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) LBT’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, (iv) the performance of the obligations set forth herein, and (v) the claims, if any, arising under the surviving contracts set forth on Schedule B, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Debtor’s execution of this Agreement, the LBT Trustees on behalf of the LBT estate, and its successors and assigns, will fully and forever release, discharge and acquit each Debtor and Alvarez and Marsal North America, LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) LBT Avoidance Actions.

11. Effectiveness of Agreement.

11.1. Sections 3 (except 3(b)(2)), 5, 7, 9 and 11 through 27 of this Agreement shall be effective upon the Execution Date.

11.2. Section 3(b)(2) of this Agreement shall be effective upon entry of a Final Order from the Supervisory Judge approving this Agreement, provided that if such Final Order from the Supervisory Judge is appealed against or if a creditor takes other action, Section 3(b)(2) of this

11

Agreement shall only be effective upon entry of a Final Order from the Amsterdam District Court, the Amsterdam Court of Appeals or the Supreme Court in the Hague.

11.3. All other provisions of this Agreement shall be effective upon approval of this Agreement by the Bankruptcy Court and the occurrence of the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice.

12.2. Debtors’ Right to Terminate. Each Debtor shall have the right, at its election, to terminate this Agreement by written notice to the LBT Trustees if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of the LBT Trustees hereunder, taken as a whole, and the LBT Trustees shall fail to cure such breach within ten (10) days following written notice of such breach from any of the Debtors, or (b) other than as set forth herein, the LBT Trustees allow and provide for materially different treatment of claims held by other creditors of LBT that are legally similar to the Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. The LBT Trustees’ Right to Terminate. The LBT Trustees shall have the right, at its election, to terminate this Agreement by written notice to the Debtors if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate and LBT, commences any proceeding for similar relief, or joins with any other party in any proceeding seeking similar relief; (b) an order confirming the Amended Plan, in a form and substance reasonably satisfactory to the LBT Trustees, is not entered by the Bankruptcy Court on or before February 29, 2012; (c) there is a breach, in any material respect, of the representations, warranties and/or covenants of the Debtors hereunder, taken as a whole, and the Debtors fail to cure such breach within ten (10) days following written notice of such breach from the LBT Trustees; (d) Debtors make any changes or amendments to the Amended Plan or Amended Disclosure Statement, or the Debtors take any other action (including, without limitation, with respect to claims, asset transfers or allocations) in each case, that, individually or, in the aggregate together with all other such changes, amendments, actions and agreements, will, if the Amended Plan were to be consummated, materially and adversely affect the treatment of, estimated recoveries by, or distribution to, or proportionate share of the Debtors’ assets that are distributed pursuant to the Amended Plan to, the Allowed LBT Claim; or (e) a majority in number of the holders of LBT Notes who signed Plan Support Agreements (or their successors and assigns) holding two-thirds in amount of LBT Notes subject to Plan Support Agreements, have terminated their Plan Support Agreements; provided, however, that with respect to Section 12.3(d), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan; and provided further that unless the Debtors agree otherwise, the LBT Trustees must exercise any right to terminate this Agreement under Sections 12(d) and (e) by giving written notice of termination to the Debtors no later than the close of business of the tenth Business Day after and excluding the day on which the LBT Trustees receive written notice of the event creating such right of termination.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and

12

defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by LBT and the Debtors on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes, including but not limited to US federal income tax and Dutch tax purposes, first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest accruing prior to the filing of each Debtor’s Chapter 11 Case (but solely to the extent that interest is an allowable portion of such claims and receivables).

14. Venue and Choice of Law.

14.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided, further, that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Amsterdam District Court. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Amsterdam District Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process at the addresses set forth in Section 15 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

14.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided,

13

however, that any claims and disputes arising out of the Liquidation Claims shall be governed by and construed in accordance with Dutch law except as otherwise provided in the underlying agreements.

15. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To the Debtors at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

jsuckow@alvarezandmarsal.com and dehrmann@alvarezandmarsal.com

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Alfredo R. Perez, Esq. and Lori R. Fife, Esq.

Facsimile: (212) 310-8007

Alfredo.perez@weil.com and lori.fife@weil.com

To the LBT Trustees at:

Rutger J. Schimmelpenninck and Frédéric Verhoeven, curatoren van Lehman Brothers

Treasury Co. B.V.

Houthoff Buruma

PO Box 75505

NL-1070 AM Amsterdam

the Netherlands

Facsimile: +31 (0) 20 605 67 08

r.schimmelpenninck@houthoff.com and f.verhoeven@houthoff.com

With a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212)715-8000

tmayer@kramerlevin.com and deggermann@kramerlevin.com

14

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

16. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

17. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

18. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

19. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of the Debtors must be provided in a writing signed by the LBT Trustees. Any waiver of compliance with any term or provision of this Agreement on the part of LBT or the LBT Trustees must be provided in a writing signed by each Debtor. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

20. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

21. Binding Effect; Successor and Assigns. Any declaration, representation, or statement of the LBT Trustees shall only be made in their capacity and function as bankruptcy trustees of LBT, and shall in no circumstance be construed as being a declaration, representation, or statement of the LBT Trustees on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and the LBT estate and their respective successors and permitted assigns; provided, however, that subject to Section 5 and 7 above, no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

22. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

23. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and

15

incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

24. No Personal Liability. The Parties acknowledge, accept, and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the LBT Trustees, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. The LBT Trustees further acknowledge, accept, and agree that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of the Debtors and to the extent any such personal liability existed, the LBT Trustees explicitly waive any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the LBT Trustees or LBT arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of LBT, and any claim by a Party against any of the Debtors arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor.

25. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

26. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 26 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

27. Disclosure. Neither the Debtors nor the LBT Trustees are under any obligation to hold confidential and not disclose this Agreement, so that it may be disclosed generally or to individual parties as each side may see fit. Without limiting the rights of any party under the preceding sentence, the Debtors and the LBT Trustees shall work together to disclose this Agreement by a public filing or filings at a time and in a manner acceptable and convenient to both.

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC.,	Rutger J. Schimmelpenninck and Frédéric Verhoeven, in
LEHMAN COMMERCIAL PAPER INC.,	their capacity of bankruptcy trustees (curatoren) of
LEHMAN BROTHERS COMMODITY	LEHMAN BROTHERS TREASURY CO. B.V.
SERVICES INC., LEHMAN BROTHERS
SPECIAL FINANCING INC., LEHMAN
BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P.,
BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

By:
Name: John Suckow
Title: Authorized Signatory

LEHMAN BROTHERS DERIVATIVES
PRODUCTS INC., LEHMAN BROTHERS
FINANCIAL PRODUCTS INC., EAST DOVER
LIMITED, LUXEMBOURG RESIDENTIAL
PROPERTIES LOAN FINANCE S.A.R.L., as
Debtors and Debtors in Possession

By:
Name: Daniel Ehrmann
Title: Authorized Signatory

17

EXECUTION VERSION

Lehman Brothers Treasury Settlement Agreement

Proofs of Claim

($ in actual)

Schedule A

Claim Number	Debtor	Amount (USD)

58610	Lehman Brothers Holdings Inc.	$37,566,349
58611	Lehman Brothers Holdings Inc.	38,413,247
58612	Lehman Brothers Holdings Inc.	34,820,143,375
58613	Lehman Brothers Holdings Inc.	34,820,990,272
58623	Lehman Brothers Holdings Inc.	—
58624	LB Rose Ranch LLC	—
58625	LB 2080 Kalakaua Owners LLC	—
58626	CES Aviation LLC	—
58627	CES Aviation V LLC	—
58628	East Dover Limited	—
58629	Luxembourg Residential Properties Loan Finance S.a.r.l.	—
58630	BNC Mortgage LLC	—
58631	Structured Asset Securities Corporation	—
58632	Lehman Scottish Finance L.P.	—
58633	Lehman Commercial Paper Inc.	—
58634	Lehman Brothers Commercial Corporation	—
58635	Lehman Brothers Financial Products Inc.	—
58636	Lehman Brothers Derivative Products Inc.	—
58637	Lehman Brothers OTC Derivatives Inc.	—
58638	Lehman Brothers Special Financing Inc.	—
58639	Lehman Brothers Commodity Services Inc.	—
58640	PAMI Statler Arms LLC	—
58641	LB 745 LLC	—
58642	CES Aviation IX LLC	—
58643	Lehman Brothers Special Financing Inc.	—
58644	Lehman Brothers Holdings Inc.	—
58645	Lehman Brothers Commercial Corporation	37,349,198
58646	Lehman Brothers Commodity Services Inc.	—
58647	Lehman Brothers Special Financing Inc.	445,419

Solely for purposes of voting on the Amended Plan or any Alternative Plan (as provided for in Sections 3(a)(1) and 3(b)(2) of this Agreement), the Parties agree that LBT will not vote Claim Number 58613.

EXECUTION VERSION

Schedule B

Surviving Contracts

1.	Confidentiality Agreement, dated May 21, 2010, between Lehman Brothers Holdings Inc. and Lehman Brothers Treasury Co. B.V.

Schedule 7

(Singapore Settlement Agreement)

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of August 24, 2011 (the “Execution Date”), by and among Debtors1 and certain of their Non-Debtor Affiliates2 (together, “Lehman US”), and the Lehman Singapore Liquidation Companies3 and Lehman Singapore Non-Liquidation Companies4 (together, “Lehman Singapore”)5. Lehman US and Lehman Singapore shall each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on September 15, 2008 and on various dates thereafter, each of the Debtors commenced a voluntary Chapter 11 Case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; the Chapter 11 Cases are being jointly administered under Case Number 08-13555 (JMP);

WHEREAS, commencing from September 23, 2008, the directors of the various Lehman Singapore Liquidation Companies commenced Creditors’ Voluntary Liquidation proceedings (the “Lehman Singapore Liquidations”) and placed such Lehman Singapore Liquidation Companies into a provisional liquidation. Chay Fook Yuen, Bob Yap Cheng Ghee and Tay Puay Cheng, (the “Lehman Singapore Liquidators”) were appointed as the joint and several provisional liquidators of the Lehman Singapore Liquidation Companies. Commencing from October 17, 2008, the appointment of the Lehman Singapore Liquidators was confirmed by meetings of each Lehman Singapore Liquidation Company’s members and creditors;

WHEREAS, Lehman Singapore has (i) filed the proofs of claim listed on Schedule A attached hereto against certain Debtors (collectively, the “Proofs of Claim”) and (ii) asserted amounts due and owing to them from certain Non-Debtor Affiliates (collectively, the “Non-Debtor Receivables”);

[1]

As used herein, the “Debtors” means Lehman Brothers Holdings Inc. (“LBHI”); Lehman Brothers Special Financing Inc. (“LBSF”); Lehman Commercial Paper Inc.; Lehman Brothers Commercial Corporation (“LBCC”); Lehman Brothers Financial Products Inc.; Lehman Brothers OTC Derivatives Inc.; Lehman Brothers Derivative Products Inc.; Lehman Brothers Commodity Services Inc. (“LBCS”); Lehman Scottish Finance L.P.; CES Aviation LLC; CES Aviation V LLC; CES Aviation IX LLC; East Dover Limited; Luxembourg Residential Properties Loan Finance S.A.R.L; BNC Mortgage LLC; Structured Asset Securities Corporation; LB Rose Ranch LLC; LB 2080 Kalakaua Owners LLC; Merit LLC; LB Somerset LLC; LB Preferred Somerset LLC; LB 745 LLC; and PAMI Statler Arms LLC.

[2]

As used herein, the “Non-Debtor Affiliates” means Lehman Brothers Global Services Limited; Revival Holdings Limited; Principal Transactions Inc.; Falcon Holdings II Inc.; Lehman Brothers P.A. LLC; Lehman Brothers (Thailand) Limited; Lehman Brothers Capital (Thailand) Limited; and Lehman Brothers Opportunity Holdings Inc.

[3]

As used herein, the “Lehman Singapore Liquidation Companies” means Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation); Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation); Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation); and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation).

[4]

As used herein, the “Lehman Singapore Non-Liquidation Companies” means Lehman Brothers Pte Ltd; Lehman Brothers Securities Taiwan Limited; Lehman Brothers Singapore Pte. Ltd.; and Lehman Brothers Bangkok Riverside Development Pte. Ltd.

[5]

As used herein, “Lehman Singapore” shall not include the Lehman India Companies (as defined herein), Sail Investor (as defined herein), or Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. (each, a “Non-Settling Entity”).

WHEREAS, Lehman US has (i) submitted the proofs of debt listed on Schedule B attached hereto in the Singapore Liquidations against certain of the Lehman Singapore Liquidation Companies (the “Liquidation Claims”) and (ii) asserted amounts due and owing to them from certain of the Singapore Non-Liquidation Companies (the “Non-Liquidation Receivables”);

WHEREAS, the Parties are desirous of resolving all disputes and all other outstanding issues between the Parties and avoiding extensive and expensive litigation;

WHEREAS, on July 1, 2011, the Debtors filed the Plan and Disclosure Statement; and

WHEREAS, each of the Debtors, either individually or jointly, will file an amendment, modification and/or supplement to the Plan that will incorporate the terms and conditions of this Agreement (the “Amended Plan”);

NOW, THEREFORE, in consideration of the recitals stated above, the agreements, promises and warranties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Agreed Non-Debtor Receivables” shall have the meaning ascribed to it in Section 2.1(b).

“Agreed Non-Liquidation Receivables” shall have the meaning ascribed to it in Section 2.2(b).

“Allowed Non-Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed US Claims” has the meaning ascribed to it in Section 2.2(a).

“Allowed Singapore Claims” has the meaning ascribed to it in Section 2.1(a).

“Allowed Subordinated US Claims” has the meaning ascribed to it in Section 2.2(a).

“Alternative Plan” means a chapter 11 plan or plans, proposed by parties other than the Debtors.

“Amended Disclosure Statement” means the Disclosure Statement as amended, modified and/or supplemented to incorporated the terms of the Amended Plan.

“Amended Plan” has the meaning ascribed to it in the Recitals.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Chapter 11 Cases” means the bankruptcy cases being jointly administered under Case Number 08-13555 (JMP) in the Bankruptcy Court.

“Confirmation Date” means the date of the entry of the Confirmation Order by the Bankruptcy Court.

2

“Confirmation Order” means an order of the Bankruptcy Court (i) confirming the Amended Plan pursuant to section 1129 of the Bankruptcy Code; (ii) approving, pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure and applicable provisions of the Bankruptcy Code, the terms of this Agreement; and (iii) authorizing the Debtors to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

“Disclosure Statement” means the Debtors’ Disclosure Statement for the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Pursuant to section 1125 of the Bankruptcy Code [ECF No. 18205], dated June 30, 2011.

“Effective Date” means the date that the Amended Plan becomes effective as provided for therein.

“Final Order” has the meaning set forth in the Amended Plan.

“Foreign Currency Exchange Adjustment” means an adjustment to the source currencies of the Agreed Non-Debtor Receivables or the Agreed Non-Liquidation Receivables pursuant to Sections 2.1(b) and 2.2(b) with such adjustment being made based on the Lehman general ledger system or daily average rates extracted from OANDA as of the earlier of (i) the date upon which an insolvency, bankruptcy, administration, liquidation, rehabilitation, receivership or like proceeding is commenced or initiated against the applicable obligor, (ii) any earlier date that is agreed upon by the applicable obligor and obligee, or (iii) the Non-Debtor Receivable Payment Date or the Non-Liquidation Receivable Payment Date, as applicable.

“Lehman India Companies” means Lehman Brothers Advisers Private Limited and Lehman Brothers Securities Private Limited.

“Lehman India Companies’ Claims” means (i) Claim No. 66798 filed by Lehman Brothers Advisers Private Limited against Merit LLC in the amount of $126.72; (ii) Claim No. 17767 filed by Lehman Brothers Advisers Private Limited against LBSF in the amount of $607,647.00; (iii) Claim No. 17768 filed by Lehman Brothers Securities Private Limited against LBCC in the amount of $775,137.00; (iv) Claim No. 17769 filed by Lehman Brothers Securities Private Limited against LBSF in the amount of $223,143.00; (v) Claim No. 17770 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $198.11; (vi) Claim No. 17854 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $1,746,377.97; (vii) Claim No. 17855 filed by Lehman Brothers Securities Private Limited against LBHI in the amount of $75,617.57; and (viii) Claim No. 17857 filed by Lehman Brothers Advisers Private Limited against LBHI in the amount of $231.32.

“Lehman Singapore Liquidations” has the meaning ascribed to it in the Recitals.

“Lehman Singapore Liquidators” has the meaning ascribed to it in the Recitals.

“Liquidation Claims” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivables” has the meaning ascribed to it in the Recitals.

“Non-Debtor Receivable Payment Date” has the meaning ascribed to it in Section 2.1(b).

“Non-Liquidation Receivables” has the meaning ascribed to it in the Recitals.

“Non-Liquidation Receivable Payment Date” has the meaning ascribed to it in Section 2.2 (b).

“Plan” means the Second Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors [ECF No. 18204], dated June 30, 2011.

3

“Plan Administrator” has the meaning set forth in the Amended Plan.

“Proofs of Claim” has the meaning ascribed to it in the Recitals.

“Sail Investor” means Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation).

“Singapore Avoidance Actions” means all avoidance actions and causes of action against Lehman US pursuant to Sections 329 to 334 of the Singapore Companies Act.

“Singapore Non-Settled Claims Against Debtors” collectively means (i) Claim No. 57868 filed by Sail Investor against LBHI in the amount of $48,008,782.99, (ii) Claim No. 57865 filed by Sail Investor against LBHI in the amount of $34,320.49 and (iii) Claim No. 48815 filed by Lehman Brothers Investment Consulting (Shanghai) Co., Ltd. against LBCS in the amount of $85,857.17.

“Third-Party Creditors” has the meaning ascribed to it in Section 4(b)(6).

“US Avoidance Actions” all actions under chapter 5 of the Bankruptcy Code or similar actions under applicable state law.

“Voting Deadline” means the date set by the Bankruptcy Court by which creditors must vote to accept or reject the Amended Plan.

2. Settlement of Claims.

2.1. The Lehman Singapore Proofs of Claim and Non-Debtor Receivables.

(a) Allowed Claims Against Debtors. Each Lehman Singapore entity listed on Schedule C attached hereto will have a net allowed, non-priority, non-subordinated general unsecured claim against the specified Debtor in the amounts and classes set forth on Schedule C under the columns titled “Allowed Singapore Claims” and “Plan Classification” respectively, which claims have been reduced by the amounts of the mutual claims of the specified Debtor against such Lehman Singapore entity and listed on Schedule C under “Available Setoff” (the “Allowed Singapore Claims”), provided that LBHI shall reserve any amounts distributable to Lehman Brothers Singapore Pte. Ltd. in accordance with the Amended Plan on account of its Allowed Singapore Claim until such time as Lehman Brothers Singapore Pte. Ltd. obtains approval or waiver from the Monetary Authority of Singapore to give effect to the Available Setoff listed on Schedule C.

(b) Receivables From Non-Debtor Affiliates. Each Lehman Singapore entity listed on Schedule D will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Non-Debtor Affiliate in the amounts set forth on Schedule D (the “Agreed Non-Debtor Receivables”). The Agreed Non-Debtor Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Debtor Receivable Payment Date”). Lehman Brothers (Thailand) Limited and Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) hereby agree that the Non-Debtor Receivable Payment Date for the agreed Non-Debtor Receivable against Lehman Brothers (Thailand) Limited in the amount of $167,677 shall be a date to be agreed to by such entities and in accordance with applicable law. No interest shall accrue on the Agreed Non-Debtor Receivables. Each Non-Debtor Affiliate shall pay the Agreed Non-Debtor Receivables to Lehman Singapore by wire transfer in immediately available funds in US Dollars (or any other currency mutually agreed upon by the Parties) to a bank account designated in advance in writing by Lehman Singapore.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.1(a) and 2.1(b) hereof, (ii) the Lehman India Companies’ Claims and (iii) the Singapore

4

Non-Settled Claims Against Debtors, all claims or receivables asserted or held by Lehman Singapore against Lehman US will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed Singapore Claims and Agreed Non-Debtor Receivables as set forth in this Section 2.1 shall not be subject to further objections or defenses, whether by way of netting, setoff, recoupment, counterclaim or otherwise, or any claim under section 510 of the Bankruptcy Code or otherwise which would have the effect of subordinating such claims to the claims of other general unsecured creditors; provided that if any party objects to the Allowed US Claims of any Lehman US entity, until such time as such Allowed US Claims are determined by the Singapore High Court or otherwise settled in a manner acceptable to the Parties, such Lehman US entity shall be entitled to withhold (but will separately reserve) an amount from distributions that would otherwise be made in respect of the Allowed Singapore Claims that is equal to the amount of distributions that would otherwise be made with respect to the Allowed US Claims that are the subject of an objection; provided, further, that if for any reason any Lehman Singapore entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed US Claims or Agreed Non-Liquidation Receivables, no distributions on any Allowed Singapore Claims or Agreed Non-Debtor Receivables of any Lehman Singapore entity will be made until such time that the relevant Lehman Singapore entity makes distributions to the relevant Lehman US entity, and the Agreed Non-Debtor Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman Singapore entity.

(e) Singapore Non-Settled Claims Against Debtors. Lehman US hereby agrees that the holder of each Singapore Non-Settled Claim shall vote in the amount set forth on Schedule G, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on Schedule G, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(e).

(f) Lehman India Companies’ Claims. Lehman US hereby agrees that the holder of each Lehman India Companies’ Claim shall vote in the amount set forth on the respective proofs of claim, and a reserve shall be maintained with respect to such claim under the Amended Plan as if such claim had been allowed in the amount set forth on the respective proofs of claim, unless and until such claim is disallowed by a Final Order. The holders of such claims shall be third-party beneficiaries of this Agreement for purposes of this Section 2.1(f).

(g) Plan Exceptions For Lehman Singapore. Sections 8.10, 8.15 and 13.8 (to the extent Section 13.8 seeks to preserve Lehman US’ rights to Causes of Action (as defined in the Amended Plan) that are released under this Agreement) of the Plan shall not apply to Lehman Singapore or to the Allowed Singapore Claims.

2.2. The Lehman US Liquidation Claims and Non-Liquidation Receivables

(a) Claims Against the Lehman Singapore Liquidation Companies. Each Lehman US entity listed on Schedule E-1 will have a net allowed, non-priority, non-senior, non-subordinated general unsecured claim against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-1 under the column titled “Allowed Non-Subordinated US Claims” in accordance with the applicable provisions of the Singapore Companies Act (the “Allowed Non-Subordinated US Claims”). Each Lehman US entity listed on Schedule E-2 will have a net allowed subordinated general unsecured claim (the “Allowed Subordinated US Claims” and, together with the Allowed Non-Subordinated US Claims, the “Allowed US Claims”) against the specified Lehman Singapore Liquidation Companies in the amount set forth on Schedule E-2 in accordance with the applicable provisions of the Singapore Companies Act.

5

(b) Receivables from Lehman Singapore Non-Liquidation Companies. Each Lehman US entity listed on Schedule F will have a receivable as of September 14, 2008 from, and that is agreed upon and acknowledged by, the specified Lehman Singapore Non-Liquidation Companies in the amounts set forth on Schedule F under the column titled “Agreed Non-Liquidation Receivables” (the “Agreed Non-Liquidation Receivables”). The Agreed Non-Liquidation Receivables will be subject to the Foreign Currency Exchange Adjustment and shall be payable on the date that is one hundred twenty (120) days from the Effective Date, unless otherwise agreed by the applicable obligor and obligee (the “Non-Liquidation Receivable Payment Date”). No interest shall accrue on the Agreed Non-Liquidation Receivables. Each Lehman Singapore Non-Liquidation Company shall pay the Agreed Non-Liquidation Receivables to Lehman US by wire transfer in immediately available funds in US Dollars to a bank account designated in advance in writing by Lehman US.

(c) Other than (i) the claims and receivables allowed and acknowledged as set forth in Sections 2.2(a) and 2.2(b) hereof, and (ii) the claim filed by LBHI against Sail Investor in the amount of $63,396,488, which is not subject to this Agreement in any respect, all claims or receivables asserted or held by Lehman US against Lehman Singapore, will be deemed fully and forever expunged, extinguished, disallowed and released.

(d) The Allowed US Claims and Agreed Non-Liquidation Receivables as set forth in this Section 2.2 shall not, except as otherwise specifically provided for herein, be subject to further objections or defenses, whether by way of netting, set off, recoupment, counterclaim or otherwise, or any other claim which would have the effect of subordinating such claims to the claims of other unsecured creditors; provided that if for any reason any Lehman US entity is prohibited from making, is unable to make, or does not make distributions on account of any Allowed Singapore Claims or Agreed Non-Debtor Receivables, no distributions on any Allowed US Claims or Agreed Non-Liquidation Receivables of any Lehman US entity will be made until such time that the relevant Lehman US entity makes distributions to the relevant Lehman Singapore entity, and the Agreed Non-Liquidation Receivables shall not be subject to any further Foreign Currency Exchange following any such prohibition or withholding of distributions by such Lehman US entity.

2.3. Claims Register. In order to reflect the entry into this Agreement, upon the Effective Date, the Parties hereto acknowledge and agree that (i) the Proofs of Claim and the Allowed US Claims shall be deemed amended to the extent necessary to reflect the terms of the settlement reached in this Agreement and/or to reflect the reconciliation of such claims that has been ongoing amongst the Parties, and (ii) they shall execute and submit joint instructions to Epiq Bankruptcy Solutions, LLC, requesting that the claims register in the Chapter 11 Cases be amended to reflect the allowance and disallowance of the Proofs of Claim in accordance with this Agreement.

3. Lehman India Companies. Promptly following the Execution Date, the Lehman Singapore Liquidators shall use their best efforts to cause the Lehman India Companies to obtain all necessary governmental and/or regulatory approvals necessary to permit the Lehman India Companies to become parties to a settlement agreement with the Lehman US entities resolving, among other things, the Lehman India Companies’ Claims.

4. Amended Plan and Related Support.

(a) Lehman US’s Obligations. Within a reasonable period of time following the Execution Date, the Debtors will (i) file the Amended Plan and seek approval of the Amended Disclosure Statement and voting procedures with respect thereto, and (ii) prosecute the Amended Plan and seek entry of a Confirmation Order. If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans and subject to Lehman Singapore’s obligations in Section 4(b)(5) below, Lehman US agrees not to object to Lehman Singapore voting to accept any Alternative Plan or Alternative Plans in the amounts set forth on Schedule A with respect to each Proof of Claim.

6

(b) Lehman Singapore’s Obligations. Each Lehman Singapore entity agrees to perform and comply with the following obligations as to the Amended Plan, which obligations shall become effective upon the Execution Date:

(1) Lehman Singapore shall (i) support approval of the Amended Disclosure Statement, (ii) neither oppose nor object to the Amended Disclosure Statement, and (iii) neither join in nor support any objection to the Amended Disclosure Statement.

(2) If the Bankruptcy Court allows the Debtors to solicit acceptances of the Amended Plan before acceptances are solicited for any Alternative Plan or Alternative Plans, and provided that Lehman Singapore has been solicited pursuant to section 1125 of the Bankruptcy Code, each Lehman Singapore entity shall (i) timely vote to accept the Amended Plan in the amounts set forth on Schedule A with respect to each Proof of Claim, and not thereafter withdraw or change such vote, and (ii) support approval and confirmation of the Amended Plan.

(3) Lehman Singapore shall not oppose or object to the Amended Plan or the solicitation of the Amended Plan, or join in or support any objection the Amended Plan or the solicitation of the Amended Plan.

(4) Lehman Singapore shall not (i) participate in the formulation of, file, or prosecute any Alternative Plan (ii) join in or support any Alternative Plan, including, without limitation, express support in writing of, or enter into any form of plan support agreement with respect to any Alternative Plan, or (iii) subject to Section 4(b)(5) below, take any action to alter, delay or impede the confirmation and consummation of the Plan; provided that, a vote on an Alternative Plan or Plans shall not constitute an action to delay or impede the confirmation or consummation of the Plan.

(5) If the Bankruptcy Court allows other parties to solicit acceptances of any Alternative Plan or Alternative Plans at the same time as the Amended Plan, Lehman Singapore may vote to accept any Alternative Plan or Alternative Plans only if such Alternative Plan or Alternative Plans provide Lehman Singapore with an equal or greater economic recovery than the Amended Plan, provided, however, that each Lehman Singapore entity shall also (i) timely vote to accept the Amended Plan, and not thereafter withdraw or change such vote, (ii) comply with the provisions of Section 4(b)(3) and 4(b)(4) above except to the extent 4(b)(4)(iii) is subject to this 4(b)(5), and (iii) support approval and confirmation of the Amended Plan, and indicate a preference for the Amended Plan on its voting ballot, if the Amended Plan provides Lehman Singapore with an equal or greater economic recovery compared with any Alternative Plan that Lehman Singapore votes to accept. Notwithstanding anything contained in this section, Lehman Singapore shall not indicate a preference on its voting ballots for any Alternative Plan.

(6) Lehman Singapore shall cooperate with and respond to reasonable requests for information of the Debtors or the Plan Administrator regarding the resolution of claims of, or distributions by Lehman Singapore to, Lehman’s Singapore’s creditors who have also asserted claims against the Debtors (“Third-Party Creditors”), including whether: (i) the claims of Third-Party Creditors have been allowed or disallowed against Lehman Singapore, (ii) the claims of Third-Party Creditors are disputed or subject to objection by Lehman Singapore, (iii) the consideration, if any, paid to Third-Party Creditors by Lehman Singapore, and (iv) future distributions or consideration are anticipated to be made to Third-Party Creditors by Lehman Singapore, including estimates of the amounts of such future distributions or consideration.

(7) Lehman Singapore shall promptly seek authority from any appointed creditors’ committee or the Singapore High Court, or seek any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement.

7

(c) Solicitation Required in Connection with Amended Plan. Notwithstanding anything contained in this Section 4 or elsewhere in this Agreement, this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Amended Plan pursuant to section 1125 of the Bankruptcy Code, or rejection of any Alternative Plan. Acceptance of the Amended Plan will not be solicited until the Bankruptcy Court has approved the Disclosure Statement and related ballots, and such Disclosure Statement and ballots have been transmitted to parties entitled to receive the same in accordance with an order of the Bankruptcy Court.

5. Lehman Singapore’s Representations and Warranties. In order to induce Lehman US to enter into and perform their obligations under this Agreement, each Lehman Singapore entity hereby represents, warrants and acknowledges as follows:

5.1. Authority.

(a) (i) Each Lehman Singapore Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein; and (ii) the execution, delivery and performance by such Lehman Singapore Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Liquidation Company and no other proceedings on the part of such Lehman Singapore Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Lehman Singapore Non-Liquidation Company has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Lehman Singapore Non-Liquidation Company of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Lehman Singapore Non-Liquidation Company and no other proceedings on the part of such Lehman Singapore Non-Liquidation Company are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

5.2. Validity.

(a) This Agreement has been duly executed and delivered by each Lehman Singapore Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Liquidation Company, enforceable against each Lehman Singapore Liquidation Company in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Lehman Singapore Non-Liquidation Company and constitutes the legal, valid and binding agreement of each Lehman Singapore Non-Liquidation Company, enforceable against each Lehman Singapore Non-Liquidation Company in accordance with its terms.

5.3. Authorization of Governmental Authorities and Creditors. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman Singapore entity pursuant to this Agreement.

5.4. No Reliance. Each Lehman Singapore entity (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any Debtor or any Non-Debtor Affiliate or any of their Affiliates or any officer, employee, agent or representative thereof, and based on such information as each Lehman Singapore entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that each Lehman Singapore entity has relied upon each

8

Debtor’s and each Non-Debtor Affiliate’s express representations, warranties and covenants in this Agreement, each Lehman Singapore entity acknowledges that it has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

5.5. Title; No Prior Transfer of Claims.

(a) Each Lehman Singapore entity owns and has good title to its respective Proofs of Claim and Non-Debtor Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman Singapore entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any Lehman Singapore entity as of the Execution Date and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement, in whole or in part.

(b) Each Lehman Singapore entity may not transfer any of the claims or receivables that are the subject of this Agreement, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

6. Lehman US’s Representations and Warranties. In order to induce Lehman Singapore to enter into and perform its obligations under this Agreement, each Lehman US entity hereby represents, warrants and acknowledges as follows:

6.1. Authority.

(a) Subject to the occurrence of the Effective Date, (i) each signatory Debtor has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Debtor of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no other proceedings on the part of such Debtor are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

(b) (i) Each Non-Debtor Affiliate has the power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated herein and (ii) the execution, delivery and performance by such Non-Debtor Affiliate of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of such Non-Debtor Affiliate and no other proceedings on the part of such Non-Debtor Affiliate are necessary to authorize and approve this Agreement or any of the transactions contemplated herein.

6.2. Validity.

(a) Subject to the occurrence of the Effective Date, this Agreement has been duly executed and delivered by each Debtor and constitutes the legal, valid and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms.

(b) This Agreement has been duly executed and delivered by each Non-Debtor Affiliate and constitutes the legal, valid and binding agreement of each Non-Debtor Affiliate, enforceable against each Non-Debtor Affiliate in accordance with its terms.

6.3. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), in respect of, or filing with, any governmental authority is required for, or in connection with, the valid and lawful authorization, execution, delivery and performance by each Lehman US entity of this Agreement, other than entry of the Confirmation Order.

9

6.4. No Reliance. Each Lehman US entity (i) is a sophisticated party with respect to the matters that are the subject of this Agreement, (ii) has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon Lehman Singapore, and based on such information as such Lehman US entity has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Lehman US entity has relied upon Lehman Singapore’s express representations, warranties and covenants in this Agreement, which it enters, or as to which it acknowledges and agrees, voluntarily and of its own choice and not under coercion or duress.

6.5. Title; No Prior Transfer of Claims.

(a) Each Lehman US entity owns and has good title to its respective Liquidation Claims and Non-Liquidation Receivables, free and clear of any and all liens, claims (other than on account of claims against the assets of such Lehman US entity), set-off rights of third parties, security interests, participations, or encumbrances created or incurred by or against any such Lehman US entity as of the Execution Date, and has not transferred or assigned to any other person any of the claims or receivables that are the subject of this Agreement.

(b) Each Lehman US entity may not transfer any of the Liquidation Claims or the Non-Liquidation Receivables, or any rights or interests arising thereunder or related thereto, in whole or in part, prior to the Effective Date.

7. Withholding Rights and Allocation of Payments. Each Party shall be entitled to deduct and withhold from the amounts otherwise payable to any other Party pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any requirement of any applicable tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to such Party in respect of the allowed claim for which such deduction and withholding is made. The Parties agree that any payments made by Lehman Singapore and Lehman US on account of the claims and receivables that are the subject of this Agreement shall be allocated for all purposes first to the principal portion of such claims and receivables, and, only after the principal portion of such respective claims and receivables is satisfied in full, to any portion of such claims and receivables comprising interest (but solely to the extent that interest is an allowable portion of such claims and receivables).

8. Executory Contracts. All pre-petition executory contracts between the Debtors and Lehman Singapore shall be rejected pursuant to section 365 of the Bankruptcy Code in accordance with the Plan. Any claims that arise from the rejection of pre-petition executory contracts between the Debtors and Lehman Singapore are deemed to be satisfied in full by the claims allowed pursuant to Section 2 hereof.

9. Cooperation. The Parties will continue to exchange data relating to the respective bankruptcy cases and insolvency proceedings based on the data sharing agreement and the cross border international protocol in order to assist each other in resolving claims of Affiliates and other creditors.

10. Releases.

10.1. Lehman US’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman US’s distribution entitlements in the Lehman Singapore Liquidations, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman Singapore entity’s execution of this Agreement, each Lehman US entity on behalf of itself, its estate (where applicable), and its successors and assigns, will fully and

10

forever release, discharge and acquit each Lehman Singapore entity, and the Lehman Singapore Liquidators and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including all US Avoidance Actions.

10.2. Lehman Singapore’s Releases. Upon the occurrence of the Effective Date, and except as to (i) the allowed claims set forth in Section 2 hereof, (ii) Lehman Singapore’s distribution entitlements in the Chapter 11 Cases, (iii) the agreements, promises, settlements, representations and warranties set forth in this Agreement, and (iv) the performance of the obligations set forth herein, and subject to the effectiveness of this Agreement in accordance with Section 11 below, and in consideration of the foregoing and each Lehman US entity’s execution of this Agreement, each Lehman Singapore entity, its estate (where applicable), and its successors and assigns, will fully and forever release, discharge and acquit each Lehman US entity and Alvarez & Marsal North America LLC, and their respective successors, assigns, officers, directors, employees, agents, representatives, consultants, financial advisors, accountants and attorneys, from all manners of action, causes of action, judgments, executions, debts, demands, rights, damages, costs, expenses, and claims of every kind, nature, and character whatsoever existing as of the date hereof, whether at law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (excluding intentional torts, fraud, recklessness, gross negligence or willful misconduct) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, certain or contingent, including, without limitation, (i) any administrative expense claims arising under section 503 of the Bankruptcy Code, and (ii) Singapore Avoidance Actions.

10.3. Nothing in this Agreement shall operate as a release or waiver of any rights, claims or defenses by or against any Non-Settling Entity.

11. Effectiveness of Agreement.

11.1. Sections 2.1(e), 2.1(f), 4, 5.5, 6.5, 9 and 11 through 25 of this Agreement shall be effective upon the Execution Date.

11.2. All other provisions of this Agreement shall be effective upon the Effective Date.

12. Termination.

12.1. Automatic Termination. This Agreement shall automatically terminate on any date on which (i) the Bankruptcy Court denies the motion seeking the Confirmation Order with prejudice or (ii) the Plan is not confirmed on or before December 31, 2012.

12.2. Lehman US’s Right to Terminate. Each Debtor and each Non-Debtor Affiliate shall have the right, at its election, to terminate this Agreement by written notice to Lehman Singapore if (a) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman Singapore hereunder, taken as a whole, and Lehman Singapore shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman US, (b) Lehman Singapore fails to obtain authority from any appointed creditors committee or the Singapore High Court, or obtain any other requisite approvals, to the extent necessary, to perform all of the obligations set forth in this Agreement, or (c) other than as set forth herein, Lehman Singapore allows and provides for materially different treatment of claims held by other creditors of Lehman Singapore that are legally similar to the

11

Allowed US Claims that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement in respect of the Allowed US Claims.

12.3. Lehman Singapore’s Right to Terminate. Lehman Singapore shall have the right, at its election, to terminate this Agreement by written notice to Lehman US if (a) the Debtors file or support a chapter 11 plan that provides for the substantive consolidation of one or more Debtor or Affiliate or any Lehman Singapore entity, commences any proceeding seeking similar relief, or joins with any other party in any proceeding seeking similar relief; (b) there is a breach, in any material respect, of the representations, warranties and/or covenants of Lehman US hereunder, taken as a whole, and Lehman US shall fail to cure such breach within ten (10) days following written notice of such breach from Lehman Singapore; (c) the Debtors make a material modification to the structure, classification or distribution scheme under the Amended Plan that would materially reduce the recovery estimates set forth in the Disclosure Statement with respect to classes that include the Allowed Singapore Claims; or (d) the Amended Plan provides for materially different treatment of claims held by other creditors that are legally similar to the Allowed Singapore Claims (including claims currently classified in the same class as the Allowed Singapore Claims) that results in such other creditors having a recovery entitlement in respect of said claims that is materially higher than the recovery entitlement provided for in the Amended Plan in respect of the Allowed Singapore Claims; provided, however, that with respect to Sections 12.3(b) and 12.3(c), (i) the Debtors are not guaranteeing or committing to any specific recovery amount under the Amended Plan, and (ii) modifications to the projected recovery amounts set forth in the disclosure statement approved by the Bankruptcy Court with respect to the Amended Plan that are based upon revised projections of asset values shall not constitute material modifications to the Amended Plan.

12.4. Effect of Termination. In the event that this Agreement is terminated, then neither this Agreement, nor any motion or other pleading filed in the Bankruptcy Court with respect to the approval of this Agreement or confirmation of the Amended Plan, shall have any res judicata or collateral estoppel effect or be of any force or effect, each of the Parties’ respective interests, rights, remedies and defenses shall be restored without prejudice as if this Agreement had never been executed and the Parties hereto shall be automatically relieved of any further obligations hereunder. Except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver of or prejudice to the Parties rights and remedies and the Parties hereby reserve all claims, defenses and positions that they may have with respect to each other.

13. Venue and Choice of Law.

13.1. Venue. To the maximum extent permissible by law, the Parties expressly consent and submit to the exclusive jurisdiction of the Bankruptcy Court over any actions or proceedings relating to the enforcement or interpretation of this Agreement and any Party bringing such action or proceeding shall bring such action or proceeding in the Bankruptcy Court; provided that the Parties may appear before another court of competent jurisdiction if a non Party brings any action relating to this Agreement before such other court of competent jurisdiction, provided further that any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims shall be within the exclusive jurisdiction of the Singapore High Court; provided further, that any actions or proceedings arising out of disputes in the amount or validity of Non-Liquidation Receivables or Non-Debtor Receivables shall be within the non-exclusive jurisdiction of any court of competent jurisdiction. Each of the Parties agrees that a final judgment in any such action or proceeding, including all appeals, shall be conclusive and may be enforced in other jurisdictions (including any foreign jurisdictions) by suit on the judgment or in any other manner provided by applicable law. If the Bankruptcy Court refuses or abstains from exercising jurisdiction over the enforcement of this Agreement and/or any actions or proceedings arising hereunder or thereunder, then the Parties agree that venue shall be in any other state or federal court located within the County of New York in the State of New York having proper jurisdiction. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding

12

arising out of or relating to this Agreement with the Bankruptcy Court or with any other state or federal court located within the County of New York in the State of New York, or with the Singapore High Court or other court of competent jurisdiction as described above solely relating to any actions or proceedings arising out of disputes in the amount or validity of the Liquidation Claims or Non-Liquidation Receivables and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 14 hereof. Nothing in this Agreement will affect the right, or requirement, of any Party to this Agreement to serve process in any other manner permitted or required by applicable law.

13.2. Choice of Law. This Agreement and all claims and disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York and the Bankruptcy Code, without regard to choice of law principles to the extent such principles would apply a law other than that of the State of New York or the Bankruptcy Code; provided, however, that any claims and disputes arising out of the Liquidation Claims or the Non-Liquidation Receivables shall be governed by and construed in accordance with Singaporean law except as otherwise provided in the underlying agreements or applicable law.

14. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To Lehman US at:

1271 Avenue of the Americas, 39th Floor

New York, New York 10020

U.S.A.

Attn: John Suckow and Daniel J. Ehrmann

Facsimile: (646) 834-0874

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

U.S.A.

Attn: Lori R. Fife, Esq.

Facsimile: (212) 310-8007

To Lehman Singapore at:

KPMG Advisory Services Pte. Ltd.

16 Raffles Quay#22-00

Hong Leong Building

Singapore 048581

Attn: Peter Chay and Martin Wong

Facsimile: +65 62253083

With a copy (which shall not constitute notice) to:

13

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of Americas

New York, New York 10036

Attn: Thomas Moers Mayer and Daniel M. Eggermann

Facsimile (212) 715-8000

or to such other address as may have been furnished by a Party to each of the other Parties by notice given in accordance with the requirements set forth above.

15. Expenses. The fees and expenses incurred by each Party (including the fees of any attorneys, accountants, investment bankers, financial advisors or any other professionals engaged by such Party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, will be paid by such Party.

16. No Admission of Liability. Each Party acknowledges that this Agreement effects a settlement of potential claims and counterclaims that might be denied and contested, and that nothing contained herein shall be construed as an admission of liability or wrongdoing.

17. Entire Agreement. This Agreement constitutes the entire and only agreement of the Parties concerning the subject matter hereof. This Agreement supersedes and replaces any and all prior or contemporaneous verbal or written agreements between the Parties concerning the subject matter hereof, and to the extent of any conflicts between the Amended Plan and the terms of this Agreement, the terms of this Agreement shall control. The Parties acknowledge that this Agreement is not being executed in reliance on any verbal or written agreement, promise or representation not contained herein.

18. No Oral Modifications. This Agreement may not be modified or amended orally. This Agreement only may be modified or amended by a writing signed by a duly authorized representative of each Party hereto. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman US must be provided in a writing signed by Lehman Singapore. Any waiver of compliance with any term or provision of this Agreement on the part of Lehman Singapore must be provided in a writing signed by each Debtor and each Non-Debtor Affiliate. No waiver of any breach of any term or provision of this Agreement shall be construed as a waiver of any subsequent breach.

19. Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

20. Binding Effect; Successor and Assigns. Any declaration, representation or statement of the Lehman Singapore Liquidators shall only be made in their capacity and function as the Joint and Several Liquidators of the Lehman Singapore Liquidation Companies, and shall in no circumstance be construed as being a declaration, representation or statement of the Lehman Singapore Liquidators on their own and personal behalf. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or obligations under this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any assignment not in accordance with the terms hereof shall be null and void ab initio.

21. Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart.

22. Headings; Schedules and Exhibits. The headings utilized in this Agreement are designed for the sole purpose of facilitating ready reference to the subject matter of this Agreement. Said headings shall be disregarded when resolving any dispute concerning the meaning or interpretation of any

14

language contained in this Agreement. References to sections, unless otherwise indicated, are references to sections of this Agreement. All Schedules to this Agreement are hereby made a part hereof and incorporated herein by reference for all purposes. Reference to any Schedule herein shall be to the Schedules attached hereto.

23. No Personal Liability. The Parties acknowledge and agree that this Agreement and all actions and measures contained herein or following herefrom do not and will not give rise to any personal liability on the part of the Lehman Singapore Liquidators, their firm and its partners and employees, and their representatives or other professional advisors, and to the extent any such personal liability existed, the Parties explicitly waive any and all potential rights and claims against them, their firm and its partners and employees, and their representatives and other professional advisors, personally. Lehman Singapore further acknowledges and agrees that this Agreement and all transactions and measures contained herein do not give rise to any personal liability on the part of any of the officers, directors, employees, members, consultants, asset managers, representatives or professional advisors of Lehman US and to the extent any such personal liability existed, Lehman Singapore explicitly waives any and all potential rights and claims against all of the aforementioned persons. Any claim by a Party against the Lehman Singapore Liquidators or the Lehman Singapore Liquidation Companies arising under or relating to this Agreement shall only be satisfied out of the assets of the insolvency estate of the relevant Lehman Singapore Liquidation Company, and any claim by a Party against Lehman US arising under or relating to this Agreement shall only be satisfied out of the assets of such Debtor or such Non-Debtor Affiliate.

24. Severability and Construction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Parties. Upon any determination that any term or other provision is invalid, illegal, or incapable of being enforced, each Party hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of this Agreement as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

25. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ARISING OUT OF ANY EXERCISE BY ANY PARTY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND WITH RESPECT TO ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF THE PARTIES HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 25 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER. THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

15

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

IN WITNESS WHEREOF, each Party by his or its duly authorized representative has executed this Agreement as of the date first written above:

LEHMAN BROTHERS HOLDINGS INC., LEHMAN COMMERCIAL PAPER INC., LEHMAN BROTHERS COMMODITY SERVICES INC., LEHMAN BROTHERS SPECIAL FINANCING INC., LEHMAN BROTHERS OTC DERIVATIVES INC., LEHMAN BROTHERS COMMERCIAL CORPORATION, LB 745 LLC, PAMI STATLER ARMS LLC, CES AVIATION LLC, CES AVIATION V LLC, CES AVIATION IX LLC, LEHMAN SCOTTISH FINANCE L.P., BNC MORTGAGE LLC, LB ROSE RANCH LLC, STRUCTURED ASSET SECURITIES CORPORATION, LB 2080 KALAKAUA OWNERS LLC, MERIT LLC, LB PREFERRED SOMERSET LLC, LB SOMERSET LLC, as Debtors and Debtors in Possession

LEHMAN BROTHERS FINANCE ASIA PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

LEHMAN BROTHERS COMMODITIES PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: John Suckow
Title: Authorized Signatory

By:
LEHMAN BROTHERS DERIVATIVES PRODUCTS INC., LEHMAN BROTHERS FINANCIAL PRODUCTS INC., EAST DOVER LIMITED, LUXEMBOURG RESIDENTIAL PROPERTIES LOAN FINANCE S.A.R.L., as Debtors and Debtors in Possession

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann	LEHMAN BROTHERS PACIFIC HOLDINGS PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)
Title: Authorized Signatory
LEHMAN BROTHERS GLOBAL SERVICES LIMITED	By:
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

Name: Bryan Marsal Title: Director

16

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

REVIVAL HOLDINGS LIMITED	LEHMAN BROTHERS ASIA PACIFIC (SINGAPORE) PTE. LTD. (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
Name: Daniel Ehrmann
Title: Director	By:

PRINCIPAL TRANSACTIONS INC.

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation), without personal liability

By:
Name: Daniel Ehrmann
Title: Vice President	LEHMAN BROTHERS INVESTMENTS PTE LTD (IN CREDITORS’ VOLUNTARY LIQUIDATION)

By:
FALCON HOLDINGS II INC.
By:

Chay Fook Yuen, as a Joint and Several Liquidator of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation) and on behalf of Bob Yap Cheng Ghee and Tay Puay Cheng as Joint and Several Liquidators of Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation), without personal liability

Name: Daniel Ehrmann Title: Director

LEHMAN BROTHERS PA LLC	LEHMAN BROTHERS SINGAPORE PTE. LTD.

By:	By:
Name: Daniel Ehrmann
Title: Vice-President	Chow Wing Lun Philip, as a Director of Lehman Brothers Singapore Pte. Ltd., without personal liability

17

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:

Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability

By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnilio
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

LEHMAN BROTHERS (THAILAND) LIMITED	LEHMAN BROTHERS PTE LTD

By:	By:
Name: William J. Fox
Title: Director	Catherine Loh Phui Yee, as a Director of Lehman Brothers Pte Ltd, without personal liability

By:
Name: Paul Forgue
Title: Director

LEHMAN BROTHERS CAPITAL (THAILAND) LIMITED	LEHMAN BROTHERS BANGKOK RIVERSIDE DEVELOPMENT PTE. LTD.

By:	By:
Name: Paul Forgue
Title: Director	Hamish Alexander Christie, as a Director of Lehman Brothers Bangkok Riverside Development Pte. Ltd., without personal liability
By:
Name: Matthew William Minnillo
Title: Director

LEHMAN BROTHERS OPPORTUNITY HOLDINGS INC.	LEHMAN BROTHERS SECURITIES TAIWAN LIMITED

By:	By:
Name: Daniel Ehrmann
Title: Director	Chay Fook Yuen, as a Chairman of Lehman Brothers Securities Taiwan Limited, without personal liability

18

Schedule A

Proofs of Claim

Debtor Against which Claim was Filed	Claim Number	Lehman Singapore Claimant	Amount (USD)

Lehman Brothers Commercial Corporation	65148	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	155,152,038

Lehman Brothers Commodity Services Inc.	57866	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,827,944

Lehman Brothers Commodity Services Inc.	65149	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	2,296,416

Lehman Brothers Commodity Services Inc.	18553	Lehman Brothers Singapore Pte. Ltd.	4,159

Lehman Brothers Holdings Inc.	65146	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,819

Lehman Brothers Holdings Inc.	65150	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,999

Lehman Brothers Holdings Inc.	65151	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	329,171

Lehman Brothers Holdings Inc.	65152	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	229,122

Lehman Brothers Holdings Inc.	67286	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	160,004,486

Lehman Brothers Holdings Inc.	57867	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	719,547

Lehman Brothers Holdings Inc.	18552	Lehman Brothers Pte Ltd	42,210

Lehman Brothers Holdings Inc.	18555	Lehman Brothers Pte Ltd	14,255,155

Lehman Brothers Holdings Inc.	18559	Lehman Brothers Securities Taiwan Limited	4,394,739

Lehman Brothers Holdings Inc.	18556	Lehman Brothers Singapore Pte. Ltd.	56,353,552

Lehman Brothers Special Financing Inc.	65147	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,852,449

Lehman Brothers Special Financing Inc.	18554	Lehman Brothers Singapore Pte. Ltd.	23

Schedule B

Liquidation Claims

Lehman Singapore Entity Against which Claim is Held	Claimant	Amount (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	23,764

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	690,118

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	772,261

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,268,197

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	369,433,956

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	24,610

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Commercial Corporation	500,000,000

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	248,725

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	53,546

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	2,228,947

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	35,357

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,018

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Special Financing Inc.	500,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,455,639

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	548,660

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	410

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,611

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81

Schedule C

Allowed Singapore Claims

Debtor against which Claim is Allowed	Lehman Singapore Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Singapore Claims (USD)	Plan Classification

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	14,394,909	0	14,394,909	Note A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	2,138,273	0	2,138,273	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Securities Taiwan Limited	659,211	(54,687)	604,524	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Singapore Pte. Ltd.	10,605,107	(428,794)	10,176,313	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	107,932	(5,246)	102,686	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,176,492	(51,369)	1,125,123	4B

Lehman Brothers Holdings Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	9,382	0	9,382	4A

Lehman Brothers Holdings Inc.	Lehman Brothers Pte Ltd	42,210	0	42,210	4A

Lehman Brothers Special Financing Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	4,266,907	0	4,266,907	5C

Lehman Brothers Special Financing Inc.	Lehman Brothers Singapore Pte. Ltd.	23	0	23	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	7,843,278	0	7,843,278	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	1,910,000	0	1,910,000	5C

Lehman Brothers Commodity Services Inc.	Lehman Brothers Singapore Pte. Ltd.	4,192	0	4,192	5C

Lehman Brothers Commercial Corporation	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	89,140,861	0	89,140,861	5C

Note A: $14,332,033 is Class 8 and $62,876 is Class 4B.

Schedule D

Agreed Non-Debtor Receivables

Non-Debtor Affiliate	Lehman Singapore entity	Agreed Non- Debtor Receivables (USD)

Lehman Brothers P.A. LLC	Lehman Brothers Singapore Pte. Ltd.	54

Lehman Brothers (Thailand) Limited	Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	167,677

Lehman Brothers (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	27

Lehman Brothers Capital (Thailand) Limited	Lehman Brothers Singapore Pte. Ltd.	21

Schedule E -1

Allowed Non-Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Claims before Setoff (USD)	Available Setoff (USD)	Allowed Non- Subordinated US Claims (USD)

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	51,369	(51,369)	0

Lehman Brothers Commodities Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	33,305	0	33,305

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Global Services Limited	49,455	0	49,455

Lehman Brothers Finance Asia Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Falcon Holdings II Inc.	1,133	0	1,133

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	19,166	0	19,166

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Opportunity Holdings Inc.	409	0	409

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Principal Transactions Inc.	28,429	0	28,429

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Revival Holdings Limited	81	0	81

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	450,000,000	0	450,000,000

Lehman Brothers Pacific Holdings Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	5,246	(5,246)	0

Schedule E-2

Allowed Subordinated US Claims

Singapore Liquidation Company against which Claim is Allowed	Lehman US Claimant	Allowed Subordinated US Claims (USD)

Lehman Brothers Asia Pacific (Singapore) Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	365,909,347

Lehman Brothers Investments Pte Ltd (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	6,424,896

Schedule F

Agreed Non-Liquidation Receivables

Singapore Non-Liquidation Company	Lehman US Entity	Receivables before Setoff (USD)	Available Setoff (USD)	Agreed Non- Liquidation Receivables (USD)

Lehman Brothers Singapore Pte. Ltd.	Lehman Brothers Holdings Inc.	428,974	(428,974)	0

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Lehman Brothers Holdings Inc.	280	0	280

Lehman Brothers Bangkok Riverside Development Pte. Ltd.	Revival Holdings Limited	184	0	184

Lehman Brothers Securities Taiwan Limited	Lehman Brothers Holdings Inc.	54,687	(54,687)	0

Schedule G

Singapore Non-Settled Claims Against Debtors

Claimant	Debtor Against which Claim was Filed	Claim Number	Claim Amount for Voting and Reserve Purposes
Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57868	$48,008,782.99

Sail Investor Pte. Ltd. (In Creditors’ Voluntary Liquidation)	Lehman Brothers Holdings Inc.	57865	$34,320.49

Lehman Brothers Investment Consulting (Shanghai) Co., Ltd.	Lehman Brothers Commodity Services Inc.	48815	$85,857.17

Schedule 1

(The February 14 Contracts)

The February 14 Contracts

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

1.	Objection to Assumption by Debtors of Prepetition Derivative Contracts (Asbury Atlantic, Inc.)	21505	11/2/11

2.	Limited Objection of Access VP High Yield Fund, Falling U.S. Dollar ProFund, Access Flex High Yield Fund and Falling US Dollar ProFunds VP to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors	21527	11/2/11

3.	Limited Objection to Assumption of Agreements (IBM Personal Pension Plan Trust)	21535	11/2/11

4.	Limited Objection to Proposed Assumption of Executory Contracts (GMAC Mortgage, LLC)	21556	11/03/11

5.

Statement and Response of Rockford Memorial Hospital Regarding Proposed Assumption of Certain Swap Agreements Pursuant to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

Limited Objection of Rockford Memorial Hospital Regarding Proposed Assumption of Swap Agreement and Related Cure Amount

		21586 and 22044	11/4/11 and 11/14/11

6.	Limited Objection of State Street Bank and Trust Company to Assumption of Agreement as Set Forth in Plan Supplement	21596	11/4/11

7.	Objection of Aberdeen Fund Management Limited, Aberdeen Asset Management Investment Services Limited, and Aberdeen Asset Managers Limited to Debtors’ Proposed Assumption of Certain Contracts Pursuant to Section 11.1 of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21597	11/4/11

8.

Limited Objection of The Buck Institute For Age Research to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors

Amended Limited Objection of the Buck Institute for Age Research to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors

		21599 and 21886	11/4/11 and 11/10/11

9.	Limited Opposition of The Massachusetts Development Finance Authority to Assumption of Executory Contracts	21601	11/4/11

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

10.

Limited Objection of Liquidators of Lehman Brothers Australia Limited to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors

Declaration of David R. Seligman in Support of Limited Objection of Liquidators of Lehman Brothers Australia Limited to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors

Joinder of BNY Mellon Corporate Trustee Services Limited in Limited Objection of Liquidators of Lehman Brothers Australia Limited to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

Objection of Liquidators of Lehman Brothers Australia Limited to Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

Supplemental Objection and Joinder Of BNY Mellon Corporate Trustee Services Limited in Supplemental Objection of Liquidators of Lehman Brothers Australia Limited to Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

		21602, 21606, 21616, 21904 and 21946	11/4/11 and 11/10/11

11.	Limited Objection of Giants Stadium LLC to Debtors’ Supplement to the Third Amended Joint Chapter 11 Plan Objection of Giants Stadium LLC to Debtors’ Proposed Assumption of Terminated Contracts	21604 and 21905	11/4/11 and 11/10/11

12.	Objection of Adventist Health System/Sunbelt, Inc. to the Debtors’ Proposed Assumption of Contracts	21610	11/4/11

13.	Objection of U.S. Bank National Association, not Individually but as Trustee, to Confirmation of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors	21626	11/4/11

14.	Limited Objection and Reservation of Rights with Regard to Debtors’ Third Amended Joint Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors (Richard Hayne)	21630	11/4/11

3

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

15.

Objection of Bank of Montreal to Confirmation of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors Including But Not Limited to the Assumption of the Master Agreement

Reservation of Rights of Bank of Montreal to Debtors Motion Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for Authorization to Establish Procedures for the Consensual Amendment and Assumption of Certain Non-Terminated Prepetition Derivatives Contracts

		21632 and 21824	11/4/11 and 11/9/11

16.

Objection of the Dante Noteholders to the Debtors’ Assumption of Certain Derivative Contracts; Declaration of Andrew K. Glenn

Joinder of BNY Mellon Corporate Trustee Services Limited in Objection of the Dante Noteholders to the Debtors Assumption of Certain Derivative Contracts

		21633, 21657 amd 21639	11/4/11

17.	Objection of The Loreley Noteholders to the Debtors Assumption of Certain Derivative Contracts	21634	11/4/11

18.	Objection of U.S. Bank National Association, not Individually but as Trustee, to Confirmation of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors	21655	11/4/11

19.	Objection of Blue Mountain Credit Alternatives Master Fund L.P. to Assumption of a Certain Executory Contract	21672	11/4/11

20.	Objection to Motion to Assume Executory Contract (United Church Of Christ Retirement Community, Inc. d/b/a Havenwood Heritage Heights)	21699	11/7/11

21.	Objection of Sumitomo Mitsui Banking Corporation in Connection With Debtors’ Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21719	11/7/11

22.	Objection of Ally Investment Management LLC in Connection With Debtors’ Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21725	11/7/11

23.	Limited Objection and Reservation of Rights of Mountain States Properties Inc. to Proposed Assumption of Executory Contracts	21786	11/9/11

24.	Limited Objection and Reservation of Rights of York Hospital to Proposed Assumption of Executory Contracts	21788	11/9/11

4

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

25.	Objection of AFCO Cargo PIT LLC to Debtors Plan Supplement and Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	21789	11/9/11

26.	Objection of Federal Home Loan Bank of Indianapolis to Assumption of Agreements as Set Forth in Plan Supplement	21792	11/9/11

27.	Objection to Debtors’ Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code (Iberdrola Renewables Energies USA, Ltd., Iberdrola Renewables, Inc., fka PPM Energy, Inc.)	21801	11/9/11

28.	Objection of ITV PLC And Carlton Communications Limited in Connection With Debtors’ Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21802	11/9/11

29.	Objection of Waterstone Capital Advisors LLC in Connection With Debtors’ Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21813	11/9/11

30.	Limited Objection of Franklin W. Olin College of Engineering, Inc. to Debtors’ Proposed Assumption of Contracts	21814	11/9/11

31.	Objection of Chapel Hill Retirement Center, Inc. to Debtors’ Assumption of Derivative Contract	21819	11/9/11

32.	Limited Objection and Reservation of Rights of Utah Housing Corp. (ME), Utah Housing Corporation (ME) and Utah Housing Finance Agency to Proposed Assumption of Executory Contracts	21820	11/9/11

33.	Response to Debtors’ Notice of Proposed Assumption of Executory Contracts With FF Thompson Foundation Inc. and The Frederick Ferris Thompson Hospital And Objection To Plan Supplement	21821	11/9/11

34.	Objection of The Toronto-Dominion Bank to Debtors’ Assumption of Derivative Contracts and Proposed Cure Amount	21823	11/9/11

35.	Objection of Commonwealth of Virginia Tobacco Settlement Financing Corporation to Debtors’ Assumption of Derivative Contract and Proposed Cure Amount	21825	11/9/11

5

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

36.	Objection of Fuller Theological Seminary to Debtors’ Assumption of Derivative Contracts	21829	11/9/11

37.	Reservation of Rights of U.S. Bank National Association to Debtors’ Motion Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code for Authorization to Establish Procedures for the Consensual Amendment and Assumption of Certain Non-Terminated Prepetition Derivative Contracts	21833	11/9/11

38.	Objection of Mizuho Corporate Bank Ltd. to Lehman Brothers Commercial Corporation’s Proposed Assumption of Purported Executory Contracts Listed on Exhibit 2 of the Plan Supplement	21837	11/9/11

39.	Response and Reservation of Rights of Ethias SA With Respect to Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	21838	11/9/11

40.	Oaklawn Psychiatric Center’s Objection to LBSF’s Assumption of Derivative Contract	21839	11/9/11

41.	Limited Objection and Reservation of Rights of Riddle Memorial Hospital Health Care Center III Associates to Proposed Assumption of Executory Contracts	21840	11/9/11

42.	Objection of Mizuho Securities Co., Ltd. to Lehman Brothers Special Financing Inc.’s Proposed Assumption of Purported Executory Contracts Listed on Exhibit 2 of the Plan Supplement	21841	11/9/11

43.	Objection of Mizuho International plc to Lehman Brothers Special Financing Inc.’s Proposed Assumption of Purported Executory Contracts Listed on Exhibit 2 of the Plan Supplement	21842	11/9/11

44.	Objection in Connection With Debtors’ Plan Supplement and Notice of Proposed Assumption of Executory Contracts (Intralot S.A.)	21843	11/9/11

45.	Limited Objection of Tuxedo Reserve Owner LLC and Tuxedo TPA Owner LLC to Proposed Assumption of Loan Agreements as Set Forth in Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21844	11/9/11

46.	Objection of Southwestern Ohio Seniors Services, Inc. to Assumption of Executory Contract	21845	11/9/11

6

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

47.	Objection of DZ Bank Ireland Plc to Lehman Brothers Special Financing Inc.’s Proposed Assumption of Purported Executory Derivative Contracts Listed on Exhibit 2 of the Plan Supplement	21846	11/9/11

48.	Objection of Hess Corporation and Hess Energy Power & Gas Company (UK) Limited to Assumption of Purported Executory Derivative Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings, Inc. and Its Affiliated Debtors	21848	11/9/11

49.

Response and Reservation of Rights of Ethias SA with Respect to Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

Joinder of BNY Mellon Corporate Trustee Services Limited in Response and Reservation of Rights of Ethias SA With Respect to Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

		21854 and 21908	11/10/11

50.	Objection of Nordea Bank AB (publ) and Nordea Bank Finland PLC to Debtors’ Proposed Assumption of Their Derivative Contracts Listed on Exhibit 2 of the Plan Supplement	21869	11/10/11

51.	Objection of JPMorgan Chase & Co., Bear Sterns Bank PLC, Bear Sterns Credit Products Inc., Bear Sterns Forex Inc. and Bear Sterns International Limited to Proposed Assumption of Contracts Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan	21871	11/10/11

52.	Objection of Deutsche Bank Trust Company Americas and Deutsche Bank National Trust Company to Assumption of Swap Agreements	21872	11/10/11

53.	Objection of JR Moore, LP to Assumption of Agreements as set Forth in Plan Supplement	21874	11/10/11

54.	Objection of Moore Macro Fund, LP to Assumption of Agreements as set Forth in Plan Supplement	21875	11/10/11

55.	Objection of California Housing Finance Agency to Assumption Of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21876	11/10/11

7

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

56.	Objection of Moore Macro Markets Fund (Master), LP to Assumption of Agreements as set Forth in Plan Supplement	21877	11/10/11

57.	Objection of the Regents of the University Of California to Assumption of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21878	11/10/11

58.	Objection of SJL Moore, Ltd to Assumption of Agreements as set Forth in Plan Supplement	21879	11/10/11

59.	Objection of the County Of Sacramento, California to Assumption of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21880	11/10/11

60.	Objection of Citadel Equity Fund Ltd. to Assumption of Agreements as set Forth in Plan Supplement	21881	11/10/11

61.	Objection of Tokyo Gas Co. Ltd. to Debtors’ Proposed Assumption of Purported Executory Contracts on Exhibit 2 of the Plan Supplement	21882	11/10/11

62.	Objection of the Airport Commission of the City and County of San Francisco to Assumption of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21883	11/10/11

63.	Objection of Idaho Housing and Finance Association to Assumption of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21884	11/10/11

64.	Objection and Reservation of Rights by Simpson Meadows to Debtors’ Notice of Proposed Assumption of Executory Contracts	21887	11/10/11

65.	Limited Objection of Florida Power & Light Company and FPL Energy Power Marketing, LLC to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21888	11/10/11

66.	Objection and Reservation of Rights by Jenner’s Pond to Debtors’ Notice of Proposed Assumption of Executory Contracts	21891	11/10/11

67.	Limited Objection of Prudential Investment Management, Inc. to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21892	11/10/11

8

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

68.	Limited Objection and Reservation of Rights of The Haverford School to Proposed Assumption of Executory Contracts	21895	11/10/11

69.	Objection of Sankaty Credit Opportunities III, L.P. to Debtors’ Proposed Assumption of Certain Derivative Agreements	21896	11/10/11

70.	Statement and Reservation of Rights of Sankaty Special Situations I, L.P. with Respect to Debtors’ Proposed Assumption of Derivative Agreements	21897	11/10/11

71.	Objection of SunTrust Bank to (I) Debtors’ Plan Supplement to Third Amended Joint Chapter 11 Plan and (II) Notice of Proposed Assumption of Executory Contracts	21898	11/10/11

72.	Objection of Massachusetts Housing Finance Agency to Debtors’ Proposed Assumption of ISDA Master Agreements	21899	11/10/11

73.	Objection of FirstCaribbean International Bank (Bahamas) Limited in Connection with Debtors’ Plan Supplement and Notice of Proposed Assumption of Executory Contracts	21900	11/10/11

74.	Limited Objection of Commerzbank AG, as Successor to Dresdner Bank AG, to Assumption of Derivatives Contracts as set forth in the Plan Supplement	21901	11/10/11

75.	Limited Objection of Goldman Sachs Asset Management, L.P., et al. to the Debtors’ Proposed Assumption of Certain Derivative Contracts Listed on Exhibit 2 of the Plan Supplement	21903	11/10/11

76.	Anthracite Balanced Company (R-26) Ltd’s Objection to the Debtors’ Proposed Assumption of Derivative Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	21907	11/10/11

77.	Magnetar Capital, LLC’s Objection to the Debtors’ Proposed Assumption of Derivative Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	21910	11/10/11

9

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

78.

Objection of LBBW Luxemburg S.A. and Landesbank Baden-Wurttemberg to Debtors’ Proposed Assumption of Certain Contracts Pursuant to Section 11.1 of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

Declaration of Edward A. Smith in Support of Objection of LBBW Luxemburg S.A. and Landesbank Baden-Wurttemberg

Limited Objection and Joinder Of BNY Mellon Corporate Trustee Services Limited in Objection of LBBW Luxemburg S.A. and Landesbank Banden Wrttemberg to the Debtors Assumption of Certain Derivatives Contracts

		21911, 21924 and 21943	11/10/11

79.	Objection of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. to Assumption Of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21912	11/10/11

80.	Objection and Reservation of Rights filed (Bell Trace Obligated Group)	21913	11/10/11

81.	Objection of the Guam Power Authority to Assumption of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21916	11/10/11

82.	Reservation of Rights by Mirabella with Respect to Debtors’ Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	21918	11/10/11

83.	Objection of the Guam Economic Development Authority to Assumption Of Derivatives Contracts Under the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	21919	11/10/11

84.	Objection of Bank of America, National Association, Successor by Merger with LaSalle Bank National Association, Solely in its Capacity as Trustee under that Certain Indenture dated as of October 17, 2006 among Libra CDO Limited., as Issuer Libra CDO LLC, as Co-Issuer and LaSalle Bank National Association, as Trustee, with Respect to Debtors’ Plan Supplement to Third Amended Joint Chapter 11 Plan	21920	11/10/11

10

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

85.

Objection of Unicredit Bank AG, London Branch with Respect to Quartz Finance Public Limited Company Series 2004-1 Upper Thames EUR 25,000,000 Credit--Linked Synthetic Portfolio Notes Due 2043 to the Debtors’ Proposed Assumption of an ISDA Master Agreement and the Transaction Thereunder Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan

Limited Objection and Joinder of BNY Mellon Corporate Trustee Services Limited in the Objection of Unicredit Bank AG, London Branch with Respect to Quartz Finance Public Limited Company Series 2004-1 Upper Thames EUR 25,000,000 Credit-Linked Synthetic Portfolio Notes Due 2043 to the Debtors Proposed Assumption of An ISDA Master Agreement and the Transaction Thereunder Pursuant to the Confirmation of the Debtors Third Amended Joint Plan

		21921 and 21959	11/10/11

86.

Objection of U.S. Bank National Association, not Individually but as Trustee, to Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

Amendment to Exhibit A to the Objection of U.S. Bank National Association, Not Individually But as Trustee, To Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

		21922 and 22281	11/10/11 and 11/17/11

87.

Objection of the Lincoln National Life Insurance Company to Assumption of Agreement and Limited Objection to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

Limited Joinder in Objection of The Lincoln National Life Insurance Company to Assumption of Agreement

Declaration of R. Jeffery Black in Support of Objection of The Lincoln National Life Insurance Company

		21923, 21935 and 21939	11/10/11

88.	Objection by Eskaton Properties, Incorporated to Debtors’ Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	21926	11/10/11

11

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

89.	Partial Joinder of Bank of America, National Association, Successor by Merger with Lasalle Bank National Association, Solely in its Capacity as Trustee Under that Certain Indenture Dated as of March 6, 2007 Among Pyxis ABS CDO 2007-1 Ltd., as Issuer, Pxyis ABS CDO 2007-1 LLC, as Co-Issuer and Lasalle Bank National Association, as Trustee, to the Objection of Canadian Imperial Bank of Commerce with Respect to Debtors Plan Supplement	21928	11/10/11

90.

Objection of Unicredit Bank AG, London Branch with Respect to Ruby Finance Public Limited Company Series 2005-1 Class A2 Notes, Class A3 Notes, Class A4 Notes, Class A5 Notes, Class A6 Notes, Class A7 Notes, Class A8 Notes and Class A9 Notes to the Debtors’ Proposed Assumption of ISDA Master Agreement and the Transactions Thereunder Pursuant to Confirmation of the Debtors’ Third Amended Joint Plan

Limited Objection and Joinder of BNY Mellon

		21929 and 21956	11/10/11

91.	Ballyrock ABS CDO 2007-1 Limited’s Objection to the Debtors’ Proposed Assumption of Derivatives Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	21930	11/10/11

92.	Limited Objection of Grace Village Health Care Facilities, Inc. and National Fellowship Brethren Retirement Homes, Inc. to the Proposed Assumption of a Certain Swap Agreement Pursuant to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors	21931	11/10/11

93.	Blackrock, Inc. Objection to Debtor’s Proposed Assumption of Derivative Contracts	21932	11/10/11

94.	Protective Objection of Bank of Montreal to the Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	21933	11/10/11

95.	Objection of Italease Finance S.p.A. in Connection With Debtors’ Plan Supplement and Notices of Proposed Assumption of Executory Contracts	21934	11/10/11

96.	Delaware Investment Advisors, a series of Delaware Management Business Trust, in its capacity as portfolio manager and attorney-in-fact for Penns Landing CDO SPC	21935	11/10/11

12

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

97.	Principal Life Insurance Company Objection to the Debtors’ Proposed Assumption of Derivative Contracts	21938	11/10/11

98.	Objection of Access Group, Inc. to Cure Amounts for Proposed Assumption of Executory Contracts	21947	11/10/11

99.

Objection and Reservation of Rights of LVFN Partners, L.P. to Debtors’ Proposed Assumption of Certain Contracts Pursuant to Their Third Amended Joint Chapter 11 Plan

Declaration of Luke A. Barefoot in Support of Objection and Reservation of Rights of LVFN Partners, L.P.

		21948 and 21952	11/10/11

100.	Limited Objection of Liberty Square CDOI, Ltd. and Liberty Square CDO II, Ltd. to the Debtors’ Proposed Assumption of Contracts set forth in the Plan Supplement	21949	11/10/11

101.	Limited Objection of Tempe Life Care Village, Inc., d/b/a, Friendship Village of Tempe to Debtors’ Proposed Assumption of Contracts	21951	11/10/11

102.	Objection of Delphi Financial Group, Inc. to the Debtors’ Proposed Assumption of Derivatives Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	21955	11/10/11

103.	Objection of HBK Investments L.P. as Collateral Manager, on behalf of Gemstone CDO VI Ltd. and Gemstone CDO VI Corp. to the Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan	21964	11/10/11

104.	Limited Objection and Reservation of Rights of Longwood at Oakmont to Proposed Assumption of Purported Executory Contract	21967	11/10/11

105.	Limited Objection and Reservation of Rights of Presbyterian SeniorCare to Proposed Assumption of Purported Executory Contract	21968	11/10/11

106.	Objection of Wellmont Health System to Debtors’ Proposed Assumption of Certain Executory Contracts Pursuant to Third Amended Plan	21969	11/10/11

107.	Objection of the Bank of New York Mellon, as Agent, to Assumption of Sealink Funding Limited Derivative Contracts Pursuant to the Third Amended Joint Chapter 11 plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	22004	11/11/11

13

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

108.

Objection of the Bank of New York Mellon, the Bank of New York Mellon Trust Company, N.A., and BNY Mellon Corporate Trustee Services Limited to Assumption of Derivative Contracts Pursuant to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors

Amendment to Bank of New York Mellon, the Bank of New York Mellon Trust Company, N.A., and BNY Mellon Corporate Trustee Services Limited

Amendment to Schedule 1 to the Objection of the Bank of New York Mellon, the Bank Of New York Mellon Trust Company, N.A., and BNY Mellon Corporate Trustee Services Limited to Assumption of Derivative Contracts Pursuant to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Inc. and its Affiliated Debtors

		22010, 22766 and 22970	11/11/11, 12/2/11, and 12/5/11

109.	Objection of the Commonwealth of Puerto Rico and the Puerto Rico Sales Tax Financing Corporation to the Debtors’ Proposed Assumption of Swap Agreements and Swap Transactions	22016	11/11/11

110.	Objection of OneWest Bank, FSB To Terms Of Proposed Assumption of Residential Loan Servicing Agreement	22041	11/14/11

111.	Limited Objection of Presbyterian Homes Regarding Proposed Assumption of Swap Agreement and Related Cure Amount	22046	11/14/11

112.	Memorial Hospital’s Objection to the Debtors’ Proposed Assumption of Derivatives Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Plan	22047	11/14/11

113.	East Bay Municipal Utility District’s Objection to the Debtors’ Proposed Assumption of Derivatives Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	22070	11/14/11

114.	First Data Corporation’s Objection to the Debtors’ Proposed Assumption of Derivatives Contracts Pursuant to the Confirmation of the Debtors’ Third Amended Joint Plan	22072	11/14/11

115.	Objection and Reservation of Rights of Horizon II International Limited to the Debtors’ Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22081	11/14/11

14

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

116.	Limited Objection and Reservation of Rights of AIG Markets Inc. to the Debtors’ Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22082	11/14/11

117.	Objection of Swiss Re Financial Products Corporation to Assumption of Derivative Contracts as Set Forth in the Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22084	11/14/11

118.	Objection of CNP Assurances and Anthracite Investments (Ireland) PLC to Assumption of Derivatives Contracts as Set Forth in the Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22088	11/14/11

119.	Objection of Marietta Crossing Partners, LLC, Holcomb Bridge Partners, LLC, and Serrano Partners, LLC to Proposed Cure Amounts in Connection with the Assumption of Their Contracts	22089	11/14/11

120.	Objection of CWCapital EY REIT LB2 LLC to Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22091	11/14/11

121.	Objection of American Municipal Power, Inc. to Proposed Assumption of Derivatives Agreement Pursuant to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	22093	11/14/11

122.	Objection of Government of Singapore Investment Corporation Pte. Ltd. to Proposed Assumption of Derivatives Agreement Pursuant to the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors	22095	11/14/11

123.	Objection of Oak Hill Credit Partners IV Limited to the Debtors’ Proposed Assumption of Certain Executory Contracts	22104	11/14/11

15

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

124.	Joinder Of HSBC Bank USA, National Association, As Trustee, In Part To The Objection Of The Bank Of New York Mellon, The Bank Of New York Mellon Trust Company, N.A. And BNY Corporate Trustee Services Limited To Assumption Of Derivative Contracts Pursuant To The Third Amended Joint Chapter 11 Plan Of Lehman Brothers Holdings Inc. And Its Affiliated Debtors And Reservation Of Rights	22107	11/14/11

125.	Objection of CQS ABS Master Fund Limited to the Debtors’ Proposed Assumption of Certain Executory Contracts	22109	11/14/11

126.	Objection of Anthracite Balanced Company (Discover 1) Ltd., et al to Assumption of Derivatives Contracts as Set Forth in the Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code	22175	11/15/11

127.	Objection to Motion /Limited Objection of HD Supply, Inc. to Assumption of Executory Contracts	22203	11/16/11

128.	Limited Objection And Reservation Of Rights Of SPCP Group, LLC, With Respect To Debtors’ Plan Supplement And Notices Of Proposed Assumption Of Derivatives Contracts Set Forth In Plan Supplement	22208	11/16/11

129.	Objection of Eurosail 2006-1 PLC to the Debtors Proposed Assumption of Certain Executory Contracts Pursuant to Debtors Third Amended Plan Of Reorganization Pursuant to Section 1121 of the Bankruptcy Code	22222	11/16/11

130.	Limited Objection of Consumer Unsecured Reperforming Loans (CURL) PLC to the Debtors Proposed Assumption of Certain Executory Contracts Pursuant to Debtors Third Amended Plan of Reorganization Pursuant to Section 1121 of the Bankruptcy Code	22224	11/16/11

131.	Objection of Eurosail 2006-3NC PLC to the Debtors Proposed Assumption of Certain Executory Contracts Pursuant to Debtors Third Amended Plan of Reorganization Pursuant to Section 1121 of the Bankruptcy Code	22225	11/16/11

132.	Objection of Eurosail 2006-2BL PLC to the Debtors Proposed Assumption of Certain Executory Contracts Pursuant to Debtors Third Amended Plan of Reorganization Pursuant to Section 1121 of the Bankruptcy Code	22227	11/16/11

16

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

133.	Limited Objection of Eurosail-UK 2007-2NP PLC to the Debtors Proposed Assumption of Certain Executory Contracts Pursuant to Debtors Third Amended Plan of Reorganization Pursuant to Section 1121 of the Bankruptcy Code	22229	11/16/11

134.	Letter from Steven Knous regarding Golf Club Membership Dues	22259	11/7/11

135.

Response of ACTS Retirement-Life Communities, Inc. to Debtors Two Hundred Twenty-Eighth Omnibus Objection to Claims (No Liability Derivatives Claims) and Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

Declaration of Blake Denton in Support of Response of ACTS Retirement-Life Communities, Inc. to Debtors Two Hundred Twenty-Eighth Omnibus Objection to Claims (No Liability Derivatives Claims) and Notices of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code

		22252 and 22254	11/17/11

136.	Limited Objection to Assumption of Executory Contract (Erlanger Health Systems)	22355	11/18/11

137.	Objection of the Roman Catholic Diocese of Memphis to Proposed Assumptions of Swap Agreement	N/A	N/A

138.	Objection to the Notice of Proposed Assumption of Executory Contracts and Unexpired Leases Pursuant to Debtors’ Third Amended Joint Chapter 11 Plan Pursuant to Section 1121 of the Bankruptcy Code, sent by Apex LLC on behalf of Shinhan Bank	22395	11/9/11

139.	F.F. Thompson Health System, Inc., Frederick Thompson Foundation, Inc., and F.F. Thompson Foundation, Inc.	22412	11/10/11

140.	Ursuline Academy Objection to the Debtors of Lehman Brothers Holdings, Inc, et al assumption of interest rate cap insurance in the form of interest rate swaps	22403	11/10/11

141.	Aviva S.p.A., Aviva Vita S.p.A., Aviva Life S.p.A., Aviva Italia S.p.A. and Aviva Assicurazioni S.p.A. to Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and Its Affiliated Debtors	22681	11/28/11

142.	Objection of EPCO Holdings, Inc. to Assumption of Executory Contracts	22708	11/28/11

17

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

143.	Objection of Wockhardt USA (Swiss) Holding AG, nka Wockhardt EU Operations (Swiss) AG, and Wockhardt Limited to Debtors Proposed Assumption and Assignment of Derivatives Agreement	22859	12/2/11

144.	Objection of Deutsche Bank Trust Company Americas to Lehman Brothers Special Financing Inc.’s Proposed Cure Amount	22971	12/5/11

145.	Derivative contract(s) with Lion City CDO Ltd 2006-2	N/A	N/A

146.	Derivative contract(s) with Lion City CDO Ltd 2006-3	N/A	N/A

147.	Derivative contract(s) with Lion City CDO Ltd 2006-1	N/A	N/A

148.	Derivative contract(s) with Granite Finance Ltd 2006 -6	N/A	N/A

149.	Derivative contract(s) with Granite Finance Ltd 2006 -11	N/A	N/A

150.	Derivative contract(s) with EUROSAIL-NL-2007-2 BV	N/A	N/A

151.	Derivative contract(s) with New Generation Funding Trust 15	N/A	N/A

152.	Derivative contract(s) with New Generation Funding Trust 16	N/A	N/A

153.	Derivative contract(s) with New Generation Funding Trust 37	N/A	N/A

154.	Derivative contract(s) with New Generation Funding Trust 38	N/A	N/A

155.	Derivative contract(s) with New Generation Funding Trust 39	N/A	N/A

156.	Derivative contract(s) with New Generation Funding Trust 83	N/A	N/A

157.	Derivative contract(s) with the Workers Compensation Fund	N/A	N/A

158.	Services Agreement with the Wiktoff Group LLC	N/A	N/A

159.	Derivative contract(s) with Granite Finance SPC, for the Account of the Series 2007-1-C Segregated Portfolio	N/A	N/A

160.	Derivative contract(s) with U.S. Bank NA	N/A	N/A

161.	Derivative contract(s) with U.S. Bank NA	N/A	N/A

162.	Services Agreement with Plant Masters	N/A	N/A

18

NUMBER	FEBRUARY 14 CONTRACTS	ECF NUMBER	DATE FILED

163.	Unexpired lease with Ella’s Alterations	N/A	N/A

164.	Unexpired lease with Finer Things	N/A	N/A

19

Schedule 2

(Deferred Contracts)

Number	Counterparty	Debtor	Agreement
1	Citibank, NA / Pebble Creek LCDO 2007-2 Ltd.	Lehman Brothers Special Financing Inc.	ISDA Master Agreement, dated as of March 22, 2007
2	Pyxis ABS CDO 2007-1 Ltd.	Lehman Brothers Special Financing Inc.	ISDA Master Agreement, dated as of March 6, 2007
4	Adventist HealthCare, Inc.	Lehman Brothers Special Financing Inc.	ISDA Master Agreement, dated as of October 26, 2005
5	Landesbank Rheinland-Pfalz Girozentrale	Lehman Brothers Special Financing Inc.	ISDA Master Agreement, dated November 3, 2000
6	Westpac Banking Corporation	Lehman Brothers Special Financing Inc.	ISDA Master Agreement, dated December 31, 1996
7	Wells Fargo Bank, National Association	Lehman Brothers Holdings Inc.	Seller’s Warranties and Servicing Agreement (and related agreements), dated as of March 1, 2000
8	Wells Fargo Bank, National Association	Lehman Brothers Holdings Inc.	Seller’s Warranties and Servicing Agreement (and related agreements), dated as of December 1, 2000
9	Wells Fargo Bank, National Association	Lehman Brothers Holdings Inc.	Custody Agreement, dated as of March 1, 1996
10	Wells Fargo Bank, National Association	Lehman Brothers Holdings Inc.	Flow Subservicing Agreement, dated as of October 1, 2003.
11	Citi Mortgage Inc.	Lehman Brothers Holdings Inc.	Flow Mortgage Loan Purchase and Servicing Agreement, dated as of December 7, 2007
12	Citicorp North America, Inc.	Lehman Commercial Paper Inc.	Colonial Realty Limited Partnership Credit Agreement, dated as of March 22, 2005
13	Greenbrier Minerals Holdings, LLC, Greenbrier Minerals, LLC, Greenbrier Smokeless Coal Mining, L.L.C., Powhatan Mid-Vol Coal Sales, L.L.C., and Matoaka Land Company, LLC	Lehman Commercial Paper Inc.	Amended and Restated Credit Agreement of Greenbrier Minerals, LLC (and all other agreements related or ancillary thereto), dated as of May 1, 2007
14	Retirement Housing Foundation	Lehman Brothers Special Financing Inc.	Interest rate derivative swap, dated June 20, 2008
15	Debt II Austin-E.O.P., L.P.	Lehman Brothers Special Financing Inc.	Interest rate derivative swap, dated September 11, 2008
16	Residences de la Republique S.A.S.	Lehman Brothers Special Financing Inc.	ISDA Master Agreement dated August 5, 2008
17	Commerces de la Republique S.A.S.	Lehman Brothers Special Financing Inc.	ISDA Master Agreement dated August 5, 2008
18	Saint Joseph’s University	Lehman Brothers Special Financing Inc.	ISDA Master Agreement (Local Currency-Single Jurisdiction), dated as of May 16, 2006